The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 28, 2026

Prospectus dated [●] [●], 2026

$500,000,000 Class A(2026-4) Card series Notes

Capital One, National Association

Sponsor, Servicer and Originator of Assets (CIK: 0000047288)

Capital One Funding, LLC

Depositor and Transferor (CIK: 0001162387)

Capital One Multi-asset Execution Trust

Issuing Entity (CIK: 0001163321)

Class A(2026-4) Notes
Principal amount	$500,000,000
Interest rate	[●]% per year
Interest payment dates	15th day of each calendar month, beginning in November 2026
Expected principal payment date	September 15, 2031
Legal maturity date	September 15, 2033
Expected issuance date	[●][●], 2026
Price to public	$[●] (or [●]%)
Underwriting discount	$[●] (or [●]%)
Proceeds to the issuing entity	$[●] (or [●]%)

The Class A(2026-4) notes are a tranche of Class A Card series notes.

The assets of the issuing entity, the Capital One Multi-asset Execution Trust, securing the Card series notes include:

•	the collateral certificate, Series 2002-CC issued by the Capital One Master Trust, representing an undivided interest in the assets in the Capital One Master Trust; and

•	the collection account and other supplemental accounts.

The assets of the Capital One Master Trust primarily include receivables arising in credit card accounts owned by Capital One, National Association. The assets of the Capital One Master Trust may, in the future, include receivables arising in credit card accounts owned by any affiliate of Capital One, National Association.

The Class A(2026-4) notes will be secured by a limited portion of the issuing entity’s assets, and will be paid only from proceeds of Class A(2026-4) notes’ allocable share of those assets.

You should carefully consider the discussion under “Risk Factors” beginning on page 28 of this prospectus before you purchase any Card series notes.

The Card series notes are obligations of the issuing entity only and are not obligations of or interests in Capital One, National Association, Capital One Funding, LLC, their affiliates or any other person. Noteholders will have no recourse to any other assets of the issuing entity for the payment of the Card series notes.

The Card series notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Joint Bookrunners

J.P. Morgan	Morgan Stanley	Scotiabank

Co-Managers

[●]	[●]	[●]	[●]

Information Presented in this Prospectus

The Capital One Multi-asset Execution Trust will issue notes in series and we expect that most series will consist of multiple classes and that most classes will consist of multiple tranches. As of the date of this prospectus, the Card series is the only issued and outstanding series of the Capital One Multi-asset Execution Trust. The Class A(2026-4) notes are a tranche of the Class A notes of the Card series. This prospectus describes the specific terms of your series, class and tranche of notes and also provides general information about other series, classes and tranches of notes that have been and may be issued from time to time. Other series or other classes and tranches of Card series notes, including other tranches of notes that are included in the Card series as a part of the Class A notes or other notes that are included in the Class A(2026-4) tranche, may be issued by the Capital One Multi-asset Execution Trust in the future without the consent of, or prior notice to, any noteholders. No series, class or tranche of notes, other than the Class A(2026-4) notes, is being offered pursuant to this prospectus. See “Annex II: Outstanding Series, Classes and Tranches of Notes” in this prospectus for information on the notes issued by the Capital One Multi-asset Execution Trust that are expected to be outstanding on the issuance date for the Class A(2026-4) notes.

See “Risk Factors—Transaction Structure Risks—Issuance of additional notes may affect your voting rights and the timing and amount of payments to you” for a discussion of the potential impact that the issuance of additional notes could have on the Class A(2026-4) notes.

The primary asset of the Capital One Multi-asset Execution Trust is the collateral certificate, Series 2002-CC, which represents an undivided interest in the Capital One Master Trust. The Capital One Master Trust may issue other series of certificates and any such series may consist of one or more classes. As of the date of this prospectus, Series 2002-CC is the only issued and outstanding series of the Capital One Master Trust. This prospectus describes the specific terms of the collateral certificate and also provides general information about other series of certificates that may be issued from time to time. Other series of certificates of the Capital One Master Trust may be issued without the consent of, or notice to, any noteholders or certificateholders. No such series of certificates is being offered pursuant to this prospectus at this time.

See “Risk Factors—Transaction Structure Risks—Issuance of additional master trust investor certificates may affect your voting rights and the timing and amount of payments to you” for a discussion of the potential impact that the issuance of additional certificates could have on the Class A(2026-4) notes.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We are not offering the Class A(2026-4) notes in any State where the offer is not permitted.

Information regarding certain entities that are not affiliates of Capital One, National Association or Capital One Funding, LLC has been provided in this prospectus. See in particular “The Issuing Entity—Owner Trustee,” “The Indenture—Indenture Trustee” and “Requirements for SEC Shelf Registration—Asset Representations Review—Asset Representations Reviewer.” The information contained in those sections of this prospectus was prepared solely by the party described in that section without the involvement of Capital One, National Association, Capital One Funding, LLC or any of their affiliates.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus provides the pages on which these captions are located.

Parts of this prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 175.

EU Securitization Regulation Considerations

Neither Capital One, National Association nor any other party to the transaction described in this prospectus, their respective affiliates or any other person will take or refrain from taking any action that may be required by any prospective investor or noteholder for the purposes of its compliance with any requirement of the EU securitization regulation. In addition, the arrangements described under “UK Securitization Framework Considerations” and “The Bank—Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU securitization regulation.

Consequently, the Class A(2026-4) notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the EU securitization regulation.

For a discussion of the EU securitization regulation, please see “Legal Investment—Certain EEA-regulated and UK-regulated Investors are Subject to Due Diligence and Risk Retention Requirements Relating to the Notes—EU Securitization Regulation” below, which includes definitions for certain terms used in this section of this prospectus.

UK Securitization Framework Considerations

In connection with the offering of the Class A(2026-4) notes, Capital One, National Association will act as the “UK retention holder” for the purposes of the UK securitization framework.

For a discussion of the UK securitization framework, please see “Legal Investment—Certain EEA-regulated and UK-regulated Investors are Subject to Due Diligence and Risk Retention Requirements Relating to the Notes—UK Securitization Framework” below, which includes definitions for certain terms used in this section of this prospectus. Under the terms and conditions of the underwriting agreement for the Class A(2026-4) notes, Capital One, National Association covenants and agrees that:

(i)

as “originator” under regulation 3(1) of the UK SR 2024 (as in effect on the date of issuance of the Class A(2026-4) notes), it currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in paragraph (1)(b) of UK SECN 5.2.8R and paragraph (b) of Article 6(3) of Chapter 2 of the UK PRASR (in each case, as in effect as of the date of issuance of the Class A(2026-4) notes), by holding all the membership interest in the depositor, which in turn holds all or part of the master trust transferor interest (such interest, the “UK retained interest”);

(ii)

it will not (and will not permit Capital One Funding, LLC or any of its other affiliates to) sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the UK retained interest or subject it to any credit risk mitigation or hedging, except to the extent permitted under the UK securitization framework (as supplemented by applicable guidance);

(iii)

it will not change the retention option or the method of calculating its net economic interest in the securitized exposures while the Class A(2026-4) notes are outstanding, except under exceptional circumstances in accordance with the UK securitization framework (as supplemented by applicable guidance); and

(iv)

it will provide ongoing confirmation of its continued compliance with its obligations in clauses (i) and (ii) of this paragraph in or concurrently with the delivery of each monthly certificateholders’ statement.

Prospective investors should be aware that no party to the transaction described in this prospectus, nor any of their respective affiliates, will undertake to provide any information, documents or reports specifically for purposes of, or in connection with, compliance by any investor with the UK due diligence requirement. In particular, without limitation, no such person intends or will undertake to make available to investors the information referred to in UK SECN 6, UK SECN 11 or UK SECN 12 or Article 7 of Chapter 2, Chapter 5 or Chapter 6 of the UK PRASR.

Except as set forth in the underwriting agreement (and summarized above), neither Capital One, National Association nor any other party to the transaction described in this prospectus, nor any other person, will undertake or intends to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the UK securitization framework, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any investor with the UK due diligence requirements or any successor requirements. For the avoidance of doubt, neither Capital One, National Association nor any other party undertakes to deliver any information beyond that contained in or provided with this prospectus or the monthly certificateholders’ statement. UK affected investors should note that the information contained in or provided with this prospectus or the monthly certificateholders’ statement may not include all information required by the UK securitization framework and should not rely solely on such information for the purposes of their compliance with the UK due diligence requirements.

Prospective investors are responsible for analyzing their own legal and regulatory position, and should consult with their own investment and legal advisors regarding the scope and applicability of, and compliance with, the UK securitization framework and other applicable regulations and the suitability of the Class A(2026-4) notes for investment.

Each prospective investor in the Class A(2026-4) notes that is a UK affected investor is required to independently assess and determine whether the undertaking by the UK retention holder to retain the UK retained interest as described in this prospectus, the other information contained in or provided or to be provided with this prospectus or the monthly certificateholders’ statement or otherwise is sufficient to enable such UK affected investor to comply with the UK due diligence requirements. None of Capital One, National Association, Capital One Funding, LLC, the Capital One Master Trust, the Capital One Multi-asset Execution Trust, the master trust trustee, the owner trustee, the indenture trustee, the paying agent, the note registrar, any of the underwriters, or any of their respective affiliates or any other person makes any representation, warranty or guarantee that any such information is sufficient for such purposes or any other purpose or that the structure of the Class A(2026-4) notes, the UK retention holder (including its holding of the UK retained interest) or the transactions described herein are compliant with the UK securitization framework or any other applicable legal or regulatory or other requirements and no such person shall have any liability to any prospective investor or any other person with respect to any insufficiency of such information or any failure of the transactions or structure contemplated hereby to comply with or otherwise satisfy such requirements, any subsequent change in law, rule or regulation or any other applicable legal, regulatory or other requirements or any failure by any investor that is a UK affected investor to satisfy the UK due diligence requirements. In no event shall the indenture trustee, the paying agent, the note registrar or any of the underwriters have any responsibility to monitor compliance with, calculate, provide or otherwise make available information or documents required by the UK securitization framework. None of the indenture trustee, the paying agent, the note registrar or any of the underwriters shall be charged with knowledge of such rules or be liable to any party for a violation of such rules or regulations now or hereafter in effect. See “Legal Investment—Certain EEA-regulated and UK-regulated Investors are Subject to Due Diligence and Risk Retention Requirements Relating to the Notes—UK Securitization Framework” below.

Notice to United Kingdom Investors

The Class A(2026-4) notes must not be offered or sold and this prospectus and any other document in connection with the offering and issuance of the Class A(2026-4) notes must not be communicated or caused to be communicated in the United Kingdom (the “UK”) except to persons who (1) have professional experience in matters relating to investments and qualify as investment professionals under Article 19 (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (2) are persons falling within Article 49(2)(a)-(d) (high net worth companies, unincorporated associations etc.) of the Order or who otherwise fall within an exemption set forth in such Order such that Section 21(1) of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) does not apply to Capital One Funding, LLC, the Capital One Master Trust, or the Capital One Multi-asset Execution Trust, or (3) are persons to whom this prospectus or any other such document may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity in the UK to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Neither this prospectus nor the Class A(2026-4) notes are or will be available in the UK to persons who are not relevant persons and this prospectus must not be acted on or relied on by persons in the UK who are not relevant persons. The communication of this prospectus to any person in the UK who is not a relevant person is unauthorized and may contravene the FSMA.

The Class A(2026-4) notes are not intended to be offered, sold, distributed or otherwise made available to, and should not be offered, sold, distributed or otherwise made available to, any retail investor in the UK. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended; or (ii) not a qualified investor, as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRs”). Consequently no disclosure document required by the Product Disclosure sourcebook (the “DISC”) of the handbook of rules and guidance (the “FCA Handbook”) adopted by the UK Financial Conduct Authority for offering, selling or distributing the Class A(2026-4) notes or otherwise making them available to retail investors in the UK has been or will be prepared and therefore offering, selling or distributing the Class A(2026-4) notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024, as amended.

This prospectus is not a prospectus for the purposes of the POATRs or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the FCA Handbook.

Notice to European Economic Area Investors

The Class A(2026-4) notes are not intended to be offered, sold, distributed or otherwise made available to, and should not be offered, sold, distributed or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering, selling or distributing the Class A(2026-4) notes or otherwise making them available to retail investors in the EEA has been or will be prepared and therefore offering, selling or distributing the Class A(2026-4) notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.

Notice to Residents of Canada

The Class A(2026-4) notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A(2026-4) notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Forward-Looking Statements

This prospectus, including information incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, without limitation, the transferor’s or the bank’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” and similar words and expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference—many of which are beyond any transferor’s or the bank’s control—include, without limitation, the following:

•

risks related to the bank’s operational, technological and organizational infrastructure that could affect its business and operations, including the ability to service the credit card accounts in the master trust portfolio, originate new credit card accounts, or generate new receivables;

•

a cyber-attack or other security incident on the bank or third parties (including their supply chains) with which the bank conducts business, including an incident that results in the theft, loss, manipulation or misuse of information (including personal information), or the disabling of systems and access to information critical to business operations, may cause the bank to suffer damage to its reputation, legal exposure and disruptions to its credit card servicing, origination of credit card accounts and generation of new receivables;

•	intense competition in the credit card industry that may result in a decline in the bank’s ability to generate new receivables;

•	the bank’s ability to manage risks from changes and instability in the macroeconomic environment;

•	the bank’s ability to manage risks from catastrophic events;

•	climate change manifesting as physical or transition risks could adversely affect the bank’s credit card business and cardholders;

•	the extensive use, reliability and accuracy of systems, models, AI and data used by the bank to service the receivables;

•	the bank or its affiliates may change the terms of the accounts in a way that reduces or slows collections;

•	yield and payments on the receivables could decrease;

•	the bank may encounter significant difficulties integrating Discover;

•	actions by regulatory authorities could result in losses or delays in payment;

•	changes in the political and policy goals of elected and appointed officials, which could impact the rulemaking, supervision, examination and enforcement priorities of regulatory authorities;

•

changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections;

•	compliance with new and existing laws, regulations and regulatory expectations could have a significant impact on COMET, the master trust, Capital One Funding, or the bank;

•	the bank, the transferor, the master trust, and the issuing entity are subject to the risk of increased litigation, government investigations and regulatory enforcement; and

•	other risk factors described in “Risk Factors” in this prospectus.

Any forward-looking statements made by the transferor or the bank, or by any person on their behalf, speak only as of the date they are made or as of the date indicated, and none of the transferor or the bank, or any person acting on their behalf, undertakes any obligation to update forward-looking statements as a result of new information, future events or otherwise, except as may be required by law.

i

(Continued)

(Continued)

(Continued)

Page
Demands for Repurchases of Pool Receivables	A-I-18
Static Pool Information	A-I-18
Annex II	A-II-1
Outstanding Series, Classes and Tranches of Notes	A-II-1

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Summary of Terms - The Class A(2026-4) Notes

This summary does not contain all the information you may need to make an informed investment decision. You should read this prospectus in its entirety before you purchase any notes.

Transaction Parties
Issuing Entity of the Notes	Capital One Multi-asset Execution Trust (the issuing entity)
Issuing Entity of the Collateral Certificate	Capital One Master Trust (the master trust)
Sponsor, Servicer and Originator	Capital One, National Association (the bank)
Transferor and Depositor	Capital One Funding, LLC (the transferor)
Master Trust Trustee, Indenture Trustee	The Bank of New York Mellon
Owner Trustee	Deutsche Bank Trust Company Delaware
Asset Representations Reviewer	Clayton Fixed Income Services LLC

Assets
Primary Asset of the Issuing Entity	Master trust, Series 2002-CC Collateral Certificate
Collateral Certificate	Undivided interest in master trust
Primary Assets of Master Trust	Receivables in unsecured consumer and small business revolving credit card accounts
Receivables (as of end of the day	Principal receivables: $22,835,080,583
on June 10, 2026)	Finance charge receivables: $275,892,346

Asset Backed Securities Offered	Class A(2026-4)
Class	Class A
Series	Card series
Initial Principal Amount	$500,000,000
Initial Nominal Liquidation Amount	$500,000,000
Expected Issuance Date	[●] [●], 2026
Credit Enhancement	Subordination of the Class B notes, the Class C notes and the Class D notes
Credit Enhancement Amount	Required Subordinated Amount.
Required Subordinated Amount of
Class B Notes	Applicable required subordination percentage of Class B notes multiplied by the adjusted outstanding dollar principal amount of the Class A(2026-4) notes.
Required Subordination Percentage of
Class B Notes	11.3925%. However, see “Prospectus Summary—Required Subordinated Amount and Conditions to Issuance” and “The Notes—Required Subordinated Amount and Usage” in this prospectus for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.
Required Subordinated Amount of
Class C Notes	Applicable required subordination percentage of Class C notes multiplied by the adjusted outstanding dollar principal amount of the Class A(2026-4) notes.
Required Subordination Percentage of
Class C Notes	11.3925%. However, see “Prospectus Summary—Required Subordinated Amount and Conditions to Issuance” and “The Notes—Required Subordinated Amount and Usage” in this prospectus for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.

Required Subordinated Amount of
Class D Notes	Applicable required subordination percentage of Class D notes multiplied by the adjusted outstanding dollar principal amount of the Class A(2026-4) notes.
Required Subordination Percentage of
Class D Notes	3.7975%. However, see “Prospectus Summary—Required Subordinated Amount and Conditions to Issuance” and “The Notes—Required Subordinated Amount and Usage” in this prospectus for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.
Accumulation Reserve Account Targeted
Deposit	0.5% of the outstanding dollar principal amount of the Class A(2026-4) notes; provided, however, that if the Class A(2026-4) notes require only one budgeted deposit to accumulate and pay principal of the Class A(2026-4) notes on the expected principal payment date, the accumulation reserve account targeted deposit will be zero. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits to the Accumulation Reserve Account” in this prospectus for a description of how the accumulation reserve account targeted deposit can be changed.

Interest
Interest Rate	[●]% per year
Distribution Dates	The 15th day of each calendar month (or the next business day if the 15th is not a business day)
Business Day	Any day that is a business day for banks in New York, New York, Richmond, Virginia, and Falls Church, Virginia.
Interest Accrual Method	30/360
Interest Periods	From and including the issuance date to but excluding the 15th day of the calendar month in which the first interest payment date occurs (or the next business day if the 15th is not a business day) and then from and including the 15th day of each calendar month (or the next business day if the 15th is not a business day) to but excluding the 15th day in the next calendar month (or the next business day if the 15th is not a business day). The first interest period will begin on and include the issuance date for the Class A(2026-4) notes and end on but exclude the first interest payment date for the Class A(2026-4) notes, November 16, 2026.
Interest Payment Dates	Each distribution date starting on November 16, 2026
First Interest Payment	$[●]

Principal
Expected Principal Payment Date	September 15, 2031
Legal Maturity Date	September 15, 2033
Revolving Period End	12 months prior to expected principal payment date. However, the revolving period could end sooner or later than currently scheduled. See “Prospectus Summary—Revolving Period” in this prospectus for a discussion of the revolving period.

Servicing Fee	2.00% of the aggregate nominal liquidation amount of each tranche of Card series notes for any month. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

Early Redemption Events	Early redemption events applicable to the Class A(2026-4) notes include the following: (i) the occurrence of an event of default and acceleration of such notes; (ii) the occurrence of the expected principal payment date for such notes; (iii) each of the pay out events described under “The Master Trust—Pay Out Events” in this prospectus; (iv) the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; (v) the bankruptcy, insolvency, conservatorship or receivership of the transferor; and (vi) for any month, the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month. See “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events.”

Events of Default	Events of default applicable to the Class A(2026-4) notes include the following: (i) the issuing entity’s failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable; (ii) the issuing entity’s failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties, as discussed in this prospectus; and (iv) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity. See “The Notes—Events of Default.”

Optional Redemption	If the nominal liquidation amount is less than 5% of the highest outstanding dollar principal amount at any time.

ERISA Eligibility	Yes, subject to important considerations described under “Benefit Plan Investors” in this prospectus (investors are cautioned to consult with their counsel). By purchasing the Class A(2026-4) notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to make certain representations and warranties, including that the purchase and subsequent holding of the notes by the investor does not and will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code or a violation of Similar Law (as defined under “Benefit Plan Investors” in this prospectus).

Tax Treatment	Debt for United States federal income tax purposes, subject to important considerations described under “Federal Income Tax Consequences” in this prospectus (investors are cautioned to consult with their tax counsel).

Clearing and Settlement	DTC/Clearstream

Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read this prospectus in its entirety before you purchase any notes.

Securities Offered

$500,000,000 Class A(2026-4) notes.

These Class A(2026-4) notes are part of a series of notes called the “Card series.” The Card series consists of Class A notes, Class B notes, Class C notes and Class D notes. The Class A(2026-4) notes are a tranche of the Class A Card series notes.

These Class A(2026-4) notes are issued by, and are obligations of, the issuing entity, the Capital One Multi-asset Execution Trust. The issuing entity has issued and expects to issue other classes and tranches of notes of the Card series which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuing entity may issue other series of notes which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.” The notes will be issued under the indenture and the asset pool supplement, between COMET and the indenture trustee. Each series of notes will be issued under an indenture supplement between COMET and the indenture trustee. The Card series notes will be issued under the Card series indenture supplement, which supplements the indenture and the asset pool supplement.

COMET is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Each class of notes in the Card series may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the Card series. However, each senior tranche of notes has access to credit enhancement in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount.

See “—Required Subordinated Amount and Conditions to Issuance” below and “The Notes—Required Subordinated Amount and Usage” for a discussion of required subordinated amounts and usage.

On the expected issuance date of the Class A(2026-4) notes, the Card series will be the only outstanding series of notes issued by COMET.

Other series of certificates of the Capital One Master Trust and other series, classes and tranches of notes of COMET may be issued without the consent of, or notice to, any noteholders or certificateholders.

See “Annex II: Outstanding Series, Classes and Tranches of Notes” for information on the notes in the Card series expected to be outstanding on the issuance date for the Class A(2026-4) notes.

Risk Factors

Investment in the Class A(2026-4) notes involves risks, including business risks, insolvency and security interest risks, other legal and regulatory risks, and transaction structure risks, most of which could result in accelerated, delayed or reduced payments on your notes. We have summarized these risks below and described them more fully under the heading “Risk Factors,” beginning on page 28 of this prospectus. You should consider these risks carefully.

Risks Relating to the Bank’s Credit Card Business

•

The bank faces risks related to its operational, technological and organizational infrastructure that could affect its business and operations, including the ability to service the credit card accounts in the master trust portfolio, originate new credit card accounts, or generate new receivables.

•

A cyber-attack or other security incident on the bank, its affiliates or third parties (including their supply chains) with which the bank conducts business, including an incident that results in the theft, loss, manipulation or misuse of information (including personal information), or the disabling of systems and access to information critical to business operations, may cause the bank to suffer damage to its reputation, legal exposure and disruptions to its credit card servicing, origination of credit card accounts and generation of new receivables.

•	The bank faces intense competition in the credit card industry that may result in a decline in the bank’s ability to generate new receivables.

•

Changes and instability in the macroeconomic environment may decrease cardholder confidence and impact cardholder behavior such as decreased purchase activity and variations in cardholder payment patterns.

•	The occurrence of catastrophic events may disrupt the bank’s credit card business or lead to changes in cardholder payment patterns and credit card usage.

•	Climate change manifesting as physical or transition risks could adversely affect the bank’s credit card business and cardholders.

•

The extensive use, reliability and accuracy of systems, models, AI and data used by the bank to service the receivables may impact the amount and timing of funds available to make payments on the notes.

•	The bank or its affiliates may change the terms of the accounts in a way that reduces or slows collections.

•	Yield and payments on the receivables could decrease.

•	The bank may encounter significant difficulties integrating Discover.

Insolvency and Security Interest Risks

•

The conservatorship, receivership, bankruptcy, or insolvency of the bank, Capital One Funding, the master trust, COMET, or any of their affiliates, or of other parties to the transactions, could result in accelerated, delayed, or reduced payments to you.

•	Some interests could have priority over the master trust trustee’s interest in the receivables or the indenture trustee’s interest in the COMT collateral certificate.

•

The master trust trustee and the indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds or in interchange commingled by the bank with its own funds.

•	Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections.

Other Legal and Regulatory Risks

•	Regulatory action could result in losses or delays in payment.

•

Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections.

•	Compliance with new and existing laws, regulations and regulatory expectations could have a significant impact on COMET, the master trust, Capital One Funding, or the bank or its affiliates.

•	The bank, the transferor, the master trust, and the issuing entity are subject to the risk of increased litigation, government investigations and regulatory enforcement.

•	Federal tax legislative proposals could impact your investment.

Transaction Structure Risks

•	The note interest rate and the receivables interest rates may re-set at different times or fluctuate differently.

•	Allocations of default amounts on principal receivables and reallocation of principal amounts could result in a reduction in payment on your notes.

•	Only some of the assets of COMET are available for payments on any tranche of notes.

•	Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances.

•	The composition of the assets securing your notes may change, which may decrease the credit quality of the assets securing your notes.

•	Addition of credit card receivables to the master trusts or other securitization special purpose entities or COMET may decrease the credit quality of the assets securing the repayment of your notes.

•	The bank and its affiliates may not be able to generate new receivables or designate new accounts or maintain or increase the size of a collateral certificate when required.

•	If representations and warranties relating to the master trust receivables are breached, payments on your notes may be reduced.

•

The objective of the asset representations review process is to independently identify noncompliance with a representation or warranty concerning the receivables but no assurance can be given as to its effectiveness.

•	Issuance of additional notes may affect your voting rights and the timing and amount of payments to you.

•	Issuance of additional master trust investor certificates may affect your voting rights and the timing and amount of payments to you.

•

You may have limited or no ability to control actions under the indenture and the master trust pooling agreement. This may result in, among other things, payment of principal on your notes earlier or later than might otherwise have been in your interest.

•	If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

General Risk Factors

•	There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

•	You may not be able to reinvest any early redemption proceeds from an optional or mandatory redemption in a comparable security.

•	The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn or if there is an unsolicited issuance of a lower rating.

Issuing Entity

The Capital One Multi-asset Execution Trust, a Delaware statutory trust, is the issuing entity of the notes, including the Class A(2026-4) notes. The address of the issuing entity is Capital One Multi-asset Execution Trust, c/o Deutsche Bank Trust Company Delaware, 111 Continental Drive, Suite 102, Newark, Delaware 19713. Its telephone number is (302) 636-3301.

We refer to the Capital One Multi-asset Execution Trust as the “issuing entity” or “COMET.”

Depositor and Transferor

Capital One Funding, LLC, a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and a wholly-owned subsidiary of Capital One, National Association, is the depositor of the issuing entity. Capital One Funding also structures the issuing entity’s transactions. The address for Capital One Funding is 1600 Capital One Drive, Room 27907A, McLean, Virginia 22102 and its telephone number is (804) 284-2500. Capital

One Funding is the transferor under the Capital One Master Trust. As the transferor under the Capital One Master Trust, Capital One Funding purchases from Capital One, National Association and may purchase from affiliates of Capital One, National Association receivables arising in credit card accounts owned by Capital One, National Association and its affiliates. Capital One Funding may then, subject to certain conditions, add those receivables to the Capital One Master Trust.

As the transferor under the Capital One Master Trust, Capital One Funding holds the transferor interest to the master trust, which represents the interest in the master trust not represented by investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. See “The Master Trust—Investor Certificates; Master Trust Transferor Interest.”

Furthermore, Capital One Funding is currently the sole holder of all outstanding Class B Card series notes, Class C Card series notes and Class D Card series notes.

We refer to Capital One Funding, LLC as “Capital One Funding” or the “transferor.”

See “The Transferor, The Depositor and The Receivables Purchase Agreement—Capital One Funding” for further description of its activities and history.

The Master Trust

The Card series, including the Class A(2026-4) notes, will be secured by the COMT collateral certificate owned by COMET. The COMT collateral certificate will be the primary source of funds for the payment of principal of and interest on the Class A(2026-4) notes. The COMT collateral certificate issued by the Capital One Master Trust represents an undivided interest in the assets of the Capital One Master Trust.

We refer to the Capital One Master Trust as “COMT” or the “master trust.”

On the expected issuance date of the Class A(2026-4) notes, the COMT collateral certificate will be the only outstanding series of certificates issued by the Capital One Master Trust.

The assets of the master trust currently consist primarily of consumer and small business credit card receivables arising from transactions in selected credit card accounts that are processed on the Mastercard and Visa networks, as well as a small amount of credit card receivables arising from transactions in credit card accounts that are processed on the Discover Network. In the future, the master trust’s assets may include credit card receivables from other revolving credit accounts owned by Capital One, National Association and its affiliates, as well as a larger amount of receivables in accounts arising from transactions that are processed on the Discover Network. All such receivables must meet the eligibility criteria for inclusion in the master trust. These eligibility criteria, as well as the process by which eligible accounts are identified and selected as additional accounts, are discussed in “The Master Trust—Addition of Master Trust Assets.” The “Discover Network” refers to the payment network that processes transactions for credit and debit cards issued on its network and provides payment transaction processing and settlement services. The Discover Network is one of several payment networks that the bank’s direct parent, Capital One Financial Corporation, acquired from Discover, which together with relevant network partner relationships are referred to, collectively, as the “Global Payment Network.” See “The Bank—The Bank’s Credit Card and Lending Business—Business Overview” for more information about the integration of Discover.

As of June 10, 2026, the master trust included $21,044,902,090 of principal receivables and $264,398,828 of finance charge receivables arising in consumer accounts, and $1,790,178,493 of principal receivables and $11,493,518 of finance charge receivables arising in small business accounts. For a more complete description of certain aspects of the master trust, the portion of the Capital One credit card portfolio from which credit card accounts are currently designated to the master trust, and Capital One, National Association, see “Annex I.”

The Bank

Capital One, National Association, a national banking association, owns credit card accounts from which receivables are transferred to Capital One Funding, which receivables Capital One Funding then, subject to certain conditions, adds to the master trust. See “The Master Trust—Addition of Master Trust Assets.” Capital One, National Association is the sponsor and administrator of the issuing entity and the servicer of the assets included in the master trust. For a more detailed description of Capital One, National Association, including its predecessors, see “The Bank—Capital One, National Association” in this prospectus.

We refer to Capital One, National Association (including, if the context requires, its predecessors) as the “bank.”

Servicer

Capital One, National Association is the servicer for the master trust and is responsible for servicing, managing and making collections on the receivables in the master trust. If the issuing entity holds any additional collateral certificates issued by any other master trust or special purpose entity, the bank or an affiliate also will be the servicer for such other master trusts or securitization special purpose entities. The servicer has outsourced certain functions to affiliated and unaffiliated third parties, but the bank remains responsible for the overall servicing process. For information about certain affiliated and unaffiliated third party vendors that provide these services, including Capital One Services, LLC, see “The Bank—The Servicer—Outsourcing of Servicing.”

As servicer, the bank will receive a master trust servicing fee. Each month, a share of the master trust servicing fee allocated to the COMT collateral certificate will be further allocated to each series of notes. The Card series servicing fee will be an amount equal to 2.00% of the aggregate nominal liquidation amount of each tranche of Card series notes for any month. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture for each series, class and tranche of notes issued by COMET.

Under the terms of the indenture, the role of the indenture trustee is limited. See “The Indenture—Indenture Trustee.”

Owner Trustee

Deutsche Bank Trust Company Delaware, a Delaware banking corporation, is the owner trustee of COMET.

Under the terms of the trust agreement, the role of the owner trustee is limited. See “The Issuing Entity—Owner Trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, is the asset representations reviewer under the asset representations review agreement. The asset representations reviewer may not delegate or subcontract its obligations under the asset representations review agreement without the consent of the bank, the transferor and the servicer. Any such delegation or subcontracting to which the bank, the transferor and the servicer have consented would not, however, relieve the asset representations reviewer of its liability and responsibility with respect to such obligations. See “Requirements for SEC Shelf Registration—Asset Representations Review—Asset Representations Reviewer.”

Assets of the Master Trust

The assets of the master trust currently consist primarily of receivables arising from transactions in selected consumer and small business revolving credit card accounts that are processed on the Mastercard and Visa networks, as well as a small amount of receivables arising from transactions in credit card accounts that are processed on the Discover Network. These receivables have been transferred by the bank to Capital One Funding and have been transferred by Capital One Funding to the master trust. There is no limitation on the percentage of the master trust portfolio comprised of consumer or small business revolving credit card accounts. In the future, the assets of the master trust may include receivables arising in other revolving credit accounts owned by the bank and its affiliates, as well as a larger amount of receivables in accounts arising from transactions that are processed on the Discover Network. See “The Bank—The Bank’s Credit Card and Lending Business—Business Overview” for more information about the integration of Discover.

The size of the master trust will fluctuate depending on the amount of receivables in accounts designated to the master trust. The transferor may designate additional accounts to the master trust portfolio at any time provided the receivables in those accounts are eligible receivables arising in eligible accounts. Also, under certain limited circumstances, the transferor may be required to designate additional accounts to the master trust portfolio if an addition is required to maintain the master trust required transferor interest or to maintain a minimum required amount of principal receivables in the master trust. The transferor cannot add receivables to the master trust unless the transferor certifies that the addition will not cause a pay out event and the rating agencies selected by the issuing entity confirm the outstanding ratings on the certificates and the notes either at the time of the addition or, in the case of required additions, on a quarterly basis as described in “The Master Trust—Addition of Master Trust Assets.” For a description of pay out events, see “The Master Trust—Pay Out Events.”

The transferor may also remove accounts from the master trust portfolio for any reason so long as the transferor certifies that the removal will not cause a pay out event and the rating agencies selected by the issuing entity confirm the outstanding ratings on the certificates and the notes on the removal date. The amount of any removal is limited, and a removal generally may occur only once in a calendar month. In addition, except in limited circumstances, the accounts removed from the master trust portfolio must be selected randomly. However, if the transferor breaches certain representations or warranties regarding the eligibility of accounts in the master trust portfolio, the transferor may be required to remove the ineligible receivables related to those accounts from the master trust. Finally, on the date when any receivable in an account is charged off as uncollectible by the bank, the master trust trustee automatically transfers those receivables to the transferor.

See “The Master Trust—Addition of Master Trust Assets,” “—Removal of Master Trust Assets” and “—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

Assets of COMET

COMET’s primary asset consists of a collateral certificate, referred to as the “COMT collateral certificate,” issued by the master trust, whose assets consist primarily of receivables arising in accounts owned, or loans originated or acquired, by the bank or by any of its affiliates (including non-banking affiliates). For a description of the COMT collateral certificate, see “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.” For a description of the master trust, see “—Assets of the Master Trust” and “The Master Trust.”

Other than as specifically described in this prospectus, noteholders will have no recourse to assets other than the assets of COMET. See “Sources of Funds to Pay the Notes—General.” In addition to the Card series, COMET may issue other series of notes that are secured by the assets in COMET. Each series of notes in COMET will be entitled to its allocable share of the assets in COMET.

The size of the COMT collateral certificate will fluctuate depending on the aggregate nominal liquidation amount of all of the outstanding Card series notes secured by COMET’s assets. See “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

The occurrence of a pay out event for a collateral certificate owned by COMET will result in the early amortization of that collateral certificate and may result in the early redemption of the notes. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate, reinvested directly in receivables, paid to noteholders or paid to the holder of the transferor interest. See “The Master Trust—Pay Out Events.”

The Notes

COMET has issued and will issue notes (including the Class A(2026-4) notes). The notes will be issued under the indenture and the asset pool supplement, between COMET and the indenture trustee. Each series of notes will be issued under an indenture supplement between COMET and the indenture trustee. The Card series notes will be issued under the Card series indenture supplement, which supplements the indenture and the asset pool supplement. The Class A(2026-4) notes will be issued pursuant to a terms document, which supplements the Card series indenture supplement and contains the terms of the Class A(2026-4) notes.

Series, Classes and Tranches of Notes

The notes will be issued in series. Each series of notes is entitled to its allocable share of COMET’s assets. It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, generally, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that multiple tranches of notes may be issued in each class of notes.

Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other varying characteristics as determined in connection with the issuance of such notes.

In a multiple tranche series, the expected principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its legal maturity date unless, after payment of that tranche of subordinated notes, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, a tranche of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for that tranche of senior notes. See “The Notes—Required Subordinated Amount and Usage” and “—Issuances of New Series, Classes and Tranches of Notes.”

Some series may not be multiple tranche series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected principal payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Card Series Notes

The Class A(2026-4) notes are part of the Card series. The Card series is a multiple tranche series. Each class of notes in the Card series may consist of multiple tranches. Whenever a “class” of notes is referred to in this prospectus, it includes all tranches of that class of notes, unless the context otherwise requires. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.” The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the Card series may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all of the senior notes of the Card series. Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the Card series. However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches’ principal funding subaccounts.

As of the date of this prospectus, the Card series is the only issued and outstanding series of the issuing entity. See “Annex II: Outstanding Series, Classes and Tranches of Notes” for information about the notes issued by the issuing entity that are expected to be outstanding on the issuance date for the Class A(2026-4) notes. Other series, classes and tranches of notes, including other tranches of notes that are included in the Card series, may be issued by the issuing entity in the future without the consent of, or prior notice to, any noteholders.

Interest Payments

Each series, class or tranche of notes will bear interest from its issuance date at the rate described or as calculated or determined as described in the related prospectus. Interest on each series, class or tranche of notes will be paid on the interest payment dates determined in connection with the issuance of such notes.

These Class A(2026-4) notes will accrue interest at an annual rate equal to [●]%.

Interest on these Class A(2026-4) notes will begin to accrue on the issuance date for the Class A(2026-4) notes, expected to be [●] [●], 2026, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date for the Class A(2026-4) notes and end on but exclude the first interest payment date for the Class A(2026-4) notes, November 16, 2026.

Interest on the Class A(2026-4) notes for any interest payment date will equal the product of:

•	the Class A(2026-4) note interest rate for the applicable interest period; times

•	30 divided by 360; times

•	the outstanding dollar principal amount of the Class A(2026-4) notes as of the related record date.

However, for the first interest payment date, interest on these Class A(2026-4) notes will be $[•]. COMET will make interest payments on these Class A(2026-4) notes on the 15th day of each month, beginning in November 2026. Interest payments due on a day that is not a business day will be made on the following business day. A business day is any day that is a business day for banks in New York, New York, Richmond, Virginia, and Falls Church, Virginia.

The payment of interest on the Class A(2026-4) notes on any payment date is senior to the payment of interest on Class B notes, Class C notes and Class D notes of the Card series on that date. Generally, no payment of interest will be made on any Class B Card series note unless the required payment of interest has been made to all Class A Card series notes. Likewise, generally, no payment of interest will be made on any Class C Card series note unless the required payment of interest has been made to all Class A notes and Class B notes in the Card series. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover shortfalls of interest on any interest payment date.

Similarly, generally, no payment of interest will be made on any Class D Card series note unless the required payment of interest has been made to the Class A notes, the Class B notes and the Class C notes in the Card series and the Card series’s portion of the servicing fee. However, funds on deposit in the Class D reserve account will be available only for the Class D notes to cover shortfalls of interest on any interest payment date.

The issuing entity will pay interest on the Class A(2026-4) notes solely from amounts that are available to the Class A(2026-4) notes under the indenture and the Card series indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the interest on the Class A(2026-4) notes, Class A(2026-4) noteholders will have no recourse to any other assets of the issuing entity, the bank, the transferor or any other person or entity for the payment of interest on those notes.

Expected Principal Payment Date and Legal Maturity Date

COMET expects to pay the stated principal amount of each series, class or tranche of notes in one payment on that series, class or tranche of notes’ expected principal payment date. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. COMET will generally be obligated to pay the stated principal amount of a series, class or tranche of notes on its expected principal payment date or upon the occurrence of an early redemption event or event of default and acceleration, or upon an optional or mandatory redemption for that series, class or tranche of notes, only to the extent that funds are available for that purpose. Additionally, in the case of tranches of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The remedies a noteholder may exercise following an event of default and acceleration or on its legal maturity date are described in “The Notes—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets.”

A series, class or tranche of notes may also be paid before its expected principal payment date (1) if an early redemption event occurs for that series, class or tranche of notes, (2) upon an event of default and acceleration for that series, class or tranche of notes, or (3) upon an optional or mandatory redemption for that series, class or tranche of notes.

If a series, class or tranche of notes is not paid its stated principal amount on its expected principal payment date, that series, class or tranche of notes will receive payments of principal amounts each month until it is paid in full. In this instance, if a noteholder has not been paid the full stated principal amount of its note by its legal maturity date, an event of default will occur and the assets will be sold, and the proceeds of that sale will be applied to pay down the note. See “Sources of Funds to Pay the Notes—Sale of Assets” and “The Notes—Events of Default Remedies.” After the legal maturity date, and after applying the proceeds of the sale of receivables, the noteholder will not be entitled to any more payments on the notes, and the notes will be extinguished.

Payments of principal on the Class A(2026-4) notes are not subordinated to any other notes.

COMET expects to pay the stated principal amount of these Class A(2026-4) notes in one payment on September 15, 2031, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture and the Card series indenture supplement. If the stated principal amount of these Class A(2026-4) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against COMET until September 15, 2033, the legal maturity date of these Class A(2026-4) notes.

In addition, if the stated principal amount of these Class A(2026-4) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for these Class A(2026-4) notes. As a result, subject to the principal payment rules described below under “—Subordination; Credit Enhancement” and “—Required Subordinated

Amount and Conditions to Issuance” in this summary and “The Notes—Subordination of Interest and Principal,” principal and interest payments on these Class A(2026-4) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class A(2026-4) notes may be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for these Class A(2026-4) notes. See “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” and “—Events of Default.”

The issuing entity will pay principal on the Class A(2026-4) notes solely from amounts that are available to the Class A(2026-4) notes under the indenture and the Card series indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the principal on the Class A(2026-4) notes, Class A(2026-4) noteholders will have no recourse to any other assets of the issuing entity, the bank, the transferor or any other person or entity for the payment of principal on those notes.

See “The Notes—Principal Payments on Subordinated Card Series Notes” in this prospectus for a discussion of principal payment priorities on subordinated notes.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount.

•

Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

•

Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes, less principal payments to noteholders of that series, class or tranche, plus increases due to issuances of additional notes of that series, class or tranche. The outstanding dollar principal amount for foreign currency notes is determined as described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

•

Adjusted Outstanding Dollar Principal Amount. In addition, the Class A(2026-4) notes, and other notes, may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount of any series, class or tranche of notes is equal to the outstanding dollar principal amount of that series, class or tranche of notes, less any funds on deposit in the principal funding subaccount for that series, class or tranche of notes.

•

Nominal Liquidation Amount. The nominal liquidation amount of a class or tranche of notes is a U.S. dollar amount based on the initial outstanding dollar principal amount of that class or tranche, but after deducting:

—	that class’s or tranche’s share of reallocations of principal amounts used to pay interest on senior notes or any portion of the servicing fee allocable to the related series of notes;

—	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes;

—	amounts on deposit in the principal funding subaccount for that class or tranche; and

—	the amount of all payments of principal for that class or tranche;

and adding back all reimbursements from finance charge amounts allocated to the related series of notes, to cover reductions in that class’s or tranche’s nominal liquidation amount due to:

—	that class’s or tranche’s share of reallocations of principal amounts used to pay interest on senior notes or any portion of the servicing fee allocable to the related series of notes; or

—	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes.

The nominal liquidation amount of a class or tranche of notes will also be increased if additional notes of that class or tranche are issued after the initial issuance of notes of that class or tranche.

Upon a sale of assets held by COMET or any applicable master trust or securitization special purpose entity (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for the related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of a class or tranche of notes, or (iii) on a class or tranche of note’s legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the nominal liquidation amount of the related notes will be reduced to zero.

The nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class A(2026-4) notes is $500,000,000. If the nominal liquidation amount of these Class A(2026-4) notes has been reduced, principal amounts and finance charge amounts allocated to pay principal of and interest on these Class A(2026-4) notes will be reduced. If the nominal liquidation amount of these Class A(2026-4) notes is less than the outstanding dollar principal amount of these Class A(2026-4) notes, the principal of and interest on these Class A(2026-4) notes may not be paid in full.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Subordination; Credit Enhancement

Credit enhancement for the Class A(2026-4) notes will be provided through subordination. The amount of subordination available to provide credit enhancement to any tranche of notes is limited to its available subordinated amount of each class or tranche of notes that is subordinated to it. Each senior tranche of Card series notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount of those notes minus the amount of usage of that required subordinated amount. “Usage” refers to the amount of the required subordinated amount of a class of Card series notes actually utilized by a senior tranche of Card series notes due to losses relating to charged-off receivables and the application of subordinated Card series notes’ principal allocations to pay interest on senior classes and servicing fees. Losses that increase usage may include (i) losses relating to charged-off receivables that are allocated directly to a class of subordinated Card series notes, (ii) losses relating to usage of available subordinated amounts by another class of Card series notes that shares credit enhancement from those subordinated Card series notes, which are allocated proportionately to the senior Card series notes supported by those subordinated Card series notes, and (iii) losses reallocated to the subordinated Card series notes from the applicable tranche of senior Card series notes. Usage may be reduced in later months if amounts are available to reimburse losses or to reinstate other amounts reallocated from the subordinated Card series notes. The required subordinated amount of a class of subordinated Card series notes less its usage equals the remaining available subordinated amount of that class of subordinated Card series notes. See “ —Required Subordinated Amount and Conditions to Issuance” and “The Notes—Required Subordinated Amount and Usage” and “Deposit and Application of Funds for Card Series Notes” for more information regarding required subordinated amounts, usage, and available subordinated amounts. If the available subordinated amount for any tranche of notes has been reduced to zero, losses will be allocated to that tranche of notes pro rata based on the nominal liquidation amount of those notes. The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to that tranche of notes, and it is unlikely that those notes will receive their full payment of principal and accrued interest.

Payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes except to the extent provided in this prospectus. The Class A notes, including the Class A(2026-4) notes, will not be subordinated to any other Card series notes.

Principal amounts remaining on any payment date after any reallocations to pay interest on the senior classes of notes of the Card series or to pay servicing fees will be applied to make targeted deposits to the principal funding subaccounts of the relevant classes of notes in the following order: first to the Class A notes, then to the Class B notes, then to the Class C notes, and finally to the Class D notes. In each case, principal payments to subordinated classes of notes will only be made if senior classes of notes have received full principal payments on that date and the related subordinated notes are no longer needed to provide the required credit enhancement.

Principal amounts allocable to subordinated classes of notes of Card series notes may be reallocated to pay interest on senior classes of notes of that series or any portion of the servicing fee allocable to the Class A Card series notes. These reallocations will reduce the nominal liquidation amount of the subordinated classes of notes of the Card series. In addition, the nominal liquidation amount of a subordinated class of Card series notes will generally be reduced for charge-offs resulting from any uncovered default amount allocated to that series prior to any reductions in the nominal liquidation amount of the senior classes of Card series notes. In a multiple tranche series (including the Card series), charge-offs from any uncovered default amount allocated to that series will initially be allocated to each tranche of that series and then reallocated to the subordinated tranches of that series to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes.

In addition, principal amounts allocated to a series of notes, after giving effect to any allocations or reallocations, will first be used to fund targeted deposits to the principal funding subaccounts of senior classes of notes of that series before being applied to the principal funding subaccounts of the subordinated classes of notes.

In a multiple tranche series (including the Card series), a tranche of subordinated notes that reaches its expected principal payment date, or that has an early redemption event, event of default and acceleration, or other optional or mandatory redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding subaccounts for tranches of senior notes of that series will begin as described in this prospectus (in the case of the Card series) and as determined at the time of issuance (in the case of other multiple tranche series). See “The Notes—Principal.” After that time, that tranche of subordinated notes will be paid only to the extent that:

•

the principal funding subaccounts for tranches of senior classes of notes of that series are prefunded in an amount such that the tranche of subordinated notes that has reached its expected principal payment date is not necessary to provide the required subordination; or

•

new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected principal payment date is no longer necessary to provide the required subordination; or

•

enough tranches of senior notes of that series are repaid so that the tranche of subordinated notes of that series that has reached its expected principal payment date is no longer necessary to provide the required subordination; or

•	that tranche of subordinated notes reaches its legal maturity date.

On the legal maturity date of a tranche of notes, principal amounts, if any, allocated to that tranche of notes, certain funds on deposit in the applicable COMET trust accounts allocated to that tranche of notes and proceeds from any sale of collateral certificates or receivables directly or indirectly securing that tranche of notes will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of notes of that series.

Required Subordinated Amount and Conditions to Issuance

The conditions described under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus must be satisfied in connection with any new issuance of notes. In addition, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes in the Card series, a tranche’s required subordinated amount of the nominal liquidation amount of subordinated Card series notes must be outstanding and available on the issuance date. See the chart titled “Required Subordinated Amounts” below in this summary for a depiction of required subordinated amounts and “The Notes—Required Subordinated Amount and Usage” for a general discussion of required subordinated amounts.

Class A Required Subordinated Amount. The total required subordinated amount of subordinated notes for a tranche of Class A Card series notes is generally equal to the sum of the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class A Card series notes.

For each tranche of Class A Card series notes, the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, in each case, will be generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes. Initially, for the Class A(2026-4) notes, that stated percentage is 11.3925% for Class B notes, 11.3925% for

Class C notes and 3.7975% for Class D notes. COMET may change any of these percentages as described further below in this section of the prospectus.

Class B Required Subordinated Amount. The total required subordinated amount of subordinated notes for a tranche of Class B Card series notes is equal to the sum of the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class B Card series notes. Generally, Class B Card series notes which provide credit enhancement for the Class A Card series notes will share the same credit enhancement provided to those Class A notes by the Class C notes and Class D notes in the Card series. Therefore, (i) the required subordinated amount of Class C notes for a tranche of Class B Card series notes will generally be equal to that Class B tranche’s pro rata share of the aggregate required subordinated amount of Class C notes for all Class A notes in the Card series and (ii) the required subordinated amount of Class D notes for a tranche of Class B Card series notes will generally be that Class B tranche’s pro rata share of the required subordinated amount of Class D notes for all Class A notes in the Card series. See “The Notes—Required Subordinated Amount and Usage—Class B Required Subordinated Amount” in this prospectus for exceptions to these rules.

In addition, if the adjusted outstanding dollar principal amount of the Class B Card series notes is greater than the total required subordinated amount of Class B notes for all Class A Card series notes, the required subordinated amount of subordinated notes for each tranche of Class B Card series notes will include that Class B tranche’s pro rata share of that excess, times a stated percentage. Similarly, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for each tranche of Class B Card series notes will include that Class B tranche’s pro rata share of the related excess for each such class, times a stated percentage.

For example, prior to the issuance of any Class A Card series notes, the Class B required subordinated amount of subordinated notes will be based entirely on the calculation described in the preceding paragraph. Once Class A Card series notes are issued that rely on Class B notes for credit enhancement, the Class B required subordinated amount of subordinated notes will be based on the calculations described in each of the preceding two paragraphs. However, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A Card series notes will generally result in a reduction in the required subordinated amount for that tranche of Class A notes. Consequently, for each tranche of Class B Card series notes, a reduction in the required subordinated amount of subordinated notes for that tranche of Class B notes may occur due to more Class B Card series notes being outstanding than is required for the Class A Card series notes.

Class C Required Subordinated Amount. Generally, Class C Card series notes will share the same credit enhancement provided to the Class A notes and the Class B notes by the Class D Card series notes. Therefore, the required subordinated amount of Class D notes for a tranche of Class C Card series notes will generally be that Class C tranche’s pro rata share of the aggregate required subordinated amount of Class D notes for all Class A Card series notes plus that Class C tranche’s pro rata share of the required subordinated amount of Class D notes for all Class B Card series notes which do not provide credit enhancement for the Class A notes.

In addition, if the adjusted outstanding dollar principal amount of the Class C Card series notes is greater than the total required subordinated amount of Class C notes for all Class A notes and for all Class B notes which do not provide credit enhancement for the Class A Card series notes, the required subordinated amount of Class D notes for each tranche of Class C Card series notes will include that Class C tranche’s pro rata share of that excess, times a stated percentage.

For example, prior to the issuance of any Class A notes or Class B notes in the Card series, the Class C required subordinated amount of Class D notes will be based entirely on the calculation described in the preceding paragraph. Once any tranche of Class A notes or Class B notes of the Card series is issued, the Class C required subordinated amount of Class D notes will be based on the calculations described in each of the preceding two paragraphs. However, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes or Class B notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes or Class B notes. Consequently, for each tranche of Class C Card series notes, a reduction in the required subordinated amount of Class D notes for that tranche of Class C notes may occur due to more Class C Card series notes being outstanding than is required as subordination for the Class A notes or the Class B notes of the Card series.

At any time, COMET may change the required subordinated amount and related stated percentages for any tranche of Card series notes upon (i) confirmation from each rating agency selected by the issuing entity that has rated any outstanding Card series notes that the change in the required subordinated amount or the form of credit enhancement will not cause a reduction, qualification or withdrawal of the ratings of any outstanding tranche of Card series notes, and (ii) delivery by COMET to the rating agencies and the indenture trustee of an opinion that the change in the required subordinated amount or the additional form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes. Any such change will be implemented without the consent of or notice to any noteholders. Despite the conditions described above, to the extent that the required subordinated amount of your notes is reduced, you may experience losses due to reductions in the nominal liquidation amount of your notes earlier than would have occurred had the required subordinated amount for your notes remained at a higher level. Any reduction in the nominal liquidation amount of your notes may delay or reduce interest and principal payments on your notes. See “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “ —Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus for a description of the allocation of reductions in nominal liquidation amounts.

Notwithstanding the foregoing, COMET may also change any of the required subordinated amount and the related stated percentages so long as the sum of such stated percentages for the Class A(2026-4) notes after giving effect to such change is equal to or greater than the sum of such stated percentages for the Class A(2026-4) notes immediately prior to giving effect to such change, and provided that such change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes. Any such change to the required subordinated amounts and related stated percentages satisfying the condition set forth in the immediately preceding sentence may be implemented without the consent of or notice to any noteholders and without the consent or rating confirmation of any rating agency.

See “—Required Subordinated Amounts” and “The Notes—Required Subordinated Amount and Usage.”

Limit on Repayment of All Notes

You may not receive full repayment of your Class A(2026-4) notes if:

•	the nominal liquidation amount of your Class A(2026-4) notes has been reduced by charge-offs from any uncovered default amount; or

•

collateral certificates or other COMET assets securing your notes are sold (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for a related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of your notes or (iii) on the legal maturity date of your notes, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes.

Sources of Funds to Pay the Notes

The following sources of funds will be available to pay principal of and interest on any series, class or tranche of notes (including the Class A(2026-4) notes):

•

The COMT Collateral Certificate. The COMT collateral certificate is an investor certificate issued by the master trust and transferred by Capital One Funding to COMET. It represents an undivided interest in the master trust. The master trust primarily owns consumer and small business credit card receivables arising from transactions in selected credit card accounts that are processed on the Mastercard and Visa networks, as well as a small amount of receivables arising from transactions in credit card accounts that are processed on the Discover Network. In the future, the master trust assets may include receivables from other revolving credit accounts owned by the bank and its affiliates, as well as a larger amount of receivables arising from transactions in accounts that are processed on the Discover Network. See “The Bank—The Bank’s Credit Card and Lending Business—Business Overview” for more information about the integration of Discover. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the master trust—including the COMT collateral certificate—based generally on the investment in principal receivables in the master trust. See “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” and “The Master Trust.”

•

The COMET Trust Accounts. COMET has established a collection account for the purpose of receiving amounts payable under the COMT collateral certificate and amounts payable under any other assets included in COMET, including additional collateral certificates that may be transferred to COMET at a later date. COMET may establish additional accounts, called supplemental accounts, for any series, class or tranche of notes secured by COMET’s assets.

The following additional sources of funds may also be available to pay principal of and interest on the series, classes or tranches of notes:

•

Internal Credit Enhancement. Some notes may have the benefit of one or more forms of internal credit enhancement, such as subordination, collateral interests, spread accounts or reserve accounts. Noteholders of senior classes of notes will have the benefit of subordination. See “—Subordination; Credit Enhancement,” “Sources of Funds to Pay the Notes—Credit Enhancement—Subordination” and “The Notes—Subordination of Interest and Principal” for greater detail regarding subordination. Some notes may have the benefit of a collateral interest. See “Sources of Funds to Pay the Notes—Credit Enhancement—Collateral Interests” for a discussion of collateral interests. Certain notes may have the benefit of spread accounts or reserve accounts. See generally “—COMET Trust Accounts” and “Deposit and Application of Funds for Card Series Notes” for a discussion of these accounts.

•

Additional Collateral Certificates. Capital One Funding or another affiliate of the bank may transfer to COMET, at a later date, additional collateral certificates representing undivided interests in master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in credit card and other revolving credit accounts owned, or loans originated or acquired, by the bank or any of its affiliates (including non-banking affiliates). These transfers and designations will occur without noteholder review or approval.

•

Derivative Agreements. Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps as described in “Sources of Funds to Pay the Notes—Derivative Agreements.” The bank or an affiliate may be a counterparty to a derivative agreement.

Each series, class or tranche of notes is entitled only to the benefits of that portion of those assets securing the notes under the indenture, the asset pool supplement, the applicable indenture supplement and the applicable terms document.

Application of Collections

A general description of the flow of funds, beginning with payments made by cardholders to the allocation of those payments to the Card series, is outlined in the chart below titled “Flow of Funds” in this summary. See “—Card Series Application of Finance Charge Collections” and “—Card Series Application of Principal Collections” in this summary.

Flow of Funds

Revolving Period

Until principal amounts are needed to be accumulated to pay any series, class or tranche of notes (including the Class A(2026-4) notes), principal amounts allocable to those notes will be applied to other Card series notes that are accumulating principal or paid to the transferor. This period is commonly referred to as the “revolving period.” Currently, with respect to any tranche of Card series notes, the revolving period is scheduled to end twelve calendar months prior to the expected principal payment date for such tranche of Card series notes. However, if an early redemption event or event of default and acceleration for the related series, class or tranche of notes occurs before the revolving period otherwise ends, the revolving period could end earlier than currently scheduled. Descriptions of the early redemption events and events of default are set forth under “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” and “ —Events of Default” in this prospectus. In addition, if COMET reasonably expects to need less than twelve months to fully accumulate the outstanding dollar principal amount of those notes, the end of the revolving period may be delayed. See “Sources of Funds to Pay the Notes—COMET Trust Accounts” and “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” for a description of postponing the end of the revolving period.

Early Redemption of Notes

Generally, the servicer or an affiliate has the right, but not the obligation, to direct COMET to redeem the Class A(2026-4) notes (and all other series, class or tranches notes) before the applicable expected principal payment date in whole but not in part on any day on or after the day on which the nominal liquidation amount of that series, class or tranche of notes is reduced to less than 5% of their highest outstanding dollar principal amount. This redemption option is referred to as a “clean-up call.” COMET will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series. For a detailed description of the conditions under which a clean-up call may be exercised, see “The Notes—Redemption and Early Redemption of Notes—Optional Redemption.”

In addition, COMET is required to repay the Class A(2026-4) notes upon the occurrence of an early redemption event for the Class A(2026-4) notes, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations.

However, if so determined at the time of issuance and subject to certain exceptions, certain notes that have the benefit of a derivative agreement may not be redeemed following an early redemption event.

Early redemption events applicable to the Class A(2026-4) notes include the following:

•	the occurrence of an event of default and acceleration of the Class A(2026-4) notes;

•	the occurrence of the Class A(2026-4) notes’ expected principal payment date if the Class A(2026-4) notes are not fully repaid on or prior to that date;

•	COMET becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the bankruptcy, insolvency, conservatorship or receivership of Capital One Funding or the related transferor;

•

for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month (see “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” for a discussion of the required excess spread amount); or

•

a pay out event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” or, if required by the hired NRSROs, any pay out event or other early amortization event occurs for any other collateral certificate included in COMET.

Other series, classes or tranches of notes can have the same or different early redemption events. An early redemption event for one series, class or tranche of notes will not necessarily be an early redemption event for any other series, class or tranche of notes.

For a more complete description of early redemption events, see “The Notes—Redemption and Early Redemption of Notes” and “ —Early Redemption Events.”

Upon the occurrence of an early redemption event for the Class A(2026-4) notes, such notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Notes—Redemption and Early Redemption of Notes” and “—Early Redemption Events.”

Events of Default

The events of default applicable to the Class A(2026-4) notes are described in “The Notes—Events of Default.” Some events of default result in an automatic acceleration of the Class A(2026-4) notes, and others result in the right of the indenture trustee or the holders of the Class A(2026-4) notes to demand acceleration after an affirmative vote by holders of a majority of the aggregate outstanding dollar principal amount of the Class A(2026-4) notes.

Other series, classes or tranches of notes can have the same or different events of default. An event of default for one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes.

For a description of the remedies upon an event of default, see “The Notes—Events of Default Remedies.”

It is not an event of default if COMET fails to redeem a class or tranche of notes because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because that class or tranche is necessary to provide required subordination for a senior class of notes.

Upon the occurrence of an event of default and acceleration for the Class A(2026-4) notes, such notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Notes—Events of Default” and “ —Events of Default Remedies.”

COMET Trust Accounts

Each month, the payments on the COMT collateral certificate and payments or collections allocable to the notes will be deposited into the collection account and allocated among each series of notes, including the Card series. The amounts allocated to the Card series will then be allocated to:

•	the principal funding account;

•	the interest funding account;

•	the accumulation reserve account;

•	the Class C reserve account;

•	the Class D reserve account;

•	any other supplemental account;

•	make payments under any applicable derivative agreements; and

•	the other purposes as described in this prospectus and any other prospectus for classes and tranches of Card series notes.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes.

The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for the Class A(2026-4) notes.

Security for the Notes

The Class A(2026-4) notes share a security interest with other notes in:

•	the COMT collateral certificate;

•	the collection account;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount; and

•	the applicable accumulation reserve subaccount.

However, the Class A(2026-4) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the asset pool supplement, the Card series indenture supplement and the related terms document.

See “Sources of Funds to Pay the Notes—General,” “—The COMT Collateral Certificate” and “—COMET Trust Accounts.”

Accumulation Reserve Account

COMET will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class A(2026-4) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class A(2026-4) notes is zero. However, if more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2026-4) notes on the expected principal payment date the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of such notes, or any other amount designated by COMET. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits to the Accumulation Reserve Account.”

Limited Recourse to COMET

The sole source of payment for principal of or interest on a tranche of notes (including the Class A(2026-4) notes) is provided by:

•

the portion of principal amounts and finance charge amounts received by COMET under the collateral certificates and receivables securing that series, class or tranche of notes and available to the Class A(2026-4) notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable COMET trust accounts for that tranche of notes; and

•	payments received under any applicable derivative agreement for that tranche of notes.

Class A(2026-4) noteholders will have no recourse to any other assets of COMET—other than any shared excess finance charge amounts and shared excess principal amounts—or recourse to any other person or entity for the payment of principal of or interest on these Class A(2026-4) notes.

However, if there is a sale of assets in the master trust or COMET (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor, (ii) following an event of default and acceleration for the Class A(2026-4) notes or (iii) on the legal maturity date of the Class A(2026-4) notes, as described in “Deposit and Application of Funds for Card Series Notes—Sale of Assets” and “Sources of Funds to Pay the Notes—Sale of Assets” in this prospectus, the Class A(2026-4) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class A(2026-4) noteholders and (2) any amounts then on deposit in COMET trust accounts allocated to and held for the benefit of the Class A(2026-4) noteholders.

Shared Excess Finance Charge Amounts

The Card series notes is included in “excess finance charge sharing group A.” In addition to the Card series notes, COMET may issue other series of notes that are included in excess finance charge sharing group A.

To the extent that Card series finance charge amounts are available after all required applications of those amounts as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Finance Charge Amounts,” those excess Card series finance charge amounts will be applied to cover shortfalls in finance charge amounts for other series of notes in excess finance charge sharing group A and other series of investor certificates issued by the master trust or other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET. In addition, the Card series notes may receive the benefits of excess finance charge amounts from other series of notes in excess finance charge sharing group A, other series of notes outside of excess finance charge sharing group A, and from other series of investor certificates issued by the master trust or other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET to the extent finance charge amounts for such other series are not needed for those series.

See “Deposit and Application of Funds for Card Series Notes—Shared Excess Finance Charge Amounts,” “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in COMET.”

Shared Excess Principal Amounts

To the extent that Card series principal amounts are available after all required applications of those amounts as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts,” those excess principal amounts will be applied to cover shortfalls in principal amounts for other series of notes secured by COMET’s assets. In addition, the Card series notes may receive the benefits of excess principal amounts from other series of notes secured by COMET’s assets, and other series of investor certificates issued by master trusts or other securitization special purpose entities that have transferred a collateral certificate to COMET, to the extent the principal amounts for such other series are not needed for such series.

See “Deposit and Application of Funds for Card Series Notes—Shared Excess Principal Amounts,” “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in COMET.”

Registration, Clearance and Settlement

The Class A(2026-4) notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of the Class A(2026-4) notes will not be entitled to receive physical delivery of the Class A(2026-4) notes in definitive paper form except under limited circumstances. Owners of the Class A(2026-4) notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream Banking in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes—Book-Entry Notes.”

Stock Exchange Listing

These Class A(2026-4) notes will not be listed on any stock exchange.

Ratings

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. If any of the ratings of these Class A(2026-4) notes changes, none of Capital One, National Association, Capital One Funding or COMET are obligated to notify Class A(2026-4) noteholders of any such change.

See “Risk Factors—General Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn or if there is an unsolicited issuance of a lower rating.”

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to COMET, is of the opinion that under existing law, upon their initial issuance the Class A(2026-4) notes offered by this prospectus will be characterized as debt for United States federal income tax purposes, and that COMET will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to United States federal income tax. By your acceptance of a Class A(2026-4) note, you will agree to treat your Class A(2026-4) note as debt for United States federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in this prospectus for additional information concerning the application of United States federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in this prospectus, the Class A(2026-4) notes are eligible for purchase by, on behalf of or using the assets of, employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to make certain representations and warranties, including that the purchase and subsequent holding of the notes by the investor does not and will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing a Class A(2026-4) note on behalf of, or with “plan assets” of, any plan or account should consult with its counsel regarding whether the purchase or holding of a Class A(2026-4) note could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code. For further information regarding the application of ERISA, see “Benefit Plan Investors.”

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Card Series Application of Finance Charge Collections

Finance charge collections and other amounts allocated to the Card series, called Card series finance charge amounts, will generally be applied each month to make the following payments, deposits or allocations in the following priority:

The payments of Class A, Class B and Class C interest will be made pro rata to the tranches within a class of notes and will include payments to derivative counterparties, if any, in a tranche of notes. The Card series servicing fee will be an amount equal to 2.00% of the aggregate nominal liquidation amount of each tranche of Card series notes for any month. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

For a detailed description of the application of Card series finance charge amounts, see “Deposit and Application of Funds for Card Series Notes.”

Card Series Application of Principal Collections

Principal collections and other amounts allocated to the Card series, called Card series principal amounts, will generally be applied each month to make the following payments or deposits in the following priority:

If allocations are made to cover senior note interest shortfalls, as described above, those allocations could reduce the nominal liquidation amounts of the subordinated notes. See “The Notes—Nominal Liquidation Amount.” Also, the deposits of Class A, Class B and Class C principal amounts will be made pro rata to the tranches within a class of notes.

For a detailed description of the application of Card series principal amounts, see “Deposit and Application of Funds for Card Series Notes.”

Fees and Expenses Payable from Collections

FEES AND EXPENSES PAYABLE FROM CARD SERIES FINANCE CHARGE AMOUNTS:
Fee	Payee	Amount
Servicing Fee	Servicer	2.00% of nominal liquidation amount paid to the servicer

For any month, the servicing fee is paid immediately after the Class C interest payments or deposits. See “ —Card Series Application of Finance Charge Collections.” The servicing fee compensates the servicer for its expenses in connection with servicing receivables, including expenses associated with collection, allocating and distributing collections on the receivables. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

FEES AND EXPENSES PAYABLE FROM CARD SERIES PRINCIPAL AMOUNTS:
Fee	Payee	Amount
Servicing Fee Shortfalls	Servicer	Any accrued but unpaid servicing fees

For any month, servicing fee shortfalls, if any, are paid immediately after any Class C interest shortfalls are paid. See “—Card Series Application of Principal Collections.”

Required Subordinated Amounts

The chart and the accompanying text below provide an illustrative example of the concept of required subordinated amounts. The stated percentages used in this example are applicable to the current calculation for required subordinated amounts for these notes. The dollar amounts used in this example are illustrative only and are not intended to represent any allocation of tranches of Card series notes outstanding at any time. Amounts presented in this example may not add to the total due to rounding. COMET may change the required subordinated amount and related stated percentages for any tranche of Card series notes or the methodology of computing the required subordinated amount at any time without the consent of any noteholders so long as each rating agency selected by the issuing entity confirms that the change will not cause a reduction, qualification or withdrawal of the ratings of any outstanding tranche of Card series notes. If such a change is made, noteholders will not be provided any notice of the change. Notwithstanding the foregoing, COMET may also change any of these required subordinated amounts and the related stated percentages so long as the sum of such stated percentages for the Class A(2026-4) notes after giving effect to such change is equal to or greater than the sum of such stated percentages for the Class A(2026-4) notes immediately prior to giving effect to such change, and provided that such change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes. Any such change to the required subordinated amounts and related stated percentages satisfying the condition set forth in the immediately preceding sentence may be implemented without the consent of or notice to any noteholders and without the consent or rating confirmation of any rating agency. See “—Required Subordinated Amount and Conditions to Issuance” and “The Notes—Required Subordinated Amount and Usage.”

Generally, the required subordinated amount (“RSA”) of a subordinated class of notes for any date is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for that date.

1

The Class A RSA of Class B notes is 11.3925% of $100 MM Class A notes, the Class A RSA of Class C notes is 11.3925% of $100 MM Class A notes, and the Class A RSA of Class D notes is 3.7975% of $100 MM Class A notes. Therefore, the aggregate Class A RSA of Class B notes, Class C notes and Class D notes for the $100 MM of Class A notes is $26,582,500 ($11,392,500 + $11,392,500 + $3,797,500).

2

The amount of encumbered Class B notes is equal to the Class A RSA of Class B notes. The RSA for those encumbered Class B notes is equal to the sum of the Class A RSA of Class C notes and the Class A RSA of Class D notes.

3

The amount of unencumbered Class B notes is equal to $8,607,500, which is the total amount of Class B notes ($20 MM) minus the encumbered Class B notes ($11,392,500). The Class B RSA of Class C notes for those unencumbered Class B notes only is equal to $880,314.85, which is 10.2273% of $8,607,500. The Class B RSA of Class D notes for those unencumbered Class B notes only is equal to $293,438.28, which is 3.4091% of $8,607,500.

4

The amount of encumbered Class C notes is equal to the sum of the Class A RSA of Class C notes and the Class B RSA of Class C notes (for unencumbered Class B notes only). The amount of unencumbered Class C notes is equal to $727,185.15, which is the total amount of Class C notes ($13 MM) minus the encumbered Class C notes ($12,272,814.85). The Class C RSA of Class D notes for those unencumbered Class C notes only is equal to $22,490.38, which is 3.0928% of $727,185.15.

5

The amount of encumbered Class D notes is equal to the sum of the Class A RSA of Class D notes, the Class B RSA of Class D notes (for unencumbered Class B notes only) and the Class C RSA of Class D notes (for unencumbered Class C notes only) ($4,113,428.66).

Risk Factors

The risk factors disclosed in this section of this prospectus describe the principal risk factors of an investment in the notes. You should carefully consider the following risk factors before you decide whether or not to purchase the notes.

Risks Relating to the Bank’s Credit Card Business

The bank faces risks related to its operational, technological and organizational infrastructure that could affect its business and operations, including the ability to service the credit card accounts in the master trust portfolio, originate new credit card accounts, or generate new receivables, and could adversely affect the timing and amount of payments on your notes.

The ability of the bank to retain and attract cardholders depends on its ability to develop, operate and adapt its technology and organizational infrastructure in a rapidly changing environment. In addition, the bank, including its credit card business, must accurately process, record and monitor an increasingly large number of complex transactions. Digital technology, cloud-based services, data and software development are deeply embedded into the bank’s business model and how the bank works.

Similar to other large financial institutions, the bank is exposed to operational risk that can manifest itself in many ways, such as errors in execution, inadequate processes, inaccurate models, faulty or disabled technological infrastructure, malicious disruption and fraud by employees or persons outside of the bank, whether through attacks on the bank directly, or on its affiliates, third-party service providers or cardholders. In addition, the increased use of near real-time money movement solutions and the use of artificial intelligence (“AI”), as well as other emerging technologies, increases the complexity of preventing, detecting and recovering fraudulent transactions. The bank is also heavily dependent on the security, capability, integrity and continuous availability of the technology systems and networks that it uses to manage its internal financial and other systems, monitor risk and compliance with regulatory requirements, provide services to its cardholders, develop and offer new products, communicate with stakeholders, service credit card accounts, originate new accounts, and generate new receivables in those accounts, disruptions to or breaches of which could adversely affect the timing and amount of payments on your notes. Additionally, the bank’s employees, service providers, partners, affiliates and other third parties with whom the bank interacts may expose it to certain risks as a result of human error or misconduct, and such risks may be heightened in connection with the integration of Discover as the bank navigates processing large volumes of transactions in multiple currencies and in jurisdictions in which it has not historically operated. In addition, the bank may experience increased disruptions and compliance issues due to its hybrid work model, which could also affect its ability to operate effectively.

If the bank does not maintain the necessary operational, technological and organizational infrastructure to operate its business, including to maintain the resiliency and security of that infrastructure, its business and reputation could be materially adversely affected. The bank also is subject to disruptions to its systems or networks arising from events that are wholly or partially beyond its control, which may include computer viruses; computer, telecommunications, network, utility, electronic or physical infrastructure outages; bugs, errors, insider threats, design flaws in systems, networks or platforms; availability and quality of vulnerability patches from key vendors, cyber-attacks and other security incidents, natural disasters, other damage to property or physical assets, or events arising from local or larger scale politics, including civil unrest, terrorist acts and military conflict. Any failure to maintain the bank’s infrastructure or prevent disruption of its systems, networks and applications could diminish its ability to operate its businesses, service cardholder accounts and protect cardholders’ information, or pay its debts in a timely manner (which could limit its access to future funding), or result in potential liability to cardholders and business partners, reputational damage, regulatory intervention and cardholders’ loss of confidence in the bank’s businesses, any of which could adversely affect the bank’s business and operations, including its ability to service credit card accounts, originate new credit card accounts or generate new receivables in credit card accounts, which could adversely affect the timing and amount of payments on your notes.

The bank also relies on the business infrastructure and systems of its affiliates and of third-party service providers (and their supply chains) with which it does business and/or to whom it outsources the operation, maintenance and development of its information technology and communications systems. Other than the ongoing integration of Discover, the bank has substantially migrated primarily all aspects of its core information technology infrastructure and systems and cardholder-facing applications to third-party cloud infrastructure platforms, principally Amazon Web Services, Inc. (“AWS”). If the bank fails to architect, administer or oversee these environments in a well-managed, secure and effective manner, or if such platforms become unavailable, are disrupted, fail to scale, do not operate as designed, or do not meet their service level agreements for any reason, the bank may experience unplanned service disruption or unforeseen costs which could result in material harm to the bank’s business and operations, including its credit card programs. The bank must successfully develop and maintain information, financial reporting, disclosure, privacy, data protection, data security and other controls adapted to its reliance on these outside platforms and providers. Weakness in its affiliates’ or its third-party service providers’ processes or controls could impact the bank’s ability to deliver products or services to its customers and expose the bank to compliance and operational risks. In addition, AWS or other service providers (including, without limitation, those who also rely on AWS) have experienced, and may continue to experience, system or telecommunication breakdowns or failures, outages, degradation in service, downtime, failure to scale, software bugs, design flaws, cyber-attacks and other security incidents, insider threats, adverse changes to financial condition, bankruptcy, or other adverse conditions (including conditions which interfere with the bank’s access to and use of AWS) that are outside of the bank’s control, any of which could have a material adverse effect on the bank’s business and reputation. For example, in January 2025, the bank experienced a multi-day system outage due to a technical issue experienced by Fidelity Information Services, a third-party service provider, which temporarily impacted certain services for some of the bank’s customers, including cardholders. Although the bank was able to reconnect its system following restoration of the vendor’s capabilities, there can be no assurance that the bank will not experience additional system outages in the future as a result of technical issues experienced by its third-party vendors. Any such service outage, particularly where the vendor is the single source from which the bank obtains such services, could significantly disrupt the bank’s credit card business or negatively impact its relationship with cardholders that rely on such services. The bank also faces a risk that its third-party service providers might be unable or unwilling to continue to provide services to meet its current or future needs in an efficient, cost-effective, or favorable manner or may terminate or seek to terminate their contractual relationship with it. Any transition to alternative third-party service providers or internal solutions may be difficult to implement, may cause the bank to incur significant time and expense and may disrupt or degrade its ability to deliver products and services, including its ability to service credit card accounts, originate new credit card accounts or generate new receivables in credit card accounts, which could adversely affect the timing and amount of payments on your notes. Thus, the substantial amount of the bank’s infrastructure that it outsources to AWS or to other third-party service providers may increase the bank’s risk exposure.

Any disruptions, failures or inaccuracies of the bank’s operational processes, technology systems, networks and models, including those associated with improvements or modifications to such technology systems, networks and models, or failure to identify or effectively respond to operational risks in a timely manner and continue to deliver its services through an operational disruption, could cause the bank to be unable to market, deliver and manage its products and services, manage its risk, meet its regulatory obligations, report its financial results in a timely and accurate manner, or pay its debts in a timely manner (which could limit its access to future funding), all of which could have a negative impact on the bank’s credit card business, including its ability to service the credit card accounts in the master trust portfolio, originate new accounts, or generate new receivables, which could adversely affect the timing and amount of payments on your notes. Further, any of the foregoing risks could be heightened and the bank could experience failures, outages and other disruptions as a result of the integration of Discover, including the migration of and other changes to Discover Bank’s data, systems, networks and infrastructure to the bank’s infrastructure platforms.

See “Risk Factors—Risks Relating to the Bank’s Credit Card Business—The bank may encounter significant difficulties integrating Discover, which could adversely affect the bank’s business and operations and may result in greater risk of loss on your notes” and “The Bank—Capital One, National Association.”

A cyber-attack or other security incident on the bank, its affiliates or third parties (including their supply chains) with which the bank conducts business, including an incident that results in the theft, loss, manipulation or misuse of information (including personal information), or the disabling of systems and access to information critical to business operations, may cause the bank to suffer damage to its reputation, legal exposure and disruptions to its credit card servicing, origination of credit card accounts and generation of new receivables, which could adversely affect the timing and amount of payments on your notes.

The bank’s ability to provide its products and services and communicate with its cardholders and network participants depends upon the management and safeguarding of information systems and infrastructure, networks, software, data, technology, methodologies and business secrets, including those of its service providers. The bank’s products and services involve the collection, authentication, management, usage, storage, transmission and destruction of sensitive and confidential information, including personal information, regarding its cardholders and their credit card accounts, its employees, its partners, its affiliates and other third parties with which it does business. The bank also has arrangements in place with third-party business partners through which it shares and receives information about the third parties’ customers who are or may become customers of the bank. The financial services industry, including the bank, is particularly at risk because of the increased use of and reliance on digital banking products and other digital services, including mobile banking products, such as mobile payments, and other internet- and cloud-based products and applications, and the development of additional remote connectivity solutions, which increase cybersecurity risks and exposure. In addition, global events and geopolitical instability may lead to increased nation-state targeting the bank and other financial institutions in the U.S. and abroad, particularly given the bank’s expanded global footprint.

Technologies, systems, networks, and other devices of the bank and its affiliates, as well as those of its employees, service providers, insiders, cardholders, partners, network participants, including merchants, and other third parties with whom the bank interacts, have been and may continue to be the subject of cyber-attacks and other security incidents, including computer viruses, hacking, malware, ransomware, denial-of-service attacks, supply chain attacks, exploitation of vulnerabilities, credential stuffing, account takeovers, insider threats, business email compromise scams or the use of phishing, vishing (through voice messages), smishing (through SMS text), “deep fakes,” or other forms of social engineering. Such cyber-attacks and other security incidents are designed to lead to various harmful outcomes, such as unauthorized transactions in the bank’s accounts, unauthorized or unintended access to or release, gathering, monitoring, disclosure, loss, destruction, corruption, disablement, encryption, misuse, modification or other processing of confidential or sensitive information (including personal information), intellectual property, software, methodologies or business secrets, disruption, sabotage or degradation of service, systems or networks, an attempt to extort the bank, its affiliates, its third-party service providers or its business partners or other damage. Cyber-attacks and other security incidents that occur in the supply chain of third parties with which the bank interacts could also negatively impact the bank’s ability to originate credit card accounts and generate new receivables, which could adversely affect the timing and amount of payments on your notes.

These threats may derive from, among other things, error, fraud or malice on the part of the bank’s employees, service providers, insiders, cardholders, partners, network participants, including merchants, or other third parties with whom the bank interacts or may result from accidental technological failure or design flaws. Any of these parties may attempt to fraudulently induce employees, service providers, insiders, cardholders, partners, network participants, including merchants, or other third-party users of the bank’s or its affiliates’ systems or networks to disclose confidential or sensitive information (including personal information) in order to gain access to the bank’s or its affiliates’ systems, networks or data or those of the bank’s or its affiliates’ cardholders, partners, network participants, including merchants, or other third parties with whom the bank interacts, or to unlawfully obtain monetary benefit through misdirected or otherwise improper payment. For instance, any party that obtains the bank’s confidential or sensitive information (including personal information) through a cyber-attack or other security incident may use this information for ransom, to be paid by the bank or a third party, as part of a fraudulent activity that is part of a broader criminal activity, or for other illicit purposes. Additionally, the failure of the bank’s or its affiliates’ employees, service providers, insiders, cardholders, partners, network participants, including merchants, or other third parties with whom the bank interacts, or their respective supply chains, to exercise sound judgment and vigilance when targeted with social engineering or other cyber-attacks may increase the bank’s vulnerability.

For example, on July 29, 2019, the bank’s direct parent, Capital One Financial Corporation (the “Corporation”), announced that on March 22 and 23, 2019 an outside individual gained unauthorized access to the bank’s systems (the “2019 Cybersecurity Incident”). This individual obtained certain types of personal information relating to people who had applied for the bank’s credit card products and to its cardholders. While the 2019 Cybersecurity Incident has been remediated, it resulted in fines, litigation, consent orders, settlements, government investigations and other regulatory enforcement inquiries. Cyber and information security risks for large financial institutions like the bank continue to increase due to the proliferation of new technologies, the industry-wide shift to reliance upon the internet to conduct financial transactions, the increased sophistication and activities of malicious actors, organized crime, perpetrators of fraud, hackers, terrorists, activists, extremist parties, formal and informal instrumentalities of foreign governments, state-sponsored or nation-state actors and other external parties and the growing use of AI by threat actors.

In addition, the bank’s cardholders access its products and services using personal devices that are necessarily external to the bank’s security control systems. There has also been a significant proliferation of consumer information available on the internet resulting from breaches of third-party entities, including personal information, log-in credentials and authentication data. These third-party breach events could create a threat for the bank’s cardholders if their Capital One log-in credentials are the same as or similar to the credentials that have been compromised on other internet sites. This threat could include the risk of unauthorized account access, data loss and fraud. The use of AI, “bots” or other automation software can increase the velocity and efficacy of these types of attacks and such use by companies has resulted in, and may continue to result in, cyber-attacks and other security incidents that implicate the sensitive and confidential information, including personal information, of AI users. As the bank’s employees and contractors are operating under its hybrid work model, its remote interaction with employees, service providers, partners and other third parties on systems, networks and environments over which the bank has less control (such as through employees’ personal devices) increases its cybersecurity risk exposure. The bank will likely face an increasing number of attempted cyber-attacks as it expands its mobile and other internet-based products and services, expands its usage of mobile, cloud and other internet-based technologies, increases international merchant acceptance of credit cards issued on the Discover Bank’s network, acquires new business operations or outsources certain business operations and otherwise attempts to keep pace with rapid technological changes in the financial services industry.

The methods and techniques employed by malicious actors continue to develop and evolve rapidly, including from emerging technologies, such as AI and quantum computing, are increasingly sophisticated and often are not fully recognized or understood until after they have occurred, and some techniques could occur and enable persistent access for an extended period of time before being detected and remediated, if at all. The bank, its affiliates, its service providers and other third parties with which it interacts may be unable to anticipate or identify certain attack methods or techniques in order to implement effective preventative or detective measures or mitigate or remediate the damages caused in a timely manner. Similarly, any cyber-attack or other security incident, information or security breach or technology failure that significantly exposes, degrades, destroys or compromises the bank’s information systems or networks could adversely impact third parties and the critical infrastructure of the financial services industry, thereby creating additional risk for the bank. The bank may also be unable to hire, develop and retain talent that keeps pace with the rapidly changing cyber threat landscape, and which are capable of preventing, detecting, mitigating or remediating these risks. Although the bank seeks to maintain a robust suite of authentication and layered information security controls, any one or combination of these controls could fail to prevent, detect, mitigate, remediate or recover from these risks in a timely manner.

An actual, suspected, threatened or alleged disruption or breach, including as a result of a cyber-attack, or media (including social media) reports of alleged or perceived security vulnerabilities or incidents at the bank or at its service providers, could result in significant legal and financial exposure, regulatory intervention, litigation, enforcement actions, remediation costs, card reissuance, inability to timely pay the bank’s debts (and consequently limit its access to future funding), operational disruptions, supervisory liability, damage to the bank’s reputation or loss of confidence in the security of the bank’s systems, products and services that could adversely affect the bank’s credit card business, including its ability to service and originate credit card accounts and generate new receivables, which could adversely affect the timing and amount of payments on your notes. Moreover, the bank is subject to varied cybersecurity laws and regulations and incident reporting requirements, and may in the future be subject to new cybersecurity laws and regulations and incident reporting requirements, which could require the bank to publicly disclose certain information about certain cybersecurity incidents before they have been resolved or fully investigated, and any delays in receiving timely information from impacted service providers and business partners can affect the bank’s ability to fully meet applicable disclosure requirements for a given incident. There can be no assurance that unauthorized access or cyber incidents will not occur or that the bank will not suffer material losses in the future. If future attacks are successful or if cardholders are unable to access their accounts online for other reasons, it could adversely affect the bank’s ability to service cardholder accounts, complete financial transactions for its cardholders or otherwise operate any of its businesses or services, including credit card operations. In addition, a breach or attack affecting one of the bank’s affiliates, service providers or other third parties with which it interacts could harm the bank’s businesses even if the bank does not control the service that is attacked.

The bank’s ability to monitor its service providers’ and other business partners’ cybersecurity practices is inherently limited. Although the agreements that the bank has in place with its service providers and other business partners generally include requirements relating to privacy, data protection and data security, the bank cannot guarantee that such agreements will prevent a cyber incident impacting its systems or information or enable it to obtain adequate or any reimbursement from its service providers or other business partners in the event the bank should suffer any such incidents. However, due to applicable laws and regulations or contractual obligations, the bank may be held responsible for cyber incidents attributed to its service providers and other business partners as they relate to the information the bank shares with them. In addition, high-profile cyber incidents at the bank or other large financial institutions could undermine the bank’s competitive advantage and divert management attention and resources, lead to a general loss of customer confidence in financial institutions that could negatively affect the bank, including harming the market perception of the effectiveness of the bank’s security measures or the global financial system in general, which could result in reduced use of the bank’s credit card programs and other financial products and negatively impact the bank’s ability to originate credit card accounts and generate new receivables, which could adversely affect the timing and amount of payments on your notes.

Furthermore, the Discover transaction exposes the bank to additional cybersecurity risks, which the bank expects to continue until the integration of Discover is completed. These risks include the possibility of previously undetected cybersecurity threats in Discover Bank’s operations, systems and networks, as well as risks related to the cybersecurity posture of Discover Bank and its third-party service providers. The materialization of such risks could lead to the degradation or disruption of the bank’s operations and services; unauthorized access; breach of confidentiality; and misuse or modification of systems, networks and data. Additionally, in connection with the integration of Discover, failures or difficulties in retaining new personnel, including those with access to the bank’s confidential or sensitive information (including personal information), and other difficulties in the organizational, technological and cultural integration process may heighten the risk of cyber-attacks and other security incidents, including as a result of human error, fraud or malice on the part of current or former employees. See “Risk Factors—Risks Relating to the Bank’s Credit Card Business—The bank may encounter significant difficulties integrating Discover, which could adversely affect the bank’s business and operations and may result in greater risk of loss on your notes” and “The Bank—Capital One, National Association.”

The bank faces intense competition in the credit card industry that may result in a decline in the bank’s ability to generate new receivables, resulting in reduced payment of principal or receipt of principal earlier or later than expected.

The credit card industry is a highly competitive environment and the bank expects competitive conditions to continue to intensify in the credit card business. The bank competes on the basis of the rates it charges on the credit card receivables it originates and the other terms of the credit card accounts, as well as the quality and range of its customer service, products, innovation and experience. The bank’s affiliated payment network businesses compete based on the strength, reach, pricing and capabilities of their network offerings to merchants, acquirers and issuers. This competitive environment is a result of changes in technology, product delivery systems and regulations, as well as the emergence of new or significantly larger financial services providers, all of which may affect cardholders’ expectations and demands. In addition to offering competitive products and services, the bank invests in and conducts marketing campaigns to attract and inform cardholders. If the bank’s marketing campaigns are unsuccessful, it may adversely impact its ability to attract new cardholders and maintain or grow the business.

Some of the bank’s or its affiliates’ competitors, including new and emerging competitors in the digital and mobile payments space and other financial technology providers and payment networks, are not subject to the same regulatory requirements or scrutiny to which the bank or its affiliates are subject, which could also place the bank at a competitive disadvantage, in particular in the development of new technology platforms or the ability to rapidly innovate. The bank competes with many forms of payments offered by both bank and non-bank providers, including traditional payment mechanisms, such as debit, and a variety of new and evolving alternative payment mechanisms, systems and products, such as aggregators and web-based and wireless payment platforms or technologies, digital currencies or cryptocurrencies (including stablecoins), prepaid systems and payment services targeting users of social networks, communications platforms and online gaming. If the bank is unable to continue to keep pace with innovation, and fails to reflect such technology in its payment offerings, does not effectively market its products or services, is unable to deliver them effectively and securely to its cardholders or is prohibited from or unwilling to enter emerging areas of competition, the bank’s credit card business could be adversely affected. Also, the bank’s competitors or other third parties may incorporate emerging technologies, such as AI into their products or services more quickly or more successfully than the bank does, which could impair the bank’s ability to compete effectively. For example, the bank’s competitors may be more timely or successful in developing or integrating AI technologies to increase their productivity or provide better transaction execution or improve the products or services to cardholders. In addition, government actions or initiatives by the federal and state governmental authorities, including the federal banking agencies, may also provide competitors with increased opportunities to derive competitive advantages and may create new competitors.

Through the acquisition of Discover, the Corporation acquired Discover’s Global Payment Network, which includes the Discover Network. As a result, the Corporation and the bank now face substantial and increasingly intense competition in the payments industry, both from traditional players and new, emerging alternative payment providers. In addition, increased competition with certain network operators, such as Visa and Mastercard, could affect the bank’s existing partnerships and business relationships with these networks, which have historically played a significant role in facilitating the bank’s card-issuing and transaction processing services. Competition with other operators of payment networks is generally based on issuer fees, fees paid to networks (including switch fees), merchant acceptance and functionality, technological capabilities and other economic terms. Competition is also based on cardholder perception of service quality, merchant acceptance, brand image, reputation and market share. Further, the bank is now facing ongoing competition from emerging alternative payment providers who may create innovative networks or other arrangements with the bank’s primary competitors, large merchants or other industry participants, or provide stablecoins or other digital currencies, which could lead to displacement of credit cards as a payment method and adversely impact the bank’s costs, transaction volume and ability to grow its business. In addition, the Corporation and the bank, along with their competitors, are developing or participating in alternative payment systems or products such as mobile and ecommerce payment services, P2P payment services, real-time and faster payment initiatives, and payment services that could reduce their role in, or otherwise disintermediate them from, transaction processing, or the value-added services they provide to support such processing.

The bank cannot be certain that it will be able to continue to increase international merchant acceptance, as well as the perception of merchant acceptance of the Global Payment Network, and the bank cannot be certain that the Global Payment Network will achieve global market parity with Visa or Mastercard. In addition, Visa and Mastercard have entered into long-term arrangements with financial institutions, some of which are exclusive, or nearly exclusive, which has the effect of limiting the bank’s ability to conduct material amounts of business with these institutions. Moreover, American Express is also a strong competitor, with international merchant acceptance, competitive transaction fees, and an upscale brand image. In such a competitive environment, any disruption to the bank’s existing relationships with Visa or Mastercard or the ability of the Corporation and the bank to grow the Global Payment Network could affect their ability to remain competitive by adjusting issuer fees and incentives and the ability to offer adequate pricing to network partners while maintaining sufficient net revenues.

In addition, if the Global Payment Network is unable to maintain sufficient network functionality to be competitive with other networks, or if the bank’s competitors develop better data security solutions or more innovative products and services than the Corporation and the bank do, their ability to retain and attract network partners and maintain or increase the revenues generated by the bank’s proprietary card-issuing businesses could be materially and adversely affected.

The largest merchants participating in the Global Payment Network could seek to negotiate different pricing or other financial incentives by conditioning their continued participation on a change in the terms of their economic participation. Loss of acceptance at these merchants would decrease transaction volume, negatively impact the bank’s recently-acquired brand and could cause cardholder attrition. In addition, some of the merchants on these networks, primarily small- and mid-size merchants, are not contractually committed to the bank or its affiliates for any period of time and may cease to participate in the Global Payment Network at any time on short notice.

Actual or perceived limitations on acceptance of credit cards issued on the Global Payment Network could adversely affect the use of, or the attractiveness to prospective cardholders of, the bank’s credit cards that rely on the Global Payment Network. Also, the Corporation and the bank may have difficulty attracting and retaining network partners if they are unable to add or retain acquirers or merchants who accept cards issued on the Global Payment Network. See “The Bank—The Bank’s Credit Card and Lending Business—Business Overview” for more information about the integration of Discover.

The increased pressure on transaction fees associated with card payments due to competition could create additional risk to growth for both the bank’s credit card business and the Global Payment Network. This, in turn, could adversely affect the revenue for the bank’s credit card business and the Global Payment Network, as well as the ability of the Corporation and the bank to attract and retain network partners who may seek alternatives from both traditional and non-traditional payment service providers, which may limit their ability to maintain or grow revenues from the Global Payment Network. In addition, competitors’ settlements with merchants and related actions, including pricing pressures and/or surcharging, could negatively impact the bank’s business practices. Competitor actions related to the structure of merchant and acquirer fees and merchant and acquirer transaction routing strategies may adversely affect network transaction volume, revenue and prospects for future growth and entry into new product markets.

Additionally, in the bank’s credit card business, competition for rewards cardholders may result in higher rewards expenses, or the bank may fail to attract new cardholders or retain existing rewards cardholders due to increasing competition for these consumers. Some of the bank’s competitors have developed, or may develop, substantially greater financial and other resources than the bank has, may offer richer value propositions or a wider range of programs and services than the bank offers, or may use more effective advertising, marketing or cross-selling strategies to acquire and retain more cardholders, capture a greater share of spending and borrowings, attain and develop more attractive card programs, obtain more favorable terms with merchants and maintain greater merchant acceptance than the bank has. Competition may also intensify as participants in the payments industry merge or enter into joint ventures or other business combinations that compete with the bank’s products and services.

The bank may not be able to compete effectively against these threats or respond or adapt to changes in consumer spending habits as effectively as its competitors. In such a competitive environment, the bank may lose entire credit card accounts or may lose account balances to competing firms, or it may find it more costly to maintain its existing cardholder base. Merchants may also promote forms of payment with lower fees or seek to impose surcharges or discounts at the point of sale for use of certain or all credit cards, which could reduce overall credit card utilization. New payment systems, particularly mobile-based payment technologies and digital currencies and cryptocurrencies (including stablecoins), could also gain widespread adoption and lead to issuer transaction fees or the displacement of credit cards as a payment method. Cardholder attrition from the bank’s credit card products, together with the lowering of interest rates or fees that the bank may implement to retain cardholders, could impact the timing and amount of payments on your notes. If the rate at which the bank generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

Changes and instability in the macroeconomic environment may decrease cardholder confidence and impact cardholder behavior such as decreased purchase activity and variations in cardholder payment patterns, which may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Changes or instability in the macroeconomic environment may impact payment patterns, consumer spending, and credit losses. A prolonged period of economic weakness, volatility, slow growth, or a significant deterioration in economic conditions could have a material adverse effect on the master trust portfolio as cardholders carry lower balances and reduce credit card purchase activity.

Some of the factors that could disrupt capital markets, impact the master trust portfolio, reduce consumer and business activity and weaken the labor market, include the following:

•

monetary policy actions, such as changes to interest rates, taken by the Federal Reserve and other central banks, and a growing fiscal deficit and increase in the U.S. debt-to-gross domestic product ratio;

•	fiscal policy actions, such as changes to applicable tax codes and programs supported by government funding (e.g., Medicaid, Medicare, Social Security);

•

geopolitical conflicts or instabilities, such as the war in Ukraine, the ongoing conflict in the Middle East and the political instability in Venezuela, and increased geopolitical tensions between the U.S. and China;

•	trade wars, trade barriers, tariffs, economic sanctions, labor shortages and disruptions of global supply chains;

•

the effects of stalemates in the U.S. government, including government shutdowns whether recurring, prolonged or otherwise, developments related to the U.S. federal debt ceiling, default by the U.S. government on its debt obligations, or related credit-rating downgrades;

•	inflation and deflation, including the effects of related governmental responses;

•	concerns over a potential recession, which may lead to adjustments in spending patterns;

•	technology driven disruption of certain industries, such as those due to advances in AI, robotics and cryptocurrency;

•

adverse developments impacting the U.S. or global banking industry, including bank failures, the failure of non-bank financial institutions and liquidity concerns and fluctuations or other significant changes in both debt and equity capital markets and currencies;

•	changes in immigration policies and their impact to the labor market; and

•	lower demand for credit and shifts in cardholder behavior, including shifts away from using credit cards and changes in payment patterns.

Deterioration in economic conditions and changes in cardholder behavior (such as the increased use of debt settlement companies) may also lead to increases in the charge-off rate caused by bankruptcies and reduced ability to recover debt that was previously charged off. In addition, changes in payment patterns, credit card usage and increased credit losses can result from a variety of other factors, including the public’s attitude about the use of credit cards and incurring debt and the consequences of personal bankruptcy. The bank cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the notes.

In recent years, consumer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States may be wide ranging, evidenced by rising wages and rising costs of consumer goods and services. If cardholders’ income growth fails to keep pace with the rising costs of goods and services, then those cardholders may have less funds available to make payments towards their credit card balances, thereby reducing the amount available for distribution on the notes. In the future, the bank may need to implement measures to tighten credit access in response to certain consumer and economic indicators that have or may in the future impact purchase volume and new accounts.

In 2022, the Federal Reserve began materially raising its federal funds target rate range in an effort to combat high inflation. The Federal Reserve’s federal funds target rate range remained at its peak level through mid-2024. In response to persistent elevated inflation, the Federal Reserve increased its benchmark interest rate for the first time since 2023 in its September 2026 meeting. The future direction of benchmark interest rates remains uncertain and there can be no assurance how the rate of inflation will fluctuate in the near-term. Furthermore, the political and policy goals of elected and appointed officials may change over time. Interest rate fluctuations and competitor responses to those changes may reduce demand for credit or (for existing cardholders) the level of borrowing or purchase activity. For example, increases in interest rates increase debt service requirements for some cardholders, which may adversely affect those cardholders’ ability to pay as contractually obligated. This could result in additional or fluctuating delinquencies or charge-offs. These changes could reduce the overall yield on the master trust portfolio. Continued high interest rates could also impede the bank’s ability to grow its credit card business.

The occurrence of catastrophic events may disrupt the bank’s credit card business or lead to changes in cardholder payment patterns and credit card usage, which may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Natural disasters, geopolitical events, supply chain issues and other catastrophic events can have widespread and unpredictable impacts on global society, economic conditions, and cardholder and business behavior, which may reoccur or occur over an extended duration. These events could harm the bank’s credit card business and infrastructure, including its information technology systems and third-party platforms. The bank’s ability to conduct business may be adversely affected by a disruption in the infrastructure that supports its business and the communities where it is located, which are concentrated in the Northern Virginia, New York and Chicago metropolitan areas, Richmond, Virginia, Plano, Texas and the Philippines. This may include a disruption involving damage or loss of access to a physical site, cyber-attacks and other security incidents, terrorist activities, the occurrence or worsening of disease outbreaks or pandemics, natural disasters, extreme weather events, electrical outage, environmental hazards, disruption to technological infrastructure, communications or other services the bank uses or third parties with whom the bank conducts business. Many of these disruptions may also lead to changes in cardholder payment patterns and credit card usage. If a natural disaster or other catastrophic event occurs in certain regions where the bank’s credit card business or cardholders are concentrated, such as the mid-Atlantic, New York, California or Texas metropolitan areas, or in regions where the bank’s third-party platforms are located, the bank could be disproportionately impacted as compared to its competitors and the master trust portfolio could be adversely impacted. See the tables under “The Master Trust Portfolio—The Receivables—Composition by Accountholder Billing Address” in Annex I of this prospectus. The bank cannot predict how these or other factors will affect the bank or repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the notes.

Climate change manifesting as physical or transition risks could adversely affect the bank’s credit card business and cardholders, and adversely affect the timing and amount of payments on your notes.

Climate change risks can manifest as physical or transition risks.

Physical risks are the risks from the effects of climate change arising from acute, climate-related events, such as, hurricanes, flooding and wildfires, and chronic shifts in climate, such as sea level rise and higher average temperatures. Such events could disrupt the bank’s credit card business, including its servicing of credit card accounts and receivables, or the operations of the bank’s cardholders or third parties on which the bank relies, including through direct damage to assets and indirect impacts from supply chain disruption and market volatility.

Transition risks are the risks resulting from the shift toward a lower-carbon economy arising from the changes in policy, consumer and business sentiment or technologies associated with changes to limit climate change. Transition risks, including changes in consumer preferences and additional regulatory requirements or taxes, could impact the bank’s strategies relating to the servicing of credit card accounts and receivables.

Physical and transition risks could also affect the financial health of certain cardholders in impacted industries or geographies.

In addition, the bank is at increased risk that any action, or lack thereof, concerning its response to climate change could adversely impact the bank’s reputation. Further, there may be increased scrutiny of climate change-related policies, goals and disclosures, which could result in litigation and regulatory investigations and actions.

As climate risk is interconnected with many risk types, the bank and its parent, the Corporation, continue to enhance processes to embed evolving climate risk considerations into their existing risk management strategies; however, because the timing and severity of climate change may not be predictable, their risk management strategies may not be effective in mitigating climate risk exposure. Additionally, estimations used in climate reporting and climate-related risk assessments have an increased level of uncertainty due to limited historical trend information and the absence of standardized, reliable and comprehensive greenhouse gas emissions data across the economy, which could cause these risk assessments to vary significantly over time or actual risks to vary from the bank’s assessments. These impacts of climate change could, individually or collectively, adversely impact the timing and amount of payments on your notes.

The extensive use, reliability and accuracy of systems, models, AI and data used by the bank to service the receivables may impact the amount and timing of funds available to make payments on the notes.

The bank, as servicer, uses business infrastructure and systems of its own as well as those from third-party service providers (and their supply chains) in order to service the receivables, and any deterioration of, or interruption in, the reliability and accuracy of those infrastructure and systems may impact the performance of the receivables. See “ —The bank faces risks related to its operational, technological and organizational infrastructure that could affect its business and operations, including the ability to service the credit card accounts in the master trust portfolio, originate new credit card accounts, or generate new receivables, and could adversely affect the timing and amount of payments on your notes.” Additionally, from time to time, the bank may update its infrastructure and systems used to service credit card receivables in order to improve operating efficiency, update technology and enhance cardholder services. In connection with any updates or transitions, the bank may experience disruptions in servicing activities both during and following roll-out of new infrastructure, systems or platforms caused by, among other things, periods of system down-time. These and other implementation-related difficulties may contribute to higher delinquencies, legal liability, servicing inefficiencies, data processing issues, manual intervention to supplement or correct systems issues and the need for further updates to the servicing systems. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced in connection with a failure or interruption of information systems, and any disruptions in servicing activities and infrastructure, may have an adverse effect on your notes.

The bank, as servicer, relies on quantitative models and, in some cases, the use of AI. The bank also relies on its ability to manage and aggregate data in an accurate and timely manner to assess and manage risk and to service the receivables. In particular, the servicer uses models and AI in certain processes and may expand its use of AI in additional processes in the future. The servicer continues to invest in building new capabilities that use new AI technologies, such as generative AI, and it expects its use of these technologies to increase over time. However, there are significant risks involved in using models and AI, and no assurance can be provided that the use will enhance the bank’s credit card business or produce only the intended or beneficial results. For example, generative AI has been known to produce false or “hallucinatory” inferences or output. Certain generative AI tools use machine learning and predictive analytics, which can create inaccurate, incomplete or misleading output; unexpected results; errors or inadequacies, any of which may not be easily detectable. In addition, models and AI that are based on historical data sets might not be accurate predictors of future outcomes The ability of models and AI to appropriately predict future outcomes may degrade over time due to limited historical patterns, extreme or unanticipated market movements or cardholder behavior and liquidity, especially during severe market downturns or stress events (e.g., geopolitical or pandemic events). Consequently, the bank’s use of models and AI could result in negative or unexpected consequences.

If the models or AI solutions that the bank creates and uses or the data inputs, formulas, or algorithms on which such models or AI solutions rely are (or are perceived to be) deficient, inaccurate, biased, unethical or controversial, the bank could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on its business. If any of the bank’s employees, contractors, third-party service providers or other third parties with which the bank does business use any third-party AI solutions in connection with the bank’s credit card business, it may lead to the inadvertent or unauthorized disclosure or incorporation of the bank’s sensitive and confidential information, including personal information, into third-party systems or publicly available or third-party training sets, which may impact the bank’s ability to realize the benefit of its intellectual property or other proprietary rights in such information. Consequently, the bank could incur operational inefficiencies, legal liability, deterioration in servicing efficacy or other adverse impacts arising from the extensive use of models and data, as well as the bank’s evolving use of AI, that may impact the performance of the receivables and the amount and timing of funds available to make payments on the notes.

The bank or its affiliates may change the terms of the accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owners of the accounts designated to the master trust, the bank and its affiliates retain the right to change various terms and conditions of those accounts, including finance charges and other fees they charge and the required minimum monthly payment. If the bank or its affiliates decreased the finance charges or fees they charge it could result in a material decrease in the yield on the receivables arising in those accounts.

The bank also has broad discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures, subject to certain limitations regarding permitted modifications. The bank, in its own discretion, may permit an extension on, or a deferral of, payments due on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or an occurrence or worsening of a disease outbreak or pandemic, affecting a large group of cardholders. In addition, the bank may from time to time offer cardholders a temporary reduction in payment and/or an opportunity to defer payments. See “The Bank—The Bank’s Credit Card and Lending Business” and “The Bank—The Servicer” in this prospectus. Payment deferrals or extensions may delay or reduce the amount of collections on the receivables and reduce the yield on the receivables.

Further, the bank or its affiliates may change the terms of the accounts designated to the master trust to maintain their competitive positions in the industry or the bank’s customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although the bank’s customary servicing practices at any time will apply to the receivables comprising the master trust portfolio, the bank is not obligated to maximize collections from the receivables. Consequently, the manner in which the bank manages the terms of its accounts, exercises its servicing discretion, or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes. If the yield or payment rate on the receivables arising in the accounts comprising the master trust portfolio were to decrease significantly, particularly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected. In more extreme circumstances, these decreases could cause a pay out event for a collateral certificate or early redemption event for the notes to occur.

Unless required to do so by applicable law, the bank and its affiliates may not change the terms of the accounts designated to the master trust (or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET) or its policies relating to the operation of their credit card businesses, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless the bank or related affiliate reasonably believes such a change would not cause a pay out event to occur for the related collateral certificates or an early redemption event to occur for the notes, and the bank or related affiliate takes the same action on its other substantially similar revolving credit card accounts, to the extent permitted by those credit card accounts.

The bank and its affiliates have no restrictions on their ability to change the terms of the accounts designated to the master trust except as described above. Changes in relevant law, changes in the marketplace or prudent business practices could cause the bank or its affiliates to change account terms.

Yield and payments on the receivables could decrease, resulting in an early redemption event and receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on their expected principal payment date.

A significant decrease in the amount of receivables in the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET for any reason could result in an early redemption event and early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the receivables in the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies, or an increase in convenience use of cards, whereby cardholders pay their balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts and the excess spread amount. If the average excess spread amount for any three consecutive calendar months is less than the required excess spread amount for such three months, an early redemption event will occur and could result in an early payment of your notes. See “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events.”

Even if a sale of assets is permitted, the bank can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

The bank may encounter significant difficulties integrating Discover, which could adversely affect the bank’s business and operations and may result in greater risk of loss on your notes.

As described more fully under “The Bank—Capital One, National Association” in this prospectus, on February 19, 2024, the bank’s direct parent, the Corporation, entered into an agreement and plan of merger with Discover Financial Services (the “Discover transaction”), and on May 18, 2025, the Discover transaction closed.

The successful integration of two independent businesses is complex, difficult, time-consuming and costly. With the consummation of the Discover transaction, the size and scope of the bank’s business has increased significantly. The success of the Discover transaction will depend, in part, on the bank’s ability to successfully integrate Discover’s operations in a manner that results in various benefits and that does not materially disrupt existing cardholder relationships or result in decreased revenues due to loss of cardholders, as well as the bank’s ability to successfully integrate Discover into its risk management framework, compliance systems and corporate culture. This process requires extensive investment since inconsistencies in standards, controls, procedures and policies could adversely affect the bank. The difficulties and risks associated with the integration of Discover could include, among others:

•	loss of momentum in, the activities of the bank’s credit card business, including difficulty retaining existing cardholders and acquiring new cardholders;

•	difficulties integrating operations, systems and networks, including related technology, operations and compliance programs;

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potential failures, outages, interruptions and other disruptions resulting from integrating certain systems, networks and infrastructures, such as the bank’s third-party cloud infrastructure platforms;

•	difficulties in retaining existing personnel or hiring and integrating new personnel;

•	difficulties managing expanded business footprint, including risks adapting to new markets, legal and regulatory regimes and businesses;

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risks arising from increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Discover transaction, including those related to the integration process or the size, scope and complexity of the bank’s expanded business operations;

•	changes in laws or regulations or in the interpretation of existing laws or regulations;

•	risks arising from known or potential unknown contingencies and liabilities of Discover assumed in connection with the consummation of the Discover transaction; and

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risks related to the outcome of any legal, regulatory, political or community group proceedings or inquiries that may be currently pending or later instituted against the bank in connection with the Discover transaction.

If the bank experiences difficulties during the integration process, including those listed above, it could adversely affect the bank’s business and operations, which may result in greater risk of loss on your notes.

Insolvency and Security Interest Risks

The conservatorship, receivership, bankruptcy, or insolvency of the bank, Capital One Funding, the master trust, COMET, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.

The bank is a national banking association, and its deposits are insured, up to applicable limits, by the Federal Deposit Insurance Corporation (the “FDIC”). If certain events were to occur involving the bank’s financial condition or the propriety of its actions, the FDIC could be appointed as conservator or receiver for the bank and, in that capacity, could exercise broad powers over the bank and its assets, obligations, and operations.

Prior to August 1, 2002, the bank transferred receivables directly to the master trust trustee. Since August 1, 2002, receivables have been transferred by the bank to Capital One Funding and by Capital One Funding to the master trust trustee.

Each transfer of receivables by the bank is treated by the bank as a sale for legal purposes. The FDIC or other interested parties, however, could take the position that any of these transfers constitutes only the grant of a security interest under applicable law, that the bank continues to own the receivables, and that the FDIC as conservator or receiver for the bank should control and administer the receivables.

Under the current version of the FDIC’s regulation on securitization transactions, the FDIC has surrendered its rights to reclaim, recover, or recharacterize a depository institution’s transfer of financial assets (such as the receivables) with respect to obligations of a revolving trust or a master trust if:

•	one or more obligations were issued by the trust as of September 27, 2010;

•	the transfer satisfied specified conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

•	the transfer involved a securitization of the financial assets;

•	the depository institution received adequate consideration for the transfer; and

•

the financial assets were not transferred fraudulently, in contemplation of the depository institution’s insolvency, or with the intent to hinder, delay, or defraud the depository institution or its creditors.

Each transfer of receivables by the bank has been intended to satisfy all of these conditions. We sometimes refer to the satisfaction of these conditions as meeting “grandfathered safe harbor status.”

If any of these conditions were found not to have been met, the FDIC’s rights to reclaim, recover, or recharacterize the bank’s transfer of receivables would not be restricted. Under such circumstances, the FDIC may also have the right to recover payments made on the notes. The FDIC may not be subject to an express time limit in deciding whether to exercise any of these rights, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in exercising any of these rights, moreover, you may not be entitled under applicable law to the full amount of your damages. A statutory injunction would prevent the master trust trustee, the indenture trustee, and the noteholders from collecting payments or exercising any of their other rights, remedies, and interests for up to 90 days, unless the FDIC consents to such actions.

While presently transfers of receivables are intended to meet all the conditions for grandfathered safe harbor status, future transfers of receivables may not continue to meet one or all of those conditions and instead may occur in reliance on other safe harbor regulations promulgated by the FDIC, other than grandfathered safe harbor status, or in reliance on other guidance delivered by the FDIC with respect to securitization transactions generally or the COMT/COMET securitization issuance platform specifically. Should such future transfers not meet the criteria for grandfathered safe harbor status, even if they otherwise meet the requirements of the current FDIC safe harbor regulation, any successor regulation then in effect, or any other FDIC guidance, there may be certain adverse consequences for you including, but not limited to, a delay in receiving payments of ten (10) business days or more if the FDIC is appointed conservator or receiver and fails to pay or apply collections in accordance with the transaction documents. More specifically, under the provisions of the current FDIC safe harbor regulation that apply to transactions that are not subject to grandfathered safe harbor status, the FDIC has stated that if certain conditions are satisfied, then:

•

If the FDIC, as conservator or receiver, provides written notice of repudiation of the transaction document pursuant to which the receivables were transferred, and the FDIC does not pay damages within ten (10) business days following the effective date of such notice, the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor pursuant to the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business to facilitate the exercise of these contractual rights. The damages to be paid by the FDIC are the par value of the obligations issued in the securitization on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by holders of the obligations through the date of repudiation of the transaction document, plus unpaid accrued interest through the date of repudiation (to the extent actually received on the financial assets through such date). Upon payment of these damages, all liens or claims on the receivables under the transaction document will be released.

•

If, after appointment of the FDIC as conservator or receiver, the FDIC is in monetary default due to its failure to pay or apply collections from the receivables in accordance with the transaction documents, whether as servicer or otherwise, and remains in monetary default for ten (10) business days after written notice thereof, then the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor under the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights. The insolvent bank will have no further obligations under the transaction documents.

If future transfers occur in reliance on regulations or guidance other than grandfathered safe harbor status, your rights may be impacted in additional ways, and payments to you could be delayed or reduced.

Even if the referenced conditions in the FDIC’s regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank’s transfers of receivables, distributions to you could be adversely affected if the bank entered conservatorship or receivership.

In addition to the statutory injunction, the FDIC may be able to obtain a judicial stay of any action to collect payments under or otherwise enforce the transaction documents, the COMT collateral certificate, or the notes for up to 90 days. Further, the FDIC may require that its claims process be followed before payments on the receivables or the COMT collateral certificate are released. The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•

authorize the bank to assign or to stop performing its obligations under the transaction documents, including its obligations to service the receivables, to make payments or deposits, to repurchase receivables, or to provide administrative services for Capital One Funding or COMET;

•	prevent the appointment of a successor servicer or the appointment of a successor provider of administrative services for Capital One Funding or COMET;

•

alter the terms on which the bank continues to service the receivables, to provide administrative services for Capital One Funding or COMET, or to perform its other obligations under the transaction documents, including the amount or the priority of the fees paid to the bank;

•	prevent or limit the commencement of an early amortization period or an early redemption of the notes, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables or the COMT collateral certificate and the termination of the master trust or COMET, or instead do the opposite and require those to occur; or

•	prevent or limit continued transfers of receivables or continued distributions on the COMT collateral certificate, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Distributions to you also could be adversely affected if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Capital One Funding is a wholly-owned subsidiary of the bank. Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If Capital One Funding were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

In the receivership of an unrelated national bank, the FDIC successfully argued to the United States Court of Appeals for the District of Columbia Circuit that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to Capital One Funding, the master trust, or COMET. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the master trust trustee, the indenture trustee, or the noteholders under any transaction document, losses to you could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the COMT collateral certificate, or the other assets of Capital One Funding, the master trust, or COMET on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms, including a new system for the orderly liquidation of certain systemically significant financial entities. In such a liquidation, the FDIC would be appointed as receiver and would have powers similar to those it has as receiver for a bank under the insolvency provisions of the Federal Deposit Insurance Act. Because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including Capital One Funding, the master trust, and COMET.

Capital One Funding, the master trust, and COMET have been established so as to minimize the risk that any of them would become insolvent or enter bankruptcy. Still, each of them may be eligible to file for bankruptcy or to be placed into receivership under the orderly liquidation authority provisions of the Dodd-Frank Act, and no assurance can be given that the risk of insolvency, bankruptcy or receivership has been eliminated. If Capital One Funding, the master trust, or COMET were to become insolvent or were to enter bankruptcy or receivership, you could suffer a loss on your investment. Risks also exist that, if Capital One Funding, the master trust, or COMET were to enter bankruptcy or receivership, any of the others and its assets (including the receivables or the COMT collateral certificate) would be treated as part of the bankruptcy or receivership estate.

Regardless of any decision made by the FDIC or any ruling made by a court, moreover, the mere fact that the bank, Capital One Funding, the master trust, COMET, or any of their affiliates has become insolvent or has entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the COMT collateral certificate and on the liquidity and the value of the notes.

There also may be other possible effects of a conservatorship, receivership, bankruptcy, or insolvency of the bank, Capital One Funding, the master trust, COMET, or any of their affiliates that could result in delays or reductions in payments to you.

Some interests could have priority over the master trust trustee’s interest in the receivables or the indenture trustee’s interest in the COMT collateral certificate, which could cause delayed or reduced payments to you.

Representations and warranties are made that the master trust trustee has a perfected interest in the receivables and that the indenture trustee has a perfected interest in the COMT collateral certificate. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

The transaction documents permit liens for municipal or other local taxes to have priority over the master trust trustee’s perfected interest in the receivables. If any of these tax liens were to arise, or if other interests in the receivables or the COMT collateral certificate were found to have priority over those of the master trust trustee or the indenture trustee, you could suffer a loss on your investment.

If a conservator, a receiver, or a bankruptcy trustee were appointed for the bank, Capital One Funding, the master trust, or COMET, and if the administrative expenses of the conservator, the receiver, or the bankruptcy trustee were found to relate to the receivables, the COMT collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust trustee or the indenture trustee receives any payments, which could result in losses on your investment. See “ —The conservatorship, receivership, bankruptcy, or insolvency of the bank, Capital One Funding, the master trust, COMET, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.”

The master trust trustee and the indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds or in interchange commingled by the bank with its own funds, which could cause delayed or reduced payments to you.

The servicer is obligated to deposit collections into the collection account no later than the second business day after the date of processing for those collections. If conditions specified in the transaction documents are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following distribution date. In addition, the bank always is permitted to make only a single transfer of all interchange received during a monthly period on the following distribution date. For further details regarding these arrangements, including the conditions that must be met, see “The Master Trust—Application of Collections.”

All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit. See “The Master Trust—Master Trust Collection Account.” Similarly, all interchange that the bank receives prior to the related distribution date is commingled with its other funds and used for its own benefit. The master trust trustee and the indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer or the bank were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the transaction documents.

Certain events affecting or involving other parties to the transactions could result in accelerated, delayed, or reduced payments to you.

Parties in addition to the bank, Capital One Funding, the master trust and COMET may have material roles in COMET notes transactions. Pursuant to the pooling agreement, the bank, as servicer, has the right to delegate or outsource its duties as servicer to a subservicer who agrees to act in accordance with the pooling agreement and the bank’s lending guidelines. In addition, the trust accounts established by COMT and COMET are maintained with the master trust trustee or the indenture trustee, respectively, and in certain circumstances may be maintained with another eligible institution. Additionally, if so specified in the related prospectus, funds to make payments on the notes offered thereby may be supplied by derivative counterparties, supplemental enhancement providers, or supplemental liquidity providers. If any of these parties were to enter conservatorship, receivership, or bankruptcy or were to become insolvent or otherwise experience an adverse event, payments to you could be accelerated, delayed, or reduced.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in reduction in payment on your notes.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its revolving credit card account. As a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. While these protections primarily apply to consumer cardholders, they may also serve to protect small businesses cardholders who file for liquidation under Chapter 7 of the United States Bankruptcy Code, as amended, or similar state bankruptcy or debtor relief laws. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

Other Legal and Regulatory Risks

Regulatory action could result in losses or delays in payment.

The bank is regulated and supervised by the Office of the Comptroller of the Currency (the “OCC”), the FDIC and the Consumer Financial Protection Bureau (the “CFPB”). See “ —Compliance with new and existing laws, regulations and regulatory expectations could have a significant impact on COMET, the master trust, Capital One Funding, or the bank.” These regulatory authorities, as well as others, have broad powers of enforcement over the bank and its affiliates. Furthermore, the political and policy goals of elected officials may change over time, which could impact the rulemaking, supervision, examination and enforcement priorities of these regulatory authorities.

If an applicable regulatory authority were to conclude that an obligation under the transaction documents constituted an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that regulatory authority may have the power to order the bank or the related affiliate, among other things, to rescind the transaction document, to refuse to perform the obligation, to terminate that activity, to amend the terms of the obligation, or to take any other action considered appropriate by that authority. In addition, the bank or the related affiliate may not be liable to you for contractual or other damages for complying with such a regulatory order, and you may not be able to make a claim against the regulatory authority. Therefore, if such a regulatory order were issued, payments to you could be accelerated, delayed, or reduced.

In one case, the OCC issued a cease and desist order against a national banking association that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices. That order required the financial institution to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (despite the priority of payments in the securitization documents and the perfected security interest of the related trust in those funds), and to increase its servicing fee percentage above that specified in the securitization documents. The bank has no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any law, regulation, written condition, or agreement applicable to the bank or its affiliates. If a regulatory authority were to conclude otherwise, however, you could suffer a loss on your investment.

Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in acceleration of or reduction in payment on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. For instance, the Credit Card Accountability Responsibility and Disclosure Act of 2009, as modified by a series of implementing rules (the “CARD Act”), amends the federal Truth-in-Lending Act to require certain disclosures and impose certain substantive requirements relating to, among other things, marketing, underwriting, pricing, and billing practices with respect to credit cards. Among other things, the CARD Act and its implementing rules prevent increases in the annual percentage rate (“APR”) on outstanding balances except under limited circumstances, require creditors to allocate payments in excess of the minimum payment first to the portion of the balance with the highest outstanding rate, and then to the remaining balances in descending interest rate order, require that an APR increase resulting from an account being past due be reduced if payments are timely made for six consecutive months after the APR increase, and require card issuers to review accounts at least every six months when an APR has been increased to determine whether the APR should be reduced. In addition, the CARD Act mandates that penalty fees in connection with any omission or violation of the cardholder agreement, including late fees, be reasonable and proportional to such omission or violation. The CARD Act’s implementing rules prohibit penalty fee amounts from exceeding the amount of the violation and require penalty fee amounts to be a “reasonable proportion” of the total costs incurred by the card issuer due to the cardholder’s violation of the account terms or that the dollar amount of the fee does not exceed the safe harbor amounts set forth in the rules.

As a result of the consumer protection laws and regulations currently in effect, any consumer protection laws or regulations subsequently enacted or implemented, and changes in their regulatory application or judicial interpretation, the finance charges and other fees that the bank as owner of the accounts can charge on credit card account balances may be reduced and may reduce the effective yield of revolving credit card accounts, and a pay out event or an early redemption event could occur and could result in an acceleration of payment or reduced payments on your notes. While these laws are generally directed at consumer transactions, it is possible that they could impact small business lending as well. See “The Master Trust—Pay Out Events,” “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” and “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

Congress, the states and regulatory agencies, including but not limited to the Board of Governors of the Federal Reserve System and the CFPB, also could further regulate the credit card and consumer credit industry in ways that make it more difficult for the bank to originate additional accounts or for the servicer to collect payments on the receivables, that reduce the finance charges and other fees that the bank as owner of the accounts can charge on credit card account balances, or that cause cardholders to decrease their use of credit cards. See “ —Compliance with new and existing laws, regulations and regulatory expectations could have a significant impact on COMET, the master trust, Capital One Funding, or the bank.” There have been efforts to impose price controls and other impositions.

In addition, the bank is, or may become, subject to a variety of continuously evolving and developing laws and regulations in the United States at the federal, state and local level regarding privacy, data protection and data security, including those related to the collection, storage, handling, use, disclosure, transfer, security and other processing of personal information. For further discussion of applicable privacy, data protection and data security laws and regulations, see “Certain Legal Aspects of the Receivables—Consumer Protection Laws.” These laws and regulations impose strict requirements regarding the collection, storage, handling, use, disclosure, transfer, security and other processing of personal information, which may have adverse consequences, including significant compliance costs and severe monetary penalties for non-compliance. Furthermore, the increased risk of inadvertent disclosure of confidential information or personal data in connection with the utilization of AI technologies may result in stronger regulatory scrutiny, leading to legal and regulatory investigations and enforcement actions that may negatively impact the bank’s credit card business. In connection with the integration of Discover, the bank expects to continue integrating Discover data, including personal information, into its systems and networks, which may subject the bank to increased regulatory and compliance risks.

The CFPB is continually reviewing the functioning of the consumer credit card market, which may lead to regulatory changes or increased compliance and enforcement risk. The bank cannot at this time predict the extent to which further CFPB actions may affect the bank or the consumer finance markets in which it operates, or the extent to which such CFPB actions could lead to reductions in the effective yield on the credit card accounts in the master trust portfolio. See “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

The bank makes representations and warranties about its compliance with legal requirements. The bank also makes certain representations and warranties in the receivables purchase agreement about the validity and enforceability of the accounts and the receivables. However, neither the master trust trustee nor the indenture trustee will examine the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the applicable transferor or the servicer must accept the transfer and reassignment of the receivables affected by the breach.

Compliance with new and existing laws, regulations and regulatory expectations could have a significant impact on COMET, the master trust, Capital One Funding, or the bank or its affiliates and could adversely affect the timing and amount of payments on your notes.

A wide array of laws and regulations, including banking, tax, consumer lending and payment services laws and regulations, apply to the business of the bank or its affiliates and application of these laws can be uncertain and evolving. The bank and its affiliates are also subject to supervision and examination by multiple regulators and the manner in which those regulators interpret applicable laws and regulations may affect how the bank and its affiliates comply with them.

The bank or its affiliates, including the business acquired in the Discover transaction, may be subject to increased scrutiny by, and/or may require additional regulatory compliance with, governmental authorities in connection with the Discover transaction as a result of an increase in the size, scope and complexity of the combined company’s business operations.

Failure to comply with these laws and regulations and effectively navigate this complex regulatory landscape, even if the failure is inadvertent, results from human error or reflects a difference in interpretation or conflicting legal requirements, could subject the bank to restrictions on its business activities, fines, criminal sanctions and other penalties, and/or damage to its reputation with regulators, its cardholders, or the public and could adversely affect the ability of the bank to perform its obligations under the transaction documents. Hiring, training and retaining qualified compliance and legal personnel, and establishing and maintaining risk management and compliance-related systems, infrastructure and processes, is difficult. In addition, actions, behaviors or practices by the bank, its affiliates, its employees or representatives that are illegal, unethical or contrary to the bank’s core values could harm the bank or its cardholders or damage the integrity of the financial markets and are subject to regulatory scrutiny across jurisdictions. Violations of law by other financial institutions may also result in increased regulatory scrutiny of the bank.

The Dodd-Frank Act, which was signed into law on July 21, 2010, provides for the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies, to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for, among other things, enhanced regulation of asset-backed securities.

Some of the provisions under the Dodd-Frank Act have been and will continue to be phased in over time and will be subject to further rulemaking at the discretion of applicable regulatory bodies; the impact of the Dodd-Frank Act may depend upon the content and implementation of the rules and regulations issued thereunder. For example, on October 22, 2024, the CFPB issued a final rule to implement Section 1033 of the Dodd-Frank Act concerning consumer data rights. The final rule was subject to litigation and the CFPB was enjoined from enforcing the rule in October 2025. In August 2026, the CFPB submitted to the Office of Information and Regulatory Affairs a Notice of Proposed Rulemaking and the reconsidered rule is being reviewed. The outcome of the revised rulemaking remains uncertain. The full extent to which the Dodd-Frank Act and its associated rules and regulations will impact the asset-backed securities market and credit card lending generally, and COMET, the master trust, Capital One Funding, or the bank and their respective businesses and assets specifically, remains uncertain. The bank can give no assurance that the new standards, or the manner in which they are implemented and applied, will not have a material adverse impact on COMET, the master trust,

Capital One Funding, or the bank, including on the level of receivables held in the master trust, the servicing of those receivables, or the amount of notes issued in the future.

From time to time, Congress and state legislatures may enact legislation to regulate credit card interchange fees, interest rates, or other credit card practices. For example, in January 2026, a bipartisan group of Senators re-introduced the Credit Card Competition Act of 2026 (the “CCCA”), which would require banks with more than $100 billion in assets issuing cards on four-party networks to enable more than one network on certain general purpose credit cards and to allow merchants to choose which of the networks to use for processing transactions, and would mandate that at least one of the provided networks cannot be one of the two largest networks by market share with respect to the number of credit cards issued in the U.S., as determined by the Federal Reserve Board. Currently, those two networks are Mastercard and Visa.

At this stage, the CCCA remains an active legislative proposal, and it is unclear whether the CCCA or similar legislation will be enacted. State legislatures and regulatory agencies may also seek to enact legislation and regulation to limit fees or discount fees or discount rates charged by networks. For example, at the state level, Illinois passed a law prohibiting interchange fees on state sales taxes and gratuities. After extensive litigation, rulemaking activity by federal banking regulators, and two legislative extensions of the effective date by the Illinois legislature, a federal court has enjoined Illinois from enforcing the law against national banks, federal savings associations, federal credit unions and certain state-chartered banks, as well as payment networks to the extent they are acting on those banks’ and credit unions’ behalf. To the extent banks or networks are not subject to the court’s injunction, the law is currently scheduled to go into effect on July 1, 2027. The law may be the subject of additional legislative or litigation activity. It is also currently uncertain what other new limitations on credit card practices, new required disclosures or new restrictions on interchange fees may be adopted by state or federal legislative bodies and what impact any new limitations or requirements would have on the bank or its affiliates, the issuing entity, or Capital One Funding; however, any legislation that, independently or collectively, results in a reduction in the interchange fees included in the charges to merchants by their acquirers may reduce the effective yield on the credit card accounts in the master trust portfolio, which could result in an early redemption event and accelerated or reduced payments on your notes.

The bank, the transferor, the master trust, and the issuing entity are subject to the risk of increased litigation, government investigations and regulatory enforcement that may result in greater risk of loss on your notes.

The Bank

The bank is subject to increased litigation, government investigations and other regulatory enforcement risks as a result of a number of factors and from various sources, including the highly regulated nature of the financial services industry, the focus of state and federal prosecutors on banks and the financial services industry and the structure of securitization funding programs in the credit card industry.

Given the inherent uncertainties involved in litigation, government investigations and regulatory enforcement decisions, and the very large or indeterminate damages sought in some matters asserted against the bank, there can be significant uncertainty as to the ultimate liability the bank may incur from these kinds of matters. The finding, or even the assertion, of substantial legal liability against the bank could have a material adverse effect on the bank’s business and financial condition and could cause significant reputational harm to the bank, which could cause greater risk of loss on your notes. In addition, financial institutions, such as the bank, face significant regulatory scrutiny, which can lead to public enforcement actions or nonpublic supervisory actions. The bank is subject to comprehensive regulation and periodic examination by various regulatory bodies. The bank has been subject to enforcement actions by many regulators and may continue to be involved in such actions, including governmental inquiries, investigations and enforcement proceedings.

The bank expects that regulators and governmental enforcement bodies will continue taking public enforcement actions against financial institutions in addition to addressing supervisory concerns through nonpublic supervisory actions or findings, which could involve restrictions that may delay payment or result in losses on your investment. In addition, a violation of law or regulation by another financial institution is likely to give rise to supervisory review or an investigation by regulators and other governmental agencies of the same or similar practices by the bank. Furthermore, a single event may give rise to numerous and overlapping investigations and proceedings.

As a result of the Discover transaction, the bank has assumed the contingencies and liabilities of Discover Bank, for which the bank has incurred and may continue to incur financial risk, compliance obligations, litigation risk, or reputational risk, including as a result of assuming ongoing litigation disputes, claims, government agency investigations and enforcement actions and other proceedings associated with Discover Bank’s actions prior to the Discover transaction. The bank continues to face significant uncertainty regarding the contingencies and liabilities the bank has assumed from Discover Bank.

Litigation, government investigations and other regulatory actions could generally subject the bank to significant fines, restrictions on its activities, including product offerings, and damage to its reputation and its brand, and could adversely affect its business, which may result in greater risk of loss on your notes.

The Transferor, the Master Trust and the Issuing Entity

As an assignee of credit card receivables (or an interest therein) from the bank, the transferor, the master trust and the issuing entity are likewise subject to the risks of litigation, particularly as a securitization funding program sponsored by the bank. Securitization entities, including the transferor, the master trust and the issuing entity, have faced litigation challenging whether non-bank entities purchasing receivables originated by a bank may rely on federal preemption of state usury laws. While such litigation has been resolved favorably to the defendants, if additional similar future actions were to be initiated against the transferor, the master trust and the issuing entity and decided adversely to them, those actions could subject them to significant exposure and result in receivables with rates of interest that exceed applicable state usury limits being subject to interest rate reductions or being deemed void or unenforceable and requiring forfeiture of principal and/or interest (paid or to be paid). If this were to occur with respect to the transferor, the master trust or the issuing entity, you may suffer a delay in payment or incur losses on your investment.

A federal appellate court concluded that securitization trusts that hold consumer loans and hire third parties to service those loans may be viewed as engaged in offering or providing a consumer financial product or service and are, therefore, subject to the CFPB’s enforcement authority under the Consumer Financial Protection Act (the “CFPA”). Consumer Fin. Prot. Bureau v. Nat’l Collegiate Master Student Loan Tr., 96 F.4th 599 (3d Cir. 2024). On August 16, 2024, a petition for a writ of certiorari was filed with the U.S. Supreme Court, which was denied on December 16, 2024. Following the change in administration, the case was dismissed with prejudice on April 28, 2025. However, if such liability were successfully asserted in a CFPA claim against a securitization vehicle, such as the master trust or the issuing entity, it could subject such a securitization vehicle to significant exposure. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. If this were to occur with respect to the master trust, you may suffer a delay in payment or incur losses on your investment.

For more information on this litigation and other legal challenges to securitization funding programs, see “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

Federal tax legislative proposals could impact your investment.

New tax legislation is from time to time introduced in the U.S. Congress and current law may change. We cannot be certain if, when or in what form any such new tax law may be enacted and whether any such law will apply to instruments issued earlier than the effective date of such law or to entities in existence earlier than the effective date of such law. It is possible that additional legislation could be introduced and enacted by the current U.S. Congress or future Congresses that could have an adverse impact on investors in the notes. We suggest prospective investors consult with their tax advisors as to the potential impact of legislative proposals.

Transaction Structure Risks

The note interest rate and the receivables interest rates may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Credit card accounts will have finance charges set at either a variable rate based on a designated index (for example, the prime rate) or a fixed rate. A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on either the same index as some or all of the accounts or a different index. If the rate charged on variable credit card accounts declines, collections of finance charge receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables allocated to that series, class or tranche of notes. In addition, if the rate of interest for a series, class or tranche of notes increases and there is not a corresponding increase in the rate charged on the credit card accounts, collections of finance charge receivables allocated to the collateral certificate may not increase enough to pay interest on the notes. This could result in delayed or reduced principal and interest payments to you.

Allocations of default amounts on principal receivables and reallocation of principal amounts could result in a reduction in payment on your notes.

The bank, as master trust servicer, or any other servicer of assets or receivables related to or in the master trust, will write off the principal receivables arising in accounts in the related portfolio if the principal receivables become uncollectible. Notes will be allocated a portion of these default amounts on principal receivables for collateral certificates and receivables included in the assets securing the notes. In addition, principal amounts otherwise allocable to subordinated notes may be reallocated to pay interest on senior classes of notes or to pay a portion of the servicing fee allocated to your series of notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount on principal receivables allocated to your notes or as the result of reallocations of principal amounts to pay interest or a portion of the servicing fee allocable to your series of notes, and those amounts have not been reimbursed from subsequently received finance charge amounts. For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Only some of the assets of COMET are available for payments on any tranche of notes.

The sole sources of payment for principal of and interest on your tranche of notes are provided by:

•

the portion of the principal amounts and finance charge amounts allocated to the Card series available to your tranche of notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable COMET trust accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of COMET or any other person or entity for payment of your notes. See “Sources of Funds to Pay the Notes.”

In addition, if there is a sale of assets (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor, (ii) following an event of default and acceleration of a tranche of Card series notes or (iii) on the legal maturity date of a tranche of Card series notes, as described in “Deposit and Application of Funds for Card Series Notes—Sale of Assets” and “Sources of Funds to Pay the Notes—Sale of Assets,” a tranche of Card series notes has recourse only to its share of the proceeds of that sale allocated to its tranche and any amounts then on deposit in the COMET trust accounts allocated to and held for the benefit of that tranche of Card series notes.

Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances, resulting in delayed or reduced payments to you.

Subordinated notes of the Card series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the Card series and COMET is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with principal amounts allocated to the Card series in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Notes of a subordinated class that have reached their expected principal payment date will not be paid unless the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of assets or otherwise allocable to the subordinated notes, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET were to decline during this prefunding period, the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event, and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes of that class are issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The tables under “The Master Trust Portfolio—Payment Rates” in Annex I of this prospectus show the highest and lowest cardholder monthly payment rates for the master trust portfolio during the periods shown in those tables. Payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by the originator of the receivables or the addition of credit card accounts to the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET with different characteristics. There can be no assurance that the rate of repayment will remain in this range in the future.

The composition of the assets securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

Initially, the primary asset in COMET will be the COMT collateral certificate. At any time another collateral certificate may be added to COMET. We cannot guarantee that new assets will be of the same credit quality as the COMT collateral certificate. At all times, COMET’s assets will consist only of collateral certificates backed by credit card receivables. The credit card receivables in the master trust will be generated by revolving credit card accounts owned by the bank or an affiliate.

The bank or its affiliates may choose, or may be required, to transfer additional assets to COMET. In addition, if an additional collateral certificate were added to COMET, principal amounts and other amounts treated as principal amounts received on that collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a series, class or tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocated to that series, need not be reinvested in that collateral certificate, but instead may be (1) invested or reinvested in another collateral certificate included or to be included in COMET or (2) paid to the transferor or transferors. The invested amount of an existing collateral certificate included in COMET, such as the COMT collateral certificate, may also be increased and additional collateral certificates may be transferred to COMET without the payment of cash. New assets included in COMET, either through a designation for inclusion of assets or the reinvestment of principal amounts and other amounts treated as principal amounts, may have characteristics, terms and conditions that are different from those of the COMT collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms.

The occurrence of a pay out event for a collateral certificate will result in the early amortization of that collateral certificate. The occurrence of such pay out event or early amortization of that collateral certificate may cause an early redemption of all the notes, even if COMET has another collateral certificate.

The applicable transferor or transferors, on behalf of COMET, will direct the reinvestment of collections on the assets included in COMET over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in COMET. In addition, there is no obligation on the part of a master trust or other securitization special purpose entity that has transferred a collateral certificate to COMET to increase the invested amount of that collateral certificate. If the credit quality of COMET’s assets were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes.”

Addition of credit card receivables to the master trusts or other securitization special purpose entities or COMET may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of a master trust or other securitization special purpose entity, and therefore, the assets allocated to certain collateral certificates held by COMET, may change each day. The bank or an affiliate may choose, or may be required, to transfer additional receivables to a master trust or securitization special purpose entity. The accounts from which those additional receivables arise may have terms and conditions that are different from the terms and conditions that apply to the accounts whose receivables are already included in that master trust or securitization special purpose entity. For example, the new accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the bank or an affiliate may transfer the receivables in accounts purchased by the bank or the affiliate to a master trust if certain conditions are satisfied. Those accounts purchased by the bank or the affiliate will have been originated using the account originator’s underwriting criteria, not those of the bank or the affiliate. That account originator’s underwriting criteria may be different than those of the bank or the affiliate. Also, the bank or an affiliate may transfer to a master trust or securitization special purpose entity receivables that arise in accounts that may have been originated by the bank or an affiliate using different credit criteria from the criteria applied by the bank or an affiliate for the accounts whose receivables are currently transferred to that master trust or securitization special purpose entity. We cannot guarantee that new accounts will be of the same credit quality as or have performance characteristics similar to the accounts currently or historically designated to have their receivables transferred to a master trust or securitization special purpose entity. If the credit quality or performance of the receivables transferred to a master trust or securitization special purpose entity were to deteriorate and a collateral certificate issued by that master trust or securitization special purpose entity were included in the assets securing your notes, or if the credit quality of receivables transferred to COMET were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “The Master Trust—Addition of Master Trust Assets,” “Sources of Funds to Pay the Notes—General” and “Sources of Funds to Pay the Notes—Addition of Assets.”

You will not be notified of, nor will you have any right to consent to, the addition of any receivables in additional accounts to the master trust or any other applicable securitization special purpose entity, or the addition of any additional collateral certificates to COMET.

The bank and its affiliates may not be able to generate new receivables or designate new accounts or maintain or increase the size of a collateral certificate when required. This inability could result in an acceleration of or reduction in payments on your notes.

COMET’s ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the bank or its affiliates. Because of regulatory restrictions or for other reasons, the bank or its affiliates may be prevented from generating sufficient new receivables, or may be prevented from designating new accounts, to add to a master trust or securitization special purpose entity or to COMET. Neither the bank nor its affiliates guarantee that new receivables will be created, that any receivables will be transferred to a master trust or securitization special purpose entity, that the size of the collateral certificates transferred to COMET will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

The pooling agreement provides that the transferor must transfer additional receivables to the master trust if the total amount of principal receivables in the master trust falls below the master trust required principal balance or if the master trust transferor interest falls below the master trust required transferor interest. There is no guarantee that the transferor will have enough receivables to transfer to the master trust. If the transferor does not make an addition of receivables to the master trust when it is required to do so by the pooling agreement, a pay out event will occur for the COMT collateral certificate, which could result in an acceleration of or a reduction in payments on your notes. See “The Master Trust—Addition of Master Trust Assets,” “ —Pay Out Events” and “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events.”

The bank offers accounts with introductory rates, which are generally at low levels during an initial period and which generally rise to higher rates after the initial period expires. Accounts having this introductory rate feature are subject to a significant risk of attrition when the introductory rate expires because accountholders that were initially attracted by the low introductory rates may decide to transfer account balances to other credit card accounts having a lower periodic rate. Although the bank has developed methodologies to retain these accounts after expiration of the initial period, there can be no assurance that attrition in these accounts will not be significant.

If representations and warranties relating to the master trust receivables are breached, payments on your notes may be reduced.

The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the master trust portfolio, and as to the perfection and priority of the master trust trustee’s interests in the receivables. The transferor will make similar representations and warranties to the extent that receivables are included as assets of COMET. Prior to the substitution date, the bank made similar representations and warranties regarding the receivables that were transferred by the bank to the master trust. However, the master trust trustee does not, and the indenture trustee will not, examine the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables in the master trust portfolio is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferor may claim rights to the master trust assets, or to the extent receivables are included as assets of COMET, to the assets of COMET. If a representation or warranty is violated, the transferor, or the bank with respect to receivables transferred to the master trust prior to the substitution date, may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “The Master Trust—Representations and Warranties,” the transferor, or the bank with respect to receivables transferred to the master trust prior to the substitution date, must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “The Master Trust—Representations and Warranties.”

The objective of the asset representations review process is to independently identify noncompliance with a representation or warranty concerning the receivables but no assurance can be given as to its effectiveness.

Clayton Fixed Income Services LLC will act as the asset representations reviewer under the asset representations review agreement. As more particularly described under “Requirements for SEC Shelf Registration—Asset Representations Review,” once both the delinquency trigger and the voting trigger have been met, the asset representations reviewer will conduct a review of receivables in the master trust portfolio that are 60 or more days delinquent and the related credit card accounts, for compliance with certain representations and warranties concerning those receivables made in the pooling agreement and the receivables purchase agreement. The objective of the review process, including the final determination by the asset representations reviewer, is to independently identify noncompliance with a representation or warranty concerning the receivables. The transferor will investigate any findings of noncompliance contained in the asset representations reviewer’s final report and make a determination regarding whether any such noncompliance constitutes a breach of any contractual provision of any transaction agreement. If the transferor determines that a breach has occurred, it will provide notice to the bank and the master trust trustee. See “The Master Trust—Representations and Warranties” and “The Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement—Representations and Warranties” and “ —Repurchase Obligations” for a discussion of the obligations of the transferor and the bank, and the rights of the master trust trustee and certificateholders, if the transferor or the bank breach certain representations and warranties concerning the receivables made in the pooling agreement and the receivables purchase agreement.

None of the accounts or receivables comprising the master trust portfolio have been subject to the asset representations review process, and no assurance can be given that the asset representations review process will achieve the intended result of identifying noncompliance with representations and warranties concerning the receivables. A determination by the asset representations reviewer represents the analysis and the opinion of the reviewer based on the testing procedures related to the performance of its review and there can be no assurance that any asset representations review will identify all inaccurate representations and warranties concerning the subject receivables. As a result, there can be no assurance that the asset representations review will provide the transferor or the master trust trustee with an effective tool to identify a breach of any contractual provision. Neither investors nor the master trust trustee will be able to change the scope of the testing procedures or any review using the testing procedures, or to contest any finding or determination by the asset representations reviewer.

The asset representations review agreement provides that, in connection with any review, the servicer will grant the asset representations reviewer access to copies of documentation related to the performance of its review of the accounts and receivables. The asset representations reviewer will conduct its review based on the information in the review materials and other generally available information. Therefore, the asset representations reviewer’s ability to determine if receivables have failed to comply with a representation or warranty will depend on whether the review materials for those receivables or the related accounts provide a sufficient basis for that conclusion.

Finally, even if none of the representations and warranties concerning the receivables are untrue, the receivables may still suffer from delinquencies and charge-offs, and the notes may incur losses or have reduced market values.

Issuance of additional notes may affect your voting rights and the timing and amount of payments to you.

COMET expects to issue notes from time to time. COMET may also “reopen” or later issue additional notes in your tranche of Card series notes. New notes may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes. For a description of the conditions that must be satisfied before COMET can issue new notes, see “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, for a multiple tranche series, if notes in your series issued after your notes have a higher interest rate than your notes, finance charge amounts available to pay interest on your notes could be reduced. Also, when new notes are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture and the master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.”

Issuance of additional master trust investor certificates may affect your voting rights and the timing and amount of payments to you.

The master trust may issue new investor certificates from time to time. New master trust investor certificates may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding master trust investor certificates. For a description of the conditions that must be satisfied before the master trust can issue new investor certificates, see “The Master Trust—New Issuances.”

The issuance of additional master trust investor certificates, including collateral certificates, could also adversely affect the timing and amount of payments on outstanding notes. When new master trust investor certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See “ —You may have limited or no ability to control actions under the indenture and the master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.”

You may have limited or no ability to control actions under the indenture and the master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.

Under the indenture (and any supplement thereto), some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all the notes. These actions include consenting to amendments relating to the collateral certificates securing the notes. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The COMT collateral certificate is an investor certificate under the pooling agreement, and noteholders have indirect consent rights under the pooling agreement. See “The Indenture—Voting.” Under the pooling agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the pooling agreement. While the COMT collateral certificate is the only issued and outstanding series of investor certificates at this time, other series of investor certificates may be issued by the master trust in the future without the consent of any noteholders. In that case, noteholders may need the concurrence of the holders of the other investor certificates to cause actions to be taken. If new series of investor certificates are issued, the holders of the new investor certificates may have the ability to determine generally whether and how actions are taken regarding the master trust. As a result, the noteholders, in exercising their voting powers under the COMT collateral certificate, may need the concurrence of the holders of the other investor certificates to cause actions to be taken. In addition, for the purposes of any vote to liquidate the assets in the master trust, the noteholders will be deemed to have voted against any such liquidation.

If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default affecting your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuing entity trust account for that series, class or tranche of notes will be applied to pay principal of and interest on that series, class or tranche of notes. Then, in each following month, principal amounts and finance charge amounts will be deposited into the applicable COMET trust accounts and applied to make monthly principal and interest payments on that series, class or tranche of notes until the legal maturity date of that series, class or tranche of notes.

However, prior to the legal maturity date of your notes, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of such notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets only under the limited circumstances as described in “The Notes—Events of Default” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration for subordinated notes of a multiple tranche series, if the indenture trustee or a majority of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that legal maturity date regardless of the subordination requirements of any senior classes of notes.

General Risk Factors

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes.

Moreover, events in the financial markets, including increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities, may adversely affect the liquidity and/or reduce the market price of your notes. There can be no assurance that you will be able to sell your notes at favorable prices or at all.

You should not purchase notes unless you understand and know you can bear these investment risks.

You may not be able to reinvest any early redemption proceeds from an optional or mandatory redemption in a comparable security.

The servicer or any affiliate of the servicer, has the right, but not the obligation to direct COMET to redeem the notes of any series, class or tranche before its expected principal payment date at any time when the aggregate nominal liquidation amount of that series, class or tranche is less than 5% of the highest outstanding dollar principal amount at any time of that series, class or tranche. See “The Notes—Redemption and Early Redemption of Notes—Optional Redemption.” In addition, the occurrence of certain early redemption events or events of default and acceleration may require repayment of a series, class or tranche of notes prior to the expected principal payment date for certain notes. See “The Notes—Redemption and Early Redemption of Notes,” “ —Early Redemption Events” and “ —Events of Default.” If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn or if there is an unsolicited issuance of a lower rating.

The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche of notes when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series, class or tranche of notes on its expected principal payment date. In addition, the ratings do not address the following:

•	the likelihood that principal or interest on your notes will be prepaid, paid on the expected principal payment date, or paid on any particular date before the legal maturity date of your notes;

•

the possibility that your notes will be paid early or the possibility of the imposition of United States withholding tax for foreign noteholders (see “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” and “ —Events of Default”);

•	the marketability of the notes or any market price; or

•	that an investment in the notes is a suitable investment for you.

The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes. Any rating may be lowered or withdrawn entirely at any time by a rating agency without notice from the bank, Capital One Funding or COMET to noteholders of such change in rating. The market value of that series, class or tranche of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

Under Securities and Exchange Commission rules, information provided to a nationally recognized statistical rating organization (a “hired NRSRO”) for the purpose of assigning or monitoring ratings is required to be made available to any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) in order to make it possible for such non-hired NRSROs to assign unsolicited ratings. A non-hired NRSRO could choose to provide an unsolicited rating on a series, class or tranche of notes at any time, without notice to the bank, Capital One Funding or the issuing entity and that unsolicited rating could be lower than the ratings provided by the hired NRSROs. If a series, class or tranche of notes has received an unsolicited rating that is lower than the other ratings of such series, class or tranche of notes, the market value of that series, class or tranche of notes could decrease. In addition, if there is a failure to make available to any non-hired NRSRO any information provided to any hired NRSRO for the purpose of assigning or monitoring ratings, any hired NRSRO could withdraw its rating, which could adversely affect the market value of that series, class or tranche of notes.

General Summary of

Operating Documents, Parties and Transferred Assets

Capital One,
National Association
(Sponsor, Originator)
Credit Card
Receivables
Receivables
Purchase
Agreement
Capital One,
National Association
(Servicer)
Capital One Funding
(Depositor)
Credit Card
Receivables
Transferor
Interest
The Bank of
New York Mellon
(Master Trust Trustee)
The Master Trust
(Issuer of COMT
Collateral Certificate)
Pooling
Agreement
COMT Collateral
Certificate
Series 2002-CC
Supplement
Capital One,
National Association
(Administrator)
Capital One Funding
(Beneficiary/Transferor)
COMT Collateral
Certificate
Transfer and
Administration Agreement
The Bank of
New York Mellon
(Indenture Trustee)
COMET
(Issuer of Notes)
Trust Agreement
Indenture
Asset Pool
Asset Pool Supplement
Deutsche Bank
Trust Company
Delaware
(Owner Trustee)
Card series
notes
Card series
Indenture Supplement
Class A
notes
Class B
notes
Class C
notes
Class D
notes
Terms
Documents
Noteholders

Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 175 of this prospectus.

Structure Overview

This section provides a brief overview of the structure described in the chart titled “General Summary of Operating Documents, Parties and Transferred Assets” on the previous page, from the originators of the receivables through the issuance of the Card series notes. This structural overview does not contain all the information you need to make an informed investment decision. You should read this prospectus in its entirety before you purchase any notes.

Owner of Receivables. Capital One, National Association is the owner of certain consumer and small business credit card accounts which give rise to receivables. As the owner of the receivables, the bank transfers certain of such receivables to the transferor, Capital One Funding, under a receivables purchase agreement between the bank and the transferor.

Capital One Master Trust. After it receives the receivables from the bank, Capital One Funding then transfers those receivables to the master trust under the pooling agreement. Capital One, National Association services the receivables in the master trust, and The Bank of New York Mellon is the trustee for the master trust.

COMT Collateral Certificate. Pursuant to the pooling agreement, as supplemented by the Series 2002-CC supplement, the master trust has issued the COMT collateral certificate which represents an undivided interest in the master trust.

Capital One Multi-asset Execution Trust. COMET, a Delaware statutory trust, was created pursuant to a trust agreement between Capital One Funding, as beneficiary of COMET, and Deutsche Bank Trust Company Delaware, as owner trustee of COMET. Currently, the primary asset of COMET is the COMT collateral certificate. The COMT collateral certificate was transferred by Capital One Funding to COMET under the transfer and administration agreement. Pursuant to an indenture, as supplemented by an asset pool supplement, each between COMET and The Bank of New York Mellon, as indenture trustee, COMET may issue series of notes secured by the COMT collateral certificate or another collateral certificate that may be added to COMET in the future.

Card Series Notes. Pursuant to the Card series indenture supplement to the indenture, COMET will issue Card series notes that are secured by the COMT collateral certificate. Each issuance of notes will be included in a designated class of the Card series. The class designations—such as Class A, Class B, Class C or Class D—denote, among other things, a class’s relative priority for payments of interest and principal within the Card series. Notes may be issued as part of a designated tranche of a class of Card series notes. Each tranche of Card series notes may have a different maturity date than the other tranches of notes within the same class of Card series notes. Each tranche of Card series notes will be issued pursuant to a terms document, which supplements the Card series indenture supplement.

Use of Proceeds

The net proceeds from the sale of each series, class and tranche of notes will be received by COMET and paid to the transferor and used by the transferor to increase the Invested Amount of a collateral certificate, purchase additional receivables from the bank or its affiliates and for the general purposes of the transferor, including the repayment to the bank of amounts borrowed by the transferor to purchase receivables from the bank. No expenses, if any, incurred in connection with the selection of receivables have been or are expected to be paid from such proceeds.

The Bank

Capital One, National Association

Capital One, National Association is a national banking association, and a wholly-owned direct subsidiary of the Corporation, a bank holding company incorporated in Delaware on July 21, 1994. Capital One, National Association’s principal executive offices are located at 1680 Capital One Drive, McLean, Virginia, 22102. Capital One, National Association is a member of the Federal Reserve System, and its deposits are insured up to the applicable limits by the FDIC.

The Corporation is a financial holding company with assets totaling approximately $674 billion as of June 30, 2026. As of June 30, 2026, the Corporation’s principal operating subsidiary was Capital One, National Association. On October 1, 2022, the Corporation completed the merger of Capital One Bank (USA), National Association with and into Capital One, National Association, with Capital One, National Association as the surviving entity.

Prior to October 1, 2022, Capital One Bank (USA), National Association was the sponsor and administrator of the issuing entity and the originator and servicer of the assets included in the master trust. Until November 22, 1994, the bank conducted its operations as a division of Signet Bank/Virginia, a wholly-owned subsidiary of Signet Banking Corporation. In 2004, the bank amended its Virginia charter, removing restrictions on its activities and therefore permitting it to engage in a full range of lending, deposit-taking and other activities permissible under Virginia and federal banking laws and regulations, including the offering of credit card products and the taking of retail deposits. Consistent with the bank’s charter, it also engaged in a wide variety of other lending and financial activities. On July 1, 2007, the bank acquired the small business credit card accounts of Capital One, F.S.B. In October 2007, the Office of the Comptroller of the Currency approved the Corporation’s application to convert the bank from a Virginia state-chartered banking corporation named Capital One Bank regulated primarily by the Board of Governors of the Federal Reserve System to a national bank organized under the laws of the United States named Capital One Bank (USA), National Association regulated by the Office of the Comptroller of the Currency. The conversion took place on March 1, 2008.

In connection with the completion of the merger of Capital One Bank (USA), National Association with and into Capital One, National Association on October 1, 2022, Capital One, National Association became the successor to Capital One Bank (USA), National Association in each of its capacities in relation to the transferor, the master trust and the issuing entity, including as sponsor, servicer, originator and administrator. As a result, since October 1, 2022, Capital One, National Association has been the sponsor and administrator of the issuing entity and the originator and servicer of the assets included in the master trust. The credit card operations of Capital One Bank (USA), National Association continue as a segment of Capital One, National Association’s financial services businesses. References in this prospectus to the “bank” shall, unless the context otherwise requires, mean Signet Bank prior to November 22, 1994; Capital One Bank (including, if the context requires, its predecessor) on and after November 22, 1994 but prior to March 1, 2008; Capital One Bank (USA), National Association (including, if the context requires, its predecessors) on and after March 1, 2008 but prior to October 1, 2022; and Capital One, National Association (including, if the context requires, its predecessors) on and after October 1, 2022.

The bank is one of the oldest continually operating bank card issuers in the United States, having commenced operations in 1953, the same year as the formation of what is now Mastercard. For a description of the portion of the bank’s credit card portfolio from which credit card accounts are currently designated to the master trust, see “The Capital One Credit Card Portfolio” in “Annex I” of this prospectus. For information about the integration of Discover, see “The Bank—The Bank’s Credit Card and Lending Business—Business Overview.”

In addition to sponsoring the securitization of the credit card receivables in the master trust, the bank or its affiliates has been the sponsor of securitizations of other credit card receivables, including receivables generated by small business credit card and international credit card accounts, and other consumer lending products, including installment loans, installment sales contracts and loans for automobiles, light-duty trucks and motorcycles.

On February 19, 2024, the bank’s direct parent, the Corporation, entered into an agreement and plan of merger with Discover Financial Services (“Discover”). On May 18, 2025, the Corporation closed the acquisition of Discover, pursuant to which (a) a wholly-owned subsidiary of the Corporation merged with and into Discover, with Discover as the surviving entity, (b) immediately following that merger, Discover, as the surviving entity, merged with and into the Corporation, with the Corporation as the surviving entity, and (c) immediately following that second-step merger, Discover Bank, a Delaware-chartered and wholly owned subsidiary of Discover, merged with and into Capital One, National Association, with Capital One, National Association as the surviving entity. See “Risk Factors—Risks Relating to the Bank’s Credit Card Business—The bank may encounter significant difficulties integrating Discover, which could adversely affect the bank’s business and operations and may result in greater risk of loss on your notes.”

Credit Risk Retention

Capital One Funding, a wholly-owned subsidiary of the bank, owns the Master Trust Transferor Interest which represents the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. Pursuant to the pooling agreement, the servicer will allocate among each series of investor certificates issued and outstanding and the Master Trust Transferor Interest, all amounts collected on finance charge receivables and principal receivables, the master trust Default Amount and miscellaneous payments, based on a varying percentage called the allocation percentage. The servicer will make each allocation by reference to the applicable allocation percentage of each series and the Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain series enhancement providers, with respect to such series. Until principal amounts are needed to be accumulated to pay any series, class or tranche of notes (including the Class A(2026-4) notes), principal amounts allocable to those notes will be applied to other Card series notes that are accumulating principal or paid to the transferor, as holder of the Master Trust Transferor Interest. Amounts payable to the holder of the Master Trust Transferor Interest with respect to amounts collected on principal receivables will be paid to that holder if, and only to the extent that, the Master Trust Transferor Interest in principal receivables on such day (after giving effect to any new receivables transferred to the master trust on the applicable day) exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance, but otherwise such amounts will be deposited into the master trust excess funding account.

In October 2014, the SEC, the FDIC and certain other banking regulators jointly adopted final rules (the “U.S. risk retention rules”) requiring a “sponsor” of a securitization transaction (or certain affiliates of the sponsor) to retain a portion of the credit risk of the asset-backed securities transaction. The bank, as sponsor, complies with the U.S. risk retention rules through retention by Capital One Funding of a “seller’s interest” for purposes of the U.S. risk retention rules, in the form of the Master Trust Transferor Interest, in an amount equal to not less than five percent of the aggregate unpaid principal balance of the outstanding notes issued by COMET, measured in accordance with the requirements of the U.S. risk retention rules and determined at the closing of each issuance of notes and monthly thereafter, as provided in the U.S. risk retention rules. In determining the aggregate unpaid principal balance of the outstanding notes, any notes held for the life of such notes by the bank or its wholly-owned affiliates may be disregarded and deemed not to be outstanding. The aggregate unpaid principal balance may also be reduced by funds then on deposit in segregated principal funding sub-accounts to the extent permitted by the U.S. risk retention rules. We refer to this aggregate unpaid principal balance of the outstanding notes, with the reductions, if any, described immediately above, as the “aggregate adjusted outstanding investor ABS interests.” A “wholly-owned affiliate” refers to a person (other than the issuing entity) that, directly or indirectly, wholly controls, is wholly controlled by, or is wholly under common control with, another person. For purposes of this definition, “wholly controls” means ownership of 100 percent of the equity of any entity.

The amount of principal receivables in the master trust will vary each day as new principal receivables are created and others are paid or charged off as uncollectible. Therefore, the amount of the Master Trust Transferor Interest will fluctuate each day to reflect the changes in the amount of the principal receivables in the master trust. In addition, the Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of any series of investor certificates, and will generally decrease as a result of the issuance of a new series of investor certificates by the master trust. Similarly, the Master Trust Transferor Interest will generally increase as a result of the reduction of the Invested Amount of the COMT collateral certificate due to payment of principal on a series, class or tranche of notes, and will generally decrease as a result of an increase in the Invested Amount of the COMT collateral certificate due to the issuance of a new series, class or tranche of notes, or due to an issuance of additional notes for an existing tranche of notes.

Capital One Funding expects the Master Trust Transferor Interest to be equal to $10,945,079,657, representing approximately 88.62% of the aggregate adjusted outstanding investor ABS interests as of the issuance date for the Class A(2026-4) notes, measured in accordance with the provisions of the U.S. risk retention rules. As permitted under the U.S. risk retention rules, for purposes of determining the size of the Master Trust Transferor Interest on that issuance date, we have used the aggregate principal balance of the receivables in the Master Trust Portfolio as of August 31, 2026 and the aggregate adjusted outstanding investor ABS interests that are expected to be outstanding as of that issuance date, including $500,000,000 of Class A(2026-3) notes, $500,000,000 of Class A(2026-4) notes and any related adjustments to the amount of subordinated notes outstanding. The amount of the Master Trust Transferor Interest retained on the issuance date for the Class A(2026-4) notes will be disclosed by COMET in a current report on Form 8-K within a reasonable time after closing. Following the issuance of the Class A(2026-4) notes, the amount of the Master Trust Transferor Interest as of each subsequent monthly measurement date will be disclosed by COMET in a distribution report on Form 10-D for the distribution period in which such monthly measurement date occurs.

The bank’s obligation to comply with the U.S. risk retention rules and Capital One Funding’s obligation to maintain the Master Trust Transferor Interest so that it equals or exceeds the Master Trust Required Transferor Interest are independent obligations and are determined differently. See “The Master Trust—Addition of Master Trust Assets”

and the definition of “Master Trust Required Transferor Interest” in the “Glossary of Defined Terms” for a description of Capital One Funding’s obligation to maintain the Master Trust Transferor Interest and how the Master Trust Required Transferor Interest is determined.

See “UK Securitization Framework Considerations” above in this prospectus for a discussion of the bank’s retained interest in the securitization transaction with reference to the UK securitization framework.

Certain Interests in the Master Trust and the Issuing Entity

As described immediately above, Capital One Funding owns the Master Trust Transferor Interest. The Master Trust Transferor Interest was approximately $12,202,811,873 as of August 31, 2026.

As of the date of this prospectus, Capital One Funding is the sole holder of all outstanding Class B Card series notes, Class C Card series notes and Class D Card series notes. As of August 31, 2026, the aggregate outstanding dollar principal amount of these Class B Card series notes was $1,005,000,000, the aggregate outstanding dollar principal amount of these Class C Card series notes was $1,005,000,000, and the outstanding dollar principal amount of the Class D Card series notes was approximately $332,785,762.

Subject to certain restrictions on transfer, Capital One Funding may, at any time and from time to time, sell or otherwise transfer all or any portion of the interest in the notes that it owns, and any portion of its interest in the Master Trust Transferor Interest in excess of the portion it retains to comply with the U.S. risk retention rules and to facilitate compliance with the UK securitization framework.

The Bank’s Credit Card and Lending Business

Business Overview

The bank is engaged in secured and unsecured lending in the United States and internationally. The Bank Portfolio currently consists primarily of unsecured consumer and small business loans for which the credit extension vehicle is principally a credit card. A portion of the bank’s credit card business consists of its partnership cards business, which includes private label, co-branded and other revolving credit card accounts that are not currently part of the accounts designated to the master trust.

Through the acquisition of Discover, the Corporation acquired the Global Payment Network, including the Discover Network, and Discover Bank’s portfolio of revolving credit card accounts, which are not currently part of the accounts designated to the master trust. The Global Payment Network processes transactions for credit and debit cards issued on its networks and provides payment transaction processing and settlement services. The Corporation and its subsidiaries also have agreements with a number of financial institutions, financial technology firms, networks and other commercial service providers for the provision of card issuing, payments processing and related services on the Global Payment Network.

In connection with the Corporation’s broader integration of Discover, the bank has transferred a small portion of its legacy Capital One credit card accounts, including a small portion of the accounts designated to the master trust, onto the Discover Network. Over time, the number of accounts designated to the master trust that are issued on the Discover Network may grow, depending on a variety of factors. See “Risk Factors—Risks Relating to the Bank’s Credit Card Business—The bank faces intense competition in the credit card industry that may result in a decline in the bank’s ability to generate new receivables, resulting in reduced payment of principal or receipt of principal earlier or later than expected” and “—The bank may encounter significant difficulties integrating Discover, which could adversely affect the bank’s business and operations and may result in greater risk of loss on your notes.”

The receivables conveyed to the master trust pursuant to the pooling agreement have been generated from transactions made by holders of selected credit card accounts that are processed on the Mastercard and Visa networks and, as discussed above, a small amount of receivables arising from transactions in accounts designated to the master trust that are processed on the Discover Network. In the future, the master trust’s assets may include receivables from other revolving credit accounts owned by the bank and its affiliates, as well as a larger amount of receivables arising from transactions in accounts designated to the master trust that are processed on the Discover Network.

The bank utilizes an information-based test and learn strategy, which is designed to differentiate customers based on credit risk, usage, customer preference and other characteristics and to capture profitable opportunities by effectively matching customer characteristics with attractive product offerings. Through this methodology, the bank is able to design and test many products and subsequently target customized solicitations and online marketing programs at various customer segments, thereby enhancing customer response levels and the returns on solicitation expenditures within given underwriting parameters. The bank has applied this test and learn strategy to other areas of its businesses, including account management, credit line management, pricing strategies, usage stimulation, collections, recoveries and account and balance retention. Management of the bank believes that this disciplined strategy provides the bank the opportunity to gain market share in a highly competitive environment.

In addition, the bank has identified numerous groups within the small business market distinguishable by characteristics such as size of business and industry. The bank has used and expects to continue to use a targeted approach to these market groups, aiming to anticipate the distinct needs of various small businesses, and to offer them products and services geared to their needs.

The bank and its affiliates currently service the Bank Portfolio through internal facilities located globally. In addition, certain servicing functions, including but not limited to account processing, production services, customer service, billing and payments and collections, are performed on behalf of the bank and its affiliates by third party service providers. See “—The Servicer—Outsourcing of Servicing.” The bank’s underwriting, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the bank’s business objectives may require. In addition, in the future, the bank or its affiliates may acquire accounts originated by third parties.

Underwriting Procedures

The bank deploys multiple marketing and customer management strategies to originate accounts such as:

•	applications through the internet or mobile channels,

•	direct mail for accounts from individuals whose creditworthiness was prescreened,

•	arrangements with affinity groups and partnerships,

•	conversion of existing non-flagship accounts to flagship accounts,

•	applications taken over the telephone, and

•	location, event marketing, and national sales force outreach for small business card customers.

For account originations and solicitation activity since 1990, the bank historically focused largely on prescreened direct mail targeted to multiple customer segments with varying combinations of product structure and pricing. Over the last several years, the bank’s presence in internet and mobile new account acquisitions has increased. In general, the bank’s prescreening and underwriting criteria are intended to identify and avoid potential losses. These procedures are based on limited information and it is not possible for the bank to identify all potential losses. The following describes the process by which the bank originates accounts.

Generally, the credit risk of each applicant is evaluated by use of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant’s willingness and ability to repay his or her obligations. Most applications are scored based on the following: information received on the application, data obtained from an independent credit reporting agency and any prior or current history as a customer with the bank. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by the bank’s management, further review of the application or verification of information by telephone, smartphone uploads, or in writing may be required.

On the application for its small business credit cards, the bank requests information about the applicant and the business. The bank may consider credit related and other relevant data about both the applicant and the business in its assessment of the creditworthiness of potential small business cardholders. Throughout the application process for a small business credit card, the bank verifies the prospective small business cardholder’s identification information and, when applicable, collects available information about the prospective small business cardholder’s business. This information, coupled with credit reports received from external credit reporting agencies, forms the basis for the bank’s decision to extend credit to such parties. The small business credit line size offered varies and is ultimately determined based on the information the bank receives regarding the credit history and creditworthiness of the business and/or the applicant. For small business accounts, the applicant and the business are jointly and severally liable for any account balances.

The bank’s accounts are grouped by solicitation for purposes of administrative convenience. A solicitation represents a group of accounts established from replies to a specific mailing, internet acquisition program or advertisement program. Each program has a discrete set of underwriting criteria corresponding to it. Product information for a particular solicitation is mailed or offered online within a discrete period.

The bank’s prescreened account solicitation processes generally use information from credit reporting agencies to identify consumers and small business owners who are likely to respond and be approved for a credit card account. In the prescreening process, credit reporting agencies provide the bank with a list of potential customers whose credit meets or exceeds underwriting standards determined by the bank in advance. Every name on the list then receives by direct mail or internet channels an application for a firm offer of credit. The underwriting criteria used to prescreen potential applicants varies over time in accordance with the bank’s established lending guidelines relating to the operation of its revolving lending business, as such guidelines may be changed from time to time, and include various models, including risk models, designed to predict the credit risk of potential cardholders. The bank’s pricing strategies are risk-based. Lower risk customers may likely be offered products with more favorable pricing and the bank expects those products to yield lower delinquencies and credit losses. On products offered to higher risk customers, the bank is likely to experience higher delinquencies and losses. As such, the bank prices products to higher risk customers accordingly.

For non-prescreened solicitations, the bank acquires lists of prospective customers from a variety of sources, including list vendors, internet advertising and other media venues. Using internal and external sources to ensure quality and accuracy, prospective customers are mailed solicitations, or applications are submitted directly to the bank via the internet. Internet solicitations include offers made through various affiliates, online advertisements or through Capital One’s website. The bank approves or declines respondents based on the information in the application and a credit reporting agency report.

The bank tracks and continually tests the results of each mailing. Extensive management information systems and processes enable management to continuously monitor the effectiveness of prescreening and underwriting criteria. Criteria are periodically modified based on the results obtained from this process.

In order to confirm approval and establish the customer’s credit line amount, completed applications are subject to a back-end verification process. Each customer whose credit request was verified and who meets all of the underwriting criteria is offered a line of credit. Credit limits are determined based on information obtained from the application and the independent credit reporting agency.

Each account is subject to certain terms and conditions, including the right of the bank to change or terminate certain terms, conditions, services or features of the account. Changes to consumer card account terms are made in compliance with the CARD Act. The terms of the lending agreements are governed by Virginia and federal law. Credit limits are adjusted periodically based upon the bank’s continuing evaluation of an accountholder’s overall credit behavior.

Customer Service

The bank began providing its customers access to on-line account servicing via the internet in 1999. The bank’s digital channels and voice response units are currently available 24 hours a day, seven days a week, and customer service representatives are available 24 hours a day, seven days a week for most tasks through a toll free telephone number dedicated to customer service. Customer service representatives have access to the customer’s account history in order to resolve immediately the majority of transaction-related questions. When a customer initiates a dispute, the bank’s current policy is to credit the accountholder’s monthly billing statement in the amount of such dispute, along with any interest or other fees assessed that were a direct result of the transaction. There are three possible outcomes that result from the investigation of the dispute: the charge may be borne by the merchant through the processes of Visa, Mastercard, or, if applicable, another payment network, the charge may be written off as a loss by the bank, or the charge may be re-applied to the customer’s account. Finance charges and other fees are not applied retroactively on any transactions that are disputed and subsequently re-applied to the customer’s account. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

Most customers are eligible for on-line account servicing. An increasing number of customers have been signing up for on-line account servicing, including bill presentment, bill payment and customer service support in the form of help screens.

Certain customer service functions are performed on behalf of the bank and its affiliates by third party service providers. Various providers service customers based on the type of support those customers need. The primary driver for any routing of customer calls is based on customer behavior, their current product and the features associated with that product.

Billing and Payments

The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees. The accounts in the Bank Portfolio have an annual percentage rate that is either a fixed rate or a variable rate that adjusts periodically according to an index.

Currently, billing statements are created by the bank for accountholders who either (a) have balances at the end of each billing period, (b) make a purchase, balance transfer or cash advance payment during the billing period or (c) make a complete or partial payment during the billing period. If such accountholders elect to receive statements electronically, they are notified via e-mail that their statement is ready to view on the bank’s website; otherwise, they are mailed a copy of their statement. Generally, with some exceptions, each billing period an accountholder will be required to make a minimum payment equal to the lesser of (a) the greater of (i) 1.0% of the outstanding balance (including purchases, cash advances, finance charges and certain other fees posted to the account) plus 100% of finance charges and fees accrued during the most recent billing period and any past due amount and (ii) a floor amount of $15.00, $25.00 or $35.00 (depending on the type of account) plus any past due amount, and (b) the outstanding balance.

A periodic rate finance charge is assessable on most of the accounts in the Bank Portfolio. Accounts may have different periodic rates for each of the purchase, cash advance and balance transfer segments of an account. Except as noted below for certain purchases, finance charges generally begin to accrue from the date that a purchase, cash advance or balance transfer is made and are calculated for each day during the billing cycle by multiplying the daily periodic rate applicable to the purchase, cash advance, or balance transfer segment of an account times the daily balance of each segment of the account during the billing cycle. The products of such daily calculations are then added together to determine the total finance charge. No periodic rate finance charges are assessed on new purchases if the accountholder’s balance from the preceding billing cycle is paid in full by the due date and if new purchases are paid in full by the next statement cycle date. The bank only offers products with a grace period for purchases.

The bank assesses membership fees on certain accounts although under various marketing and other programs these fees may be waived or rebated. The bank currently assesses late fees and returned check charges. The bank also generally assesses a fee on cash advances and certain purchase transactions. There can be no assurance that periodic rate finance charges, fees and other charges on accounts in the Master Trust Portfolio or the Bank Portfolio will remain at current levels. As a result of the CARD Act and related implementing regulations, the fees that the bank can assess on its credit card accounts have been limited. See “Risk Factors—Other Legal and Regulatory Risks—Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in acceleration of or reduction in payment on your notes.”

Currently, payments from consumer cardholders are accepted and processed in accordance with Regulation Z of the Truth in Lending Act. The bank currently accepts credit card payments through multiple payment channels, including electronic Automated Clearing House payments from the bank’s website, mailed payments, payments at automated teller machines, and online and mobile payments initiated through customers’ individual banks. These payments are serviced both in-house at the bank and with the assistance of certain third party vendors, all of whom are required to comply with the bank’s payment processing standards, formulated to ensure compliance with Regulation Z of the Truth in Lending Act. See “—The Servicer.” As a result of the CARD Act, payments made over the minimum balance are applied to debts with the highest interest rates first. See “—The Servicer.”

Delinquencies and Collections—Collection Efforts

The bank generally considers an account delinquent if a minimum payment due thereunder is not received by the accountholder’s next statement cycle date. An account is deemed overlimit if the balance exceeds the predetermined credit limit. The bank makes use of risk models designed to predict the probability of an account becoming more delinquent or charging off. Based on the risk score and certain other factors, the bank determines the timing of the collection activity to be implemented for the account. In general, the bank exerts greater collections efforts towards accounts with higher balances and greater probability of charge-offs. Delinquent accounts are currently referred for contact by phone between 2 and 32 days after contractual delinquency, depending on the accountholder’s risk profile. Overlimit accounts are referred for phone contact based on the degree to which those accounts exceed the applicable credit limit. In any event, the accountholder’s statement reflects the request for payment of past due amounts. Efforts to collect delinquent credit card account balances are made by the bank’s collection group, using both internal collections associates as well as external vendors. In addition to the use of a phone channel to collect delinquent account balances, the bank issues letters and emails, and provides customers with an internet channel to inform customers of delinquent balances, make offers and obtain payments. Multiple channels for collection are provided to meet customers’ preferences.

The focus of the bank’s response to an early stage delinquency is rehabilitation. The bank’s policies and procedures are designed to encourage accountholders to pay delinquent amounts. In some cases, the bank provides an incentive where needed to encourage payment. These incentives may include waiver of one or more fees, a temporary reduction in interest rates, re-aging of the applicable account, or some other incentive technique. All re-ages are done per the Federal Financial Institutions Examination Council guidelines. The bank reserves the right to temporarily suspend or permanently restrict charging privileges at any time after an account enters the collections process. In most cases, an account is permanently restricted and charging privileges are suspended no later than 120 days after contractual delinquency. The bank also may, at its discretion, enter into arrangements with delinquent accountholders to extend or otherwise change payment schedules.

For late stage delinquent accounts, the bank may offer settlements. The bank also offers a workout program to customers who make qualifying proposals via consumer credit counseling agencies.

The bank contractually charges off an account at or after 180 days past due, unless such account has been converted to a closed-end loan status in a workout program, in which case the bank will charge off the account at or after 120 days past due.

The bank generally charges off a bankrupt customer’s account within 30 days of receiving the bankruptcy petition. The bank charges off accounts of deceased accountholders within 5 days of receiving notification of death if no other responsible party is available. The credit evaluation, servicing and charge-off policies and collection practices of the bank may change over time in accordance with the business judgment of its management, applicable law and guidelines established by applicable regulatory authorities.

Certain collections functions are performed on behalf of the bank and its affiliates by third party service providers. Outsourcing decisions and strategies are based on the type, stage of delinquency, balance and risk of the account. The bank has recently emphasized the use of internal resources to work on delinquent accounts with greater focus on customer experience and collections effectiveness. See “—The Servicer—Outsourcing of Servicing.”

Collections and Recoveries—Recoveries Efforts

The recoveries department attempts to recover both principal and non-principal balances on charged-off accounts by charge-off type, including the following: contractual (181+ or 121+ days delinquent), bankruptcies and estates (deceased accountholders). The bank uses various scoring models and certain other factors to determine the appropriate strategy for recovery efforts. Methods of recovery include phone calls, letters, and digital channels. Accounts are worked through third party agencies, as well as by the recoveries group of an affiliate of the bank.

The focus of contractual recovery efforts is to recover the full balance. However, the bank may also, at its discretion, enter into arrangements with charged-off accountholders to pay a reduced portion of the outstanding balance. Accountholders are offered three main payment options: payment in full, settlement or a payment plan. Settlement guidelines have been established for third party agencies and may vary depending on a variety of factors including account age and balance.

Since 2003 certain contractually charged-off accounts have been segmented into strategies that seek to advise the related accountholder of its obligations under the terms and conditions of its account and what options are available to the bank if payment is not received. Attempts are made to reach a settlement or other payment arrangement with accountholders. However, in the event of non-payment, legal action is considered and may be employed to obtain payments.

Recovery efforts on bankrupt accounts involve filing proofs of claim with a bankruptcy court when assets are available. The bank will work with representatives of deceased accountholders to resolve balances through filing estate claims through the probate process, or through voluntary payments.

In addition, the bank frequently sells portfolios of charged-off accounts to third parties.

The bank, its affiliates and any third parties that perform outsourced services retain the right to change their practices for, among other things, conducting credit evaluation, servicing, collection and recoveries practices over time. These changes are made in response to business, legal, regulatory or other considerations. Noteholders will not be notified of any changes to these practices.

Interchange

Credit card issuers that issue cards on the Visa and Mastercard networks receive certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the credit card issuing agreement between the bank and the Discover Network, the bank receives fees that arise out of the merchant discount fees the Discover Network charges network participants, referred to as an “issuer rate,” for transactions in accounts that are processed on the Discover Network. Under the Visa and Mastercard rules and regulations, interchange in connection with accountholder charges for merchandise and services is collected by either the Visa or Mastercard system, as applicable, and subsequently paid to the credit card-issuing banks. The issuer rate fees for the bank’s transactions on the Discover Network are collected by the Discover Network and subsequently paid to the bank. Visa and Mastercard may from time to time change the amount of interchange earned by the credit card-issuing banks and the Discover Network and the bank may from time to time agree to change the issuer rate earned by the bank. For purposes of the receivables purchase agreement and the pooling agreement, as supplemented by the Series 2002-CC supplement, issuer rate fees are treated as equivalent to interchange fees because the issuer rate serves the purpose of compensating the bank for transactions on the Discover Network for which the bank is the credit card issuer. For simplicity, references to “interchange” in this prospectus, insofar as they relate to the allocation and application of such amounts in accordance with the terms of the underlying transaction agreements, for your notes, should be understood to refer to both interchange and issuer rate fees, unless the context indicates otherwise, notwithstanding the distinctions noted above. Interchange paid to the bank that is allocable to the receivables sold to Capital One Funding will be allocated and sold to Capital One Funding for each month. To the extent that the bank and Capital One Funding cannot determine whether any amount of interchange is allocable to the receivables sold to Capital One Funding, such unassigned interchange will be allocated on the basis of the percentage equivalent of the ratio that the amount of accountholder sales charges in the related accounts bears to the total amount of accountholder sales charges for all revolving credit card accounts in the Bank Portfolio, in each case for such month. This percentage is an estimate of the actual unassigned interchange paid to the bank from time to time in respect of the accounts and may be greater or less than the actual amount of unassigned interchange so paid. The bank will be required, pursuant to the terms of the receivables purchase agreement, to transfer to Capital One Funding and Capital One Funding will be required, pursuant to the terms of the pooling agreement to transfer to the master trust for the benefit of the investor certificateholders, the percentage of the interchange allocable to the related certificates. All or a portion of interchange allocable to any collateral certificate, including the COMT collateral certificate, will be used to pay the servicer part of its Monthly Servicing Fee. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.” Interchange, if any, in excess of the portion required to be used exclusively to pay the servicer part of its Monthly Servicing Fee will be included in Finance Charge Collections pursuant to the pooling agreement for purposes of determining the amount of Finance Charge Collections and allocating such collections and payments to the investor certificateholders. Interchange (including the portion used exclusively to pay the servicer a portion of its Monthly Servicing Fee) will be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the master trust applicable to any series of investor certificates.

The Servicer

The bank has been the servicer for the master trust and has been servicing the credit card receivables in the master trust since before November 22, 1994 when it operated as a division of Signet Bank/Virginia, a wholly owned subsidiary of Signet Banking Corporation. For a description of the portion of the servicer’s credit card portfolio from which credit card accounts are currently designated to the master trust, see “The Capital One Credit Card Portfolio” in “Annex I” of this prospectus.

Pursuant to the pooling agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and the lending guidelines. See “The Master Trust” generally for a description of the pooling agreement and the various duties of the servicer under the pooling agreement.

Servicing activities to be performed by the servicer include: collecting and recording payments, communicating with accountholders, investigating payment delinquencies, card embossing, evaluating the increase of credit limits, providing billing and tax records to accountholders and maintaining internal records for each account. Managerial and custodial services performed by the servicer on behalf of the master trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust trustee pursuant to the pooling agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the master trust and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust trustee.

If the bank became insolvent, a Pay Out Event and a Servicer Default would occur. If a Pay Out Event occurs, this could cause an early redemption of the notes, and payments on your notes could be accelerated, delayed or reduced. See “The Master Trust—Pay Out Events.” Furthermore, if a Servicer Default occurs, the bank could be removed as servicer for the master trust and a successor servicer would be appointed. See “The Master Trust—The Servicer—Servicer Default” for more information regarding the appointment of a successor servicer.

Outsourcing of Servicing

Pursuant to the pooling agreement, the bank, as servicer, has the right to delegate or outsource its duties as servicer to any person who agrees to act in accordance with the pooling agreement and the bank’s lending guidelines. The bank has endeavored to outsource certain of its servicing functions by contracting with affiliated and unaffiliated third parties.

Notwithstanding any such outsourcing, the servicer will continue to be liable for all of its obligations under the pooling agreement. In certain circumstances, however, the bank could be relieved of its duties as servicer upon the assumption of such duties by another entity.

The bank and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: customer satisfaction, informational accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure. Accordingly, third party vendors who provide services to the bank, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with third party vendors, noteholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the Master Trust Portfolio could be delayed and payments on your notes could be accelerated, delayed or reduced.

Certain servicing functions are performed on behalf of the bank and its affiliates by third party service providers. Decisions to outsource certain duties are based on cost, the ability of third parties to provide greater flexibility to the bank and its affiliates, experience, financial stability and various other factors. The bank or its affiliates monitors the third parties performing the outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party. Servicing functions that are outsourced to third party service providers include certain customer service relations, processing and collections activities, and software programs and support, credit score processing and information storage services. The following discussion provides certain information regarding Capital One Services, LLC, which is an affiliate of the bank that performs certain servicing functions on behalf of the bank and its other affiliates.

Capital One Services, LLC

The bank has contracted with Capital One Services, LLC (formerly, Capital One Services, Inc.), an affiliate of the bank, to perform certain of the bank’s servicing activities. Pursuant to Section 18-214 of the Delaware Limited Liability Company Act (the “LLC Act”), Capital One Services, Inc., a Delaware corporation, filed a certificate of conversion to convert to Capital One Services, LLC, a Delaware limited liability company. Under the LLC Act, Capital One Services, LLC is deemed to constitute a continuation of Capital One Services, Inc. for all purposes, including Capital One Services, Inc.’s contractual rights and obligations. The conversion became effective on February 1, 2009. Capital One Services, Inc. was incorporated on December 1, 1995 and serviced receivables until the conversion became effective.

Under the subservicing agreement between the bank and Capital One Services, LLC, the scope of servicing functions to be performed by Capital One Services, LLC has changed, and may continue to change, from time to time but may include any of the servicing activities to be performed by the servicer, as described under “—The Servicer” above. Unless otherwise terminated for cause, the subservicing agreement automatically renews for successive one-year terms. However, for any of the services listed in that agreement, either party can terminate that service at any time upon prior notice to the other party. In the event of any termination, Capital One Services, LLC has agreed to provide conversion assistance to the new service provider.

The Transferor, The Depositor and The Receivables Purchase Agreement

Capital One Funding

Capital One Funding is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. Capital One Funding is the transferor and the depositor of COMET. The address for Capital One Funding is 1600 Capital One Drive, Room 27907A, McLean, Virginia 22102 and its telephone number is (804) 284-2500. Capital One Funding was created for the limited purpose of purchasing, holding, owning and transferring receivables and related activities. Since its formation, the transferor has been engaged in these activities solely as (i) the purchaser of receivables from the bank pursuant to the receivables purchase agreement, (ii) the transferor of receivables to COMT pursuant to the pooling agreement, (iii) the beneficiary and transferor that formed and capitalized COMET pursuant to the trust agreement, (iv) the transferor of the COMT collateral certificate to COMET pursuant to the transfer and administration agreement and (v) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of notes. Capital One Funding may also act as the depositor for other master trusts or securitization special purpose entities affiliated with the bank, but has not done so to date.

A description of Capital One Funding’s obligations of transferor of the receivables to COMT can be found in “The Master Trust—Conveyance of Receivables,” “—Addition of Master Trust Assets,” “—Removal of Master Trust Assets” and “—Representations and Warranties.” Capital One Funding’s obligations under the transfer and administration agreement are to transfer the COMT collateral certificate to COMET, to record such transfer in its accounting records, computer files and other records, and to take all actions necessary to perfect and maintain the perfection of COMET’s interest in the COMT collateral certificate, including the filing of Uniform Commercial Code (“UCC”) financing statements for that transfer.

Capital One Funding was initially capitalized by a cash contribution from the bank. Pursuant to a revolving credit agreement, Capital One Funding may borrow funds from the bank for the sole purpose of purchasing receivables from the bank under the receivables purchase agreement. Under the revolving credit agreement, payments from Capital One Funding are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause Capital One Funding to default under the pooling agreement. Capital One Funding is currently the sole holder of all outstanding Class B Card series notes, Class C Card series notes and Class D Card series notes.

In addition, other affiliates of the bank may be transferors of assets to COMET.

Receivables Purchase Agreement

Sale of Receivables

The bank is the owner of the accounts which contain the receivables that are purchased by the transferor under the receivables purchase agreement between the bank and the transferor and then transferred by the transferor to the master trust. In connection with the sale of receivables to the transferor, the bank has:

•	filed appropriate UCC financing statements to evidence the sale to the transferor and to perfect the transferor’s right, title and interest in those receivables; and

•	indicated in its computer files that the receivables have been sold to the transferor by the bank.

Pursuant to the receivables purchase agreement, the bank:

•

sold all of its right, title and interest in the receivables existing in the initial accounts at the close of business on the initial cut-off date and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•

will sell all of its right, title and interest in the receivables existing in the additional accounts at the close of business on the date of designation for inclusion in the master trust and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Pursuant to the pooling agreement, those receivables are then transferred immediately by the transferor, subject to certain conditions, to the Capital One Master Trust, and the transferor has assigned to the master trust its rights under the receivables purchase agreement.

Representations and Warranties

In the receivables purchase agreement, the bank represents and warrants to the transferor to the effect that, among other things:

•	it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•

the execution and delivery of the receivables purchase agreement and the performance of the transactions contemplated by that document will not conflict with or result in any breach of any of the terms of any material agreement to which the bank is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to the bank; and

•

all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by the bank in connection with the execution and delivery of, and the performance of the receivables purchase agreement have been obtained.

Repurchase Obligations

In the receivables purchase agreement, the bank makes the following representations and warranties, among others:

•

as of the initial cut-off date with respect to the initial accounts, and as of the date of designation for inclusion in the master trust with respect to additional accounts, the list of accounts and information concerning the accounts provided by the bank is accurate and complete in all material respects;

•	each receivable conveyed to transferor has been conveyed free and clear of any lien or encumbrance, other than liens for municipal and other local taxes;

•

all government authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by the bank in connection with the conveyance of receivables to the transferor have been duly obtained, effected or given and are in full force and effect;

•	on the initial cut-off date, each account is an Eligible Account and, on the date of designation for inclusion in the master trust, each additional account is an Eligible Account;

•

on the initial cut-off date, each receivable then existing in an initial account is an Eligible Receivable and, on the applicable additional cut-off date, each receivable then existing in the related additional account is an Eligible Receivable; and

•	as of the date of the creation of any new receivable sold to the transferor by the bank, such receivable is an Eligible Receivable.

The receivables purchase agreement provides that if the bank breaches any of the representations and warranties described above and, as a result, the transferor is required under the pooling agreement to accept a reassignment of the related Ineligible Receivables transferred to the master trust by the transferor or sold to the master trust by the bank prior to the date Capital One Funding became the transferor, then the bank will accept reassignment of such Ineligible Receivables and pay to the transferor an amount equal to the unpaid balance of such Ineligible Receivables. For a description of the transferor’s obligations under the pooling agreement to accept reassignment of Ineligible Receivables transferred to the master trust by the transferor and how the master trust is compensated in such case, see “The Master Trust—Representations and Warranties.”

Reassignment of Other Receivables

The bank also represents and warrants in the receivables purchase agreement that (a) the receivables purchase agreement and any supplemental conveyances each constitute a legal, valid and binding obligation of the bank and (b) the receivables purchase agreement and any supplemental conveyance constitute a valid sale to the transferor of all right, title and interest of the bank in and to the receivables, including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the transferor is required under the pooling agreement to accept a reassignment of all of the receivables previously sold by the bank pursuant to the receivables purchase agreement, the bank shall accept a reassignment of those receivables. If the bank is required to accept reassignment as described above the bank will pay to the transferor an amount equal to the unpaid balance of the reassigned receivables. For a description of transferor’s obligations under the pooling agreement to accept reassignment of reassigned receivables transferred to the master trust by the transferor and how the master trust is compensated in such case, see “The Master Trust—Representations and Warranties.”

Amendments

The receivables purchase agreement may be amended by the bank and the transferor without consent of any investor certificateholders or noteholders. No amendment, however, may be effective unless:

•

written confirmation has been received by the master trust trustee from each hired NRSRO that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any securities issued by the master trust; and

•	the bank shall certify to the transferor that the bank reasonably believes that the amendment will not cause a Pay Out Event.

Termination

The receivables purchase agreement will terminate upon either (a) the termination of the master trust pursuant to the pooling agreement or (b) an amendment to the pooling agreement to replace Capital One Funding with an affiliate of Capital One Funding, as transferor under the pooling agreement. In addition, if a receiver or conservator is appointed for the bank or the transferor becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the bank will cease to transfer receivables to the transferor and promptly give notice of that event to the transferor and the master trust trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

The Master Trust

The following discussion summarizes the material terms of the amended and restated pooling and servicing agreement, as amended, among Capital One Funding, as transferor, Capital One, National Association, as servicer, and The Bank of New York Mellon, as master trust trustee, which may be further amended from time to time, and is referred to in this prospectus as the pooling agreement, and the series supplements to the pooling agreement.

General

Before it issued the COMT collateral certificate, the Capital One Master Trust, as a master trust, issued other series of asset backed investor certificates. In addition, the master trust may in the future issue additional series from time to time. The master trust has been formed under and is administered in accordance with the laws of the State of New York. The master trust is governed by the pooling agreement. The master trust will only engage in the following business activities:

•	acquiring and holding receivables arising in accounts in the Master Trust Portfolio and other master trust assets and the proceeds from these master trust assets;

•	issuing series of certificates (including the COMT collateral certificate) and other interests in the master trust;

•	receiving collections and making payments on series of investor certificates (including the COMT collateral certificate) and other interests; and

•	engaging in related activities (including, for any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

The master trust is not expected to have any need for additional capital resources other than the assets of the master trust.

Master Trust Assets

Each transferor, whether the bank or Capital One Funding or any additional transferor, has conveyed and will convey to the master trust, without recourse, its interest in all receivables arising under eligible accounts in the Master Trust Portfolio. The receivables consist of all amounts charged by accountholders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, cash advance fees, late charge fees, returned check charges, overlimit fees, discount option receivables and any other incidental or miscellaneous fees and charges (other than membership fees) billed on the accounts from time to time, collectively called finance charge receivables.

The master trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of such receivables, recoveries (in some cases, net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables, the right to receive certain interchange attributed to accountholder charges for merchandise and services in the accounts in the Master Trust Portfolio, all monies on deposit in the master trust collection account, the master trust excess funding account and in certain accounts maintained for the benefit of the certificateholders, any series enhancements, and all of the transferor’s legal rights and remedies under the receivables purchase agreement.

The master trust assets are expected to change over the life of the master trust, as credit card accounts, other revolving credit accounts and related assets become subject to the master trust and as accounts are closed, charged off or removed and are no longer subject to the master trust. Pursuant to the pooling agreement, the transferor will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as master trust assets receivables arising in additional accounts. See “—Addition of Master Trust Assets.” In addition, the transferor will have the right to remove from the master trust its receivables arising in designated accounts as described under “—Removal of Master Trust Assets.”

Origination and Changes

The master trust was originated by Signet Bank in 1993 as Signet Master Trust. As permitted by the pooling agreement, the bank subsequently became transferor and servicer of the master trust and assumed all of Signet Bank’s rights and obligations under the pooling agreement, and the master trust’s name was changed to Capital One Master Trust.

On August 1, 2002, Capital One Funding was substituted in place of the bank as transferor, as permitted by the pooling agreement. As a result, Capital One Funding has assumed the obligations of transferor of the master trust and the bank remains the servicer.

At the time of such substitution, the bank, as owner of the accounts in the Master Trust Portfolio, entered into a receivables purchase agreement with the transferor. Under the receivables purchase agreement, the bank sold its existing right, title and interest in, and on an ongoing basis will sell, the receivables in the designated accounts to the transferor. The transferor then transfers the receivables to the master trust pursuant to the pooling agreement.

On July 1, 2007, pursuant to a purchase and assumption agreement, the bank acquired the small business credit card accounts of Capital One, F.S.B. A portion of the receivables generated by these accounts have been sold by the bank to the transferor under the receivables purchase agreement. The transferor then transferred these receivables to the master trust pursuant to the pooling agreement.

The Receivables

The receivables arise in certain Eligible Accounts selected by the bank from the Bank Portfolio. Such Eligible Accounts are referred to in this prospectus as the “Master Trust Portfolio.” The bank has identified a pool of accounts, from which the initial accounts were selected, based on the eligibility and other specified criteria in the pooling agreement. Notwithstanding this designation to the transferor, the designated accounts and the account relationship with the cardholders will remain with the bank.

Prior to the substitution of Capital One Funding as transferor to the master trust, referred to as the “Substitution Date,” the bank transferred all receivables, including all interchange, insurance proceeds, recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, generated in these accounts to the master trust. On and after the Substitution Date, the bank transfers all receivables, including all interchange, insurance proceeds, recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, in the designated accounts to the transferor under the terms of the receivables purchase agreement, and the transferor transfers the same to the master trust under the terms of the pooling agreement. All monthly calculations for such designated accounts are computed based on activity occurring during the related month.

Some receivables have been charged off as uncollectible prior to their addition to the master trust in accordance with the bank’s normal servicing policies and lending guidelines. On the date when any receivable in an account becomes a Defaulted Receivable, the master trust trustee automatically transfers the Defaulted Receivables to the transferor together with all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds. Pursuant to the pooling agreement and the receivables purchase agreement, the transferor has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to cause the bank to designate from time to time additional qualifying credit card accounts the transactions of which are processed on the Mastercard and Visa networks or on other networks (including the Discover Network) to be included as accounts and to purchase from the bank and transfer to the master trust all receivables in such additional accounts, whether such receivables are then existing or thereafter created. These additional accounts must be Eligible Accounts as of the date the transferor designates its receivables, including all interchange, insurance proceeds, recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, to be included in the master trust.

Accounts in the Master Trust Portfolio also include certain charged-off accounts with zero balances, the recoveries of which will be treated as Finance Charge Collections. The transferor may add such zero balance accounts to the trust from time to time.

Since the Master Trust Cut-Off Date, receivables in certain additional accounts have been transferred to the master trust in accordance with the provisions of the pooling agreement. Prior to the Substitution Date, the bank represented and warranted, and thereafter, the transferor represents and warrants that each of the receivables in any account in the Master Trust Portfolio or additional account which has been or is transferred by the bank or the transferor, as applicable, to the master trust meets the eligibility requirements specified in the pooling agreement as of the date on which it has been or is transferred to the master trust. See “—Representations and Warranties.” However, there can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the master trust.

The prospectus relating to each series, class or tranche of notes will provide certain information about the Master Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, the types of credit card accounts and delinquency statistics relating to the credit card accounts.

Investor Certificates; Master Trust Transferor Interest

Each series of investor certificates represents an undivided interest in the master trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the master trust.

The transferor initially will own the Master Trust Transferor Interest which represents the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. The holder of the Master Trust Transferor Interest, subject to certain limitations, will have the right to the Master Trust Transferor Percentage of all cardholder payments from the receivables in the master trust. The Master Trust Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling agreement. At the discretion of the transferor, the Master Trust Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Master Trust Transferor Interest, called a Base Certificate. See “—The Base Certificate; Additional Transferors.”

The amount of principal receivables in the master trust will vary each day as new principal receivables are created and others are paid or charged off as uncollectible. Therefore, the amount of the Master Trust Transferor Interest will fluctuate each day to reflect the changes in the amount of the principal receivables in the master trust. In addition, the Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of any series of investor certificates, and will generally decrease as a result of the issuance of a new series of investor certificates by the master trust. Similarly, the Master Trust Transferor Interest will generally increase as a result of the reduction of the Invested Amount of the COMT collateral certificate due to payment of principal on a series, class or tranche of notes, and will generally decrease as a result of an increase in the Invested Amount of the COMT collateral certificate due to the issuance of a new series, class or tranche of notes, or due to an issuance of additional notes for an existing tranche of notes. However, if additional collateral certificates are added to COMET, these general rules may not necessarily apply to such additional collateral certificates. See “—New Issuances,” “The Notes—Issuances of New Series, Classes and Tranches of Notes” and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

Conveyance of Receivables

Pursuant to the pooling agreement, the bank, prior to the Substitution Date, and Capital One Funding, since its substitution as transferor, each during such period as it was the seller or the transferor, as applicable, has assigned to the master trust its interest in all receivables arising in the initial accounts, including related accounts, as of the Master Trust Cut-Off Date and has assigned and will assign its interest in all of the receivables in the additional accounts, including related accounts for such additional accounts as of the date of designation of such additional accounts for inclusion in the master trust, all receivables thereafter created under the accounts, all recoveries and insurance proceeds allocable to the master trust and the proceeds of all of the foregoing.

In connection with the transfer of any receivables to the master trust, the transferor is required to indicate in its computer records that the receivables have been conveyed to the master trust. In addition, the transferor has provided or will provide to the master trust trustee a computer file or a microfiche list containing a true and complete list showing for each initial account, as of the Master Trust Cut-Off Date, and for each additional account, as of the applicable date of designation of such additional accounts for inclusion in the master trust:

(i)	its account number,

(ii)	the collection status, and

(iii)	the aggregate amount outstanding and the aggregate amount of principal receivables in such account.

The bank, as initial servicer, will retain and will not deliver to the master trust trustee any other records or agreements relating to the accounts or the receivables. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or to the master trust. The bank has filed and is required to file UCC financing statements for the transfer of the receivables to the transferor and the transferor has filed and is required to file UCC financing statements for the transfer of the receivables to the master trust, in each case, meeting the requirements of applicable state law.

Addition of Master Trust Assets

The transferor will have the right to designate for the master trust, from time to time, additional accounts to be included in the master trust, the receivables of which are transferred to the master trust, subject to certain conditions described below. In addition, the transferor will be required to add receivables from additional accounts if, as of the close of business on the last Business Day of any month, the Master Trust Transferor Interest is less than the Master Trust Required Transferor Interest or the amount of principal receivables in the master trust is less than the Master Trust Required Principal Balance. In such event, the transferor will, on or before the tenth Business Day after the end of the prior month (unless the Master Trust Transferor Interest exceeds the Master Trust Required Transferor Interest as of the end of any Business Day during the period between the last Business Day of the prior month and such designation date), make an addition to the master trust in a sufficient amount so that, after giving effect to such addition, the Master Trust Transferor Interest will at least equal the Master Trust Required Transferor Interest and the amount of principal receivables is at least equal to the Master Trust Required Principal Balance. See “—Pay Out Events” and “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” for a discussion of the result of a failure to transfer receivables to the master trust under these circumstances.

The transferor’s obligation to maintain the Master Trust Transferor Interest so that it equals or exceeds the Master Trust Required Transferor Interest and the bank’s obligation to comply with U.S. risk retention requirements are independent obligations and are determined differently. See “The Bank—Credit Risk Retention” for a description of the bank’s obligation to comply with U.S. risk retention requirements and how its baseline risk retention requirement is determined.

Any additional accounts designated to the master trust will be selected from accounts owned by the bank. Therefore, if additional accounts are to be designated, the transferor shall, under the applicable receivables purchase agreement, request that the bank designate accounts which qualify as Eligible Accounts to the transferor and the transferor will designate such accounts to the master trust. In connection with the designation of additional accounts, the bank identifies accounts that meet the eligibility criteria specified in the applicable receivables purchase agreement and the pooling agreement by screening the inventory of accounts owned by the bank that are not yet designated to the master trust. The bank then prepares a report that illustrates the applicable account characteristics for a randomly selected population of accounts that passed the screen. This report is reviewed by the bank to ensure that the screen properly excluded any ineligible accounts. Among the population of Eligible Accounts, the bank, in its discretion, may apply additional screens based on certain account characteristics, including credit score and seasoning, however, the bank is not required to do so. In connection with each designation of additional accounts, the transferor will represent that no selection procedure believed to be materially adverse to the interests of the investor certificateholders of any series as of the date of the addition were utilized in selecting the additional accounts from the available Eligible Accounts. Subject to the eligibility requirements referred to above and applicable regulatory guidelines, the decision regarding when and to what extent receivables will be added to the master trust will be solely at the transferor’s discretion, and that decision will not be independently verified by any other party.

The transferor may also from time to time, at its sole discretion, request that the bank designate certain types of Eligible Accounts approved by the hired NRSROs to be included as automatic additional accounts and designate the accounts so selected to be added to the master trust, subject to the limitations described in this paragraph. Unless each hired NRSRO otherwise consents, the number of automatic additional accounts plus the number of accounts added to maintain the Master Trust Transferor Interest as described above, without prior rating agency notice, will not exceed the Aggregate Addition Limit. On or before March 31, June 30, September 30 and December 31 of each calendar year, or more frequently if required by any hired NRSRO, the transferor will deliver to the master trust trustee, each hired NRSRO and certain providers of series enhancement an opinion of counsel about the automatic additional accounts included as accounts during the preceding three-month period that confirms the creation and perfection of the security interest in the receivables in such automatic additional accounts. Such opinion of counsel will be provided by outside counsel. If such opinion of counsel for any automatic additional accounts is not so received, the ability of the transferor to designate automatic additional accounts will be suspended until such time as each hired NRSRO otherwise consents in writing or such accounts are removed from the master trust. The addition to the master trust of receivables in automatic additional accounts will be subject to the further condition that revolving credit card accounts and other revolving credit accounts either (i) not originated by the bank or (ii) not of a type included in the accounts at the time of their addition may only be designated as automatic additional accounts upon compliance with the conditions described below about additions.

In connection with an addition, the bank, under the receivables purchase agreement, will convey to the transferor the receivables arising in the additional accounts. The transferor will convey to the master trust the receivables arising in the additional accounts, in each case subject to the following conditions, among others (provided that the first, fourth, fifth, sixth and tenth conditions below shall not apply to the transfer to the master trust of receivables in automatic additional accounts):

(1)

the transferor shall have given the master trust trustee, the servicer, each hired NRSRO and certain providers of series enhancement written notice that the additional accounts will be included as master trust assets;

(2)	the transferor shall have delivered to the master trust trustee a written assignment and an account schedule containing a true and complete list of the related additional accounts;

(3)	the transferor shall have delivered to the master trust trustee copies of all filings necessary to perfect the master trust’s interest in the receivables in additional accounts;

(4)

in the case of an addition other than a required addition, the transferor shall have received written notice from each hired NRSRO that such addition will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series, and shall have delivered copies of each such written notice to the servicer and the master trust trustee;

(5)

in the case of a required addition during any of the 3 consecutive months beginning in January, April, July and October of each calendar year, if applicable, the transferor shall have received, to the extent not previously received, not later than 20 days following the last Business Day of the relevant 3 consecutive months, written notice from each hired NRSRO that such addition will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series and shall have delivered copies of each such written notice to the servicer and the master trust trustee; provided, however, that in the case of a required addition that exceeds the Aggregate Addition Limit, the transferor shall have provided each hired NRSRO with 15 days prior written notice of such required addition and each hired NRSRO shall have notified the transferor in writing that such addition will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

(6)

the transferor shall have delivered to the master trust trustee, each hired NRSRO and any provider of series enhancement entitled thereto an opinion of counsel that for federal and Virginia income and franchise tax purposes (and, if there has been an assumption of the servicer’s obligations as described in “—Assumption of the Transferor’s Obligations” below, for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if other than Virginia), such addition will not cause a taxable event to the holders of the investor certificates and certain other opinions of counsel;

(7)

the transferor shall have delivered to the master trust trustee and certain providers of series enhancement a certificate of an authorized officer of the transferor, dated the addition date, to the effect that, in the reasonable belief of the transferor:

—

such addition will not, based on the facts known to such officer at that time, cause a Pay Out Event or an event that, after the giving of notice or lapse of time, would cause a Pay Out Event to occur for any series of investor certificates, and

—

in the case of additional accounts, no selection procedure was utilized by the transferor that would result in a selection of additional accounts (from the Eligible Accounts available to the transferor) that would be materially adverse to the interests of the investor certificateholders of any series as of the date of the addition;

(8)	the transferor shall have deposited or caused to be deposited in the master trust collection account all collections for the additional accounts as of the applicable cut-off date;

(9)

no bankruptcy or insolvency event shall have occurred with respect to the transferor or the owner of the related additional accounts, nor shall the transfer of the receivables in the additional accounts to the master trust trustee have been made in contemplation of such occurrence; and

(10)

the transferor shall have delivered to the master trust trustee, each hired NRSRO and any provider of series enhancement entitled thereto an opinion of counsel with respect to the validity of the interest of the master trust in and to the receivables and certain other components of the master trust.

Affiliates of the transferor may originate or acquire portfolios of credit card accounts the receivables in which may be conveyed to the transferor and transferred by the transferor to the master trust. Such transfer of receivables to the master trust will be subject to the conditions described above relating to additions.

Additional accounts may include accounts originated using criteria different from those which were applied to the initial accounts because such accounts were originated at a different date or were part of a portfolio of credit card accounts which were not part of the Bank Portfolio as of the Master Trust Cut-Off Date or which were acquired from another institution. Moreover, additional accounts may not be accounts or assets of the same type or having the same characteristics as those previously included in the master trust. See “—Representations and Warranties.” Consequently, there can be no assurance that such additional accounts will be of the same credit quality or have the same payment characteristics as the initial accounts or the additional accounts previously included in the master trust. See “The Bank— The Bank’s Credit Card and Lending Business—Underwriting Procedures” for a description of the criteria used to originate accounts designated to the master trust.

Additional accounts of a type different than the initial accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as finance charge receivables and principal receivables in this prospectus. The servicer will designate the portions of funds collected or to be collected in respect of such receivables to be treated for purposes of the pooling agreement as principal receivables and finance charge receivables.

Removal of Master Trust Assets

On any day of any month, the transferor will have the right to require the reassignment to it or its designee of all the master trust trustee’s right, title and interest in, to and under the receivables then existing and thereafter created in accounts designated by the transferor, all recoveries and insurance proceeds allocable to all of the foregoing, all collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof, upon satisfaction of the following conditions:

•

the transferor shall have given the master trust trustee, the servicer, each hired NRSRO and certain providers of series enhancement written notice of such removal specifying the date for removal of the removed accounts;

•

the transferor shall have delivered to the master trust trustee an account schedule containing a true and complete list of the removed accounts specifying for each such account, as of the removal date, its account number, the aggregate amount outstanding in such account and the aggregate amount of principal receivables outstanding in such account;

•	the aggregate amount of principal receivables to be removed shall not equal or exceed 5% of the aggregate amount of principal receivables in the master trust;

•

the transferor shall have represented and warranted as of each removal date that the list of removed accounts delivered as described in the second clause above, as of the removal notice date, is true and complete in all material respects;

•

the transferor shall have received written notice from each hired NRSRO that such removal will not result in the reduction, qualification or withdrawal of its rating of any outstanding series or class of investor certificates; and

•

the transferor shall have delivered to the master trust trustee and any series enhancer entitled thereto an officer’s certificate of the transferor, dated the removal date, to the effect that the transferor reasonably believes that the removal will not, based on facts known to such officer at the time of the certification, cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur for any series.

Such removal could occur for a number of reasons, including a determination by the transferor that the master trust contains more receivables than the transferor is obligated to retain in the master trust under the pooling agreement and any applicable series supplements and a determination that the transferor does not desire to obtain additional financing at the time through the master trust.

Upon satisfaction of the above conditions, the transferor and the master trust trustee shall execute and deliver a written reassignment and the master trust trustee shall transfer, assign, set over and otherwise convey to the transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the master trust trustee in and to the receivables existing at the close of business on the removal notice date and thereafter created in the removed accounts, all recoveries and insurance proceeds allocable to all of the foregoing, all collections allocable to the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof.

In addition to the foregoing, on the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the master trust trustee shall automatically transfer, set over and otherwise convey to the transferor all right, title and interest of the master trust trustee in and to the Defaulted Receivables (including any related finance charge receivables) in such account, all insurance proceeds allocable to all of the foregoing, all collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and, all proceeds thereof. See “—Allocation Percentage.”

Furthermore, the transferor’s designation of any account as a removed account will be random, unless the transferor’s designation of any such account is (1) in response to a third-party action or decision not to act and not the unilateral action of the transferor or (2) because such account contains Defaulted Receivables. Furthermore, the removed accounts shall not, as of the removal notice date, contain principal receivables which in the aggregate exceed an amount equal to the positive difference, if any, between the Master Trust Transferor Interest and the Master Trust Required Transferor Interest.

Any account that (i) has a receivables balance equal to zero, (ii) contains no Defaulted Receivables, (iii) has been irrevocably closed in a manner consistent with the bank’s customary and usual procedures for closing revolving credit card accounts and (iv) has been inactive, may be removed from the master trust by the transferor without the consent of the master trust trustee, investor certificateholders, noteholders or rating agencies and without having to satisfy the conditions for removal described above.

Application of Collections

For as long as the bank remains the servicer under the pooling agreement and either:

•

the bank provides to the transferor and the master trust trustee a letter of credit covering collection risk of the servicer acceptable to each hired NRSRO (as evidenced by a letter from each such rating agency), or

•	if the master trust collection account is maintained with the bank, the bank maintains a certificate of deposit rating of at least A-1 by S&P Global Ratings and P-1 by Moody’s Investors Service, Inc.

the bank, as the servicer, may use for its own benefit all collections received on the receivables in each month until 12:00 noon, Richmond, Virginia time, on the Business Day before the related Distribution Date or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, at which time it will deposit all such collections, to the extent described below, into the master trust collection account. The bank, as the servicer, will make the deposits and payments to the accounts and parties described in this prospectus on the date of such deposit. However, if the bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or certificate of deposit rating, the servicer will make such deposits, as described below, not later than 2 Business Days after the date of processing or, in the case of collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date. Currently, the bank does not have such a letter of credit or such a certificate of deposit rating from S&P Global Ratings.

The servicer will only be required to deposit collections into the master trust collection account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on or prior to the related Distribution Date to investor certificateholders of any series or to COMET of any series enhancement pursuant to the terms of any series supplement or series enhancement agreement plus the aggregate amount of the unamortized portion of any collections of annual membership fees plus the aggregate amount of the unamortized portion of any collections representing recoveries. If at any time prior to such Distribution Date the amount of collections deposited in the master trust collection account exceeds the amount required to be deposited as described in the sentence above, the servicer will withdraw such excess from the master trust collection account and pay it to the holder of the Master Trust Transferor Interest. Additionally, Finance Charge Collections and Principal Collections allocated to the COMT collateral certificate (solely to the extent that those collections are in excess of a required deposit amount, calculated pursuant to the Series 2002-CC supplement, that estimates for the related month the aggregate amount of principal, interest and certain other amounts accruing in respect of all outstanding notes, as well as the Monthly Servicing Fee) may be held by the servicer and not deposited in the master trust collection account until the related Distribution Date. Any of those collections not deposited in the master trust collection account may be commingled with the servicer’s own funds and used for the benefit of the servicer prior to each Distribution Date. In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the master trust, COMET and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or Principal Collections commingled with the funds of the servicer. See “Risk Factors—Insolvency and Security Interest Risks—The master trust trustee and the indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds or in interchange commingled by the bank with its own funds, which could cause delayed or reduced payments to you.”

On the earlier of:

(i)  the second Business Day after the day of processing of a collection; and

(ii) the day any such deposit is made into the master trust collection account or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the servicer will withdraw the following amounts from the master trust collection account for application as indicated:

(a) the portion of Principal Collections allocated to the Master Trust Transferor Interest will be paid to the holder of the Master Trust Transferor Interest; provided that the Master Trust Transferor Interest in principal receivables on such day (after giving effect to any new receivables transferred to the master trust on the applicable day) exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance, but otherwise such amounts will be deposited into the master trust excess funding account;

(b) the portion of Finance Charge Collections allocated to the Master Trust Transferor Interest will be paid to the holder of the Master Trust Transferor Interest;

(c) for investor certificates other than the COMT collateral certificate, an amount equal to the applicable allocation percentage of the aggregate amount of such deposits in respect of finance charge receivables and principal receivables will be applied in accordance with the related series supplement; and

(d) deposits in respect of finance charge receivables and principal receivables allocable to the COMT collateral certificate as described in “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” will be paid to COMET as holder of the COMT collateral certificate.

The servicer’s compliance with its obligations under the pooling agreement and each series supplement will be independently verified as described under “—Evidence as to Compliance” below.

Master Trust Collection Account

The servicer has established and maintains for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, an Eligible Deposit Account called the master trust collection account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders of each series. Funds will be deposited in the master trust collection account by the servicer as described above under “—Application of Collections.” Funds on deposit in the master trust collection account, except as described under “—Application of Collections” above, will not be commingled with any other funds relating to assets serviced by the servicer that are not in the master trust. The master trust collection account is currently maintained with The Bank of New York Mellon. If at any time the master trust collection account ceases to be an Eligible Deposit Account, the master trust collection account must be moved so that it will again be qualified as an Eligible Deposit Account.

Funds in the master trust collection account generally will be invested in Eligible Investments selected by the servicer. Such funds may be invested in debt obligations of the bank or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the master trust collection account will be paid to, or at the direction of, the transferor except as otherwise specified in the related series supplement. Any funds on deposit in the master trust collection account will remain in the master trust collection account and will be invested in Eligible Investments until the Business Day before the Distribution Date when they will be allocated as described in “—Application of Collections” above. The servicer will have the revocable power to withdraw funds and property from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the master trust collection account for the purpose of carrying out its duties under the pooling agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds and property from the master trust collection account for the purpose of making distributions to the investor certificateholders. The paying agent for each series is expected to be The Bank of New York Mellon. However, an alternative or additional paying agent for a series, class or tranche of notes may be specified in connection with the issuance of such series, class or tranche of notes.

Allocation Percentage

Pursuant to the pooling agreement, the servicer will allocate among each series of investor certificates issued and outstanding and the Master Trust Transferor Interest, all amounts collected on finance charge receivables and principal receivables, the master trust Default Amount and miscellaneous payments, based on a varying percentage called the allocation percentage. Amounts not allocated to any series will be allocated to the Master Trust Transferor Interest. The servicer will make each allocation by reference to the applicable allocation percentage of each series and the Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain series enhancement providers, with respect to such series. For a description of how allocations will be made to the COMT collateral certificate by the master trust, see “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

Amounts collected as membership fees for any month will be held in the master trust collection account and will be amortized in twelve equal installments over twelve months beginning with the month following the month in which the annual fee is billed. Each such installment of annual membership fees will be treated as a collection of finance charge receivables in the month in which it is amortized and allocated in the manner described above.

For recoveries constituting the proceeds of any sale or initial securitization of Defaulted Receivables, such recoveries will be treated as Finance Charge Collections and allocated as described above over a period of time. For each month, the amount of recoveries received from the sale or initial securitization of Defaulted Receivables which shall be treated as Finance Charge Collections for such month shall be an amount equal to the total amount of such recoveries collected during the three months ending with such month divided by three.

Collections of receivables for any month will be allocated by the servicer first to membership fees sold to the transferor under the receivables purchase agreement during the preceding month, second to finance charge receivables, to the extent of finance charge receivables billed (or, in the case of annual membership fees, amortized) during the preceding month, and third to principal receivables. The servicer will, to the extent it is required to make daily deposits into the master trust collection account, make an estimated allocation of collections between annual membership fees, finance charge receivables and principal receivables on each deposit date and will deposit amounts into the master trust collection account as set forth above in accordance with such allocation.

Sharing of Principal Collections

Series 2002-CC is a principal sharing series. The servicer will determine the amount of Principal Collections for any month (plus miscellaneous payments and certain other amounts) allocated to Series 2002-CC remaining after covering required deposits and distributions and any similar amount remaining for any other principal sharing series, and will allocate these remaining Principal Collections pro rata, based on the amount of the shortfall, if any, for each other principal sharing series, to cover any principal distributions to investor certificateholders and deposits to principal funding accounts for any principal sharing series of master trust investor certificates which are either scheduled or permitted and which have not been covered out of the Principal Collections and miscellaneous payments and certain other amounts allocable to such series. Currently, Series 2002-CC is the only outstanding series of investor certificates.

Excess Funding Account

If on any date the Master Trust Transferor Interest is less than or equal to the Master Trust Required Transferor Interest or the aggregate amount of principal receivables is less than the Master Trust Required Principal Balance, the servicer will not distribute to the transferor any shared principal collections that otherwise would be distributed to the transferor, but will deposit such funds in an Eligible Deposit Account, called the master trust excess funding account, established and maintained by the servicer for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders of each series. Funds on deposit in the master trust excess funding account will be withdrawn and paid to the transferor on any Business Day to the extent that the Master Trust Transferor Interest exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance; provided, however, that if an accumulation period, controlled amortization period or early amortization period starts for any principal sharing series, any funds on deposit in the master trust excess funding account will be treated as shared principal collections to the extent needed to cover principal payments due for the benefit of such series.

Funds on deposit in the master trust excess funding account will be invested by the master trust trustee, at the direction of the servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the master trust excess funding account during any month will be withdrawn from the master trust excess funding account and treated as Finance Charge Collections for such month.

Sharing of Excess Finance Charges

Series 2002-CC is included in a group of series of investor certificates called “Group One.” Currently, Group One consists of Series 2002-CC and the Card series notes. Finance Charge Collections and certain other amounts allocable to any series that are included in Group One in excess of the amounts necessary to make required payments for such series (including payments to the provider of any related series enhancement) that are payable out of Finance Charge Collections, called Excess Finance Charges, will be applied to cover any shortfalls in amounts payable from Finance Charge Collections allocable to any other series included in Group One, pro rata based upon the amount of the shortfall, if any, for each other series in Group One; provided, however, that the sharing of Excess Finance Charges among series in Group One will continue only until such time, if any, at which each transferor shall deliver to the master trust trustee a certificate of an authorized officer to the effect that the continued sharing of Excess Finance Charges would have adverse regulatory implications for the transferor. Following the delivery by the transferor of any such certificates to the master trust trustee, there will not be any further sharing of Excess Finance Charges among the series in Group One. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding series in Group One will be paid to the transferor. While any series issued by the master trust may be included in Group One, there can be no assurance that:

•	any other series will be included in Group One,

•	there will be any Excess Finance Charges for Group One for any month, or

•	the transferor will not at any time deliver a certificate as described above.

While the transferor does not believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among series in Group One will have adverse regulatory implications for the bank, there can be no assurance that this will continue to be true in the future.

Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries

The current policy of the bank is to charge off as uncollectible an account at or after 180 days past due, unless such account has been converted to a closed-end loan status in a workout program, in which case the bank will charge off the account at or after 120 days past due. The bank generally charges off a bankrupt customer’s account within 30 days of receiving the bankruptcy petition. However, for certain small business accounts, the bank will attempt to continue to collect from the business even after it receives a bankruptcy petition from the business owner. The bank charges off accounts of deceased accountholders within 5 days of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. The bank frequently sells portfolios of charged-off accounts to third parties.

On the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the master trust will automatically transfer to the transferor all right, title and interest of the master trust in and to the Defaulted Receivables (including any related finance charge receivables) in such account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that recoveries of such account shall be applied as described in “—Allocation Percentage” above.

If the servicer adjusts downward the amount of any principal receivable (other than Ineligible Receivables which have been, or are to be, reassigned or assigned to the transferor) because of a rebate, refund, unauthorized charge or billing error to an accountholder or such principal receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charging off such amount as uncollectible, then the amount of the principal receivables in the master trust for the month in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Master Trust Transferor Interest in principal receivables at such time to be a negative number, the transferor shall be required to make an Adjustment Payment in an amount equal to such deficiency into the master trust collection account on such Distribution Date.

The Base Certificate; Additional Transferors

The pooling agreement provides that the transferor may exchange a portion of the Base Certificate or its uncertificated interest in the Master Trust Transferor Interest, if any, for a supplemental certificate or an uncertificated interest in the Master Trust Transferor Interest for transfer or exchange to a person designated by the transferor upon the execution and delivery of a supplement to the pooling agreement (which supplement will be subject to the amendment section of the pooling agreement to the extent that it amends any of the terms of the pooling agreement; see “—Amendments to the Pooling Agreement”), provided that prior to such transfer or exchange:

(a)

the transferor shall have received written notice from each hired NRSRO that such transfer or exchange will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series and shall have delivered copies of the written notice to the servicer and the master trust trustee, and

(b)	the transferor shall have delivered to the master trust trustee, each hired NRSRO and certain providers of series enhancement a master trust tax opinion about the transfer or exchange.

Any transfer or exchange of a supplemental certificate or an uncertificated interest in the Master Trust Transferor Interest is subject to the conditions set forth in the preceding sentence. See “—Assumption of the Transferor’s Obligations.” The pooling agreement provides that a Base Certificate and any supplemental certificates may be in certificated or uncertificated form.

The transferor may designate one or more of its affiliates to be included as an additional transferor under the pooling agreement (by means of an amendment to the pooling agreement that will not require the consent of any investor certificateholder; see “—Amendments to the Pooling Agreement”). Any additional transferor may cease to transfer newly arising receivables to the master trust trustee upon written notice from each hired NRSRO that such cessation will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any series. In connection with such designation, the transferor will surrender the Base Certificate to the master trust trustee in exchange for a newly issued Base Certificate modified to reflect such additional Master Trust Transferor Interest; provided, however, that:

(i)	the conditions set forth in the preceding paragraph for the issuance of a supplemental certificate shall have been satisfied for the designation of an additional transferor, and

(ii)

any applicable conditions described below in “—Assumption of the Transferor’s Obligations” shall have been satisfied for the transfer of receivables by any additional transferor to the master trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as the transferor described in this prospectus and references to the transferor shall be references to each transferor.

Master Trust Termination

The master trust will terminate on the Master Trust Termination Date. Upon termination of the trust, all right, title and interest in the receivables and other funds of the master trust (other than amounts in accounts maintained by the trust for the final payment of principal and interest to investor certificateholders) will be conveyed and transferred to the transferor.

Pay Out Events

A Pay Out Event under the pooling agreement will cause the early redemption of the notes. See “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events.” A Pay Out Event refers to any of the following events:

(a)

failure on the part of the transferor (i) to make any payment or deposit on the date required under the pooling agreement or the Series 2002-CC supplement within 5 Business Days after the day such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the pooling agreement or the Series 2002-CC supplement, which failure has a material adverse effect on the investor certificateholders and which continues unremedied for a period of 60 days after written notice of such failure;

(b)

any representation or warranty made by the transferor in the pooling agreement or the Series 2002-CC supplement or any information required to be given by the transferor to the master trust trustee to identify the accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure and as a result of which the interests of the investor certificateholders are materially and adversely affected, except that a Pay Out Event described in this clause (b) will not occur if the transferor has accepted reassignment of the related receivable or all of such receivables, if applicable, during such period in accordance with the provisions of the pooling agreement;

(c)

a failure by the transferor to make an addition of accounts to the master trust within 5 Business Days after the day on which it is required to make such addition pursuant to the pooling agreement or the Series 2002-CC supplement;

(d)	any Servicer Default;

(e)

certain events of insolvency, conservatorship, receivership or bankruptcy relating to the transferor (including any additional transferor) or the bank or any other owner of accounts the receivables of which have been transferred to the master trust, provided that, at the time such events occur, the master trust includes receivables transferred by such transferor or account owner;

(f)	the transferor is unable for any reason to transfer receivables to the master trust in accordance with the provisions of the pooling agreement;

(g)

the bank or any other owner of accounts the receivables of which have been transferred to the master trust is unable for any reason to sell receivables to the transferor in accordance with the provisions of the related receivables purchase agreement; or

(h)	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after the applicable grace period, either the master trust trustee or the noteholders evidencing interests aggregating more than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to the transferor and the servicer (and to the master trust trustee if given by the investor certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

In the case of any event described in clause (c), (e), (f), (g) or (h), a Pay Out Event will occur without any notice or other action on the part of the master trust trustee or the noteholders immediately upon the occurrence of such event.

In addition to the consequences of a Pay Out Event discussed above, if an insolvency event which involves the bank occurs, the bank will immediately cease to transfer principal receivables to the transferor, and the transferor will be unable to transfer principal receivables to the master trust trustee. The bank will immediately give notice to the transferor and the master trust trustee. If a bankruptcy or insolvency event which involves the transferor occurs, the transferor will immediately cease to transfer principal receivables to the master trust trustee. The transferor will give notice of the event to the master trust trustee and the servicer.

In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for an additional transferor or if certain other events relating to bankruptcy, insolvency or receivership of that additional transferor occur, pursuant to the pooling agreement, on the day of such event, the additional transferor will immediately cease to transfer principal receivables to the master trust trustee and promptly give notice to the master trust trustee of such event.

New Issuances

The pooling agreement provides that, pursuant to one or more series supplements, the transferor may cause the master trust trustee to issue one or more new series of investor certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the transferor, the servicer, the master trust trustee or the master trust is required or intends to obtain the consent of any investor certificateholder of any other series (or any noteholder) issued prior to the issuance of a new series. The transferor may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Under the pooling agreement, the obligation of the master trust trustee to issue the investor certificates of a new series and to execute and deliver the related series supplement is subject to the following conditions, among others:

•

on or before the fifth Business Day immediately preceding the date upon which the new issuance is to occur, the transferor will give to the master trust trustee, the servicer, each hired NRSRO and certain providers of series enhancement notice of such new issuance and the date upon which the new issuance is to occur;

•	the transferor will deliver to the master trust trustee a series supplement, specifying the terms of the series;

•	the transferor will deliver to the master trust trustee any related series enhancement agreement;

•

the transferor will receive written notice from each hired NRSRO that such new issuance will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

•

the transferor will deliver to the master trust trustee and certain providers of series enhancement an officer’s certificate of the transferor to the effect that such issuance will not cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur for any series;

•	the transferor will deliver to the master trust trustee, each hired NRSRO and certain providers of series enhancement a master trust tax opinion; and

•

the transferor will deliver to the master trust trustee and certain providers of series enhancement an officer’s certificate of the transferor to the effect that the Master Trust Transferor Interest will not be less than 2% of the total amount of principal receivables, as of the date upon which the new issuance is to occur after giving effect to such new issuance.

Representations and Warranties

The transferor has made in the pooling agreement certain representations and warranties to the master trust about the accounts and the receivables to the effect, among other things, that as of the Substitution Date and each cut-off date for the addition of accounts:

•	each additional account was an Eligible Account,

•	each of the receivables existing in an additional account is an Eligible Receivable,

•	upon the creation of any new receivable transferred by the transferor to the master trust, such receivable is an Eligible Receivable, and

•	each receivable transferred by the transferor to the master trust trustee is free and clear of any liens (other than those provided for in the pooling agreement).

Prior to the Substitution Date, the bank made similar representations and warranties relating to receivables that were transferred by the bank to the master trust. For so long as such receivables are assets of the master trust, then the representations and warranties made by the bank regarding those receivables will be in effect and enforceable.

If the transferor, or the bank with respect to receivables transferred to the master trust prior to the Substitution Date, breaches any representation and warranty described in the preceding paragraphs and such breach remains uncured for 60 days, or such longer period, not in excess of 150 days, as may be agreed to by the master trust trustee, after the earlier to occur of the discovery of such breach by the transferor or the bank, as applicable, or receipt of written notice of such breach by the transferor, and such breach has a material adverse effect on the investor certificateholders’ interest of all series in any receivable (which determination shall be made without regard to the availability of funds under any credit enhancement), the investor certificateholders’ interest in such Ineligible Receivables will be reassigned to the transferor, or the bank with respect to receivables transferred to the master trust prior to the Substitution Date, on the terms and conditions set forth below and the related account shall no longer be included as an account in the master trust.

An Ineligible Receivable will be reassigned to the transferor, or the bank with respect to receivables transferred to the master trust prior to the Substitution Date, on or before the end of the month in which such reassignment obligation arises by the transferor directing the servicer to deduct the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of the principal receivables used to calculate the Master Trust Transferor Interest, thereby reducing the transferor’s interest in the master trust. In the event that the exclusion of an Ineligible Receivable from the calculation of the Master Trust Transferor Interest would cause the Master Trust Transferor Interest to be a negative number, on the Distribution Date following the month in which such reassignment obligation arises, the transferor will make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Master Trust Transferor Interest would be reduced below zero (up to the amount of such principal receivables) into the master trust excess funding account and the master trust collection account, respectively. Any amount deposited into the master trust excess funding account and the master trust collection account, respectively, in connection with the reassignment of an Ineligible Receivable, called a Transfer Deposit Amount, shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the transferor is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs about such receivable available to investor certificateholders of any series (or the master trust trustee on behalf of such investor certificateholders) or any provider of series enhancement.

Capital One Funding, as transferor, made as of the date it became the transferor and will also make as of each series issuance date representations and warranties to the master trust to the effect, among other things, that:

•

it is a limited liability company validly existing under the laws of the Commonwealth of Virginia; it has, in all material respects, full power and authority to consummate the transactions contemplated by the related series supplement; and each of the receivables purchase agreement, the pooling agreement and the related series supplement constitutes a valid, binding and enforceable agreement of the transferor; and

•	the pooling agreement constitutes either:

—

a valid sale, transfer and assignment to the master trust trustee (subject to Section 9-315 of the UCC, as such transfer pertains to proceeds, and subject to certain tax liens) of all right, title and interest of the transferor in the receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders); or

—

the grant of a first priority perfected security interest in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders) under the UCC as in effect in Virginia and any other state where the filing of a financing statement is required to perfect the master trust’s interest in the receivables and the proceeds thereof, which is effective as to each receivable then existing on the applicable series issuance date or, as to each receivable arising thereafter, upon the creation thereof and until termination of the master trust.

Prior to the Substitution Date, the bank made similar representations and warranties relating to the pooling agreement and the related series supplements as of the date of each series issuance date. For so long as receivables transferred by the bank prior to the Substitution Date are assets of the master trust, then the representations and warranties made by the bank with respect to the pooling agreement and the related series supplements will be in effect and enforceable.

In the event that the breach of any of the representations and warranties described in the preceding paragraphs has a material adverse effect on the investor certificateholders’ interest in the receivables transferred to the master trust by the transferor, or by the bank with respect to receivables transferred to the master trust prior to the Substitution Date, either the master trust trustee or the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all series, by written notice to the transferor and the servicer (and the master trust trustee if given by the holders of the requisite percentage of investor certificates of all series), may direct the transferor or the bank, as applicable, to accept the reassignment of the receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice). The transferor or the bank, as applicable, will be obligated to accept the reassignment of the receivables on the Distribution Date following the month in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

•	at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects as if made on such day; and

•

the transferor or the bank, as applicable, shall have delivered to the master trust trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the investor certificateholders and any material adverse effect caused by such breach shall have been cured.

The price for such reassignment will generally be equal to the aggregate invested amounts and enhancement invested amounts of all series on the Distribution Date on which the reassignment is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable series supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all receivables and the principal portion of such funds and the interest portion of such funds will be deposited in the master trust collection account. If the master trust trustee or the requisite percentage of investor certificateholders of all series gives a notice as provided above, the obligation of the transferor or the bank, as applicable, to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to investor certificateholders of all series (or the master trust trustee on behalf of such investor certificateholders) or any provider of series enhancement.

It is not required or anticipated that the master trust trustee will make any initial or periodic general examination of any documents or records related to the receivables or the accounts for the purpose of establishing the presence or absence of defects, compliance with the transferor’s, or the bank’s, as applicable, representations and warranties or for any other purpose. In addition, it is not anticipated or required that the master trust trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling agreement or for any other purpose. The servicer, however, will deliver to the master trust trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the master trust in and to the receivables and certain other components of the master trust.

In addition, as more particularly described under “Requirements for SEC Shelf Registration—Asset Representations Review,” once both the delinquency trigger and the voting trigger have been met, the asset representations reviewer will conduct a review of receivables in the Master Trust Portfolio that are 60 or more days delinquent and the related credit card accounts, for compliance with certain representations and warranties concerning those receivables made in the pooling agreement and the receivables purchase agreement. The objective of the review process is to independently identify noncompliance with a representation or warranty concerning the receivables. The asset representations reviewer will provide a final report setting out the findings and conclusions of its review to the master trust trustee and the servicer, and the servicer will provide that report to the transferor. The transferor will investigate any findings of noncompliance contained in the asset representations reviewer’s final report and make a determination regarding whether any such noncompliance constitutes a breach of any contractual provision of any transaction agreement. If the transferor determines that a breach has occurred, it will provide notice to the bank and the master trust trustee.

The Servicer

Servicer Covenants

In the pooling agreement, the servicer has covenanted as to each receivable and related account that:

•

it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the related accounts, and will maintain in effect all qualifications required in order to service the receivables and the related accounts and will comply in all material respects with all other requirements of law in connection with servicing the receivables and the related accounts, the failure to comply with which would have a material adverse effect on the investor certificateholders;

•

it will not authorize any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in accordance with the bank’s lending guidelines;

•	it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the master trust trustee in the receivables or the related accounts;

•	it will not reschedule, revise or defer collections due on the receivable except in accordance with its ordinary course of business and the bank’s lending guidelines; and

•

except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any receivable is so evidenced as a result of the servicer’s action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the servicer as provided below; provided, however, that such receivables evidenced by instruments or chattel paper taken from obligors in the ordinary course of the servicer’s collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

Under the terms of the pooling agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above with respect to any receivable or the related account is breached, and such breach has a material adverse effect on the master trust trustee’s interest in such receivable (which determination shall be made without regard to the availability of funds under any credit enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the master trust trustee) from the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given by the transferor or the master trust trustee, then all receivables in the account or accounts to which such event relates shall be assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

•	the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and

•	the servicer shall have delivered to the transferor and the master trust trustee an officer’s certificate describing the nature of such breach and the manner in which such breach was cured.

Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivable in the master trust collection account on the Business Day preceding the Distribution Date following the month during which such obligation arises. The amount of such deposit will be deemed a Transfer Deposit Amount under the pooling agreement. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the investor certificateholders of any series if such representation, warranty or covenant of the servicer is not satisfied and the master trust trustee’s interest in any such reassigned receivables shall be automatically assigned to the servicer.

Limitation on Liability of the Servicer

The servicer will indemnify and hold harmless the transferor, the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the servicer with respect to the master trust pursuant to the pooling agreement. However, unless the servicer performs any of its duties by reason of willful misfeasance, bad faith or gross negligence, or by reason of reckless disregard of its obligations and duties under the pooling agreement, neither the servicer nor any of the directors, officers employees or agents of the servicer in its capacity as servicer will be under any liability to the transferor, the master trust, the master trust trustee, the investor certificateholders, any series enhancer or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as servicer under the pooling agreement.

Servicing Compensation and Payment of Expenses

The share of the master trust servicing fee allocable to the COMT collateral certificate for any Distribution Date, called the Monthly Servicing Fee, will equal one-twelfth of the product of (i) 2.0% and (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month preceding such Distribution Date, except that for the first Distribution Date, the Monthly Servicing Fee will be equal to the product of (i) 2.0%, (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the first month, and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360. On each Distribution Date, if the bank or The Bank of New York Mellon is the servicer, servicer interchange for the related month that is on deposit in the master trust collection account will be withdrawn from the master trust collection account and paid to the servicer in payment of a portion of the Monthly Servicing Fee for such month.

The servicer interchange for any month for which the bank or The Bank of New York Mellon is the servicer will be an amount equal to the product of the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month and the portion of Finance Charge Collections allocated to the Invested Amount for the COMT collateral certificate for such month that is attributable to interchange. However, servicer interchange for a month will not exceed one-twelfth of the product of (i) 0.75% and (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month; except that for the first Distribution Date, the servicer interchange may equal but shall not exceed the product of (i) 0.75%, (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month, and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360. In the case of any insufficiency of servicer interchange on deposit in the master trust collection account, a portion of the Monthly Servicing Fee allocable to the COMT collateral certificate for such month will not be paid to the extent of such insufficiency and in no event shall the master trust, the master trust trustee, the COMT collateral certificateholder, COMET, the indenture trustee or the noteholders be liable for the share of the servicing fee to be paid out of servicer interchange.

The share of the Monthly Servicing Fee allocable to the COMT collateral certificate for any Distribution Date, called the certificateholder servicing fee, is equal to one-twelfth of the product of (i) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month and (ii) 1.25%, or if the bank or The Bank of New York Mellon is not the servicer, 2.0%; except that for the first Distribution Date the certificateholder servicing fee will be equal to the product of (i) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month, (ii) 1.25%, or if the bank or The Bank of New York Mellon is not the servicer, 2.0% and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360.

The portion of the Monthly Servicing Fee allocable to the COMT collateral certificate will be funded from collections of finance charge receivables allocated to the COMT collateral certificate. The remainder of the servicing fee for the master trust (including the remainder of the Monthly Servicing Fee) will be paid by the master trust transferor or the certificateholders of other series or, to the extent of any insufficiency of servicer interchange as described above, not be paid. In no event will COMET, the indenture trustee or the noteholders be liable for any portion of the master trust servicing fee to be paid by the master trust transferor or the certificateholder of any other series or to be paid out of servicer interchange.

The servicer will pay from its own funds all expenses incurred in connection with servicing the receivables in the master trust including, without limitation, expenses related to the enforcement of the receivables, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees that are not expressly stated in the pooling agreement, the trust agreement, the indenture, the asset pool supplement or the applicable indenture supplement to be payable by the master trust or the investor certificateholders of a series or the transferor (other than federal, state, local and foreign income and franchise or other taxes based on income, if any, or any interest or penalties with respect thereto of the master trust). In the event that the bank is acting as servicer and fails to pay the fees and disbursements of the master trust trustee, the master trust trustee will be entitled to receive the portion of the master trust servicing fee that is equal to such unpaid amounts. In no event will the investor certificateholders of a series (including the noteholders or COMET as holder of the COMT collateral certificate) be liable to the master trust trustee for the servicer’s failure to pay such amounts, and any such amounts so paid to the master trust trustee will be treated as paid to the servicer for all other purposes of the pooling agreement.

Certain Other Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the pooling agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling agreement.

Any person into which, in accordance with the pooling agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the bank, as servicer, or other servicer, as the case may be, under the pooling agreement.

Servicer Default

In the event of any Servicer Default, either the master trust trustee or investor certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding series, by written termination notice to the servicer (and to the master trust trustee, the transferor and certain providers of series enhancement, if given by the investor certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling agreement. If the master trust trustee within 60 days of receipt of such termination notice does not receive any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to such termination notice, then the master trust trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferor a right of first refusal to purchase the investor certificateholders’ interest for all series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, for each series, the higher of:

•

the sum of the Invested Amount plus the enhancement invested amount, if any, of such series on such Distribution Date (less the amount, if any, on deposit in any principal funding account for such series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date; and

•

the sum of the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the investor certificates of such series with a remaining maturity approximately equal to the remaining maturity of the investor certificates of such series plus the enhancement invested amount, if any, of such series.

The master trust trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer. Prior to any appointment of a successor servicer, the master trust trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling agreement to serve as a successor servicer for servicing compensation not in excess of the master trust servicing fee. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the master trust trustee may have difficulty finding a suitable successor servicer. If no successor servicer has been appointed by the master trust trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling agreement shall pass to and be vested in the master trust trustee. The Bank of New York Mellon, the master trust trustee, does not have credit card operations. The master trust trustee shall, if legally unable to act as servicer, petition a court of competent jurisdiction to appoint a successor servicer. If The Bank of New York Mellon is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. The rights and interest of Capital One Funding under the pooling agreement and any series supplement in the Master Trust Transferor Interest will not be affected by any termination notice or appointment of a successor servicer.

Upon the occurrence of any Servicer Default the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling agreement and any series supplement and the servicer shall provide the master trust trustee, each hired NRSRO, each holder of the Master Trust Transferor Interest, any provider of series enhancement and the investor certificateholders of each series an officer’s certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Master Trust Trustee

General

The Bank of New York Mellon is the master trust trustee under the pooling agreement. The Bank of New York Mellon is a New York banking corporation, and it has served and currently is serving as trustee for numerous securitization transactions and programs involving pools of credit card receivables. Its principal corporate trust office is located at 240 Greenwich Street, Floor 7 East, New York, New York 10286, Attention: Corporate Trust Administration—Asset Backed Securities.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph and the first paragraph under the caption “Legal Proceedings—The Master Trust Trustee,” The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Rights and Appointment of Co-Master Trust Trustees

The bank, the servicer, the transferor and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust trustee and its affiliates. The master trust trustee may hold investor certificates in its own name. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust trustee will have the power to appoint a co-master trust trustee or separate master trust trustees of all or any part of the master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust trustee by the pooling agreement will be conferred or imposed upon the master trust trustee and such separate master trust trustee or co-master trust trustee jointly, or, in any jurisdiction in which the master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate master trust trustee or co-master trust trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust trustee.

Duties and Responsibilities

Under the terms of the pooling agreement, the servicer agrees to pay to the master trust trustee reasonable compensation for performance of its duties under the pooling agreement. The master trust trustee has agreed to perform only those duties specifically set forth in the pooling agreement. Many of the duties of the master trust trustee are described in this section and throughout this prospectus. Under the terms of the pooling agreement, the master trust trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the master trust trustee, as required under the pooling agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign Ineligible Receivables and accounts from the master trust;

•	to establish and maintain necessary master trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the master trust;

•	to cause a sale of receivables on the legal maturity date of any accelerated tranche of notes; and

•	to perform certain other administrative functions identified in the pooling agreement.

In addition to the responsibilities described above, the master trust trustee has the discretion to require the transferor to cure a potential Pay Out Event and to declare a Pay Out Event. See “—Pay Out Events” above.

If a Servicer Default occurs, in addition to the responsibilities described above, the master trust trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling agreement. See “—The Servicer—Servicer Default” above. In addition, if a Servicer Default occurs, the master trust trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling agreement by a suit, action or other judicial proceeding.

Limitation on Liability of Master Trust Trustee

The master trust trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust trustee was not negligent.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the master trust trustee under the pooling agreement.

Resignation, Removal and Replacement

The master trust trustee may resign at any time, in which event the transferor will be obligated to appoint a successor master trust trustee. The transferor may also remove the master trust trustee if the master trust trustee ceases to be eligible to continue as such under the pooling agreement or if the master trust trustee becomes bankrupt or insolvent. In such circumstances, the transferor will be obligated to appoint a successor master trust trustee. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.

Any successor master trust trustee will execute and deliver to the transferor, the servicer and its predecessor master trust trustee an instrument accepting the appointment. Any successor master trust trustee must: (1) be a bank or a corporation organized and doing business under the laws of the United States of America or any state thereof; (2) be authorized under such laws to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; and (4) maintain any credit or deposit rating required by any hired NRSRO.

The servicer has agreed to pay the master trust trustee’s fees and expenses (except as those fees and expenses may arise from negligence or bad faith by the master trust trustee). The payment of those fees and expenses by the servicer will be made without reimbursement from any master trust account.

Indemnification

The pooling agreement provides that the servicer will indemnify the transferor, the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer’s actions or omissions with respect to the master trust pursuant to the pooling agreement.

Except as provided in the preceding paragraph, the pooling agreement provides that none of the servicer or any of its directors, officers, employees or agents will be under any other liability to the transferor, the master trust, the master trust trustee, the investor certificateholders, any provider of series enhancement or any other person for any action taken, or for refraining from taking any action, in good faith in the capacity as servicer pursuant to the pooling agreement.

In addition, the pooling agreement provides that, subject to certain exceptions, the transferor will be liable to an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the pooling agreement and the actions of the transferor taken pursuant to the pooling agreement as though the pooling agreement created a partnership under the New York Uniform Partnership Law in which the transferor was a general partner.

Except as provided in the prior paragraph, none of the transferor or any of its directors, officers, employees or agents will be under any liability to the master trust, the master trust trustee, the certificateholders, any provider of a series enhancement or any other person for any action taken or for refraining from the taking of any action in good faith in such capacity pursuant to the pooling agreement.

However, none of the transferor, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

In addition, the pooling agreement provides that the servicer is not under any obligations to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling agreement and which in its reasonable judgment may involve it in any expense or liability. The servicer may, in its sole discretion but only within the scope of its role as servicer, undertake any such legal action which it may deem necessary or desirable for the benefit of the investor certificateholders with respect to the pooling agreement and the rights and duties of the parties thereto and the interest of such investor certificateholders thereunder.

Evidence as to Compliance

The fiscal year for the master trust ends on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the master trust within 90 days after the end of its fiscal year.

The servicer will deliver to the master trust trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of the master trust and COMET, the following documents:

•

a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

(i) a review of the servicer’s activities during the reporting period and of its performance under the pooling agreement has been made under such officer’s supervision.

(ii)  to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports furnished to the master trust trustee may be obtained by a request in writing delivered to the master trust trustee.

Amendments to the Pooling Agreement

By accepting a note, a noteholder will be deemed to acknowledge that the transferor, the servicer and the master trust trustee may amend the pooling agreement and any series supplement (including the Series 2002-CC supplement)

without the consent of any certificateholder (including COMET) or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholder (including the holder of the COMT collateral certificate).

No amendment to the pooling agreement will be effective unless COMET delivers the opinions of counsel described under “The Indenture—Tax Opinions for Amendments.”

The pooling agreement and any series supplement may be amended from time to time, including in connection with:

•	the assumption of the obligations of the transferor and the servicer under the pooling agreement by another party,

•	the provision of additional series enhancement for the benefit of investor certificateholders of any series,

•	the issuance of a supplemental certificate, or

•	the designation of an additional transferor.

Amendments to the pooling agreement and any series supplement may be made by agreement of the master trust trustee, the transferor and the servicer without the consent of the investor certificateholders of any series or the consent of the provider of any series enhancement provided that:

•

the transferor has received written notice from each hired NRSRO that such amendment will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series,

•

the transferor delivers to the master trust trustee and each provider of series enhancement an officer’s certificate to the effect that such amendment will not have a material adverse effect on the interests of the investor certificateholders,

•

in the case of an amendment relating to the assumption of the transferor’s or the servicer’s obligations under the pooling agreement by another party, all other conditions to such assumption specified in the pooling agreement have been satisfied (see “—Assumption of the Transferor’s Obligations” and “—The Servicer—Certain Other Matters Regarding the Servicer”), and

•	all conditions to such amendment specified in the pooling agreement have been satisfied.

The pooling agreement and any series supplement may also be amended from time to time by the transferor, the servicer and the master trust trustee (a) with the consent of the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all outstanding series affected for the purpose of effecting a significant change in the permitted activities of the master trust and (b) in all other cases with the consent of the holders of investor certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or any series supplement or of modifying in any manner the rights of such investor certificateholders. No such amendment specified in clause (b) above, however, may:

•

reduce in any manner the amount of or delay the timing of any distributions to be made to investor certificateholders or deposits of amounts to be so distributed or the amount available under any series enhancement without the consent of each affected investor certificateholder;

•	change the definition or the manner of calculating the interest of any investor certificateholder without the consent of each affected investor certificateholder;

•	reduce the percentage required to consent to any such amendment without the consent of each investor certificateholder; or

•

adversely affect the rating of any series or class by any hired NRSRO without the consent of the holders of investor certificates of such series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the investor certificates of such series or class.

Promptly following the execution of any such amendment (other than an amendment described in the first paragraph), the master trust trustee will furnish notice of the substance of such amendment to each investor certificateholder.

In addition, subject to any other applicable conditions described above, the Series 2002-CC supplement may be amended by the transferor without the consent of the servicer, the master trust trustee, COMET or any noteholder if the transferor provides the master trust trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the master trust would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any investor certificateholder (including the noteholders and COMET as holders of the COMT collateral certificate), except that no such amendment (i) shall be deemed effective without the master trust trustee’s consent, if the master trust trustee’s rights, duties and obligations under the Series 2002-CC supplement are thereby modified or (ii) shall cause a significant change in the permitted activities of the master trust, as set forth in the pooling agreement. Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the master trust trustee and each hired NRSRO.

Assumption of the Transferor’s Obligations

The receivables purchase agreement permits a transfer of all of the bank’s credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not less than all, of the bank’s portfolio of accounts designated to the master trust and the bank’s remaining interest in the receivables arising thereunder. In the pooling agreement, the transferor is permitted to transfer its remaining interest in the receivables and its interest in the master trust, and the bank is permitted to transfer all servicing functions and other obligations under the pooling agreement or relating to the transactions contemplated thereby, to another entity which may or may not ultimately be affiliated with the bank or the transferor. Pursuant to the receivables purchase agreement, the bank is permitted to sell the accounts and the related interests only with the consent of the transferor. Pursuant to the pooling agreement, the transferor is permitted to consent to the sale by the bank and is permitted to assign, convey and transfer its assets and obligations to such other entity, without the consent or approval of any certificateholders or noteholders, if the following conditions, among others, are satisfied:

•

the entity, the transferor and the master trust trustee have entered into an assumption agreement providing for the entity’s assumption of the transferor’s obligations under the pooling agreement, including the assumption of the obligation to transfer the receivables arising under the portfolio of accounts designated to the master trust and the receivables arising under any additional accounts directly or indirectly to the master trust;

•	each provider of series enhancement, if any, has consented to the transfer and assumption;

•

all UCC financing statement filings required to perfect the interest of the master trust trustee in the receivables arising under such accounts have been duly made and copies thereof will have been delivered by the transferor to the master trust trustee;

•

if the assuming entity is a savings and loan association, a national banking association, a bank or other entity that is not subject to Title 11 of the United States Code, the transferor has delivered notice of such transfer and assumption to each hired NRSRO (in which case there is no requirement that such transfer and assumption will not have an effect on the ratings of any outstanding investor certificates) or, if the assuming entity is not any of those entities, the transferor has received written notice from each hired NRSRO that such transfer and assumption will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

•	the master trust trustee has received an opinion of counsel about the third clause above and as to certain other matters specified in the pooling agreement; and

•	the master trust trustee has received a master trust tax opinion.

The pooling agreement and the receivables purchase agreement provide that the bank, the transferor, the assuming entity and the master trust trustee may enter into amendments to the pooling agreement and the receivables purchase agreement to permit the transfer and assumption described above without the consent of the holders of any certificates or notes. After any permitted transfer and assumption, the assuming entity will be considered to be a “transferor” for all purposes hereof, and the prior transferor will have no further liability or obligation under the pooling agreement.

Treatment of Noteholders

For purposes of any provision of the pooling agreement, the Series 2002-CC supplement or the asset representations review agreement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates:

•	each noteholder will be deemed to be an investor certificateholder;

•

each noteholder will be deemed to be the holder of an aggregate unpaid principal amount of the collateral certificate equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes;

•

each series of notes under the indenture will be deemed to be a separate series of investor certificates and the holder of a note of such series will be deemed to be the holder of an aggregate unpaid principal amount of such series of investor certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes of such series;

•

each tranche of notes under the asset pool supplement to the indenture will be deemed to be a separate class of investor certificates and the holder of a note of such tranche will be deemed to be the holder of an aggregate unpaid principal amount of such class of investor certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes of such tranche; and

•

any notes owned by the issuing entity, the transferor, the servicer, any other holder of the Master Trust Transferor Interest or any affiliate thereof will be deemed not to be outstanding, except that, in determining whether the master trust trustee shall be protected in relying upon any such consent or direction, only notes which the master trust trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith will not be disregarded or deemed not to be outstanding if the pledgee establishes to the master trust trustee’s satisfaction that the pledgee is not the issuing entity, the transferor, the servicer, any other holder of the Master Trust Transferor Interest or any affiliate thereof.

Investor Certificateholders Have Limited Control of Actions

Investor certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the transferor’s representations and warranties. The interests of the investor certificateholders of any such series may not all coincide, making it more difficult for any particular investor certificateholder to achieve the desired results from such vote.

The Issuing Entity

General

The issuing entity, the Capital One Multi-asset Execution Trust, also called “COMET,” will issue the notes. The address of COMET is Capital One Multi-asset Execution Trust, c/o Deutsche Bank Trust Company Delaware, 111 Continental Drive, Suite 102, Newark, Delaware 19713. Its telephone number is (302) 636-3301.

COMET was initially capitalized by a $1 contribution from the beneficiary. No additional capital contributions have been made to COMET.

For a description of the assets of COMET, see “Sources of Funds to Pay the Notes—General.”

Trust Agreement

COMET operates pursuant to a trust agreement between Capital One Funding and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as owner trustee. The laws of the state of Delaware will govern the trust agreement. The fiscal year for COMET ends on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of COMET within 90 days after the end of its fiscal year. COMET does not have any officers or directors. Currently, its sole beneficiary is Capital One Funding. Due to the bank’s ownership of Capital One Funding, COMET is an affiliate of the servicer, the originator and the depositor. Other affiliates of the bank may also be beneficiaries.

Amendments

Capital One Funding and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the permitted activities of COMET, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, Capital One Funding and the owner trustee may amend the trust agreement if holders of not less than (a) in the case of a significant change in the permitted activities of COMET which COMET does not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66-2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate outstanding dollar principal amount of the notes consent, the trust agreement may not be amended for the purpose of (i) increasing or reducing the amount of, or accelerating or delaying the timing of, collections of payments in respect of the assets of COMET or distributions that are required to be made for the benefit of the noteholders or (ii) reducing the percentage of holders of the outstanding dollar principal amount of the notes, the holders of which are required to consent to any amendment.

See “The Indenture—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Owner Trustee

Deutsche Bank Trust Company Delaware is the owner trustee of the issuing entity under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation. Its principal offices are located at 111 Continental Drive, Suite 102, Newark, Delaware 19713.

Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed securities transactions, including acting as owner trustee on various credit card securitizations.

Deutsche Bank Trust Company Delaware has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Deutsche Bank Trust Company Delaware has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

For COMET, the powers and duties of the owner trustee are ministerial only. Accordingly, Capital One Funding, as beneficiary, will direct the owner trustee in the management of COMET and its assets.

The owner trustee is indemnified by the transferor from and against all liabilities, obligations, losses, damages, claims, penalties or expenses of any kind arising out of the trust agreement or any other related documents, or the enforcement of any terms of the trust agreement, the administration of COMET’s assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or negligence, (2) the inaccuracy of certain of its representations and warranties in the trust agreement, (3) its failure, acting in its individual capacity, to act as necessary to discharge any lien, pledge, security interest or other encumbrance on any part of COMET’s assets which results from actions by or claims against the owner trustee not related to the ownership of any part of COMET’s assets, or (4) taxes, fees or other charges based on or measured by any fees, commissions or other compensation earned by the owner trustee for acting as owner trustee under the trust agreement.

The owner trustee may resign at any time without cause by giving written notice to the beneficiary. The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered to the owner trustee by the beneficiary. In all of these circumstances, the beneficiary must appoint a successor owner trustee for COMET. If a successor owner trustee has not been appointed within 30 days of giving notice of resignation or removal, the owner trustee or the beneficiary may apply to any court of competent jurisdiction to appoint a successor owner trustee to act until the time, if any, as a successor owner trustee is appointed by the beneficiary.

Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with Section 3807 (and any other applicable section) of the Delaware Statutory Trust Act, (3) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000) and (4) have (or have a parent which has) a rating of at least Baa3 by Moody’s, at least BBB- by S&P Global Ratings or, if not rated, otherwise satisfactory to each hired NRSRO rating the outstanding notes.

Depositor and Transferor

Capital One Funding, LLC is the depositor and transferor of COMET. Capital One Funding is also the transferor of COMT. COMT has issued the COMT collateral certificate that is the initial asset of COMET. Capital One Funding or other affiliates of the bank may also be the depositor of other master trusts or securitization special purpose entities which may issue collateral certificates to be held by COMET. In addition, the bank and its affiliates, including non-banking affiliates, may act as transferors of assets to COMET.

Administrator

The bank or an affiliate will be the administrator and servicer of any receivables owned by COMET and pursuant to a transfer and administration agreement, will perform all administrative functions for COMET including:

•	causing the note register to be kept, and notifying the indenture trustee of any appointment of a new note registrar and the location, or change in location, of the note registrar;

•

preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the notes, and delivery of notes to the indenture trustee for authentication, providing for the replacement of mutilated, destroyed, lost or stolen notes, providing for the exchange or transfer of notes and notifying each hired NRSRO of the issuance of any series, class or tranche of notes;

•	directing the indenture trustee regarding the investment of funds in COMET accounts;

•

preparing or obtaining the documents, legal opinions and instruments required to be delivered to the indenture trustee regarding the satisfaction and discharge of the indenture, if applicable, and preparing the documents necessary for the indenture trustee to acknowledge the same;

•	if the indenture trustee resigns or is removed, giving written notice of such resignation or removal and appointment to each noteholder;

•	preparing or causing to be prepared any required tax returns for COMET and any reporting information for the noteholders;

•	preparing on behalf of COMET written instructions regarding any action proposed to be taken or omitted by the indenture trustee;

•	furnishing to the indenture trustee a list of the names and addresses of the registered noteholders at the times required under the indenture;

•	establishing reasonable rules for matters relating to an action by or a meeting of noteholders not otherwise set forth in the indenture;

•

preparing for COMET such filings with the Securities and Exchange Commission, and providing the indenture trustee with copies thereof once filed, as required by the Securities Exchange Act of 1934, as amended, or as otherwise required in accordance with rules and regulations prescribed from time to time by the Securities and Exchange Commission;

•	preparing, completing and delivering to the indenture trustee and the master trust trustee any monthly statements for COMET’s assets required to be delivered to the noteholders;

•	preparing noteholder payment instructions for COMET, and delivering the same to the indenture trustee and the master trust trustee;

•

preparing or obtaining any necessary opinion of counsel, issuing entity tax opinion, officer’s certificate of COMET, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the indenture;

•	giving notice to each hired NRSRO and collecting the votes of noteholders, as necessary, in connection with any supplemental indenture or amendment to the indenture;

•	causing any paying agents to execute and deliver to the indenture trustee an instrument pursuant to which it agrees to act as paying agent;

•

preparing officer’s certificates of COMET which direct the paying agent to pay to the indenture trustee sums held in trust by COMET or such paying agent for the purpose of discharging the indenture, if applicable;

•	preparing written statements for execution by an authorized officer of COMET described in “The Indenture—Issuing Entity’s Annual Compliance Statement”;

•	performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence of COMET;

•

giving prompt written notice to the indenture trustee and each hired NRSRO of each event of default, each breach on the part of the servicer or the master trust transferor of its respective obligations under the pooling agreement, or any default of a derivative counterparty;

•	providing to noteholders and prospective noteholders information required to be provided by COMET pursuant to Rule 144A under the Securities Act of 1933, as amended;

•	preparing and causing COMET to file any required UCC financing statements and amendments thereto;

•

preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by COMET and preparing any notice required to be given to the hired NRSROs in connection with the merger or consolidation of COMET or the conveyance or transfer of any of COMET’s property or assets;

•

giving written notice to the affected noteholders of any optional repurchase by the servicer or its affiliate and to the indenture trustee and each hired NRSRO for any such optional repurchase or early redemption event;

•

preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by COMET and preparing any notice required to be given by COMET to the hired NRSROs and the indenture trustee in connection with addition or removal of COMET’s assets securing the notes;

•	preparing for execution and delivery or filing by COMET of all supplements and amendments to the transfer and administration agreement; and

•	establishing and maintaining, or causing to be established and maintained, any issuing entity accounts.

In addition to the duties of the administrator described above, the administrator will perform all ministerial duties and obligations of COMET under the transfer and administration agreement, the trust agreement and the indenture (and any supplements thereto), and will perform calculations and prepare for execution by COMET and the owner trustee all documents, reports, filings, instruments, certificates and opinions as it is the duty of COMET or the owner trustee to prepare, file or deliver pursuant to those agreements, and at the request of COMET or the owner trustee will take all appropriate action that it is the duty of COMET or the owner trustee to take pursuant to such agreements. In accordance with the directions of COMET, the owner trustee or the transferor, the administrator will also administer, perform or supervise the performance of any other activities in connection with COMET’s assets that are not described above, so long as the administrator is expressly requested by the owner trustee or the transferor to do so, and so long as it is reasonably within the capability of the administrator to perform those requests.

For any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator shall not take any action except upon direction of the transferor. “Non-ministerial matters” include:

•	the amendment of or any supplement to the indenture;

•	the initiation of any claim or lawsuit by COMET and the compromise of any action, claim or lawsuit brought by or against COMET;

•	the amendment, change or modification of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•

the appointment of successor note registrars, successor paying agents and successor indenture trustees pursuant to the indenture or the appointment of successor administrators, or the consent to the assignment by the note registrar, a paying agent or the indenture trustee of its obligations under the indenture;

•	the removal of the indenture trustee;

•

the timing or amount of any allocation, deposit, withdrawal or payment of funds under any of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•

the redemption or payment of any note, or the initiation, suspension or termination of any revolving, redemption or other period under any of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•	the waiver of any default under any of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•	the release of any part of COMET’s assets; and

•

any matter that is reserved to the discretion of COMET under any of the transfer and administration agreement, the trust agreement, the indenture or any supplements thereto or that could have a material impact on the financial condition of COMET or the transferor.

The administrator will maintain appropriate books of account and records relating to services performed by it pursuant to the transfer and administration agreement, which books of account and records shall be accessible for inspection by COMET, the owner trustee, the indenture trustee and the transferor at any time during normal business hours. As compensation for the performance of the administrator’s obligations under the transfer and servicing agreement, the administrator will be paid $1,500 per month by the transferor, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance under the transfer and administration agreement or under the trust agreement or the indenture (or any supplements thereto).

In addition, the bank or an affiliate will also be the servicer for other master trusts or securitization special purpose entities which may issue collateral certificates to be held by COMET.

Activities

COMET’s activities are limited to:

•	acquiring and holding the collateral certificates, receivables and other assets of COMET and the proceeds from these assets;

•	issuing notes, including the Class A(2026-4) notes;

•	making payments on the notes; and

•

engaging in other activities that are necessary or incidental to accomplish these limited purposes, which are not contrary to maintaining the status of COMET as a “qualifying special purpose entity” under applicable accounting literature.

For a description of the assets of COMET, see “Sources of Funds to Pay the Notes—General.”

Uniform Commercial Code financing statements have been filed, to the extent appropriate, to perfect the ownership or security interests of COMET and the indenture trustee described in this prospectus. See “Risk Factors” for a discussion of risks associated with COMET and COMET’s assets, and see “The Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement,” “The Master Trust—Representations and Warranties” and “The Indenture—Issuing Entity Covenants” for a discussion of covenants regarding the perfection of security interests.

See “The Indenture—Issuing Entity Covenants” for a discussion of the covenants that COMET has made regarding its activities.

Legal Proceedings

Interchange Litigation

In 2005, a putative class of retail merchants filed antitrust lawsuits against Mastercard and Visa and several issuing banks, including the Corporation and its subsidiaries, including the bank, seeking both injunctive relief and monetary damages for an alleged conspiracy by defendants to fix the level of interchange fees.

Visa and Mastercard reached a settlement with the injunctive relief class and filed a motion for preliminary approval, which was denied by the District Court in June 2024. Visa and Mastercard reached a new settlement with the injunctive relief class and filed a motion for preliminary approval with the District Court in November 2025. The District Court issued an order granting preliminary approval of the proposed settlement in June 2026. Under the terms of the proposed settlement, Visa and Mastercard have agreed to certain interchange rate reductions and to make certain changes to the network rules. The final approval hearing on the proposed settlement is scheduled to occur in November 2026.

Capital One, National Association

The Corporation and the bank are commonly subject to various pending and threatened legal actions relating to the conduct of their normal business activities. In the opinion of management, the ultimate aggregate liability, if any, arising out of all such other pending or threatened legal actions will not be material to noteholders.

The Master Trust Trustee

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph and the first paragraph under “The Master Trust—Master Trust Trustee—General,” The

Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Sources of Funds to Pay the Notes

General

COMET’s primary assets will consist of one or more collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in accounts owned, or loans originated or acquired, by the bank or any of its affiliates (including non-banking affiliates). Each collateral certificate will represent an undivided interest in the applicable master trust or applicable securitization special purpose entity. In addition to collateral certificates, the assets of COMET may include receivables that arise in accounts owned, or loans originated or acquired, by the bank or any of its affiliates (including any non-banking affiliate) that have been designated to be transferred to COMET. The assets of COMET may also include the benefits of one or more derivative agreements and COMET trust accounts or supplemental accounts.

As of the initial issuance date, COMET owns one collateral certificate, the COMT collateral certificate issued by the Capital One Master Trust. For a description of the COMT collateral certificate, see “—The COMT Collateral Certificate” below. For a description of the master trust, see “The Master Trust.”

Currently, the assets of COMET consist primarily of:

•	the COMT collateral certificate; and

•	the funds on deposit in the related COMET trust accounts.

The only amounts that will be available to fund payments on a series, class or tranche of are (1) that series’s, class’s or tranche’s allocable share of the assets that have been included in COMET, (2) shared excess Finance Charge Amounts from other series of notes issued by COMET or series of investor certificates issued by the master trust, if any, and (3) shared excess Principal Amounts from other series of notes issued by COMET or series of investor certificates issued by the master trust, if any.

In addition to the Card series, COMET may issue other series of notes that are secured by the assets in COMET.

In the future, other collateral certificates representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card or other revolving credit accounts owned by the bank or its affiliates may be added to COMET. Other than the COMT collateral certificate, the funds on deposit in the related COMET trust accounts, and any other collateral certificates which may be added in the future, COMET does not have any other significant assets or means of capitalization.

The composition of the assets in COMET will likely change over time due to:

•	COMET’s or the applicable transferor’s ability to increase and decrease the size (or Invested Amount) of the COMT collateral certificate;

•	COMET’s or the applicable transferor’s ability to designate additional collateral certificates;

•

COMET’s or the applicable transferor’s ability to increase and decrease the size of any or all of the collateral certificates, and to choose to reinvest or to not reinvest principal payments in any of those collateral certificates without corresponding increases to all of the collateral certificates; and

•

changes in the composition of the receivables transferred to COMET or the master trusts or other securitization special purpose entities which have transferred a collateral certificate to COMET as new receivables are created, existing receivables are paid off or charged-off, additional accounts are designated to have their receivables included in those master trusts or other securitization special purpose entities or COMET and accounts are designated to have their receivables removed from those master trusts or other securitization special purpose entities or from COMET.

In addition, the occurrence of a pay out event or early amortization event for a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event or early amortization event for a collateral certificate may be reinvested in another collateral certificate or directly in receivables or paid to noteholders whose notes are secured by those assets or to the transferor or transferors or the holders of the Transferor Interest.

If the composition of the assets in COMET changes over time due to these or other factors, noteholders will not be notified of such change. However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Addition of Assets

In the future, the assets in COMET may include collateral certificates (other than the COMT collateral certificate) representing undivided interests in master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank or any of its affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. However, prior to the addition of any such collateral certificate to COMET,

•

each hired NRSRO must confirm that the addition of such collateral certificate will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes secured by the assets in COMET, and

•

COMET must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur for any outstanding notes secured by the assets in COMET.

COMET is currently designated as a non-receivables asset pool and, therefore, is not eligible to have receivables directly included in its assets.

The applicable transferor will designate the Invested Amount of any additional collateral certificate. However, the transferor may not reduce the Invested Amount of a collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by the assets in COMET, unless the transferor delivers to COMET and the indenture trustee an officer’s certificate to the effect that such reduction will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur for any outstanding notes secured by the assets in COMET.

Additional collateral certificates may not be of the same credit quality as the existing collateral certificates, and receivables arising in additional accounts or loans may not be of the same credit quality as the receivables arising in accounts or loans, if any, already included in COMET. Additional accounts or loans may have been originated by the bank or an affiliate using credit criteria different from those which were applied by the bank or an affiliate to the accounts or loans already included in COMET or may have been acquired by the bank or an affiliate from a third-party institution which may have used different credit criteria from those applied by the bank or its affiliates to the accounts. See “Risk Factors—Transaction Structure Risks—Addition of credit card receivables to the master trusts or other securitization special purpose entities or COMET may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.”

The transfer to COMET of additional collateral certificates or receivables arising in additional accounts or loans or the increase of the Invested Amount of an existing collateral certificate, may be subject to conditions described in the prospectus for a series of notes.

The COMT Collateral Certificate

As of the date of this prospectus, the primary source of funds for the payment of principal of and interest on the notes secured by the assets of COMET is the COMT collateral certificate issued by the master trust. The following discussion summarizes the material terms of the COMT collateral certificate. For a description of the master trust and its assets, see “The Master Trust.” Currently, the COMT collateral certificate is the only master trust investor certificate issued and outstanding. Aside from Capital One Funding, as the holder of the Master Trust Transferor Interest, COMET is the only holder of an interest in the master trust. Holders of investor certificates in the master trust, whether currently outstanding or issued at a later date, will be allocated funds as described under “The Master Trust—Application of Collections.”

The COMT collateral certificate represents an undivided interest in the Capital One Master Trust, the master trust. The COMT collateral certificate is the only certificate issued pursuant to Series 2002-CC of the master trust. The assets of the master trust currently consist primarily of receivables arising from transactions in selected revolving credit card accounts that are processed on the Mastercard and Visa networks, as well as a small amount of receivables arising from transactions in credit card accounts that are processed on the Discover Network. These receivables have been transferred by the bank to Capital One Funding and have been transferred by Capital One Funding to the master trust. In the future, the assets of the master trust may include receivables arising from transactions in other revolving credit accounts owned by the bank and its affiliates, including a larger amount of receivables arising from transactions in accounts that are processed on the Discover Network. For information about the integration of Discover, see “The Bank—The Bank’s Credit Card and Lending Business—Business Overview.” The amount of credit card receivables in the master trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from the master trust and as other credit card receivables are paid off, charged off as uncollectible or otherwise adjusted.

The COMT collateral certificate has no specified interest rate. COMET, as holder of the COMT collateral certificate, is entitled to receive its allocable share of Finance Charge Collections and Principal Collections payable by the master trust and is assessed its allocable share of Default Amounts. In addition, the holder of the COMT collateral certificate is obligated to pay the portion of the master trust servicing fee allocable to the COMT collateral certificate.

Allocations of Default Amounts, Finance Charge Collections and Principal Collections in the master trust are made pro rata among (1) each series of investor certificates issued by the master trust, including the COMT collateral certificate, based on each investor certificate’s respective Invested Amount, as may be adjusted for any increases or decreases due to payment of principal or reductions of the Invested Amount from charge-offs for uncovered Default Amounts or reallocated Principal Collections in the master trust, (2) Capital One Funding, as the transferor of the master trust, based on the Master Trust Transferor Interest and (3) in certain circumstances, the interest of certain credit enhancement providers.

The COMT collateral certificate has a fluctuating Invested Amount, not less than zero, that is equal to the aggregate Nominal Liquidation Amount of all of the notes secured by the assets in COMET minus the aggregate Invested Amount of all other collateral certificates in COMET. Therefore, the sum of the Invested Amounts of the collateral certificates in COMET will increase and decrease as the Nominal Liquidation Amounts of the notes secured by the assets in COMET increase and decrease. The administrator will decide in its sole and absolute discretion which collateral certificate Invested Amount or Invested Amounts will increase or decrease as the Nominal Liquidation Amount of the notes secured by the assets in COMET increases and decreases. Principal amounts paid to the transferor or transferors may be reinvested in the COMT collateral certificate or other collateral certificates in COMET.

The Master Trust Transferor Interest, which is owned by Capital One Funding, represents the interest in the principal receivables in the master trust in excess of the interests represented by the COMT collateral certificate or any other master trust series of investor certificates.

Each month, the master trust will allocate Default Amounts, Finance Charge Collections and Principal Collections to the investor certificates outstanding under the master trust, including the COMT collateral certificate.

In general, the Invested Amount of each series of investor certificates (other than the COMT collateral certificate) issued by the master trust will equal the stated dollar amount of the investor certificates issued to investors in that series, minus (A) unreimbursed charge-offs, if any, from uncovered Default Amounts in the master trust allocable to that series, (B) reallocations of Principal Collections allocated to that series to cover certain shortfalls in Finance Charge Collections for that series and (C) Principal Collections deposited to a master trust principal funding account or paid to those investors, plus any reimbursements of the amounts described in clause (A) or (B) above.

When no principal amounts are needed for deposit into a master trust principal funding account or needed to pay principal to master trust investors, Principal Collections for all master trust investor certificates are allocated similarly to the allocation of Finance Charge Collections. However, Principal Collections are allocated differently when principal amounts are needed to be deposited into the master trust principal funding accounts for other series or paid to the master trust investors. When the principal amount of a master trust investor certificate begins to accumulate or amortize, Principal Collections continue to be allocated to the investor certificate as if the Invested Amount of that investor certificate had not been reduced by Principal Collections deposited to a master trust principal funding account or paid to master trust investors. During this time of accumulation or amortization, allocations of Principal Collections to the investors in a series of investor certificates issued by the master trust are based on the Invested Amount of that series “fixed” at the time immediately before the first deposit of Principal Collections into a principal funding account or the time immediately before the first payment of Principal Collections to investors of that series.

The COMT collateral certificate will be allocated Principal Collections at all times based on:

•	the sum of the Nominal Liquidation Amounts of all series, classes and tranches of notes secured by the assets in COMET, minus

•	the sum of the Invested Amounts of each of the other collateral certificates in COMET.

For series, classes and tranches of notes secured by the assets in COMET which do not require Principal Amounts to be deposited into a principal funding account or paid to noteholders, the Nominal Liquidation Amount calculation will be “floating,” i.e., calculated at the end of the prior month. For series, classes or tranches of notes secured by the assets in COMET which require Principal Amounts to be deposited into a principal funding account or paid to noteholders, the Nominal Liquidation Amount calculation will be “fixed” immediately before COMET begins to allocate Principal Amounts to the principal funding subaccount for that series, class or tranche, i.e., calculated at the end of the month prior to any reductions for deposits or payments of principal.

If Principal Collections allocated to the COMT collateral certificate are needed for reallocation to cover certain shortfalls in Finance Charge Amounts, to pay the notes secured by the assets in COMET or to make a deposit into the COMET trust accounts within a month, they will be deposited into the master trust collection account and then paid to COMET for deposit into the collection account. Each of these reallocations, payments and deposits will reduce the Invested Amount of the COMT collateral certificate. Otherwise, Principal Collections allocated to the COMT collateral certificate will be reallocated to other series of master trust investor certificates which have a shortfall in Principal Collections only to the extent other series of investor certificates have a shortfall in Principal Collections—which does not reduce the Invested Amount of the COMT collateral certificate—or paid to the holder of the Master Trust Transferor Interest to maintain the Invested Amount of the COMT collateral certificate. If the COMT collateral certificate has a shortfall in Principal Collections, but other series of investor certificates issued by the master trust have excess Principal Collections, a portion of the excess Principal Collections allocated to other series of investor certificates issued by the master trust will be reallocated to the COMT collateral certificate and any other master trust investor certificate which may have a shortfall in Principal Collections, and the COMT collateral certificate’s share of the excess Principal Collections from the other series will be paid to COMET and treated as Principal Amounts.

Upon a sale of credit card receivables, or interests therein, (i) if required under the pooling agreement following an insolvency or bankruptcy of Capital One Funding, (ii) following an event of default and acceleration, or (iii) on the applicable legal maturity date for a series, class or tranche of notes secured by the assets in COMET, as described in this prospectus, the portion of the Nominal Liquidation Amount, and thereby the portion of the Invested Amount, related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of Finance Charge Collections or Principal Collections from the master trust.

Following a Pay Out Event, which is an early redemption event for the notes secured by the assets in COMET, Principal Collections for any month allocated to the Invested Amount of the COMT collateral certificate will be used to cover principal payments to COMET as holder of the COMT collateral certificate. The payments made upon the occurrence of a Pay Out Event for the COMT collateral certificate may be reinvested in another collateral certificate in COMET.

For a detailed description of the percentage used by the servicer in allocating to the COMT collateral certificate Finance Charge Collections and Default Amounts, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating Principal Collections to the COMT collateral certificate, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms.”

For a detailed description of the application of collections and allocation of Default Amounts by the master trust, see “The Master Trust—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

For a detailed description of the servicing fee to be paid in respect of the COMT collateral certificate, see “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

Deposit and Application of Funds in COMET

COMET will allocate among the noteholders of each related series and the applicable transferor or transferors, as holders of the Transferor Interest, all Finance Charge Amounts received and all Default Amounts on the assets based on a varying percentage called the “Floating Allocation Percentage.” COMET will allocate among the noteholders of each related series all Principal Amounts on the assets based on a varying percentage called the “Principal Allocation Percentage.” COMET will make each allocation by reference to the applicable percentage of each series of notes.

Finance Charge Amounts and Principal Amounts allocated to the noteholders will be further allocated to each class and tranche of notes within that series and will be applied by the indenture trustee, on instruction from COMET, as described in this prospectus.

If Principal Amounts allocable to any series for any month are less than the targeted monthly principal payments for such series of notes, and any other series of notes has excess Principal Amounts remaining after its application of its allocation as described above, then any such excess will be applied to each other series of notes in that series’s principal sharing group, to the extent such series still needs to cover a monthly principal payment, pro rata based on targeted monthly principal payments for each series that still needs to cover a targeted monthly principal payment in that series’s principal sharing group.

For a description of the deposits and application of funds specifically relating to the Card series notes, see “Deposit and Application of Funds for Card Series Notes.”

COMET Trust Accounts

The supplemental trust accounts described in this section are referred to as COMET trust accounts. COMET trust accounts are Eligible Deposit Accounts and amounts maintained in COMET trust accounts may only be invested in Eligible Investments.

COMET has established a collection account for the purpose of receiving amounts payable under the COMT collateral certificate and amounts payable under any other assets in COMET, including additional collateral certificates that may be transferred to COMET at a later date. In connection with the Card series, COMET has also established a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Card series, each of which will have subaccounts for each tranche of notes of the Card series. In addition, COMET has established a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the Card series, and a Class D reserve account, which will have subaccounts for each tranche of Class D notes of the Card series.

COMET may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental trust accounts for any series, class or tranche of notes for the benefit of the related noteholders. The indenture trustee’s maintenance of the COMET trust accounts and the investment of amounts therein will be verified annually by the servicer, in connection with the servicer’s annual report described in “The Master Trust—Evidence as to Compliance.”

Each month, distributions on the COMT collateral certificate and any other assets in COMET will first be deposited into the collection account, and then allocated among each series of notes—including the Card series. Amounts on deposit in the collection account for the benefit of the noteholders of the Card series will then be allocated to the applicable principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account and any other supplemental account for the applicable class or tranche of notes to make payments under any applicable derivative agreements and additionally as described in “Deposit and Application of Funds for Card Series Notes.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes when such payments are due. If interest on a note is not scheduled to be paid every month—for example, quarterly, semiannually or other interval less frequent than monthly—COMET will deposit accrued interest amounts funded from Card series Finance Charge Amounts into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account.”

Beginning in the twelfth month before the Expected Principal Payment Date of a tranche of Card series notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

COMET may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of Card series notes if the servicer determines that less than 12 months will be required to accumulate sufficient Card series Principal Amounts to pay the outstanding dollar principal amount of that tranche on its Expected Principal Payment Date as described in “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits.” Since funds in the principal funding subaccount for tranches of subordinated Card series notes will not be available for credit enhancement for any senior Card series notes, Card series Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated Card series notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior Card series notes.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of Card series notes, the amount of such shortfall will be withdrawn from the accumulation reserve account, to the extent available. If the amounts on deposit in the principal funding subaccount are prefunded amounts, then additional finance charge collections from the master trust will be allocated to the COMT collateral certificate and the Card series notes and will be treated as Card series Finance Charge Amounts as described under “Deposit and Application of Funds for Card Series Notes—Card Series Finance Charge Amounts” and “The Master Trust—Application of Collections.”

The Class C reserve account will have subaccounts for each tranche of Class C Card series notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) if the three-month excess spread percentage falls below certain levels or an early redemption event or event of default occurs. Funds on deposit in a Class C reserve subaccount will be used to make payments of interest or principal on the related tranche of Class C notes, if necessary. See “Deposit and Application of Funds for Card Series Notes—Withdrawals from the Class C Reserve Account.”

The Class D reserve account will have subaccounts for each tranche of Class D notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) in accordance with the Card series indenture supplement and the related terms document. Funds on deposit in the Class D reserve subaccount will be used to make payments of interest or principal on the related tranche of Class D Card series notes, if necessary.

Credit Enhancement

Credit enhancement may be provided with respect to one or more classes or tranches of notes. Credit enhancement may be in the form of the subordination of one or more classes of the notes, the establishment of a cash collateral guaranty or account, a reserve account, a collateral interest or any combination of the foregoing. Any form of credit enhancement may be structured so as to be drawn upon by more than one class or tranche of notes.

Credit enhancement will generally not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and the related interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

Subordination

Credit enhancement for the Class A(2026-4) notes will be provided through subordination of the Class B, Class C and Class D Card series notes. One or more of any class or tranche of any other notes may be subordinated to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of any of those subordinated notes to receive distributions of principal and/or interest on any Distribution Date for the class or tranche will be subordinate in right and priority to the rights of the holders of the senior notes, but only to the extent set forth in this prospectus or as determined in connection with the issuance of those subordinated notes. Subordination may apply only in the event of certain types of losses not covered by another credit enhancement. This prospectus, with respect to the Class A(2026-4) notes, sets forth the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of the senior notes. See “Prospectus Summary—Required Subordinated Amount and Conditions to Issuance.”

Reserve Account

Support for one or more classes or tranches of notes may be provided by the establishment of a reserve account. A reserve account may be funded, as determined in connection with the issuance of such class or tranche of notes, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes or tranches of notes, including subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. A reserve account may be established to assist with the subsequent distribution of principal or interest on the notes of that class or tranche in the manner determined in connection with the issuance of such notes, if applicable.

Collateral Interests

Support for some notes may be provided initially by an interest in COMET, called a collateral interest, in an amount determined in connection with the issuance of such notes. Those notes may also have the benefit of a cash collateral guaranty or cash collateral account with an initial amount on deposit in such account, if any, as determined in connection with the issuance of such notes, which will be increased (i) to the extent the transferor elects to apply principal amounts allocable to the collateral interest to decrease the collateral interest, (ii) to the extent principal amounts allocable to the collateral interest are required to be deposited into the cash collateral account, and (iii) to the extent excess collections of finance charge receivables are required to be deposited into the cash collateral account. If applicable, the total amount of the credit enhancement available pursuant to the collateral interest and, if applicable, the cash collateral guaranty or cash collateral account will be the lesser of the sum of the collateral interest and the amount on deposit in the cash collateral account and an amount determined in connection with the issuance of such notes. The noteholders of the Class A(2026-4) notes do not have a collateral interest, a collateral guaranty, or a cash collateral account associated with their notes.

Derivative Agreements

Some notes may have the benefits of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), or a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) with various counterparties. In general, COMET will receive payments from counterparties to the derivative agreements in exchange for COMET’s payments to them, to the extent required under the derivative agreements. The noteholders of the Class A(2026-4) notes do not have a derivative agreement associated with their notes. The bank or any of its affiliates may be counterparties to a derivative agreement.

Sale of Assets

In addition to a sale of assets if required under the pooling agreement following the insolvency or bankruptcy of Capital One Funding as transferor under the master trust, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, COMET or a master trust may sell assets, or interests therein, if the conditions described in “The Notes—Events of Default” and “—Events of Default Remedies” are satisfied, and for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of the affected series, class or tranche.

Any sale of assets for a subordinated tranche of notes in a multiple tranche series may be delayed until (1) the senior classes of notes of the same series are prefunded sufficiently, (2) enough notes of senior classes are repaid, or (3) new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from the sale and amounts on deposit in the interest funding subaccount and the principal funding subaccount related to that tranche will be immediately paid to the noteholders of that tranche.

The principal amount of assets designated for sale will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the related series, class or tranche of notes, subject to any further limitations as determined in connection with the issuance of such series, class or tranche of notes. The Nominal Liquidation Amount of that series, class or tranche of notes will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After the sale, no more Principal Amounts or Finance Charge Amounts will be allocated to that series, class or tranche of notes. Noteholders of that series, class or tranche will receive the proceeds of the sale but no more than the outstanding principal amount of their notes, plus any past due, accrued and additional interest on such series, class or tranche of notes. The notes of that series, class or tranche are no longer outstanding under the indenture (or any supplement thereto) once the sale occurs.

After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest. These types of deficiencies will not be reimbursed.

Limited Recourse to COMET; Security for the Notes

Only the portion of Finance Charge Amounts and Principal Amounts allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable COMET trust accounts, funds available pursuant to any applicable derivative agreement, and proceeds of sales of assets will provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of COMET, or any other person or entity for the payment of principal of or interest on the notes.

Each series of notes (including the Card series) is secured by a security interest in the assets in COMET, including the collection account, but each series of notes (including the Card series) is entitled to the benefits of only that portion of those assets allocable to it under the indenture, the asset pool supplement and the Card series indenture supplement. See “The Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement,” “The Master Trust—Representations and Warranties” and “The Indenture—Issuing Entity Covenants” for a discussion of covenants regarding the perfection of security interests. Therefore, only a portion of the collections allocated to COMET are available to the Card series notes. Similarly, Card series notes are entitled only to their allocable share of Card series Finance Charge Amounts, Card series Principal Amounts, amounts on deposit in the applicable COMET trust accounts, any payments received from derivative counterparties (to the extent not already included in Card series Finance Charge Amounts) and proceeds of any sale of assets. Card series noteholders will have no recourse to any other assets of COMET or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of Card series notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, in the case of a tranche of Class D notes, the applicable Class D reserve subaccount and any other applicable supplemental account, and may be secured by a security interest in any applicable derivative agreement.

The Notes

The following discussion and the discussions under “The Indenture” summarize the material terms of the notes issued by COMET, the indenture, the asset pool supplement and the indenture supplements. The indenture supplements may be supplemented by terms documents relating to the issuance of individual tranches of notes in the related series. In this prospectus, references to an indenture supplement will include any applicable terms documents.

The following summaries describe certain provisions common to each series of notes, including the Card series, of which the Class A(2026-4) notes are a tranche.

General

Each series of notes will be issued pursuant to the indenture, the asset pool supplement and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. None of the indenture, the asset pool supplement or the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of COMET that will be in addition to the debt obligations of COMET represented by any other series of notes. Each prospectus will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the Default Amounts allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus, it also includes all tranches of that class, unless the context otherwise requires.

COMET may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such senior tranche of notes. See “—Required Subordinated Amount and Usage.”

COMET may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be determined in connection with the issuance of such note.

The notes of each series will be allocated the Floating Allocation Percentage of all Finance Charge Amounts and Default Amounts, will be allocated the Principal Allocation Percentage of all Principal Amounts, and will be allocated its pro rata share of the servicing fee on the receivables. The method for calculating the Floating Allocation Percentage and the Principal Allocation Percentage applicable during any period is described in the definitions thereof in the “Glossary of Defined Terms.” If the notes offered by this prospectus are in a series including more than one class or tranche, Finance Charge Amounts, Principal Amounts, the Default Amounts and the servicing fee allocated to that series may be further allocated among each class or tranche in that series as described in this prospectus. Default Amounts allocated to the Card series will reduce the Nominal Liquidation Amount of Card series notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs.”

The notes of each series may share excess Principal Amounts with other series of notes. In addition a series may be included in one or more groups of series for purposes of sharing excess Finance Charge Amounts.

The Card series notes will share Principal Amounts allocated to the Card series in the manner and to the extent described in “Deposit and Application of Funds for Card Series Notes—Shared Excess Principal Amounts.” The Card series notes will also be included in Excess Finance Charge Sharing Group A and will share Finance Charge Amounts and other amounts treated as Finance Charge Amounts in the manner and to the extent described in “Deposit and Application of Funds for Card Series Notes—Shared Excess Finance Charge Amounts.”

The notes of a particular series, class or tranche may have a derivative agreement associated with their series, class or tranche, including an interest rate or currency swap, cap or collar with various counterparties. The noteholders of the Class A(2026-4) notes do not have a derivative agreement associated with their notes.

COMET will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Amounts and Principal Amounts which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any COMET trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, relating to that series, class or tranche. If those sources are not sufficient for payment of principal of or interest on that series, class or tranche, the noteholders will have no recourse to any assets in COMET, or any other person or entity for the payment of principal of or interest on that series, class or tranche of notes.

The indenture allows COMET to “reopen” or later increase the outstanding principal amount of a tranche of Card series notes without notice by selling additional Card series notes of that tranche with the same terms. Those additional notes will be treated, for all purposes, like the initial notes except that any new notes may begin to accrue interest at a different date. No additional notes of an outstanding Card series from tranche may be issued unless the conditions to issuance described in “—Issuances of New Series, Classes and Tranches of Notes” are satisfied.

Capital One, National Association or an affiliate may retain any additional notes of an outstanding Card series tranche resulting from a reopening and may resell them on a subsequent date. In addition, Capital One, National Association or an affiliate may acquire notes of a series, class or tranche at any time following the initial issuance or reopening of a series, class or tranche of notes.

A note is not a deposit and neither the notes nor any underlying collateral certificate or receivables are insured or guaranteed by the FDIC or any other governmental agency.

Interest

Interest will accrue on a series, class or tranche of notes from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as determined in connection with the issuance of such series, class or tranche of notes. Interest on a series, class or tranche of notes will be due and payable on the dates determined in connection with the issuance of such series, class or tranche of notes, each referred to in this prospectus as an “interest payment date.” If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding subaccount. Interest payments or deposits will be funded from Finance Charge Amounts allocated to that series, class or tranche of notes during the preceding month or months.

Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be determined in connection with the issuance of such note. Interest on a series, class or tranche of notes will be due and payable on each interest payment date.

If interest on a series, class or tranche of notes is not paid within 35 days after such interest is due and payable, an event of default will occur for that series, class or tranche of notes. See “—Events of Default.”

See “Prospectus Summary—Interest Payments” for more information on interest payments on the Class A(2026-4) notes.

Principal

The timing of payment of principal of a series, class or tranche of notes will be determined in connection with the issuance of such series, class or tranche of notes. Each date on which any payment of principal is made will be referred to in this prospectus as a “principal payment date.” The Expected Principal Payment Date for the Class A(2026-4) notes is specified on the cover page of this prospectus.

Principal of a series, class or tranche of notes may be paid later than its Expected Principal Payment Date if sufficient funds are not allocated from the assets in COMET securing that series, class or tranche. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its Expected Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The legal maturity date for the Class A(2026-4) notes is specified on the cover page of this prospectus.

It is not an event of default if the stated principal amount of a series, class or tranche of notes is not paid on its Expected Principal Payment Date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur for that series, class or tranche of notes. See “—Events of Default.” If the stated principal amount of a series, class or tranche of notes is not paid on its Expected Principal Payment Date, an early redemption event for that series, class or tranche will occur. See “—Early Redemption Events.”

Principal of a series, class or tranche of notes may be paid earlier than its Expected Principal Payment Date if an early redemption event, an event of default and acceleration, or an optional or mandatory redemption occurs. See “—Early Redemption Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each Card series note has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of the notes of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes less principal payments to the noteholders of that series, class or tranche of notes. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche of notes less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-Performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that series, class or tranche of notes, and will increase as a result of any issuance of additional notes of that series, class or tranche.

Adjusted Outstanding Dollar Principal Amount

In addition, a series, class or tranche of notes has an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of all outstanding notes of that series, class or tranche, less any funds on deposit in the principal funding subaccount for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for such series, class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a series, class or tranche of notes is a U.S. dollar amount based on the initial outstanding dollar principal amount of that series, class or tranche of notes minus some reductions—including reductions from (1) reallocations of Principal Amounts, (2) allocations of charge-offs from uncovered Default Amounts and (3) deposits in a principal funding subaccount for or payments of principal of such class or tranche of notes—plus some increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows:

•

If Finance Charge Amounts allocable to a series of notes are insufficient to fund the Default Amounts in COMET allocable to such series, the uncovered Default Amounts allocable to that series will result in a reduction of the Nominal Liquidation Amount of that series. Within each series, subordinated classes of notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from uncovered Default Amounts allocable to that series before senior classes of notes.

In a multiple tranche series, including the Card series, these reductions will be allocated initially pro rata to each tranche of notes regardless of class, and then will be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes. However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

If Card series Finance Charge Amounts are insufficient to cover Card series Defaulted Amounts, the Nominal Liquidation Amount of the Card series notes will be reduced as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs.”

•

If Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, to cover any shortfall in the payment of the servicing fee on the assets (direct or indirect) in COMET or to cover any other shortfall in amounts to be covered by Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Principal Amounts will be applied to reduce the Nominal Liquidation Amount of the subordinated classes of notes in that series in succession, to the extent of such senior notes’ required subordinated amount of the related subordinated notes, beginning with the most subordinated classes. However, Principal Amounts will be reallocated only to the extent that such senior classes of notes have not used all of their required subordinated amount. In addition, no Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the servicing fee if such reallocation would result in the reduction of the Nominal Liquidation Amount of such senior class of notes.

If Card series Principal Amounts are reallocated from subordinated notes to pay interest on or other amounts related to the senior notes in the Card series, any shortfall in the payment of the Card series’s portion of the servicing fees on the receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET or any other shortfall with respect to Card series Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations.”

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of all payments of principal of that class or tranche of notes.

•

Upon a sale of assets (i) if required under the pooling agreement after the bankruptcy or insolvency of the related transferor, (ii) after an event of default and acceleration or (iii) on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of such class or tranche of notes will be automatically reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

The Nominal Liquidation Amount of a note can be increased as follows:

•

For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Amounts are available to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Default Amounts in COMET or from reallocations of Principal Amounts from subordinated classes to pay shortfalls of interest, servicing fee and other items to be covered by Finance Charge Amounts. Within each series, the increases will be allocated first to the senior-most class with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with a deficiency in their Nominal Liquidation Amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche, as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reimbursements of Nominal Liquidation Amount Deficits.”

•

For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

In a multiple tranche series, any increase of the Nominal Liquidation Amount of a class of notes may be further allocated to each tranche in such class as determined in connection with the issuance of such notes.

Finance Charge Amounts allocated to a series of notes for each month will be applied, to cover Default Amounts allocable to that series. If Finance Charge Amounts allocated to such series are sufficient to cover these amounts, the Nominal Liquidation Amount of such series of notes will not be reduced. Finance Charge Amounts allocated to a series of notes also will be applied, to reimburse earlier reductions in the Nominal Liquidation Amount of that series of notes from uncovered Default Amounts allocated to that series of notes or for reallocations of Principal Amounts from subordinated classes to pay interest on senior classes of notes or the portion of the servicing fee allocable to the notes of the same series. Finance Charge Amounts used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Principal Amounts, and will be applied to the most senior class of notes until all reductions in the Nominal Liquidation Amount of such class have been reimbursed in full and then to each next subordinated class of notes in a similar manner. Principal Amounts not paid to or accumulated for the benefit of noteholders, or not reallocated as described above, may be reinvested in the assets in COMET in order to maintain the Nominal Liquidation Amount of the notes.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Principal Amounts held in the related principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche of notes. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Principal Amounts from that class or tranche of notes to pay interest on senior classes of notes or the servicing fee, or as a result of charge-offs from uncovered Default Amounts in COMET, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficit is reimbursed through the application of Finance Charge Amounts allocated to the applicable series, the stated principal amount of that class or tranche of notes may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche of notes, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Capital One Funding, COMET or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

The cumulative amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Default Amounts in COMET allocable to that class or tranche of notes or due to the reallocation of Principal Amounts to pay interest on senior classes of notes or the portion of the servicing fees will be limited as determined in connection with the issuance of such class or tranche of notes.

Allocations of charge-offs from uncovered Default Amounts in COMET and reallocations of Principal Amounts to pay interest on senior classes of notes or a portion of the servicing fee reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and do not affect series, classes or tranches of notes that are issued after that time.

Any tranche of Card series notes may be paired with another tranche of Card series notes, referred to as the “paired tranche.” As the Nominal Liquidation Amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding account other than deposits of prefunded amounts), the Nominal Liquidation Amount of the paired tranche may increase by an equal amount. If an early redemption event occurs for either tranche while such tranches are paired, the Nominal Liquidation Amount of and the method for allocating Principal Amounts to each tranche may be reset as otherwise described in this prospectus. For the Card series, if two tranches of notes are paired, the master trust will be required to maintain a minimum principal balance based on the reduced Nominal Liquidation Amount of the paired tranche. If, as a result, there are fewer principal receivables supporting the COMT collateral certificate, there may be fewer Finance Charge Collections available in the master trust to be allocated to the COMT collateral certificate and reduced Card series Finance Charge Amounts allocable to your tranche of notes.

Final Payment of the Notes

The Class A(2026-4) noteholders will generally not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by COMET under a derivative agreement with respect to principal of that series, class or tranche.

Following an insolvency or bankruptcy of Capital One Funding or following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, assets in COMET securing that affected series, class or tranche will be sold generally in an aggregate amount not to exceed the Nominal Liquidation Amount of that affected series, class or tranche, plus any past due, accrued and additional interest, of the related series, class or tranche. The proceeds of that sale will be applied, first, to pay the outstanding principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche of notes upon the sale.

A series, class or tranche of notes, including the Class A(2026-4) notes, will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and COMET will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that series, class or tranche of notes, as applicable;

•	the legal maturity date for that series, class or tranche of notes after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place for that series, class or tranche of notes, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Subordination of Interest and Principal

Interest and principal payments on subordinated classes of notes of a series may be subordinated as determined in connection with the issuance of such subordinated class of notes. For the Card series, interest payments on and principal payments of Class B notes, Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes. Subordination of Class B notes, Class C notes and Class D notes of the Card series provides credit enhancement for Class A Card series notes.

Interest payments on and principal payments of Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes and Class B notes of the Card series. Subordination of Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes and Class B notes of the Card series. In certain circumstances, the credit enhancement for a tranche of Class A Card series notes may be provided solely by the subordination of Class C notes and Class D notes of the Card series and the Class B Card series notes will not, in that case, provide credit enhancement for that tranche of Class A notes.

Interest payments on and principal payments of Class D Card series notes are subordinated to payments on Class A notes, Class B notes and Class C notes of the Card series and the Card series’s portion of the servicing fee. Subordination of Class D Card series notes provides credit enhancement for Class A notes, Class B notes and Class C notes of the Card series.

Principal Amounts allocated to a series of notes may, after Finance Charge Amounts have been applied, first be applied to pay interest on senior classes of notes or the servicing fee allocable to that series. In addition, subordinated classes of notes bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs from uncovered Default Amounts in COMET before senior classes of notes of that series. In a multiple tranche series, charge-offs from uncovered Default Amounts allocated to that series are generally initially allocated to each tranche of that series and then reallocated to the subordinated tranches of that series, reducing the Nominal Liquidation Amount of such subordinated tranches to the extent credit enhancement in the form of subordination is still available for the tranches of senior notes. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” and “—Nominal Liquidation Amount.”

Card series Principal Amounts may be reallocated to pay interest on (or make deposits to the related interest funding subaccount for) senior classes of notes or to pay the Card series’s portion of the servicing fees on the receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET, subject to certain limitations. In addition, charge-offs due to uncovered Card series Defaulted Amounts are generally first applied against the subordinated classes of the Card series. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” and “—Nominal Liquidation Amount” and “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

In addition, Principal Amounts allocated to a series of notes will be used to fund targeted deposits to the principal funding subaccounts of senior notes of that series before being applied to the principal funding subaccounts of subordinated notes of that series.

In the Card series, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•

If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•

If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes.”

•

If new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their Expected Principal Payment Dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its legal maturity date.

Card series Principal Amounts remaining after any reallocations to pay interest on or other amounts related to the senior notes or to pay the Card series’s portion of the servicing fees will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Required Subordinated Amount and Usage

The required subordinated amount for a senior class or tranche of notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued.

Class A Required Subordinated Amount. The Class A Required Subordinated Amount of Subordinated notes for any tranche of Class A Card series notes on any date is equal to the sum of the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes on that date. For each tranche of Class A notes, the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes will be equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes. However, after an event of default and acceleration or after an early redemption event has occurred for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of (x) the required subordinated amount of such subordinated class on that date and (y) the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

See “Prospectus Summary—Required Subordinated Amount and Conditions to Issuance” in this prospectus for a discussion of the specific Class A Required Subordinated Amount of Subordinated notes for the Class A(2026-4) notes.

Class B Required Subordinated Amount. The Class B Required Subordinated Amount of Subordinated notes for any tranche of Class B Card series notes on any date is equal to the sum of the Class B Required Subordinated Amount of Class C notes and the Class B Required Subordinated Amount of Class D notes on that date.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class C notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (b) the following amount:

•

its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes will be the greatest of (1) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on that date, (2) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event and (3) such other amount that may be required by the hired NRSROs.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes will equal (x) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class D notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (y) the following amount:

•

its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on that date and (2) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event.

Class C Required Subordinated Amount. For each tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the sum of the Class A Required Subordinated Amount of Class D notes for all Class A Card series notes plus the aggregate amount computed as described in clause (y) of “—Class B Required Subordinated Amount” above for all Class B Card series notes, plus (b) the following amount:

•

its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class C Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class C notes for all Class A Card series notes plus the aggregate amount computed as described in clause (b) of “—Class B Required Subordinated Amount” above for all Class B Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes will be the greater of (1) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on that date and (2) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on the date immediately prior to that event of default and acceleration or early redemption event.

Required Subordinated Amounts Generally. COMET may change the required subordinated amount and the related stated percentages for any tranche of Card series notes or the methodology of computing the required subordinated amount at any time without the consent of any noteholders so long as COMET has:

•

received written confirmation from each hired NRSRO that has rated any outstanding Card series notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding Card series notes;

•

delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of Card series notes of COMET that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of Card series notes, and (3) the change will not cause COMET to be treated as an association, or publicly traded partnership, taxable as a corporation; and

•

delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding investor certificates issued by the master trust that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder and (3) the change will not cause the master trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

Notwithstanding the foregoing, COMET may also change the required subordinated amount and the related stated percentages so long as the sum of such stated percentages for the Class A(2026-4) notes after giving effect to such change is equal to or greater than the sum of such stated percentages for the Class A(2026-4) notes immediately prior to giving effect to such change, and provided that such change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes. Any such change to the required subordinated amount and related stated percentages satisfying the condition described in the immediately preceding sentence may be implemented without the consent of or notice to any noteholders and without the consent or rating confirmation of any rating agency.

Reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior Card series notes will generally result in a reduction in the required subordinated amount for that tranche. For each tranche of Class B Card series notes, a reduction in the required subordinated amount for that tranche of Class B notes may occur as a result of more Class B Card series notes being outstanding than is required for the Class A Card series notes or as a result of the issuance of additional Class B Card series notes. For each tranche of Class C Card series notes, a reduction in the required subordinated amount for that tranche of Class C notes may occur as a result of more Class C Card series notes being outstanding than is required for the Class A notes and Class B notes of the Card series or as a result of the issuance of additional Class C Card series notes.

See “Prospectus Summary—Required Subordinated Amount and Conditions to Issuance” in this prospectus for an example of the calculations of required subordinated amounts of the Card series notes.

Usage. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance. The consumption of enhancement from subordinated Card series notes is called usage. The required subordinated amount is also used, in conjunction, with usage, to determine the remaining available subordinated amount for a tranche of senior notes and whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding. The amount of subordination available to provide credit enhancement to any tranche of Card series notes is limited to its available subordinated amount of each class or tranche of Card series notes that is subordinated to it. Each senior tranche of Card series notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount of those notes minus the amount of usage of that required subordinated amount. “Usage” refers to the amount of the required subordinated amount of a class of Card series notes actually utilized by a senior tranche of Card series notes due to losses relating to charged-off receivables and the application of subordinated Card series notes’ principal allocations to pay interest on senior classes and servicing fees. Losses that increase usage may include (i) losses relating to charged-off receivables that are allocated directly to a class of subordinated Card series notes, (ii) losses relating to usage of available subordinated amounts by another class of Card series notes that shares credit enhancement from those subordinated Card series notes, which are allocated proportionately to the senior Card series notes supported by those subordinated Card series notes, and (iii) losses reallocated to the subordinated Card series notes from the applicable tranche of senior Card series notes. Usage may be reduced in later months if amounts are available to reimburse losses or to reinstate other amounts reallocated from the subordinated Card series notes. The required subordinated amount of a class of subordinated Card series notes less its usage equals the remaining available subordinated amount of that class of subordinated Card series notes. If the available subordinated amount for any tranche of notes has been reduced to zero and, in the case of any tranche of Class C notes, the amount on deposit in the Class C reserve subaccount for that tranche is zero, losses will be allocated to that tranche of notes pro rata based on the nominal liquidation amount of those notes. The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to that tranche of notes, and it is unlikely that those notes will receive their full payment of principal and accrued interest. For a detailed description of the calculation of usage amounts for any tranche of notes, see the definitions of Class A Usage Amount of Subordinated notes, Class A Usage Amount of Class B notes, Class A Usage Amount of Class C notes, Class A Usage Amount of Class D notes, Class B Usage Amount of Subordinated notes, Class B Usage Amount of Class C notes, Class B Usage Amount of Class D notes and Class C Usage Amount of Class D notes in the “Glossary of Defined Terms.”

Principal Payments on Subordinated Card Series Notes

The required subordinated amount of a tranche of senior Card series notes, in conjunction with usage, is used to determine (a) whether a tranche of senior Card series notes can be issued, as described above, (b) whether a tranche of subordinated Card series notes may be repaid before its legal maturity date while senior Card series notes are outstanding and (c) whether the principal funding subaccount for that tranche of senior Card series notes needs to be prefunded. See “—Required Subordinated Amount and Usage.”

No payment of principal will be made on any Class B Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class B Card series notes is at least equal to the Class A Required Subordinated Amount of Class B notes for all outstanding Class A Card series notes less any usage of the Class A Required Subordinated Amount of Class B notes for all outstanding Class A Card series notes. Similarly, no payment of principal will be made on any Class C Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class C Card series notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series. Similarly, no payment of principal will be made on any Class D Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class D Card series notes is at least equal to the required subordinated amount of Class D notes for all outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules. See “Deposit and Application of Funds for Card Series Notes—Sale of Assets” and “Sources of Funds to Pay the Notes—Sale of Assets.”

Redemption and Early Redemption of Notes

Optional Redemption

The servicer or any affiliate of the servicer, has the right, but not the obligation to direct COMET to redeem the notes of any series, class or tranche before its Expected Principal Payment Date at any time when the aggregate Nominal Liquidation Amount of that series, class or tranche is less than 5% of the highest outstanding dollar principal amount at any time of that series, class or tranche. This redemption option is referred to as a “clean-up call.” COMET will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series.

If COMET is directed to redeem notes, COMET will notify the registered holders of those notes at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If COMET is unable to pay the redemption price in full on the redemption date, monthly payments on those notes will thereafter be made, subject to the principal payment rules described above under “—Subordination of Interest and Principal,” until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount and, if applicable, the Class C reserve subaccount for those notes will be applied to make the principal and interest payments on those notes on the redemption date.

Mandatory Redemption

Each series, class and tranche of notes will be subject to mandatory redemption on its Expected Principal Payment Date, which for each outstanding tranche of notes issued prior to August 31, 2019, generally is 34 months before its legal maturity date and, for each tranche of notes issued on or after August 31, 2019, is generally expected to be 24 months before its legal maturity date. In addition, if any other early redemption event occurs, COMET will be required to redeem each series, class or tranche of the affected notes, including the Class A(2026-4) notes offered hereby, before the Expected Principal Payment Date of that series, class or tranche of notes; however, for any such affected series, class or tranche of notes with the benefit of a derivative agreement and subject to certain exceptions, such redemption will not occur earlier than the Expected Principal Payment Date of such series, class or tranche of notes. COMET will give notice to holders of the affected series, class or tranche of notes before an early redemption date. See “—Early Redemption Events” below for a description of the early redemption events and their consequences to noteholders. See “Prospectus Summary—Early Redemption of Notes” for a description of the early redemption events relating to the Class A(2026-4) notes.

Whenever COMET redeems a series, class or tranche of notes, it will do so only to the extent that Finance Charge Amounts and Principal Amounts allocated to that series, class or tranche of notes are sufficient to redeem that series, class or tranche of notes in full, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes. A noteholder will have no claim against COMET if COMET fails to make a required redemption of a series, class or tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise be redeemed are required to provide subordination for senior notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

Early Redemption Events

COMET will be required to repay in whole or in part, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early redemption event.

Early redemption events include the following:

•	the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

•	for any series, class or tranche of notes, the occurrence of the Expected Principal Payment Date of such series, class or tranche of notes;

•	COMET becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the occurrence of certain events of bankruptcy or insolvency of the related transferor;

•	for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month; and

•	for any series, class or tranche of notes, any additional early redemption event as determined in connection with the issuance of such series, class or tranche of notes, as applicable.

In addition to the early redemption events applicable to all notes, including the Card series notes, described above, each of the following events will be an early redemption event for the Card series notes:

—	if for any month, the average of the Excess Spread Amounts for the three preceding calendar months is less than the Required Excess Spread Amount for such month; or

—

a Pay Out Event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” or, if required by the hired NRSROs, any pay out event or other early amortization event occurs for any other collateral certificate included in COMET.

The excess spread amount for any month is equal to the amount of finance charge amounts allocated to the Card series, minus the targeted interest deposits and servicing fee payments, the default amounts allocated to the Card series and any reimbursements of deficits in the nominal liquidation amount of any tranche of Card series notes for that month. Currently, the required excess spread amount is zero. This amount may be changed provided COMET (i) receives the consent of the hired NRSROs and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

The amount repaid with respect to a tranche of notes will equal the outstanding principal amount of that tranche, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Amounts and Principal Amounts allocable to the series, class or tranche of notes to be redeemed, together with funds on deposit in the applicable COMET trust accounts and any amounts payable to COMET under any applicable derivative agreement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if determined at the time of issuance and subject to certain exceptions, it is possible that any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ Expected Principal Payment Date.

No Principal Amounts will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable COMET trust accounts and any amounts received from an applicable derivative agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Finance Charge Amounts are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche resulting from reallocations of Principal Amounts to pay interest on senior classes of notes or the servicing fee, or from charge-offs from uncovered Default Amounts.

COMET will give notice to holders of the affected notes before an early redemption date. An early redemption event relating to one series, class or tranche of notes will not necessarily be an early redemption event relating to any other series, class or tranche of notes. COMET will only be required to redeem each series, class or tranche of notes to which the early redemption event relates, and only to the extent described above. For a discussion of the early redemption events applicable to the Class A(2026-4) notes, see “Prospectus Summary—Early Redemption of Notes.”

Events of Default

Each of the following events is an event of default for any affected series, class or tranche of notes:

•	for any series, class or tranche of notes, as applicable, COMET’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

•	for any series, class or tranche of notes, COMET’s failure to pay the stated principal amount of such series, class or tranche of notes on the applicable legal maturity date;

•

COMET’s default in the performance, or breach, of any other of its covenants or warranties in the indenture (or any supplement thereto), for a period of 60 days after the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of any affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy or insolvency of COMET; and

•	for any series, class or tranche of notes, any additional events of default determined in connection with the issuance of such series, class or tranche of notes, as applicable.

Failure to pay the full stated principal amount of a note on its Expected Principal Payment Date will not constitute an event of default. An event of default for one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes. For a discussion of the events of default applicable to the Class A(2026-4) notes, see “Prospectus Summary—Events of Default.” The remedies available upon the occurrence of an event of default, as described under “—Events of Default Remedies,” will be available only to a series, class or tranche of notes to which the event of default relates.

It is not an event of default if COMET fails to redeem a note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for a senior class of notes.

Events of Default Remedies

The occurrence of an event of default involving the bankruptcy or insolvency of COMET results in an automatic acceleration of all of the notes, without notice or demand to any person, and COMET will automatically and immediately be obligated to pay off the notes to the extent funds are available. If other events of default occur and are continuing for any series, class or tranche, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche may declare by written notice to COMET the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of the affected series, class or tranche.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of the aggregate outstanding dollar principal amount of notes of the affected series, class or tranche at any time thereafter will sell or direct the sale of assets, in an amount up to the Nominal Liquidation Amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

•

the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

•

if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the noteholders of not less than 66-2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

In addition, a sale of assets following an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior class of notes of the same series.

If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, assets will automatically be sold, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Following the sale of assets for a series, class or tranche of notes, the Nominal Liquidation Amount of that series, class or tranche will be zero and Principal Amounts and Finance Charge Amounts will no longer be allocated to that series, class or tranche. Holders of the applicable series, class or tranche of notes will receive the proceeds of the sale plus any amounts on deposit in COMET trust accounts that are allocable to that series, class or tranche in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that series, class or tranche of notes.

Any money or other property collected by the indenture trustee in connection with a sale of assets following an event of default and acceleration for a series, class or tranche of notes will be applied in the following priority, at the date fixed by the indenture trustee:

•

first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto), reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture (and any supplement thereto), or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of COMET;

•	second, to pay the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the notes of that series, class or tranche;

•	third, to pay any servicing fees owed to the applicable servicer and any other fees or expenses then owing that series, class or tranche; and

•	fourth, to pay any remaining amounts to COMET.

If a sale of assets does not take place following an event of default and acceleration of a series, class or tranche of notes, then:

•

COMET will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the asset pool supplement and the indenture supplement.

•

Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by COMET and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

•

If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

•

On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will the direct the sale of assets as provided in the applicable indenture supplement.

Within 90 days of any event of default occurring for any series, class or tranche of notes, the indenture trustee will provide notice of that event of default to all noteholders at their address listed in the note register. See “The Indenture—Addresses for Notices.” The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture, the asset pool supplement or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of or interest on the notes or any other amount payable to any noteholder will be without recourse to any transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee or director thereof, and the obligation of COMET to pay principal of or interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the asset pool supplement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against COMET, Capital One Funding, the master trust or any other master trust or securitization special purpose entity for which the bank or Capital One Funding or any of their affiliates is transferor or servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Issuances of New Series, Classes and Tranches of Notes

COMET may issue a new series, class or tranche of notes or issue additional notes of an existing series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or prior to the third Business Day before the new issuance is to occur, COMET gives the indenture trustee and the hired NRSROs notice of the new issuance;

•	on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee and each hired NRSRO a certificate to the effect that:

—

COMET reasonably believes that the new issuance will not (i) cause an early redemption event or event of default for any note then outstanding, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—

all instruments furnished to the indenture trustee conform to the requirements of the indenture (and any supplement thereto) and constitute sufficient authority under the indenture (and any supplement thereto) for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture (and any supplement thereto); and

—	COMET shall have satisfied such other matters as the indenture trustee may reasonably request;

•

on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee and each hired NRSRO an opinion of counsel—which may be from internal counsel to COMET—that all laws and requirements with respect to the execution and delivery by COMET of the new notes have been complied with, COMET has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by COMET, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of COMET enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture (and any supplement thereto) equally and ratably with all other notes outstanding, if any, of that series, class or tranche, subject to the terms of the indenture, the related asset pool supplement and each related indenture supplement;

•

on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee and each hired NRSRO a master trust tax opinion for each applicable master trust and an issuing entity tax opinion with respect to such issuance;

•

if any additional conditions to the issuance of the new notes are required by a hired NRSRO that has rated any outstanding series, class or tranche of notes, either COMET satisfies those conditions or COMET obtains confirmation from each hired NRSRO that has rated any outstanding series, class or tranche of notes that the new issuance will not have caused a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

•

on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee the asset pool supplement, an indenture supplement and terms document, if applicable, relating to the applicable series, class or tranche of notes;

•	in the case of foreign currency notes, COMET appoints one or more paying agents in the appropriate countries; and

•	the provisions governing required subordinated amounts are satisfied.

For the Card series, in addition to the above-described conditions to issuance of notes, COMET may issue new classes and tranches of Card series notes (including additional notes of an outstanding tranche or class), so long as the following conditions are satisfied:

—	any increase in the targeted deposit amount of any Class C reserve subaccount or Class D reserve subaccount caused by such issuance will have been funded on or prior to such issuance date;

—

immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class B Card series notes must be at least equal to the Class A Available Subordinated Amount of Class B notes for all outstanding Class A Card series notes;

—	immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class C Card series notes must be at least equal to the sum of the following:

(a)	the aggregate Class A Available Subordinated Amount of Class C notes for all outstanding Class A Card series notes with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(b)	the aggregate Class B Available Subordinated Amount of Class C notes for all outstanding Class B Card series notes; and

—	immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class D Card series notes must be at least equal to the greater of the following amounts:

(a)	the sum of the following amounts:

(i)	the aggregate Class A Available Subordinated Amount of Class D notes for all outstanding Class A Card series notes with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(ii)	the aggregate Class B Available Subordinated Amount of Class D notes for all outstanding Class B Card series notes, and

(b)	the aggregate Class C Available Subordinated Amount of Class D notes for all outstanding Class C Card series notes.

COMET and the indenture trustee are not required to provide prior notice to, permit any prior review by or to obtain the consent of any noteholder of, any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding class or tranche of a multiple tranche series, so long as the conditions described above are met or waived. As of the date of any additional issuance of notes in an outstanding class or tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a class or tranche of notes that has the benefit of a derivative agreement, COMET will enter into a derivative agreement for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any issuing entity trust account will be increased proportionately to reflect the principal amount of the additional notes.

COMET may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by this prospectus in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or the first payment of interest following the issue date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, the bank or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

When issued, the additional notes of a tranche will be identical in all respects to the other outstanding notes of that tranche equally and ratably entitled to the benefits of the indenture, the asset pool supplement and the related indenture supplement as applicable to the previously issued notes of such tranche without preference, priority or distinction.

Modification or Waiver of Issuance Conditions

If COMET obtains confirmation from each hired NRSRO that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such hired NRSRO, that the issuance of a new series, class or tranche will not cause a reduction, qualification or withdrawal of the ratings of any outstanding series, class or tranche notes rated by that rating agency, then any or all of the conditions to issuance described above may be waived or modified. In addition, COMET may issue rated Card series notes subject to waived, modified or additional conditions agreed to between COMET and each hired NRSRO rating such notes.

Payments on Notes; Paying Agent

The Class A(2026-4) notes offered by this prospectus will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

COMET, the indenture trustee and any agent of COMET or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

COMET will make payments on a note to (a) the registered holder of the note at the close of business on the record date established for the related payment date and (b) the bearer of a note in bearer form upon presentation of that bearer note on the related interest payment date or principal payment date, as applicable.

COMET has designated the corporate trust office of The Bank of New York Mellon in New York City as its paying agent for the notes of each series. COMET may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, COMET will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

After notice by mail or publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to COMET. After funds are paid to COMET, the holder of that note may look only to COMET for payment of that principal or interest.

Denominations

The Class A(2026-4) notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes, including the Class A(2026-4) notes, will be the last day of the month before the related payment date.

Form, Exchange and Registration and Transfer of Notes

The Class A(2026-4) notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, Expected Principal Payment Date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that COMET designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

COMET has appointed The Bank of New York Mellon as the note registrar and transfer agent for the notes. COMET also may at any time designate additional transfer agents for any series, class or tranche of notes. COMET may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

The Class A(2026-4) notes will not be listed on any stock exchange.

Book-Entry Notes

The Class A(2026-4) notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described below under “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be held by a securities depository named The Depository Trust Company (DTC) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture (and any supplement thereto).

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking.

Because DTC will be the only registered owner of the global notes, Clearstream Banking will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

COMET, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. COMET, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “—Definitive Notes,” all references to “holders” of notes means DTC. COMET, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that COMET will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised COMET that it will take actions under the indenture (and any supplement thereto)

only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to in this prospectus as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream Banking

Clearstream Banking S.A. is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector and the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervise Luxembourg banks. Clearstream Banking is a wholly owned subsidiary of Deutsche Börse AG. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Over 300,000 domestic and internationally traded bonds, equities and investment funds are currently deposited with Clearstream Banking.

Clearstream Banking’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Distributions on Book-Entry Notes

COMET will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by COMET’s paying agent, The Bank of New York Mellon, at the office of the paying agent that COMET designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream Banking as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Clearstream Banking participants on that business day. Cash received in Clearstream Banking as a result of sales of notes by or through a Clearstream Banking participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking cash account only as of the business day following settlement in DTC.

Although DTC and Clearstream Banking have agreed to these procedures in order to facilitate transfers of notes among participants of DTC and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and COMET is unable to find a qualified replacement for DTC;

•	COMET, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or

•

any event of default has occurred for those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of the related series, class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture (and any supplement thereto).

Deposit and Application of Funds for Card Series Notes

The indenture and the asset pool supplement specify how Finance Charge Amounts and Principal Amounts received by COMET will be allocated among the outstanding series of notes secured by the assets in COMET and the Transferor Interest. The Card series indenture supplement specifies how Card series Finance Charge Amounts and Card series Principal Amounts will be deposited into the COMET trust accounts established for the Card series notes to provide for the payment of interest on and principal of Card series notes as payments become due. In addition, the Card series indenture supplement specifies how Default Amounts allocated to the COMT collateral certificate and any other collateral certificates in COMET and payments of the servicing fees on the receivables will be allocated to the Card series notes. Unless otherwise noted, all references to “notes” in this “Deposit and Application of Funds for Card Series Notes” section are to the Card series notes.

For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Amounts and Default Amounts to the Card series notes, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating Principal Amounts to the Card series notes, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms.”

Card Series Finance Charge Amounts

Card series Finance Charge Amounts will consist of the following amounts:

•	The Card series’s share of Finance Charge Amounts. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in COMET.”

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Card series Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then COMET will begin to fund an accumulation reserve subaccount for such tranche.
See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Targeted Deposits to the Accumulation Reserve Account.” The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the month prior to the first Distribution Date on which Card series Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Distribution Date, COMET will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by COMET—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as Card series Finance Charge Amounts for such month.

•	Additional finance charge collections allocable to the Card series.

COMET will notify the master trust servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, the master trust will designate an amount of the Master Trust Transferor Interest equal to such prefunded amounts. On each Distribution Date, COMET will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by COMET—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Master Trust Transferor Interest up to the amount of the shortfall will be treated as Card series Finance Charge Amounts. See “The Master Trust—Application of Collections.”

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Card series notes.

•	Unless otherwise specified in the Card series indenture supplement or the related terms document, payments received under derivative agreements for interest of the Card series payable in U.S. dollars.

•	Any shared excess Finance Charge Amounts allocable to the Card series notes. See “—Shared Excess Finance Charge Amounts.”

•	Any other amounts specified in the Card series indenture supplement or any related terms document.

After a sale of assets as described in “—Sale of Assets” below, the related class or tranche of notes will not be entitled to any Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” for a discussion of the allocation of collections generally.

Application of Card Series Finance Charge Amounts

On each Distribution Date, the indenture trustee will apply (upon instruction from COMET) Card series Finance Charge Amounts as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

•	third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

•	fourth, to pay the portion of the master trust servicing fee allocable to the Card series, plus any previously due and unpaid servicing fee allocable to the Card series;

•	fifth, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class D notes and certain payments due under related derivative agreements;

•	sixth, to be treated as Card series Principal Amounts in an amount equal to the Card series Defaulted Amounts, if any, for the preceding month;

•	seventh, to be treated as Card series Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of all Card series notes;

•	eighth, to make the targeted deposits to the accumulation reserve account, if any;

•	ninth, to make the targeted deposits to the Class C reserve account, if any;

•	tenth, to make the targeted deposits to the Class D reserve account, if any;

•	eleventh, to make any other payment or deposit required by any class or tranche of Card series notes;

•	twelfth, to be treated as shared excess Finance Charge Amounts; and

•	thirteenth, to Capital One Funding, as transferor, or any other transferor of a collateral certificate into COMET or their designees.

Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account

The aggregate amount targeted to be deposited monthly to the interest funding account will be equal to the sum of the targeted deposits listed below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•

Interest Payments. The deposit targeted for any tranche of outstanding interest-bearing notes on each Distribution Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•

Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date will include any payment to the derivative counterparty which is specified in the Card series indenture supplement or the related terms document.

•

Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month will include the specified amounts.

•

Additional Interest. The deposit targeted for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month at the applicable rate of interest.

Each deposit to the interest funding account for each month will be made on the Distribution Date in such month. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described below under “—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes.”

A class or tranche of notes for which assets have been sold as described below in “—Sale of Assets” will not be entitled to receive any of the preceding deposits to be made from Card series Finance Charge Amounts after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited monthly in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•

Card Series Finance Charge Amounts are at least equal to targeted amounts. If the amount of funds available for a month is at least equal to the aggregate amount of the deposits and payments for the related class of notes, then the full targeted amount of such deposit and payment will be made to the applicable interest funding subaccount.

•

Card Series Finance Charge Amounts are less than targeted amounts. If Card series Finance Charge Amounts available for a month for the Class A notes are less than the sum of the deposits targeted for each tranche of Class A notes as described above, then the amount available will be allocated to each tranche of Class A notes in such class pro rata based on the ratio of:

—	the aggregate amount of the deposits targeted for that tranche of Class A notes, to

—	the aggregate amount of the deposits targeted for all tranches of Class A Card series notes.

The Card series Finance Charge Amounts remaining after any preceding applications, as described above under “—Application of Card Series Finance Charge Amounts” will be allocated to the Class B notes, the Class C notes and the Class D notes in a similar manner.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the Card series will be applied as specified in the Card series indenture supplement or the related terms document.

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs

If on any Distribution Date, Card series Finance Charge Amounts available after the first five applications described in “—Application of Card Series Finance Charge Amounts” above are not enough to cover the Card series Defaulted Amounts for the preceding month, the amount of such shortfall (referred to as a “charge-off”) will be allocated (and reallocated) on that date to each tranche of notes as described below. For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche less the amounts that are reallocated from that tranche to other tranches. Any amounts that are allocated (or reallocated) to a tranche of notes and not reallocated to other tranches will reduce the Nominal Liquidation Amount of that tranche of notes.

Initial Allocation. Initially, the amount of each charge-off will be allocated to each tranche of outstanding notes in the Card series pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes to the Nominal Liquidation Amount of all the Card series notes, each at the end of the prior month. If this allocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to all other tranches of outstanding notes in the Card series in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Reallocation from Class A Notes. The amount initially allocated to the Class A notes as described in “—Initial Allocation” above will be reallocated from each tranche of Class A notes to the Class B notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class B notes for that tranche of Class A notes at the end of the prior month, minus

(ii)  the amount initially allocated to the Class B notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class B Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes as described above will be reallocated to the Class C notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class C notes for that tranche of Class A notes at the end of the prior month, minus

(ii)  the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes or the Class C notes as described above will be reallocated to the Class D notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class D notes for that tranche of Class A notes at the end of the prior month, minus

(ii)  the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month.

Reallocation from Class B Notes. The amounts initially allocated to any tranche of Class B notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class B notes as described in “—Reallocation from Class A Notes” above will be reallocated from that tranche of Class B notes to the Class C notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class C notes for that tranche of Class B notes at the end of the prior month, minus

(ii)  (x) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C Card series notes at the end of the prior month, plus

(y) the amount reallocated from Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “—Reallocation from Class A Notes” above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class C notes for all Class B Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class B notes is not permitted to reallocate to the Class C notes as described above will be reallocated from that tranche of Class B notes to the Class D notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class D notes for that tranche of Class B notes at the end of the prior month, minus

(ii)  (x) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month, plus

(y) the amount reallocated from Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class D notes for all Class B Card series notes at the end of the prior month.

Reallocation from Class C Notes. Finally, the amounts initially allocated to any tranche of Class C notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class C notes as described in “—Reallocation from Class A Notes” above or reallocated from the Class B notes to any tranche of Class C notes as described in “—Reallocation from Class B Notes” above will be reallocated from that tranche of Class C notes to the Class D notes, but only up to the following amount:

(i) the Class C Available Subordinated Amount of Class D notes for that tranche of Class C notes at the end of the prior month, minus

(ii)  (x) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month, plus

(y) the amount reallocated from Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero or from any Class B notes to the Class D notes as described above times the amount described in clause (i) above divided by the Class C Available Subordinated Amount of Class D notes for all Class C Card series notes at the end of the prior month.

Reallocations Generally. For each reallocation described above, the amount reallocated to any class of notes will be reallocated to each tranche of notes within that class pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes after any reductions to the Nominal Liquidation Amount as a result of previous allocations or reallocations on that day to the Nominal Liquidation Amount of all the notes in such class at the end of the prior month. If this reallocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding Card series notes in the related class of notes in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Card series Finance Charge Amounts available to reimburse any Nominal Liquidation Amount Deficits on any Distribution Date as described in the seventh clause of “—Application of Card Series Finance Charge Amounts” above, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes,

•	third, to each tranche of Class C notes, and

•	fourth, to each tranche of Class D notes.

In each case, Card series Finance Charge Amounts allocated to a class of notes will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of such tranche of notes, to

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of Card Series Principal Amounts

On each Distribution Date, the indenture trustee will apply (upon instruction from COMET) Card series Principal Amounts in the following order and priority:

•

Class A Interest Funding Account Shortfalls. First, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—	the amount of the deficiency in the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—

an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above.

•

Class B Interest Funding Account Shortfalls. Second, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clause, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—

an amount equal to the Class B Available Subordinated Amount of Subordinated notes for such tranche of Class B notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the first clause above.

•

Class C Interest Funding Account Shortfalls. Third, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class C notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class C notes, and

—

an amount equal to the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•

Class A Servicing Fee Shortfalls. Fourth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—

the amount of the servicing fee shortfall allocated to such tranche of Class A notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class A notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—

an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•

Class B Servicing Fee Shortfalls. Fifth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—

the amount of the remaining servicing fee shortfall allocated to such tranche of Class B notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class B notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—

an amount equal to the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•

Class C Servicing Fee Shortfalls. Sixth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—

the amount of the servicing fee shortfall allocated to such tranche of Class C notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class C notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—

an amount equal to the Class C Available Subordinated Amount of Subordinated notes for such tranche of Class C notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•

Principal Funding Account. Seventh, remaining Card series Principal Amounts will be applied, to the extent needed, to make the targeted deposits to the principal funding account as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below.

•	Shared Excess Principal Amounts. Eighth, remaining Card series Principal Amounts will be treated, to the extent needed, as shared excess Principal Amounts for the benefit of Principal Sharing Group A.

•	Transferor. Ninth, remaining Card series Principal Amounts will be paid to the transferor or transferors.

A tranche of notes for which assets have been sold as described in “—Sale of Assets” below will not be entitled to receive any further allocations of Card series Finance Charge Amounts, Card series Principal Amounts or any other assets of COMET.

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations

On any date when Card series Principal Amounts are deposited in the interest funding subaccount for any tranche of notes or paid to the applicable servicers as described in “—Application of Card Series Principal Amounts” above, the Nominal Liquidation Amount of subordinated notes will be reduced on that date as described below. For each tranche of notes, the Nominal Liquidation Amount will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche of notes, less the amounts that are reallocated from that tranche of notes to other tranches.

Class A Interest Funding Account Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class A Card series notes, the amount applied will be allocated as follows:

•

first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above),

•

second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above), and

•

third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Interest Funding Account Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class B Card series notes, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Interest Funding Account Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class C Card series notes, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class A Servicing Fee Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class A Card series notes, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the preceding applications),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Servicing Fee Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class B Card series notes, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Servicing Fee Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class C Card series notes, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

For each of the applications described above, the amount allocated to any tranche of notes will be equal to the amount allocated to the related class of notes times (x) the Nominal Liquidation Amount of such tranche of notes divided by (y) the Nominal Liquidation Amount of all tranches of notes in the related class in the Card series after giving effect to the related preceding applications. If this allocation would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding notes in the related class in the same manner.

Limit on Allocations of Card Series Principal Amounts and Card Series Finance Charge Amounts

Each tranche of notes will be allocated Card series Principal Amounts and Card series Finance Charge Amounts solely to the extent of its Nominal Liquidation Amount. Therefore, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Card series Principal Amounts to cover payments of interest or the servicing fees or due to charge-offs from uncovered Card series Defaulted Amounts, such tranche of notes will not be allocated Card series Principal Amounts or Card series Finance Charge Amounts to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, in the case of Class C notes, any funds in the applicable Class C reserve subaccount, and in the case of Class D notes, any funds in the applicable Class D reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Card series Principal Amounts to pay interest on senior classes of notes or the servicing fees, or due to charge-offs from uncovered Card series Defaulted Amounts, it is possible for that tranche’s Nominal Liquidation Amount to be increased by subsequent allocations of Card series Finance Charge Amounts. However, there are no assurances that there will be any Card series Finance Charge Amounts for such allocations that would increase such Nominal Liquidation Amounts.

Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding subaccount for a tranche of notes in any month will be the highest of the following amounts. However, no amount that is greater than the Nominal Liquidation Amount for that tranche will be deposited into the principal funding subaccount for any tranche of notes.

•

Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes is equal to the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of that month, determined after giving effect to any charge-offs from uncovered Card series Defaulted Amounts and any reallocations, payments or deposits of Card series Principal Amounts occurring on the following Distribution Date.

•

Budgeted Deposits. For each month beginning with the twelfth month before the Expected Principal Payment Date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be an amount equal to one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its Expected Principal Payment Date.

COMET may postpone the date of the targeted deposits under the previous paragraph. If COMET determines, using conservative historical information about payment rates of principal receivables held in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET and after taking into account all of the other expected payments of principal of the applicable investor certificates and notes secured by such receivables to be made in the next 12 months, that less than 12 months would be required to accumulate Card series Principal Amounts necessary to pay a tranche of notes on its Expected Principal Payment Date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. However, the time necessary to accumulate Card series Principal Amounts may not be less than one month. COMET will make this determination initially no later than the thirteenth month before the Expected Principal Payment Date of that tranche of notes and each month thereafter until the month before the Expected Principal Payment Date of that tranche of notes.

•

Prefunding of the Principal Funding Account of Senior Classes. If any payment of principal or deposit into a principal funding subaccount for any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, Class B notes or Class C notes, the targeted deposit amount for the Class A notes, Class B notes and Class C notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes, Class B notes and Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class D notes.

If any payment of principal or deposit into a principal funding subaccount for any Class C notes would occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class C notes.

If any payment of principal or deposit into a principal funding subaccount for any Class B notes would occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the Card series will continue until:

—	enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—

new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—

the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the Card series will be calculated as described in “The Notes—Required Subordinated Amount and Usage” in this prospectus based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description in “—Withdrawals from Principal Funding Subaccounts—Withdrawals of Prefunded Amounts” below. The Nominal Liquidation Amount of the prefunded tranches will be increased by the amount removed from the principal funding account. If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its Expected Principal Payment Date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•

Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred for any tranche of notes, the deposit targeted for that tranche of notes for that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Distribution Date for such month.

•

Amounts Owed to Derivative Counterparties. If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date with respect to any payment to the derivative counterparty will be specified in the related terms document.

Allocation to Principal Funding Subaccounts

Card series Principal Amounts, after any reallocation to cover Card series Finance Charge Amounts shortfalls, if any, as described above, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•

Card Series Principal Amounts Equal Targeted Amounts. If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are equal to the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•

Card Series Principal Amounts Are Less Than Targeted Amounts. If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are less than the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then Card series Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

—	second, the amount available after the application above will be allocated to the Class B notes,

—	third, the amount available after the applications above will be allocated to the Class C notes, and

—	fourth, the amount available after the applications above will be allocated to the Class D notes.

In each case, Card series Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” below prevent the deposit of Card series Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of Card series Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to each tranche of Class A notes, then to each tranche of Class B notes, and then, if applicable, to the Class C notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B Card series notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the Nominal Liquidation Amount of all Class B notes in the Card series (other than the Class B notes for which such deposit is targeted) is at least equal to the Class A Available Subordinated Amount of Class B notes for all Class A Card series notes.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C Card series notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•

the Nominal Liquidation Amount of all Class C Card series notes (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class C notes for all Class A Card series notes; and

•

the Nominal Liquidation Amount of all Class C Card series notes (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class C notes for all Class B Card series notes.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class D notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•

the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class D notes for all Class A Card series notes;

•

the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class D notes for all Class B Card series notes; and

•

the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class C Available Subordinated Amount of Class D notes for all Class C Card series notes.

Card series Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to any of the preceding paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class D notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class D reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related terms document, dollar payments for principal received under derivative agreements of U.S. dollar notes in the Card series will generally be treated as Card series Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the Card series will be applied as specified in the related terms document.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent required pursuant to the Card series indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•

Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement for Interest. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the related terms document will be withdrawn from that interest funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•

Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, for any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made to the derivative counterparty under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid to the derivative counterparty or as otherwise provided in the related terms document.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts” above, second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts” above, and third paid to the transferor.

Withdrawals from Principal Funding Subaccounts

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, for each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•

Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement for any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. COMET will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•

Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the related terms document will be withdrawn from that principal funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•

Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date for a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the related terms document will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•

Withdrawals of Prefunded Amounts. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” above, the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; fourth, allocated among and deposited to the principal funding subaccount of the Class D notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fifth, any remaining amounts paid to the transferor.

•

Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls for other tranches of notes and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

Assets directly or indirectly in COMET may be sold (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor to COMET, (ii) following an event of default and acceleration for a tranche of notes and (iii) on the legal maturity date of a tranche of notes. See “The Notes—Events of Default” and “The Master Trust—Pay Out Events.”

If a tranche of notes has an event of default and is accelerated before its legal maturity date, the master trust or other securitization special purpose entity may sell receivables underlying the COMT collateral certificate or any other collateral certificate in COMET, as applicable, in an amount up to the Nominal Liquidation Amount of the affected tranche, plus any accrued, past due or additional interest on the affected tranche, if the conditions described in “The Notes—Events of Default” and “—Events of Default Remedies” are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of the aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•

the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•

if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including (i) Card series Finance Charge Amounts and Card series Principal Amounts allocable to the accelerated tranche of notes, (ii) payments to be received under any applicable derivative agreement and (iii) amounts on deposit in the applicable subaccounts may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66-2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of assets for a subordinated tranche of notes will be delayed for that tranche, but not beyond its legal maturity date, if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any allocations, deposits and distributions to be made on such date, the sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche of notes.

The principal amount of assets designated for sale will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The Nominal Liquidation Amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After such sale, Card series Principal Amounts or Card series Finance Charge Amounts will no longer be allocated to that tranche. Noteholders of that tranche will receive the proceeds of the sale, but no more than the outstanding principal amount of their notes, plus any past due, accrued and additional interest on such tranche of notes. Tranches of notes that have directed sales of assets are not outstanding under the indenture or any supplement thereto.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount and in the case of Class D notes only, there are sufficient amounts in the related Class D reserve account.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described below in “—Final Payment of the Notes” and that has caused a sale of assets will be treated as Card series Finance Charge Amounts and will be allocated as described above in “—Application of Card Series Finance Charge Amounts.”

Targeted Deposits to the Class C Reserve Account

The Class C reserve subaccount will be funded on each month, as necessary, from Card series Finance Charge Amounts as described above under “—Application of Card Series Finance Charge Amounts.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class  C notes, if any, as required under the Card series indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the Card series indenture supplement.

Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

•  Payments of Interest and Payments Relating to Derivative Agreements for Interest. If the amount on deposit in the interest funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

•  Payments of Principal and Payments Relating to Derivative Agreements for Principal. If, on and after the earliest to occur of (i) the date on which any tranche of Class C notes is accelerated pursuant to the indenture following an event of default relating to such tranche, (ii) any date on or after the expected principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes plus the aggregate amount on deposit in the Class C reserve subaccount for such tranche of Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes, provided deposits to the principal funding subaccount for such tranche of Class C notes are permitted as discussed under “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches,” and (iii) the legal maturity date for any tranche of Class C notes, the amount on deposit in the principal funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

•  Excess Amounts. If on any Distribution Date the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in that Class C reserve subaccount and such Class C notes have not been accelerated, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts in a manner similar to that described in the second paragraph of “—Targeted Deposits to the Accumulation Reserve Account” and then applied in accordance with the provisions and priority described in clauses tenth through thirteenth under “—Application of Card Series Finance Charge Amounts.” In addition, after payment in full of any tranche of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted principal deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche on the Distribution Date prior to the Distribution Date on which a budgeted deposit is first targeted for such tranche as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.” If a single budgeted deposit is required to accumulate and pay the principal of a tranche of notes, the accumulation reserve subaccount will not be funded for such tranche. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits” for a discussion of how COMET will determine the number of budgeted deposits required to accumulate and pay the principal of each tranche of notes. The accumulation reserve subaccount for a tranche of notes will be funded from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” above. The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of Card series Finance Charge Amounts available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of notes to the Floating Allocation Amount for all tranches of notes in the Card series that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•

Interest. On or prior to each Distribution Date, COMET will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the Card series indenture supplement) for the prior month. If there is any such shortfall for that Distribution Date, or any unpaid shortfall from any earlier Distribution Date, COMET will withdraw the sum of those amounts from the applicable accumulation reserve subaccount, to the extent available, for treatment as Card series Finance Charge Amounts for such month.

•

Excess Amounts. If on any Distribution Date, the aggregate amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and applied in the manner described in the ninth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above.

Targeted Deposits to the Class D Reserve Account

The aggregate deposit targeted to be made to the Class D reserve account on each Distribution Date is an amount equal to the sum of Class D reserve subaccount deposits, if any, targeted to be made for each specified tranche of Class D notes. The amount of any such deposit and the circumstances that require that a deposit be made will be set forth in the related terms document. Unless another time is specified for making such deposits in the related terms document, these deposits will be made on each Distribution Date.

Withdrawals from the Class D Reserve Account

Withdrawals will be made from the Class D reserve subaccounts in the amount and manner required under the Card series indenture supplement.

Final Payment of the Notes

The Class A(2026-4) noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Card series Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs due to uncovered Card series Defaulted Amounts and reallocations of Card series Principal Amounts to pay interest on senior classes of notes or servicing fees. In addition, if a sale of assets occurs, as described in “—Sale of Assets” above, the amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets, amounts received from an applicable derivative agreement and amounts which have been previously deposited in an issuing entity trust account for such tranche of notes are sufficient to pay the full principal amount.

On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes, including the Class A(2026-4) notes, will be considered to be paid in full, the holders of those notes will have no further right or claim, and COMET will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on that tranche of notes;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place for such tranche, as described in “—Sale of Assets” above.

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Finance Charge Amounts

The Card series is included in Excess Finance Charge Sharing Group A. In addition to the Card series, COMET may issue other series that are included in Excess Finance Charge Sharing Group A. For any month, Card series Finance Charge Amounts remaining after making the application described in the first eleven clauses of “—Application of Card Series Finance Charge Amounts” above will be available for allocation to other series of notes in Excess Finance Charge Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Excess Finance Charge Sharing Group A and other series of investor certificates issued by the master trust, called shared excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for the series of notes in Excess Finance Charge Sharing Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed shared excess Finance Charge Amounts for any month, shared excess Finance Charge Amounts will be allocated pro rata among the applicable series of notes in Excess Finance Charge Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess Finance Charge Amounts exceed those shortfalls, the balance will be treated as shared excess Finance Charge Amounts to be applied as follows:

•	first, by other series of notes not included in Excess Finance Charge Sharing Group A,

•

second, by other series of investor certificates issued by the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET, to the extent needed,

•	third, by other series of notes issued by COMET not included in COMET, and

•	finally, if not needed by any other series of notes, paid to COMET.

For the Card series notes, shared excess Finance Charge Amounts, to the extent available and allocated to the Card series, will cover shortfalls in the first seven applications described in “—Application of Card Series Finance Charge Amounts” above.

However, the sharing of excess Finance Charge Amounts will continue only until such time, if any, as COMET shall deliver to the indenture trustee a certificate to the effect that the continued sharing of excess Finance Charge Amounts would have adverse regulatory implications for the bank or an affiliate. Following the delivery by COMET of any such certificate to the indenture trustee, there will not be any further sharing of excess Finance Charge Amounts. While any series of notes issued by COMET may be included in an excess finance charge sharing group, there can be no assurance that:

—	any other series will be included in such group,

—	there will be any excess Finance Charge Amounts for such group for any month, or

—	COMET will not at any time deliver the certificate discontinuing sharing described above.

While COMET does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of excess finance charge amounts will have an adverse regulatory implication for the bank or an affiliate, there can be no assurance that this will continue to be true in the future.

Shared Excess Principal Amounts

For any month, Card series Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “—Application of Card Series Principal Amounts” above will be available for allocation to other series of notes in Principal Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Principal Sharing Group A, called shared excess principal amounts, will be allocated to cover shortfalls in Principal Amounts for other series of notes in Principal Sharing Group A, if any, which have not been covered out of Principal Amounts allocable to such series. If these shortfalls exceed shared excess principal amounts for any month, shared excess principal amounts will be allocated pro rata among the applicable series of notes in Principal Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess principal amounts exceed those shortfalls, the balance will be treated as shared excess principal amounts for application by other series of investor certificates issued by the master trust, to the extent needed, and, then, paid to the transferor. For the Card series notes, shared excess principal amounts, to the extent available and allocated to the Card series notes, will cover shortfalls in the first seven applications described in “—Application of Card Series Principal Amounts” above. Afterward, any remaining shared excess principal amounts will be shared with other series not included in Principal Sharing Group A.

The Indenture

The Class A(2026-4) notes will be issued pursuant to the terms of the indenture, the asset pool supplement, the Card series indenture supplement and a terms document that supplements the Card series indenture supplement. The following discussion and the discussions under “The Notes” and certain sections in the prospectus summary summarize the material terms of the notes issued by COMET, the indenture, the asset pool supplement and the Card series indenture supplement.

Indenture Trustee

General

The Bank of New York Mellon, a New York banking corporation, is the trustee under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by COMET. The Bank of New York Mellon is also the master trust trustee under the pooling agreement. See “The Master Trust—Master Trust Trustee—General” for more information concerning The Bank of New York Mellon.

Duties and Responsibilities

Under the terms of the indenture, COMET has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the COMT collateral certificate pursuant to the terms of the indenture;

•	to establish and maintain necessary COMET trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the COMET trust accounts at the direction of COMET;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of COMET, as applicable, in accordance with the terms of the indenture;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require COMET to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the COMT collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of such person’s own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Notes—Events of Default Remedies.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by COMET of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the COMT collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

•	cause the master trust to sell assets, or interests therein (see “Sources of Funds to Pay the Notes—Sale of Assets”).

Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

Resignation, Removal and Replacement

The indenture trustee may resign at any time by giving written notice to COMET. The indenture trustee may be removed for any series, class or tranche of notes at any time by a majority of the noteholders of that series, class or tranche. COMET may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, or if the indenture trustee becomes insolvent. In all such circumstances, COMET must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The successor indenture trustee must (1) be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB- by S&P Global Ratings and Baa3 by Moody’s. COMET may not, nor may any person directly or indirectly controlling, controlled by, or under common control with COMET, serve as indenture trustee.

COMET or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuing Entity Covenants

COMET will not, among other things:

•

claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

•	voluntarily dissolve or liquidate, or

•

permit (A) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture (or any supplement thereto)) to be created on or extend to or otherwise arise upon or burden the collateral designated for inclusion in COMET securing the notes or proceeds thereof or (C) the lien in favor of the indenture trustee of the indenture (or any supplement thereto) not to constitute a valid first priority security interest in the collateral designated for inclusion in COMET.

COMET may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in “The Issuing Entity.”

COMET will also covenant that if:

•

COMET defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	COMET defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

COMET will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, COMET will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If COMET fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Meetings

If the notes of a series, class or tranche are issuable in whole or in part as bearer notes, a meeting of noteholders of notes of the series, class or tranche may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture (or any supplement thereto).

The indenture trustee will call a meeting upon request of COMET or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time for any purpose.

The quorum for a meeting is generally a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be. However, if any action to be taken at a meeting requires the approval of a percentage that is not the majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, then the quorum will be the required percentage for approving that particular action.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be. For a description of the noteholders’ actions and voting as they relate to the master trust, see “Risk Factors—Transaction Structure Risks—You may have limited or no ability to control actions under the indenture and the master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.”

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

Notes held by COMET, the transferor or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture, the Asset Pool Supplement and the Indenture Supplements

COMET and the indenture trustee may amend, supplement or otherwise modify the indenture, the asset pool supplement or any indenture supplement without the consent of any noteholder upon delivery of a master trust tax opinion and an issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by COMET to the indenture trustee of an officer’s certificate to the effect that COMET reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default for any series, class or tranche of notes, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in COMET. Such amendments to the indenture, the asset pool supplement or any indenture supplement may:

•	evidence the succession of another entity to COMET, and the assumption by such successor of the covenants of COMET in the indenture (or any supplement thereto) and the notes;

•

add to the covenants of COMET, or have COMET surrender any of its rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series, classes or tranches;

•

cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions with respect to matters or questions arising under the indenture (or any supplement thereto);

•	add to the indenture (or any supplement thereto) certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or add to the rights of the holders of the notes of any series, class or tranche;

•

provide for the acceptance of a successor indenture trustee under the indenture for one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture (or any supplement thereto) as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default for the notes of any or all series, classes or tranches;

•

provide for the consolidation of any master trust and COMET into a single entity or the transfer of assets in the master trust to COMET after the termination of all series of master trust investor certificates (other than the related collateral certificate);

•

if one or more transferors are added to, or replaced under, a transfer and servicing agreement, a transfer and administration agreement or a related pooling agreement or trust agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture (or any supplement thereto) or any other related document;

•	add assets to COMET;

•	provide for additional or alternative forms of credit enhancement for any tranche of notes;

•	comply with any regulatory, accounting or tax laws; or

•	qualify for sale treatment under generally accepted accounting principles.

By purchasing an interest in any note, each such owner will be deemed to have consented to amendments to the indenture, the asset pool supplement or any indenture supplement to satisfy accounting requirements for off-balance sheet treatment for assets in COMET or any underlying master trust or securitization special purpose entity, including amendments providing for the transfer of receivables and the Transferor Interest to a newly formed bankruptcy remote special purpose entity that would then transfer the receivables to COMET. Promptly following the execution of any amendment to the indenture, the asset pool supplement and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of such amendment to each noteholder.

The indenture, the asset pool supplement or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust tax opinion and an issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, the asset pool supplement or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture, the asset pool supplement or any indenture supplement, or adding additional assets to COMET; provided, however, that COMET shall (i) deliver to the indenture trustee an officer’s certificate to the effect that COMET reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in COMET and (ii) receive written confirmation from each hired NRSRO that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee’s rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).

COMET and the indenture trustee, upon delivery of a master trust tax opinion and an issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, may modify and amend the indenture, the asset pool supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each hired NRSRO and the consent of the holders of at least 66-2/3% of the outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note or the Expected Principal Payment Date or legal maturity date of any note;

•

a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•

a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, the asset pool supplement, any indenture supplement or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•

a modification of any of the provisions governing the amendment of the indenture, the asset pool supplement, any indenture supplement or COMET’s covenants not to claim rights under any law which would affect the covenants or the performance of the indenture, the asset pool supplement or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral in COMET securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated for any series, class or tranche of notes where any principal of, or interest on, any note is payable; or

•	a change in the method of computing the amount of principal of, or interest on, any note on any date.

The holders of a majority in aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by COMET with specified restrictive provisions of the indenture or the related indenture supplement.

The holders of more than 66-2/3% of the aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement for notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture (or any supplement thereto) that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, the asset pool supplement or any indenture supplement will be effective unless COMET has delivered to the indenture trustee, the owner trustee and the hired NRSROs an opinion of counsel that for United States federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, COMET will not be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any note. A copy of any such opinion will not be provided to noteholders.

Addresses for Notices

Notices to holders of the Class A(2026-4) notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuing Entity’s Annual Compliance Statement

COMET will be required to furnish annually to the indenture trustee a statement concerning its fulfillment in all material respects of all conditions and covenants under the indenture (or any supplement thereto) or the occurrence of any default in the fulfillment of any such condition or covenant under the indenture (or any supplement thereto).

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture (or any supplement thereto),

•	the amount, interest rate and maturity date or indebtedness owing by COMET to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of COMET for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Replacement of Notes

COMET will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. COMET will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to COMET and the indenture trustee. In the case of a destroyed, lost or stolen note, COMET and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and COMET before a replacement note will be issued, and COMET may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Reports

Monthly reports containing information on the notes, including the Class A(2026-4) notes, and the collateral securing the notes will be filed with the Securities and Exchange Commission to the extent required under its rules and regulations. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Monthly reports, which will be prepared by Capital One, National Association as servicer, will contain the following information regarding Series 2002-CC, only to the extent applicable for the related month:

•

certain information regarding the performance of the receivables and the master trust (e.g., beginning and end of month finance charge receivables and principal receivables, total receivables removed, total receivables added, end of month seller percentage, etc.);

•	end of month delinquency and loss information, including the annualized default rate;

•	certain information regarding collections during the related month, including, among other things, payment rates and annualized yield;

•	the floating allocation amount, available funds, excess finance charge amounts and finance charge shortfall for Series 2002-CC; and

•	the principal allocation amount, Series 2002-CC monthly principal payment, shared principal collections and principal shortfall for Series 2002-CC.

The monthly reports, which will be prepared by Capital One, National Association as administrator of COMET, will contain the following information for each tranche of Card series notes, only to the extent applicable for those notes for the related month:

•	targeted deposits to interest funding sub-accounts;

•	interest to be paid on the corresponding distribution date;

•	targeted deposits to principal funding sub-accounts;

•	principal to be paid on the distribution date, if any;

•	targeted deposits to and withdrawals from Class C reserve sub-accounts, if any;

•	targeted deposits to and withdrawals from Class D reserve sub-accounts, if any;

•	targeted deposits to and withdrawals from accumulation reserve sub-accounts;

•	outstanding dollar principal amount and nominal liquidation amount for the related monthly period;

•	usage amounts for each class;

•	required subordinated amounts for each class;

•	available subordinated amounts for each class;

•	the nominal liquidation amount for each tranches of Card series notes outstanding; and

•	any new issuances of Card series notes to the extent not previously reported.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences.”

Governing Law

The laws of the State of New York will govern the notes and the indenture (and any supplement thereto).

Requirements for SEC Shelf Registration

The SEC has adopted certain transaction requirements that we must satisfy in connection with each offering of notes (referred to as a “takedown”) from a shelf registration statement, including the offering of the Class A(2026-4) notes. These transaction requirements include:

•

a requirement to file a certification by the chief executive officer (CEO) of the depositor at the time of each such takedown concerning the disclosure contained in the related prospectus and the structure of the securitization; and

•

a requirement that the underlying transaction agreements relating to each such takedown include certain provisions that are intended to help investors enforce repurchase obligations contained in those agreements, as follows:

—

a provision requiring the appointment of an asset representations reviewer to review certain receivables comprising the Master Trust Portfolio for compliance with representations and warranties about those receivables once a specified level of delinquencies and specified investor action have occurred;

—

a provision requiring specified dispute resolution procedures to address a repurchase request that remains unresolved more than 180 days after the request was made pursuant to the terms of the underlying transaction agreements; and

—

a provision to provide for the reporting of requests by investors in the certificates and notes to communicate with other investors in the certificates and notes in connection with the exercise of their rights under the terms of those securities.

In connection with these requirements for shelf registration, the transferor confirms that it has reasonable grounds to believe that it met the registrant requirements set forth in General Instruction I.A.1 to Form SF-3, as in effect on the shelf eligibility determination date, as of such date. The term “shelf eligibility determination date” refers to either (i) the initial filing date of the Form SF-3 shelf registration statement of which this prospectus forms a part or (ii) the ninetieth day after the end of the transferor’s most recent fiscal year, whichever is the most recent to have occurred  prior to the date of this prospectus.

CEO Certification

The transferor, on behalf of the issuing entity, will file the CEO certification relating to the offering of the Class A(2026-4) notes with the SEC under cover of Form 8-K on or before the date that the final prospectus is required to be filed, which is no later than the second business day following the date the final prospectus is first used. The certification is an expression of the CEO’s current belief only and is not a guarantee of the future performance of the receivables comprising the Master Trust Portfolio or the Class A(2026-4) notes. Future developments, including developments relating to the risks and uncertainties disclosed in this prospectus, could adversely affect the performance of the receivables and the Class A(2026-4) notes and could cause the CEO’s views on the matters addressed in the certification to change. The certification should not be construed as in any way mitigating or discounting those risks and uncertainties through the structuring of the securitization or otherwise. We undertake no obligation to update you if, as a result of facts or events arising after the date of this prospectus, the CEO’s views on the matters addressed in the certification were to change.

Asset Representations Review

General

In the pooling agreement, the transferor makes representations and warranties concerning the receivables that are transferred by the transferor to the master trust. Prior to the Substitution Date, the bank made similar representations and warranties concerning the receivables that were transferred by the bank to the master trust. For so long as receivables transferred by the bank prior to the Substitution Date are assets of the master trust, the representations and warranties made by the bank with respect to these receivables will be in effect and enforceable against the bank. See “The Master Trust—Representations and Warranties.” In the receivables purchase agreement, the bank makes representations and warranties concerning the receivables that are transferred by the bank to the transferor. In the pooling agreement, the transferor has transferred and assigned to the master trust trustee all of its rights under the receivables purchase agreement, including the transferor’s rights to enforce the representations and warranties made by the bank. See “The

Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement—Representations and Warranties” and “ —Repurchase Obligations.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or “Clayton”, will act as the asset representations reviewer under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services to its clients since 1989.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Clayton may not delegate or subcontract its obligations under the asset representations review agreement without the consent of the bank, the transferor and the servicer. Any such delegation or subcontracting to which the bank, the transferor and the servicer have consented would not, however, relieve Clayton of its liability and responsibility with respect to such obligations.

Under the terms of the asset representations review agreement, in certain limited situations described below, the asset representations reviewer is responsible for reviewing certain receivables comprising the master trust portfolio and the related credit card accounts, for compliance with representations and warranties concerning those receivables made in the pooling agreement and the receivables purchase agreement that, if breached, could give rise to an obligation to accept repurchase or reassignment of some or all of the receivables comprising the master trust portfolio.

A review would be required upon the occurrence of both of the following trigger events:

•

first, the average for any three consecutive calendar months of the delinquency rates for receivables in the master trust portfolio that are 60 or more days delinquent, measured as of the end of the related monthly periods, equals or exceeds the delinquency trigger rate, as that rate may be reviewed and adjusted from time to time as described under “—Delinquency Trigger” below (and subject to the additional requirements and conditions described under “—Delinquency Trigger” below); and

•

second, if that delinquency trigger has occurred, then the asset representations reviewer is directed by vote of the certificateholders to perform a review, as follows (and subject to the additional requirements and conditions described under “ —Voting Trigger” below):

—

within 90 days following the date on which the issuing entity reports in its distribution report on Form 10-D that the delinquency trigger has occurred, certificateholders holding at least 5% of the aggregate unpaid principal amount of investor certificates outstanding under the master trust submit a written petition to the transferor and the master trust trustee directing that a vote be taken on whether to initiate a review; and

—

if the requisite percentage of certificateholders direct within the prescribed 90-day petition period that a vote be taken, then the master trust trustee will be required to conduct a solicitation of votes in accordance with the voting procedures described below and, in a vote in which an asset review quorum participates, certificateholders holding more than 50% of the aggregate unpaid principal amount of investor certificates casting a vote must direct that a review be undertaken.

Delinquency Trigger

For purposes of the delinquency trigger described above, the delinquency rate for any calendar month will be calculated as the ratio (expressed as a percentage) of the aggregate dollar amount of receivables in the master trust portfolio that are 60 or more days delinquent to the aggregate dollar amount of all of the receivables in the master trust portfolio, measured as of the end of the related monthly period. For purposes of this delinquency rate calculation, the aggregate dollar amount of receivables in the master trust portfolio that are 60 or more days delinquent does not include receivables that are charged off as uncollectible.

In determining the delinquency trigger, including the delinquency trigger rate, we sought to identify a circumstance when rising delinquencies might begin to cause a reasonable investor concern that the receivables comprising the master trust portfolio might not have complied with the representations and warranties concerning those receivables made in the pooling agreement and the receivables purchase agreement.

We determined to use the delinquency rate for receivables that are 60 or more days delinquent because it is a relatively stable metric by which to measure nonperforming assets at different points in time. We determined to use a rolling three-month average of that delinquency rate because it is a measure of nonperforming assets over a period of time and is, therefore, a better measure of the significance of that nonperformance than is a measure of nonperforming assets at any particular point in time.

The “delinquency trigger rate” will initially equal 9.00%, which percentage will be reviewed and may be adjusted as described further below. In determining the delinquency trigger rate, we considered two primary factors: (i) the historical peak delinquency rate for receivables in the master trust portfolio that are 60 or more days delinquent and (ii) the history of repurchase demands for receivables in the master trust portfolio where the breach of a representation or warranty had been asserted. Since the inception of the master trust in September 1993, the historical peak delinquency rate for receivables in the master trust portfolio that are 60 or more days delinquent was 4.96%. During that same period, neither the master trust trustee nor any certificateholder has made a repurchase demand or asserted a breach of a representation or warranty concerning the receivables. We believe that delinquency rates that do not exceed the historical peak rate by a reasonable margin are far less likely to bear either a causal or a correlative relationship to any putative or actual breaches of representations and warranties concerning delinquent receivables, particularly in the case of the master trust, where no repurchase demand has ever been made nor breach of a representation or warranty been asserted. Based on these considerations and as specified above, we set the initial delinquency trigger rate at 9.00%, representing a multiple of approximately 1.82 times the historical peak rate of 4.96%, which we believe to be an appropriate multiple for a securitization platform that was established more than 25 years ago and with no history of repurchase demands.

The delinquency trigger rate will be reviewed and may be adjusted upon the occurrence of any of the following events:

(i)

the filing of a registration statement with the SEC relating to any notes or investor certificates to be offered and sold from time to time by the transferor, on behalf of the issuing entity or master trust; and

(ii)

a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for cardholder payments on the credit card accounts designated to the master trust or the manner by which delinquencies are defined or determined;

provided, however, that, for so long as a delinquency trigger has occurred and is continuing, a review of the delinquency trigger rate that would otherwise be required as specified above will be delayed until the date on which the issuing entity first reports in its distribution report on Form 10-D that the delinquency trigger is no longer continuing.

In the case of a review undertaken upon the occurrence of an event described in clause (i) above, we may increase or decrease the delinquency trigger rate by any amount we reasonably determine to be appropriate based on the composition of the master trust portfolio at the time of the review. In the case of a review undertaken upon the occurrence of an event described in clause (ii) above, we may increase or decrease the delinquency trigger rate by any amount we reasonably determine to be appropriate as a result of the related change in law or regulation. Any adjustment to the delinquency trigger rate will be disclosed in the issuing entity’s distribution report on Form 10-D for the distribution period in which the adjustment occurs, which report will include a description of how the adjusted delinquency trigger rate was determined to be appropriate.

Voting Trigger

For purposes of the voting trigger described above, the COMT collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder and will be deemed to be the holder of an aggregate unpaid principal amount of the collateral certificate equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes. In addition, in determining whether the requisite percentage of certificateholders have given any direction, notice, or consent, any investor certificates or notes owned by the issuing entity, the bank, the servicer, the transferor, any other holder of the Master Trust Transferor Interest, the asset representations reviewer, or any of their respective affiliates will be disregarded and deemed not to be outstanding, except that, in determining whether the master trust trustee shall be protected in relying upon any such direction, notice, or consent, only investor certificates or notes that the master trust trustee knows to be so owned shall be so disregarded. Investor certificates or notes so owned that have been pledged in good faith will not be disregarded and may be regarded as outstanding if the pledgee establishes to the master trust trustee’s satisfaction the pledgee’s right so to act with respect to such investor certificates or notes and that the pledgee is not the issuing entity, the bank, the servicer, the transferor, any other holder of the Master Trust Transferor Interest, the asset representations reviewer, or any of their respective affiliates.

If the requisite percentage of certificateholders direct that a vote be taken on whether to initiate a review, then the master trust trustee will be required (i) to promptly provide notice of such direction to all certificateholders by delivering notice of such direction to certificateholders at their addresses appearing on the certificate register, and (ii) to conduct a solicitation of votes of certificateholders to initiate a review, which solicitation of votes must occur within 90 days of the delivery of such notice by the master trust trustee. If a vote in which an asset review quorum participates occurs within the 90-day period and certificateholders holding more than 50% of the aggregate unpaid principal amount of investor certificates casting a vote direct that a review be undertaken, then the master trust trustee will be required to promptly provide notice to the transferor, the servicer, the bank, and certificateholders in the same manner as described above and a review will commence as described below. In connection with the solicitation of votes to authorize an asset review as described above, an “asset review quorum” means certificateholders evidencing at least 5.0% of the aggregate unpaid principal amount of investor certificates outstanding.

The voting procedures relating to the voting trigger described above are subject to the following additional conditions:

First, as described above, once the delinquency trigger has occurred, a vote will be taken on whether to initiate a review only if the requisite percentage of certificateholders direct within the prescribed 90-day petition period that a vote be taken. For so long as the delinquency trigger has occurred and is continuing, a new 90-day petition period will commence each month, beginning on the date on which the issuing entity reports in the related distribution report on Form 10-D that the delinquency trigger is continuing.

Second, subject to the additional requirements and conditions described in this section, if a petition to direct that a vote be taken, a vote itself, or an asset representations review is underway, certificateholders may not initiate another petition, vote, or review unless and until the prior petition, vote, or review is completed. For this purpose —

•

a petition will be considered completed only (i) if the petition does not result in a vote, (ii) if a vote occurs, such vote does not result in a review, or (iii) if a review occurs, at such time as a summary of the asset representations reviewer’s final report setting out the findings of its review is included in the issuing entity’s distribution report on Form 10-D, as described under “ —Asset Review” below;

•

a vote will be considered completed only (i) if the vote does not result in a review or (ii) if a review occurs, at such time as a summary of the asset representations reviewer’s final report setting out the findings of its review is included in the issuing entity’s distribution report on Form 10-D, as described under “ —Asset Review” below; and

•

a review will be considered completed only at such time as a summary of the asset representations reviewer’s final report setting out the findings of its review is included in the issuing entity’s distribution report on Form 10-D, as described under “ —Asset Review” below.

Asset Review

Once both triggers have occurred (i.e., the delinquency trigger rate has been reached or exceeded and the master trust trustee has notified the servicer that certificateholders have voted to conduct a review in accordance with the procedures described above), the servicer will be required to promptly provide written notice (a “review notice”) to the asset representations reviewer and, within 20 days after providing such notice, the servicer will deliver to the asset representations reviewer a current list that identifies each credit card account in the master trust with receivables that are 60 or more days delinquent, as reported in the issuing entity’s most recent distribution report on Form 10-D, together with each account’s receivables balance. The asset representations reviewer will then conduct a review of those accounts and the receivables arising in those accounts (“review accounts” and “review receivables,” respectively) in accordance with the process described below. The objective of the asset representations review process is to enable the asset representations reviewer to independently identify noncompliance with a representation or warranty concerning the review receivables.

The asset representations review agreement provides that, in connection with any review, the servicer will grant the asset representations reviewer access to documents, data and other information (“review materials”) related to the performance of its review of the review accounts and review receivables within 60 days after the servicer provides a review notice. If the servicer provides access to review materials at one of its offices, such access will be afforded without charge but only (i) upon reasonable notice, (ii) during normal business hours, (iii) subject to the servicer’s normal security and confidentiality procedures and (iv) at offices designated by the servicer. Upon obtaining access to the review materials, the asset representations reviewer will review them to determine if any materials are missing or incomplete and, as a result, are insufficient for the asset representations reviewer to perform any procedure related to the performance of its review (each, a “testing procedure” or “test”). If the asset representations reviewer determines that any review materials are missing or incomplete, it will notify the servicer promptly, and in any event no more than 20 days after obtaining access to the review materials. The servicer will then have 30 days to provide the asset representations reviewer access to the missing or incomplete materials. If access to the missing or incomplete materials has not been provided by the servicer within that 30-day period, the related review will be considered incomplete.

The asset representations reviewer will conduct its review based on information contained in the review materials and other generally available information. Therefore, the asset representations reviewer’s ability to determine if review receivables have failed to comply with a representation or warranty will depend on whether the review materials for those review receivables or the related review accounts provide a sufficient basis for that conclusion. Neither noteholders nor the master trust trustee will be able to change the scope of the testing procedures or any review using the testing procedures, or to contest any finding or determination by the asset representations reviewer.

Upon receiving access to the review materials, the asset representations reviewer will start its review of the review accounts and review receivables and complete its review within 90 days after receiving access to substantially all of the review materials, or such longer period of time (not to exceed an additional 30 days) as the servicer, the asset representations reviewer, and the other parties to the asset representations review agreement may agree. If the asset representations reviewer determines that any review materials are missing or incomplete and the servicer provides the asset representations reviewer with access to the missing or incomplete materials as described above, the review period will be extended for an additional 30 days beyond the period described immediately above.

The review will consist of performing specific tests for each representation and warranty and determining whether each test was passed or failed. If any review receivable or review account was included in a prior review, the asset representations reviewer will not perform any tests on it, but will include the results of the previous tests in the review report for the current review. If the servicer notifies the asset representations reviewer that the review receivables with respect to any review account have been paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of those review receivables and related review accounts and the review of those review receivables and related review accounts will be considered complete. If a review is in process and the Invested Amount of all investor certificates will be reduced to zero on the next distribution date, the servicer will notify the asset representations reviewer no less than 10 days before that distribution date. On receipt of that notice, the asset representations reviewer will terminate the review immediately and will not be obligated to deliver a review report.

The review tests were designed to determine whether the review receivables were not in compliance with the representations and warranties made about them in the pooling agreement or receivables purchase agreement. There may be multiple tests for each representation and warranty. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor. The review is not designed to determine whether the receivables were serviced in compliance with the pooling agreement. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether the bank’s origination, underwriting, and servicing policies and procedures are adequate, reasonable or prudent. The asset representations reviewer is not responsible for determining whether any finding of noncompliance with these representations and warranties constitutes a breach of any contractual provision of the pooling agreement or the receivables purchase agreement or if any receivable is required to be repurchased.

Within 10 days following the completion of its review, the asset representations reviewer will provide the servicer with a preliminary report setting out each preliminary test result for the review accounts and review receivables. The servicer will provide the preliminary report to the transferor and the bank within 2 Business Days of receipt of the report. If, within 30 days of the date that the transferor and the bank receive the preliminary report, the servicer receives supplemental review materials to potentially refute any finding in the preliminary report, the servicer will within 2 Business Days of its receipt make such supplemental review materials available to the asset representations reviewer. If supplemental review materials are made available to the asset representations reviewer, the review period will be re-opened and the asset representations reviewer will complete its review on the basis of such supplemental review materials within 30 days of receiving access to those supplemental review materials, or such longer period of time (not to exceed an additional 15 days) as the servicer, the asset representations reviewer and the other parties to the asset representations review agreement may agree. The asset representations reviewer will then consider such supplemental review materials and, within 10 days following completion of its re-opened review, either confirm or revise its preliminary report and provide the servicer and the master trust trustee with a final report setting out each final test result for the review accounts and review receivables, redacted to protect personally identifiable information in any form relating to obligors, as determined by the asset representations reviewer with the concurrence of the servicer.

If, within 40 days after the date that the asset representations reviewer provided its preliminary report to the servicer, the servicer has not made available to the asset representations reviewer supplemental review materials to potentially refute a finding in the preliminary report, then within 10 days following such 40th day, the asset representations reviewer will make its final report (which will be based on the findings set forth in the preliminary report) available to the master trust trustee and the servicer, redacted to protect personally identifiable information in any form relating to obligors, as determined by the asset representations reviewer with the concurrence of the servicer. The servicer will provide the final report to the transferor and the bank within 2 Business Days of receipt of the report.

A summary of the asset representations reviewer’s final report will also be included in the issuing entity’s distribution report on Form 10-D for the distribution period in which the final report is provided to the master trust trustee and the servicer.

Following its receipt of the asset representations reviewer’s final report, the transferor will investigate any findings of noncompliance contained in the report and make a determination regarding whether any such noncompliance constitutes a breach of any contractual provision of any transaction agreement. If the transferor determines that a breach has occurred, it will provide notice to the bank and the master trust trustee. See “The Master Trust—Representations and Warranties” and “The Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement—Representations and Warranties” and “ —Repurchase Obligations” for a discussion of the obligations of the transferor and the bank, and the rights of the master trust trustee and certificateholders, if the transferor or the bank breach certain representations and warranties concerning the receivables made in the pooling agreement and the receivables purchase agreement.

Limitation on Liability; Indemnification

The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment, but will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance with, or breach of, any representation or warranty made about the receivables. The servicer will indemnify the asset representations reviewer for any loss, liability or expense resulting from any third-party claim arising out of the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence of the asset representations reviewer or the breach of representations, warranties or covenants made by the asset representations reviewer in the asset representations review agreement.

Eligibility of Asset Representations Reviewer

The asset representations review agreement provides that the asset representations reviewer must be an “eligible” asset representations reviewer, meaning that it may not be (i) affiliated with the bank, the transferor, the servicer, the master trust trustee, the indenture trustee or the owner trustee, or any of their respective affiliates, or (ii) the same party (or an affiliate of any party) hired by the bank, the transferor or any underwriter of the investor certificates or notes to perform due diligence work on the pool assets in connection with the closing for an issuance of investor certificates or notes.

Resignation and Removal of the Asset Representations Reviewer

The asset representations reviewer may not resign, except:

(a) upon a determination that it has become legally unable to perform its duties as asset representations reviewer;

(b)

upon one year’s written notice (or such shorter notice period as the parties to the asset representations review agreement may agree) from the asset representations reviewer to the servicer, the bank, the transferor and the master trust trustee; or

(c)

upon a failure by the servicer to pay any material amount due to the asset representations reviewer under the asset representations review agreement when such amount becomes due and payable, and continuance of that non-payment for a period of 60 days following the date on which that amount became due and payable.

The servicer may or, in the case of clause (i) below, shall remove the asset representations reviewer by delivery of a written instrument to that effect if:

(i)	the asset representations reviewer ceases to be an eligible asset representations reviewer;

(ii)	the asset representations reviewer fails duly to observe or perform in any material respect any of its covenants or agreements set forth in the asset representations review agreement; or

(iii)	the asset representations reviewer becomes insolvent.

The servicer may also remove the asset representations reviewer by delivery of a written instrument to that effect on or after the fifth anniversary of the asset representations reviewer’s engagement date, upon 60 days’ written notice (or such shorter notice period as the parties to the asset representations review agreement may agree) from the servicer to the asset representations reviewer, the bank, the transferor and the master trust trustee.

The servicer may also remove the asset representations reviewer by delivery of a written instrument to that effect if (A) another entity, directly or indirectly, in a single transaction or series of related transactions, acquires control of the bank or the Corporation or all or substantially all of the assets of the bank or the Corporation; (B) the Corporation is merged with or into another entity; or (C) in a single transaction or series of related transactions, the Corporation acquires control of an entity that is substantially similar in size to the Corporation.

Upon the resignation or removal of the asset representations reviewer, the servicer will use commercially reasonable efforts to appoint a successor asset representations reviewer, who must be an eligible asset representations reviewer. If a successor asset representations reviewer has not been appointed within 60 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the asset representations reviewer or the servicer may apply to any court of competent jurisdiction to appoint a successor asset representations reviewer to act until such time, if any, as a successor asset representations reviewer has been appointed by the servicer as otherwise provided in the asset representations review agreement. Any successor asset representations reviewer appointed by such court will immediately and without further act be superseded by any successor asset representations reviewer appointed by the servicer. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.

Any person into which, in accordance with the asset representations review agreement, the asset representations reviewer may be merged or consolidated, any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, upon

(1)	execution of a supplement to the asset representations review agreement;

(2)

delivery of an officer’s certificate of the asset representations reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with the applicable provisions of the asset representations review agreement, that the successor asset representations reviewer is an eligible asset representations reviewer, and that all conditions precedent set forth in the asset representations review agreement have been complied with; and

(3)

delivery of an opinion of counsel that such supplemental agreement is legal, valid and binding with respect to the asset representations reviewer, will be the successor to the asset representations reviewer under the asset representations review agreement.

Asset Representations Reviewer Compensation

As compensation for its activities under the asset representations review agreement, the asset representations reviewer will be entitled to receive an annual fee with respect to each annual period prior to termination of the asset representations review agreement. In addition, following the completion of a review and delivery of the final review report, the asset representations reviewer will be entitled to receive a review fee. The servicer will pay the annual fees and review fees of the asset representations reviewer and will reimburse the asset representations reviewer for its reasonable travel expenses for a review.

Amendment of the Asset Representations Review Agreement

By accepting a note, a noteholder will be deemed to acknowledge that the asset representations reviewer, the bank, the transferor, and the servicer may amend the asset representations review agreement, without the consent of any of the investor certificateholders (including the issuing entity) or any of the noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the asset representations review agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the asset representations review agreement (including the content of any exhibit to the asset representations review agreement), so long as the amendment will not, in the reasonable belief of the transferor, as evidenced by an officer’s certificate of the transferor delivered to the bank, the servicer, and the master trust trustee, adversely affect in any material respect the interests of any investor certificateholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of the asset representations review agreement as compared to the terms expressly set forth in an applicable prospectus.

The asset representations reviewer, the bank, the transferor, and the servicer may also amend the asset representations review agreement, with the consent of investor certificateholders holding more than 50% of the aggregate unpaid principal amount of all outstanding investor certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the asset representations review agreement or of modifying in any manner the rights or interests of the investor certificateholders.

For purposes of the provisions of the asset representations review agreement requiring the consent of investor certificateholders to amend the asset representations review agreement, the collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder, as described under “The Master Trust —Treatment of Noteholders.” In addition, in determining whether the requisite percentage of investor certificateholders have given any such consent, any investor certificates or notes owned by the issuing entity, the bank, the servicer, the transferor, any other holder of the Transferor Interest, the asset representations reviewer, or any of their respective affiliates will be disregarded and deemed not to be outstanding, except that, in determining whether the master trust trustee shall be protected in relying upon any such direction, notice, or consent, only investor certificates or notes that the master trust trustee knows to be so owned shall be so disregarded. Investor certificates or notes so owned that have been pledged in good faith will not be disregarded and may be regarded as outstanding if the pledgee establishes to the master trust trustee’s satisfaction the pledgee’s right so to act with respect to such investor certificates or notes and that the pledgee is not the issuing entity, the bank, the servicer, the transferor, any other holder of the Transferor Interest, the asset representations reviewer, or any of their respective affiliates.

Dispute Resolution

If, pursuant to the provisions of the pooling agreement or the receivables purchase agreement, the master trust trustee or certificateholders holding the requisite percentage of certificates specified in the pooling agreement, as applicable (referred to as the “Requesting Party”), provide written notice that the transferor or the bank, as applicable (each referred to as a “Representing Party”), is obligated to repurchase any receivable due to an alleged breach of a representation and warranty, and the repurchase obligation has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of such written notice, the Requesting Party will have the right to refer the matter, at its discretion, to either third-party mediation (including nonbinding arbitration) or binding arbitration, and the transferor and the bank, as applicable, will be deemed to have consented to the selected resolution method. See “The Master Trust—Representations and Warranties” and “The Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement—Representations and Warranties” and “ —Repurchase Obligations” for a discussion of the obligations of the transferor and the bank, and the rights of the master trust trustee and certificateholders, if the transferor or the bank breaches certain representations and warranties concerning the receivables made in the pooling agreement and the receivables purchase agreement. At the end of the 180-day period described above, the Representing Party may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The Requesting Party must provide the Representing Party written notice of its intention to refer the matter to mediation or arbitration within 30 calendar days of the conclusion of the 180-day period described above. Each Representing Party agrees to participate in the resolution method selected by the Requesting Party.

If the Requesting Party selects mediation as the resolution method, the mediation will be administered by the American Arbitration Association (AAA) pursuant to its Commercial Arbitration Rules and Mediation Procedures (the Rules) in effect at the time the mediation is initiated. However, if any of the Rules are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. The mediator will be independent, impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutral parties maintained by AAA. Upon being supplied a list of at least ten potential mediators by AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible. Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 30 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation. A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to the provisions specified below as applicable to both mediations and arbitrations.

If the Requesting Party selects arbitration as the resolution method, the arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in the pooling agreement, and under the auspices of the AAA and in accordance with the Rules.

If the repurchase request at issue involves a repurchase amount of less than 5% of the total principal receivables in the master trust as of the date of such repurchase request, a single arbitrator will be used. That arbitrator will be independent, impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutral parties maintained by the AAA. Upon being supplied a list of at least ten potential arbitrators by the AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

If the repurchase request at issue involves a repurchase amount equal to or in excess of 5% of the total principal receivables in the master trust as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of three members, (a) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party, as applicable, of its selection of arbitration, (b) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment and (c) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five Business Days of the Representing Party’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Rules.

Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

It is the parties’ intention that, after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within thirty (30) days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration. Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense. At the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive. All discovery shall be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

It is the parties’ intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of the pooling agreement, and may not modify or change the pooling agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. It is the parties’ intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury. No person may bring a putative or certified class action to arbitration.

The following provisions will apply to both mediations and arbitrations:

•	Any mediation or arbitration will be held in New York, New York;

•

Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

•

The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

Investor Communication

The pooling agreement requires the party responsible for making periodic filings with the SEC on Form 10-D, which is currently the bank in its capacity as servicer, to include in the Form 10-D any request from an investor in the certificates to communicate with other investors in the certificates in connection with the exercise of their rights as investors under the terms of the related transaction agreements, so long as the request was received by the party responsible for making the Form 10-D filing during the related reporting period. For purposes of this investor communication provision, each investor in a note will be deemed to be an investor in the certificates. An investor should send its request to the servicer at securitizationteam@capitalone.com.

In addition, the indenture requires that if the issuing entity or the indenture trustee receives a request from an investor in the notes to communicate with one or more other investors in the notes or the certificates, the issuing entity or the indenture trustee, as applicable, will communicate that request to the servicer and the transferor, to be reported on Form 10-D as specified above.

Disclosure in the relevant Form 10-D will include: the name of the investor making the request, the date the request was received, a statement to the effect that the party responsible for filing the Form 10-D has received a request from such investor and stating that such investor is interested in communicating with other investors with regard to the possible exercise of rights under the related transaction agreements, and a description of the method other investors may use to contact the requesting investor.

The pooling agreement permits the party responsible for filing the Form 10-D to verify the identity of an investor in the certificates or notes prior to including a request to communicate with other investors in a Form 10-D, by requiring a written certification from the investor that it is an investor and one other form of documentation, such as a trade confirmation, an account statement, a letter from the investor’s broker or dealer, or another similar document.

Certain Legal Aspects of the Receivables

Certain Regulatory Matters

The operations and financial condition of the bank is subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the CFPB, the OCC and the FDIC, have broad enforcement powers over the bank. These enforcement powers may adversely affect the operation and financial condition of the master trust and COMET, and your rights under the pooling agreement, the trust agreement, and the indenture prior to the appointment of a receiver or conservator.

If bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank, such federal bank regulatory authorities have the power to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the bank may not be liable to you for contractual or other damages for complying with such a regulatory order and you may not be able to make a claim against the relevant regulatory authority.

In one case, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While Capital One, National Association has no reason to believe that any bank regulatory authority would consider provisions relating to the bank or any affiliate acting as servicer or the payment or amount of a servicing fee to the bank or any affiliate, or any other obligation of the bank or an affiliate under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, you could suffer a loss on your investment.

Consumer Protection Laws

The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the bank, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Gramm-Leach-Bliley and Dodd-Frank Acts. These statutes, among other things, impose disclosure requirements, provide substantive consumer rights, prohibit discrimination against certain protected classes of applicants/borrowers, regulate the furnishing and use of credit report information, provide financial privacy protections, require safe and sound banking practices and prohibit unfair, deceptive and abusive trade practices. Other laws and regulations may affect collection practices. The Truth-in-Lending Act and Regulation Z require disclosure of the cost of credit and other matters before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain practices in extending credit, and impose certain limitations on the type of account-related charges that may be imposed. In addition, accountholders are entitled under this law to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. In addition, pursuant to the CARD Act, the federal Truth-in-Lending Act was amended to (a) require advance notice of any changes in interest rates or fees and other significant changes to the terms of a credit card account and (b) prohibit generally rate increases on existing credit card account balances except under limited circumstances. These and other consumer protection laws and regulations currently in effect, any consumer protection laws and regulations subsequently enacted or implemented, and changes in their regulatory application or judicial interpretation may (i) make it more difficult for the bank to originate additional accounts or for the servicer to collect payments on the receivables, (ii) reduce the finance charges and other fees that the bank or its affiliates can charge on credit card account balances, or (iii) cause cardholders to reduce their credit card usage. As a result, the effective yield of credit card accounts may be reduced, and a pay out event or an early redemption event could occur and could result in an acceleration of payment or reduced payments on your notes. Accounts are generally established using standardized documentation. Thus, many borrowers may be similarly situated insofar as the provisions of their respective disclosures and contractual obligations are concerned. Accordingly, allegations of violations of the provisions of applicable federal or state consumer protection laws could potentially result in a large putative class of claimants asserting such claims. There is no assurance that such claims will not be asserted against the bank, the transferor or the master trust.

The CFPB is continually reviewing the functioning of the consumer credit card market, which may lead to regulatory changes or increased compliance and enforcement risk. For example, on March 5, 2024, the CFPB published a final rule amending Regulation Z’s late fee limits and safe harbor amounts. For credit card issuers such as the bank with more than 1 million open accounts, this rule would have decreased the safe harbor dollar amount for credit card late fees to $8 and added other fee limitations, representing a significant decrease from the prior safe harbor amounts. However, the final rule was challenged in litigation, and on April 15, 2025, the district court vacated the rule for failure to allow card issuers to “charge penalty fees reasonable and proportional to violations” in violation of the CARD Act and the Administrative Procedure Act. If in the future the bank or its affiliates were required to reduce their late fees, it would result in a corresponding decrease in the effective yield of the credit card accounts designated to the master trust. In addition, a reduction in late fees could adversely impact the rate of repayment of credit card balances by cardholders, as cardholders consider the relative carrying costs of their outstanding debts and decide how to apply funds available to make payments towards those debts, including their credit card balances. See “Risk Factors—Other Legal and Regulatory Risks—Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in acceleration of or reduction in payment on your notes” in this prospectus for a description of the risks associated with the CARD Act.

The master trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the bank with respect to obligations arising before transfer of the receivables to the transferor or the master trust or as the party directly responsible for obligations arising after the transfer. One federal district court, in denying the defendants’ motion to dismiss, concluded that securitization trusts that hold consumer loans and hire third parties to service those loans may be viewed as engaged in offering or providing a consumer financial product or service and are, therefore, subject to the CFPB’s enforcement authority under the CFPA. Consumer Financial Protection Bureau v. National Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del. Dec. 12, 2021). On February 11, 2022, the district court certified its decision for an immediate interlocutory appeal to the United States Court of Appeals for the Third Circuit, recognizing that one could “reasonably disagree” with its decision and that the threshold issue was both important and potentially dispositive. In addition, the district court stayed the case while the appellate court decided whether to grant review, which it did on April 29, 2022. On November 14, 2022, the attorneys general of 22 states and the District of Columbia filed an amicus brief supporting the CFPB’s position. The appeal was argued May 17, 2023. On March 19, 2024, the Third Circuit affirmed the district court’s decision. Consumer Fin. Prot. Bureau v. Nat’l Collegiate Master Student Loan Tr., 96 F.4th 599 (3d Cir. 2024). On August 16, 2024, a petition for a writ of certiorari was filed with the U.S. Supreme Court, which was denied on December 16, 2024. On January 16, 2025, the CFPB announced a settlement of the action and the CFPB and the defendant trusts filed a proposed stipulated judgment that, among other things, would require the trusts to pay $2.25 million in redress to borrowers who were harmed, but subsequently, on April 25, 2025 the CFPB and the trusts filed a joint motion to dismiss the case and, on April 28, 2025, the court dismissed the case with prejudice.

The Third Circuit’s ruling may encourage the CFPB and state attorneys general, who have the independent authority to enforce the Dodd-Frank Act and other consumer protection laws, to continue investigating and bringing enforcement actions against other trusts and securitization vehicles, such as the issuing entity, in the future. Notably, the district court did not address the extent to which and under what legal theories a passive securitization trust could be held liable for the acts of a third party servicer. That unaddressed issue could be important because liability may require a finding of vicarious liability by the trust for it to be held responsible for the acts of the servicer. If such liability were successfully asserted in a CFPA claim against a securitization trust, such as the master trust or the issuing entity, it could subject the trust to significant exposure. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. If this were to occur with respect to the master trust, you may suffer a delay in payment or incur losses on your investment.

As an assignee of credit card receivables (or an interest therein) from the bank, the transferor, the master trust and the issuing entity are subject to the risks of litigation challenging whether non-bank entities purchasing receivables originated by a bank may rely on federal preemption of state usury laws. The United States Court of Appeals for the Second Circuit, in Madden v. Midland Funding, LLC, 786 F.3d 246 (2d Cir. 2015), cert. denied, 136 S.Ct. 2505 (June 27, 2016), held that federal preemption generally applicable to national banks does not apply to non-bank assignees if the assignee was not acting on behalf of a national bank, if a national bank no longer had an interest in the loan or if application of the state law did not significantly interfere with a national bank’s exercise of its federal banking powers. The Supreme Court denied a petition to hear the case on appeal.

In response to the uncertainty created by Madden, the OCC and the FDIC promulgated final rules to codify the “valid-when-made” doctrine. These rules affirm that if an interest rate is permissible under federal banking law at origination, it continues to be permissible when it is subsequently sold, assigned or otherwise transferred. The OCC final rule became effective on August 3, 2020, and the FDIC final rule became effective on August 21, 2020. Several federal district courts have found these rules binding, but no federal circuit court of appeal has yet ruled on them. See California et al. v. OCC, (No. 4:20-cv-5200-JSW (N.D. Cal. Feb. 8, 2022)); California et al. v. FDIC, (No. 4:20-cv-5860-JSW) (N.D. Cal. Feb. 8, 2022). Notwithstanding the foregoing, it remains uncertain what deference courts will ultimately give to these final rules.

In 2020, federal district courts dismissed two significant cases that had challenged the ability of securitization entities to collect interest at the rates originally contracted for by the originating bank. The plaintiffs in both cases alleged that the defendants’ acquisition, collection and enforcement of the rates and fees in the bank’s credit card agreements for the acquired receivables violated New York’s civil usury law and, that, as in Madden, the defendants, as non-bank entities, are not entitled to the benefit of federal preemption of state usury law. The courts found that application of state usury law would significantly interfere with a national bank’s right to sell and securitize loans and both cases were dismissed. See Petersen et al. v. Chase Funding, LLC et al., (No. 1:19-cv-00741) (W.D.N.Y. June 6, 2019); Cohen et al. v. Capital One Funding, LLC et al., (No. 19-03479 (E.D.N.Y. June 12, 2019), ECF No. 1.

If similar future actions were to be initiated against the transferor, the master trust and the issuing entity and decided adversely to them, those actions could subject them to significant exposure and result in receivables with rates of interest that exceed applicable state usury limits, subjecting the loans to interest rate reductions or being deemed void or unenforceable and requiring forfeiture of principal and/or interest (paid or to be paid). If this were to occur with respect to the transferor, the master trust or the issuing entity, you may suffer a delay in payment or incur losses on your investment.

All receivables that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under “The Master Trust—Representations and Warranties,” will be reassigned to the transferor. The servicer has also agreed in the pooling agreement to indemnify the master trust, among other things, for any liability arising from such servicing violations. For a discussion of the master trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “The Transferor, The Depositor and The Receivables Purchase Agreement—Receivables Purchase Agreement” and “The Master Trust—Representations and Warranties.”

The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future, which may limit or delay recovery on the accounts.

Department of Defense regulations implementing the Military Lending Act of 2006 (“MLA”) became effective for credit card products on October 3, 2017. This law provides protections to persons on active duty in the military and certain of their dependents (“covered borrowers”) with respect to the origination of consumer credit transactions. A credit card issuer must determine whether an applicant is a covered borrower and if so, (a) provide special disclosure prior to providing consumer credit, (b) limit the “military” annual percentage rate (“MAPR”) in any billing cycle to 36% and (c) not enforce certain provisions such as arbitration or prepayment penalties against a covered borrower. The MAPR includes the finance charges prescribed by the Truth-in-Lending Act and Regulation Z (other than fees considered “reasonable” and “bona fide” under the MLA), plus other charges such as credit insurance premiums and credit related ancillary products. Failure to comply with this law renders the loan void and private rights of action also allow for statutory and punitive damages. This law affects the origination and servicing practices applicable to the accounts.

The bank is, or may become, subject to a variety of continuously evolving and developing laws and regulations in the United States at the federal, state and local level regarding privacy, data protection and data security, including those related to the collection, storage, handling, use, disclosure, transfer and other processing of personal information. For example, at the federal level, the bank is currently subject to the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act, among other laws and regulations, and may become subject to additional privacy, data protection and data security requirements as a result of future laws, rules or regulations. This includes, for instance, the Cyber Incident Reporting for Critical Infrastructure Act, which, once rulemaking is complete, will require, among other things, certain companies to report significant cyber incidents to the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency within 72 hours from the time the company reasonably believes the incident occurred (and within 24 hours of making a ransom payment as a result of a ransomware attack). Moreover, legislative updates have been proposed in the U.S. Congress for more comprehensive privacy, data protection and data security legislation, to which the bank may be subject if passed. At the state level, California has enacted the California Consumer Privacy Act (as amended by the California Privacy Rights Act, collectively, the “CCPA”) and continues to issue regulations thereunder, and various other states also have enacted or are in the process of enacting state-level privacy, data protection and/or data security laws and regulations, with which the bank may be required to comply. Additionally, the federal banking agencies, as well as related self-regulatory organizations, have issued guidance regarding cybersecurity that is intended to enhance cyber risk management among financial institutions.

Application of federal and state bankruptcy and debtor relief laws would affect the interests of investor certificateholders and the noteholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from series enhancement or other sources. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

Legal Investment

Volcker Rule Considerations

The Capital One Multi-asset Execution Trust is not now, and immediately following the issuance of the Class A(2026-4) notes pursuant to the indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the Investment Company Act of 1940, as amended, or the Volcker Rule may be available, we have relied on the exclusion from registration set forth in Rule  3a-7 under the Investment Company Act of 1940, as amended.

Certain EEA-regulated and UK-regulated Investors are Subject to Due Diligence and Risk Retention Requirements Relating to the Notes

EU Securitization Regulation

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union (the “EU”) directives and regulations (as amended by Regulation (EU) 2021/557 and as further amended from time to time, the “EU securitization regulation”) is directly applicable in member states of the EU and is applicable in non-EU states of the EEA.

Article 5 of the EU securitization regulation places certain conditions on investments in a “securitization” (as defined in the EU securitization regulation) (the “EU due diligence requirements”) by an “institutional investor”, defined to include (a) a credit institution or an investment firm as defined in Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EEA, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. The EU due diligence requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU affected investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the EU securitization regulation), an EU affected investor, other than the originator, sponsor or original lender (each as defined in the EU securitization regulation) must, among other things: (i) verify that, if established in a third country (i.e., not within the EEA), the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest which, in any event shall not be less than 5%, determined in accordance with Article 6 of the EU securitization regulation, and discloses the risk retention to EU affected investors (the “EU risk retention requirements”); (ii) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU securitization regulation in accordance with the frequency and modalities provided for in that Article (the “EU transparency requirements”); (iii) verify that, where the originator or original lender is established in a third country (i.e., not within the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, and (iv) carry out a due-diligence assessment which enables the EU affected investor to assess the risks involved, considering at least (A) the risk characteristics of the securitization position and the underlying exposures, and (B) all the structural features of the securitization that can materially impact the performance of the securitization position.

On October 10, 2022, the European Commission published a report on the functioning of the EU securitization regulation (the “European Commission report”). The European Commission report states that the EU due diligence requirements in Article 5(1)(e) of the EU securitization regulation should be interpreted to require EU affected investors to verify that all information required by Article 7 of the EU securitization regulation has been disclosed to investors, regardless of whether the originator, sponsor or SSPE is established in the EU, the EEA or a third country, at the times and in accordance with the modalities specified in Article 7.

Prospective investors should be aware that the transaction described in this prospectus is not being structured to comply with the EU risk retention requirements or the EU transparency requirements, and the arrangements described under “UK Securitization Framework Considerations” and “The Bank—Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU securitization regulation. In addition, none of Capital One, National Association or any other party to the transaction described in this prospectus, their respective affiliates or any other person makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by any EU affected investor with the EU due diligence requirements. Consequently, the Class A(2026-4) notes may not be a suitable investment for any person that is now or may in the future be subject to the EU due diligence requirements.

Failure by an EU affected investor to comply with the EU due diligence requirements with respect to an investment in the Class A(2026-4) notes may result in regulatory sanctions and/or remedial measures being imposed or taken by the competent authority of such EU affected investor, including, in the case of an EU affected investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the Class A(2026-4) notes acquired by such investor.

Non-compliance of the transaction described in this prospectus with the EU securitization regulation and any future changes to the regulation or regulatory treatment of the Class A(2026-4) notes for some or all investors may negatively impact the regulatory position of EU affected investors and have an adverse impact on the value and liquidity of the Class A(2026-4) notes in the secondary market. Prospective investors are responsible for analyzing their own legal and regulatory position, and should consult with their own investment and legal advisors regarding the scope and applicability of, and compliance with, the EU due diligence requirements and other applicable regulations and the suitability of the Class A(2026-4) notes for investment.

UK Securitization Framework

The framework for the regulation of securitization in the UK is set out in the Securitisation Regulations 2024 (SI 2024/102) (as amended, the “UK SR 2024”), together with (i) the Securitization sourcebook (the “UK SECN”) of the handbook of rules and guidance (the “FCA Handbook”) adopted by the UK Financial Conduct Authority (“FCA”), (ii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “UK PRASR”) and (iii) relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (the “UK securitization framework”). The UK securitization framework came into force on November 1, 2024, and replaced the version of the EU Securitization Regulation which had been assimilated into UK domestic law following the UK’s exit from the EU.

Regulations 32B to 32D (inclusive) of the UK SR 2024, UK SECN 4 and Article 5 of Chapter 2 of the UK PRASR, as applicable, place certain conditions on investments in a “securitization” (as defined in the UK securitization framework) (the “UK due diligence requirements”) by an “institutional investor”, defined to include (a) an insurance undertaking as defined in section 417(1) of the FSMA, (b) a reinsurance undertaking as defined in section 417(1) of the FSMA, (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995, as amended, that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA, (d) an AIFM as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM regulations) and which markets or manages an AIF in the UK, or a small registered UK AIFM (as defined in the AIFM regulations), (e) a management company as defined in section 237(2) of the FSMA, (f) a UCITS as defined in section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA, (g) a CRR firm as defined by Article 4(1)(2A) of the CRR as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK CRR”) and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK due diligence requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR (such affiliates, together with all such institutional investors, “UK affected investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the UK securitization framework), a UK affected investor, other than the originator, sponsor or original lender (each as defined in the UK securitization framework) must, among other things: (i) verify that, if not established in the UK, the originator, sponsor or original lender retains on an ongoing basis (or, in the case of certain UK affected investors, continually retains) a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with UK SECN 5 or Article 6 of Chapter 2 and Chapter 4 of the UK PRASR (as applicable), and discloses the risk retention to UK affected investors; (ii) verify that the originator, sponsor or the SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position, including at least the information specified in UK SECN 4.2.1R(1)(e), Article 5(1)(e) of Chapter 2 of the UK PRASR or regulation 32B(1)(e) and Schedule A1 of the UK SR 2024 (as applicable), and has committed to make further information available on an ongoing basis, as appropriate; (iii) verify that, where the originator or original lender is not established in the UK, except in specified cases, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; and (iv) carry out a due-diligence assessment which enables the UK affected investor to assess the risks involved, considering at least (A) the risk characteristics of the securitization position and the underlying exposures, and (B) all the structural features of the securitization that can materially impact the performance of the securitization position.

While holding a securitization position, a UK affected investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks and (d) be able to demonstrate to its relevant regulatory authority that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

With reference to the obligation under the UK due diligence requirements for UK affected investors to verify that certain risk retention requirements are satisfied (as described above), UK affected investors should note that on the date of issuance of the Class A(2026-4) notes, under the terms and conditions of the underwriting agreement for the Class A(2026-4) notes, the bank covenants and agrees to retain a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in paragraph (1)(b) of UK SECN 5.2.8R and paragraph (b) of Article 6(3) of Chapter 2 of the UK PRASR (in each case, as in effect on the date of issuance of the Class A(2026-4) notes), by holding all the membership interest in the depositor, which in turn holds all or part of the master trust transferor interest (the “UK retained interest”), as further described in “UK Securitization Framework Considerations” in the forepart of this prospectus. UK affected investors should be aware that the UK retention holder does not have any obligation to change the quantum or nature of its holding of the UK retained interest due to any future changes in the UK risk retention requirements, the UK due diligence requirements or in the interpretation thereof.

Prospective investors should be aware that no party to the transaction described in this prospectus, nor any of their respective affiliates, will undertake to provide any information, documents or reports specifically for purposes of, or in connection with, compliance by any investor with the UK due diligence requirement. In particular, without limitation, no such person intends or will undertake to make available to investors the information referred to in UK SECN 6, UK SECN 11 or UK SECN 12 or Article 7 of Chapter 2, Chapter 5 or Chapter 6 of the UK PRASR.

Except as described herein, no party to the transaction described in this prospectus, nor any other person, will undertake or intends to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the UK securitization framework, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any investor with the UK due diligence requirements or any successor requirements. For the avoidance of doubt, neither Capital One, National Association nor any other party undertakes to deliver any information beyond that contained in or provided with this prospectus or the monthly certificateholders’ statement. UK affected investors should note that the information contained in or provided with this prospectus or the monthly certificateholders’ statement may not include all information required by the UK securitization framework and should not rely solely on such information for the purposes of their compliance with the UK due diligence requirements.

Consultations regarding potential reforms relating to the UK securitization regime have recently closed. No assurance can be given as to whether and to what extent the transactions described herein will be affected by any changes to the UK securitization framework resulting from such consultations or any other changes in law or regulation relating to, or the interpretation and application of, the UK securitization framework generally or the UK risk retention requirements or UK due diligence requirements in particular. UK affected investors are themselves responsible for monitoring and assessing any such changes and whether they could affect the regulatory position of current or future investors in the Class A(2026-4) notes.

No party to the transactions described in this prospectus will be obligated to take any action required by a Class A(2026-4) noteholder or a potential Class A(2026-4) noteholder for purposes of compliance with the UK due diligence requirements, except to the extent that such party has agreed to do so, as described in this prospectus. No such party gives any assurance as to any person’s ability to comply, at any time, with any requirement of the UK securitization framework, or shall have any liability to any person in respect of any non-compliance, or inability to comply, with any requirement of the UK securitization framework.

It remains unclear what will be required for UK affected investors to demonstrate compliance with the UK due diligence requirements. Each prospective investor in the Class A(2026-4) notes that is a UK affected investor is required to independently assess and determine whether the undertaking by the bank as UK retention holder to retain the UK retained interest as described above and in this prospectus generally, the other information contained in or provided or to be provided with this prospectus or the monthly certificateholders’ statement or otherwise is sufficient to enable such UK affected investor to comply with the UK due diligence requirements. None of Capital One, National Association, Capital One Funding, LLC, the Capital One Master Trust, the Capital One Multi-asset Execution Trust, the master trust trustee, the owner trustee, the indenture trustee, the paying agent, the note registrar, any of the underwriters, or any of their respective affiliates or any other person makes any representation, warranty or guarantee that any such information is sufficient for such purposes or any other purpose or that the structure of the Class A(2026-4) notes, Capital One, National Association as UK retention holder (including its holding of the UK retained interest) or the transactions described herein are compliant with the UK securitization framework or any other applicable legal or regulatory or other requirements and no such person shall have any liability to any prospective investor or any other person with respect to any insufficiency of such information or any failure of the transactions or structure contemplated hereby to comply with or otherwise satisfy such requirements, any subsequent change in law, rule or regulation or any other applicable legal, regulatory or other requirements or any failure by any investor that is a UK affected investor to satisfy the UK due diligence requirements.

Failure by a UK affected investor to comply with the UK due diligence requirements with respect to an investment in the Class A(2026-4) notes may result in regulatory sanctions and/or remedial measures being imposed or taken by the relevant regulatory authority of such UK affected investor, including, in the case of a UK affected investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the Class A(2026-4) notes acquired by such investor. The UK securitization framework and any future changes to the regulation or regulatory treatment of the Class A(2026-4) notes for some or all investors may negatively impact the regulatory position of UK affected investors and have an adverse impact on the value and liquidity of the Class A(2026-4) notes in the secondary market. Prospective investors are responsible for analyzing their own legal and regulatory position, and should consult with their own investment and legal advisors regarding the scope and applicability of, and compliance with, the UK due diligence requirements and other applicable regulations and the suitability of the Class A(2026-4) notes for investment.

For a description of the undertakings by the UK retention holder, see “UK Securitization Framework Considerations” in the forepart of this prospectus.

Federal Income Tax Consequences

General

The following discussion describes the material United States federal income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes offered by this prospectus. The following discussion has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to COMET (“Special Tax Counsel”), and is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which potentially are subject to prospective and retroactive changes. The discussion is addressed only to original purchasers of an interest in the notes offered by this prospectus, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Internal Revenue Code, foreign persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Noteholders should be aware that this discussion and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. An opinion of Special Tax Counsel is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of an interest in notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in an interest in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Description of Opinions

As more fully described in this “Federal Income Tax Consequences” section, Special Tax Counsel is of the opinion generally to the effect that each of COMET and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and further that, upon their initial issuance, the notes offered by this prospectus will be characterized as debt for United States federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other United States federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular United States federal income tax matter. For example, the discussion of original issue discount below is a general discussion of United States federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular notes will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “ —State and Local Tax Consequences.”

This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of United States federal income tax consequences, or for consultation with its own advisors or tax return preparer.

Tax Characterization of the Issuing Entity and the Notes

Treatment of the Issuing Entity and the Master Trust as Entities Not Subject to Tax

Special Tax Counsel is of the opinion that each of COMET and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. As a result, subject to the discussion of the Bipartisan Budget Act of 2015 (the “2015 Budget Act”) below regarding audit adjustments, Special Tax Counsel is also of the opinion that each of COMET and the master trust will not be subject to United States federal income tax. It should be noted that this transaction is not the subject of, or squarely on point with, any Treasury regulation, revenue ruling or judicial decision, and thus these opinions are not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of COMET and the master trust for United States federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, they could be viewed for United States federal income tax purposes as one or more separate entities issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated below under “ —Possible Alternative Characterizations.”

Certain provisions of the 2015 Budget Act could cause COMET and the master trust to be liable for United States federal income tax in certain circumstances. That act includes rules applicable to the audit of entities treated as partnerships for United States federal income tax purposes, and provides that taxes arising from audit adjustments generally are required to be paid by the entity rather than by its partners. Therefore, if either of COMET or the master trust were characterized as a partnership, taxes arising from any audit adjustment may be required to be paid by COMET or the master trust. The 2015 Budget Act also provides for certain elections whereby a partnership may avoid such taxation and instead cause its partners to be liable for any such taxes arising from audit adjustments, and each of COMET and the master trust expect to endeavor to make such an election should it be characterized as a partnership; however, there can be no assurance that either or both of COMET or the master trust will be able to comply with the requirements necessary to make such an election in all relevant circumstances; see “ —Possible Alternative Characterizations” below.

Treatment of the Notes as Debt

Special Tax Counsel is of the opinion that, upon their initial issuance, the notes offered by this prospectus will be characterized as debt for United States federal income tax purposes. Additionally, COMET will agree in the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes, to treat the notes as debt secured by any applicable collateral certificate and other assets of COMET for United States federal income tax purposes. Again, it should be noted that this transaction is not the subject of, or squarely on point with, any Treasury regulation, revenue ruling or judicial decision, and thus this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in COMET, the master trust or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes.

If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of any applicable collateral certificate and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, income allocable to foreign persons (as well as gain on any disposition of a note) would generally be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Such treatment could also cause COMET or the master trust to be subject to taxes attributable to audit adjustments under the partnership audit provisions of the 2015

Budget Act, as discussed above (unless the entity is able to make an effective election to cause its partners to be liable for any such taxes), as well as withholding taxes applicable in connection with the transfer of notes by foreign partners. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that COMET and the master trust are permitted to issue (and which are permitted to constitute debt or equity for United States federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Any partnership could be so classified if its equity interests are traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferor intends to take measures designed to reduce the risk that either of COMET or the master trust could be classified as a publicly traded partnership. Although the transferor expects that such measures will ultimately be successful, certain actions that may be necessary to avoid the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent COMET and the master trust from being classified as publicly traded partnerships. If COMET or the master trust were treated in whole or in part as one or more publicly traded partnerships taxable as corporations, corporate tax imposed on their taxable income could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences to them of possible alternative characterizations of COMET, the master trust, or the notes in light of their particular circumstances; the following discussion assumes that the characterization of the notes as debt and COMET and the master trust as entities not subject to United States federal income tax is correct.

Consequences to Holders of an Interest in the Offered Notes

Interest and Original Issue Discount

Stated interest on a note will be includible in gross income as it accrues under relevant tax accounting principles or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If notes are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) generally would be required to include the original issue discount on an interest in a note in income for United States federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is “unconditionally payable” and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. COMET intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount

A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code. A holder that makes this election for a note that is acquired at a premium would be deemed to make an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such noteholder owns or acquires. This election may not be revoked without the consent of the Internal Revenue Service. See “ —Interest and Original Issue Discount” above and “ —Disposition of an Interest in the Notes” below.

Disposition of an Interest in the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement or other taxable disposition of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in its interest in the note. The holder’s adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments reflecting principal or original issue discount previously received by such holder with respect to such note. See “ —Interest and Original Issue Discount” and “—Market Premium” above. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Medicare Tax on Investment Income

The Internal Revenue Code imposes a Medicare-related surtax of 3.8% on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes interest on debt obligations like the notes and net gain attributable to the disposition of debt instruments like the notes to the extent that such gain would be otherwise included in taxable income.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by COMET to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the transferor, COMET or the master trust, (b) a “controlled foreign corporation” with respect to which the transferor, COMET or the master trust is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or W-8BEN-E, as applicable, or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, or substitute form provided by the foreign person that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

Foreign persons holding interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding the rates for backup withholding, their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Withholding Related to Foreign Accounts of United States Persons

In addition, withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to “foreign financial institutions” and certain other foreign entities. Failure to comply with additional certification, information reporting and other specified requirements imposed pursuant to FATCA could result in the imposition of a 30% withholding tax on payments of interest (including original issue discount) to holders of notes who are United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who own their notes through foreign accounts or foreign intermediaries and to certain holders of notes who are foreign persons. FATCA may result in changes to some of the general rules discussed above relating to certification requirements, information reporting and withholding. Prospective investors should consult their own tax advisors regarding FATCA and any effect on them.

The United States federal income tax discussion set forth above may not be applicable depending upon the particular tax situation of a holder of an interest in the notes, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of an interest in the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of COMET or the master trust, or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a holder treated as an equity owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

Benefit Plan Investors

Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, and/or Section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•

an employee benefit plan or other plan or arrangement that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees or individuals—such as a pension, profit-sharing, section 401(k) or Keogh plan or an individual retirement account; and

•

a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

However, a plan maintained by a governmental employer is not a benefit plan subject to ERISA. Plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States may also not be subject to ERISA. Such plans may be subject to the provisions of other applicable federal, state, foreign and local laws similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”). Accordingly, fiduciaries with respect to such plans should consider all other applicable laws prior to investing in the Class A(2026-4) notes. A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax and legal advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Similar Law may also prohibit such transactions. Individual retirement accounts and tax-qualified plans that provide deferred compensation to self-employed individuals, although not subject to ERISA, are also subject to the prohibited transaction rules under the Internal Revenue Code. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the bank and the bank is a party in interest as to the benefit plan. A prohibited transaction could also arise if the bank, the transferor, the master trust trustee, the indenture trustee, an underwriter, the servicer or another party with an economic relationship to COMET or the master trust either:

•	is involved in the investment decision for the benefit plan to purchase notes; or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, a statutory or administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The statutory exemption that is potentially available is set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code and is available to a “service provider” to a benefit plan, or an affiliate of such a service provider, that is not a fiduciary with respect to the benefit plan’s assets being used to purchase the notes or an affiliate of such fiduciary. The administrative exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to certain “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuing Entity or the Master Trust and a Party in Interest

The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•

under the “look-through” rules of the U.S. Department of Labor plan asset regulation, assets of COMET and, in turn, assets of the master trust are treated as if they were plan assets of the benefit plan.

In this case, every transaction by COMET and, in turn, the master trust would be treated for purposes of the fiduciary responsibility rules of ERISA and the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Internal Revenue Code as a transaction by the benefit plan using its plan assets.

If assets of COMET and, in turn, assets of the master trust are treated as plan assets of a benefit plan investor, a prohibited transaction could result if COMET itself engages in a transaction with a party in interest as to the benefit plan. For example, if COMET’s assets are treated as assets of the benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there may be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of COMET and, in turn, assets of the master trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of COMET or the master trust from the prohibited transaction rules. In addition, because a proportionate interest in all the assets of COMET or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulation, assets of COMET would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under applicable local law, and

•	has no “substantial equity features.”

COMET expects that all notes offered by this prospectus will be indebtedness under applicable local law. Likewise, although there is no authority directly on point, COMET believes that the notes offered by this prospectus should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of COMET to be treated as plan assets solely as a result of such investments.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code. By purchasing notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor does not, and will not, constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, and in the event of any governmental, church or other plans subject to Similar Law, the purchase and subsequent holding of the notes by such plans does not, and will not, constitute a violation of Similar Law.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for United States federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-

financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for United States federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Underwriting (Plan of Distribution and Proceeds)

Subject to the terms and conditions of the underwriting agreement for these Class A(2026-4) notes, COMET has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class A(2026-4) notes set forth opposite its name:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$[●]
Morgan Stanley & Co. LLC	$[●]
Scotia Capital (USA) Inc.	$[●]
[●]	$[●]
[●]	$[●]
[●]	$[●]
[●]	$[●]

Total	$500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $500,000,000 aggregate principal amount of these Class A(2026-4) notes if any of these Class A(2026-4) notes are purchased.

The underwriters have advised COMET that the several underwriters propose initially to offer these Class A(2026-4) notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus, and to certain dealers at that public offering price less a concession not in excess of [●]% of the principal amount of these Class A(2026-4) notes. The underwriters may allow, and those dealers may re-allow to other dealers, a concession not in excess of [●]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

In the ordinary course of business, one or more of the underwriters or their affiliates has engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank, the transferor and their affiliates.

Each underwriter of these Class A(2026-4) notes has agreed, severally and not jointly, that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) with respect to anything done by it in relation to any Class A(2026-4) notes in, from or otherwise involving the United Kingdom (the “UK”); and

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2026-4) notes in circumstances in which Section 21(1) of the FSMA does not apply to COMET.

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any of the Class A(2026-4) notes to any retail investor in the European Economic Area. For these purposes:

•

the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended); and

•

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A(2026-4) notes to be offered so as to enable an investor to decide to purchase or subscribe for the Class A(2026-4) notes.

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any of the Class A(2026-4) notes to any retail investor in the UK. For these purposes:

•

the expression “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or (ii) not a qualified investor, as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (as amended); and

•

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A(2026-4) notes to be offered so as to enable an investor to decide to buy or subscribe for the Class A(2026-4) notes.

In connection with the sale of these Class A(2026-4) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class A(2026-4) notes sell more notes than COMET actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class A(2026-4) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase these Class A(2026-4) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class A(2026-4) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class A(2026-4) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

COMET, the bank and the transferor, jointly and severally, will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. COMET’s obligation to indemnify the underwriters will be limited to Finance Charge Amounts from the COMT collateral certificate received by COMET after making all required payments and required deposits under the indenture and any supplement thereto.

COMET will receive proceeds of approximately $[●] from the sale of these Class A(2026-4) notes. This amount represents [●]% of the principal amount of those notes. The underwriting discount is $[●], or [●]% of the principal amount of those notes. Proceeds received by COMET will be paid to the transferor. See “Use of Proceeds.” Additional offering expenses are estimated to be $[●].

Legal Matters

Certain legal matters relating to the issuance of the notes and the COMT collateral certificate will be passed upon for the bank, the transferor, and the master trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., McGuireWoods LLP, Richmond, Virginia, and Richards, Layton & Finger, P.A., Wilmington, Delaware and for any underwriters, agents or dealers by Morgan, Lewis & Bockius LLP, New York, New York. Certain United States federal income tax matters will be passed upon for the bank and the transferor by Orrick, Herrington & Sutcliffe LLP.

Where You Can Find More Information

We filed a registration statement (SEC Registration No. 333-285591) relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K and other information about the master trust and any other master trust for which a collateral certificate is added to COMET.

Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. Our SEC filings may be located by using the SEC Central Index Key for the Capital One Multi-asset Execution Trust, 0001163321.

The servicer makes available to all investors, free of charge, its reports to the SEC pursuant to the Securities Exchange Act of 1934, as amended, including the above-mentioned reports on Form 10-K, 10-D and 8-K through the Corporation’s website at https://investor.capitalone.com/financial-results/sec-filings, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC electronically.

We “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the master trust or COMET pursuant to Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the Class A(2026-4) notes, but not any information that we may furnish but that is not deemed filed.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Capital One, National Association, in care of Capital One Services, LLC, 1680 Capital One Drive, McLean, Virginia 22102, attention: Treasury Department, (703) 720-1000.

Glossary of Defined Terms

“Adjusted Outstanding Dollar Principal Amount” means, at any time for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of such series, class or tranche at that time, less any funds then on deposit with respect to principal in any issuing entity trust account or the related subaccount, as applicable, for such series, class or tranche.

“Adjustment Payment” means a payment by the transferor into the master trust collection account on any applicable Distribution Date in an amount equal to the amount by which the Master Trust Transferor Interest has been reduced below zero as a result of the exclusion of principal receivables (other than Ineligible Receivables which have been or will be reassigned to the transferor) from the master trust that have been adjusted downward by the servicer.

“Aggregate Addition Limit” means the number of automatic additional accounts included in the master trust without prior rating agency consent which would either:

•	for any three consecutive months, equal 15% of the number of accounts designated to the master trust as of the end of the ninth month before the start of such three months, or

•	for any twelve consecutive months, equal 20% of the number of accounts designated to the master trust as of the first day of such twelve months.

“Average Principal Balance” means, (a) for a month in which an addition of accounts or removal of accounts occurs in COMET, the weighted average of the principal receivables in COMET at the end of the day on the last day of the preceding month and the principal receivables in COMET at the end of the day on the day such addition or removal of accounts occurs, as the case may be, after giving effect to such addition or removal weighted, respectively, by (1) a fraction, (x) the numerator of which is the number of days from and including the first day of such month to but excluding the addition or removal date, as the case may be, and (y) the denominator of which is the number of days in such month, and (2) by a fraction, (x) the numerator of which is the number of days from and including the date of the addition or removal, as the case may be, to and including the last day of such month, and (y) the denominator of which is the number of days in such month, and (b) for a month in which no addition or removal of accounts occurs, the aggregate principal receivables in COMET as of the last day of the prior month.

“Bank Consumer Segment” means the portfolio of consumer credit card accounts owned by the bank.

“Bank Portfolio” means the portion of the portfolio of Mastercard and Visa accounts and other revolving credit accounts owned by the bank from which credit card accounts are currently designated to the master trust.

“Bank Small Business Segment” means the portfolio of small business credit card accounts owned by the bank.

“Base Certificate” means, if the transferor elects to evidence the Master Trust Transferor Interest in certificated form, a certificate executed by the transferor and authenticated by or on behalf of the master trust trustee evidencing the Master Trust Transferor Interest.

“Base Rate” means, for any month, the sum of (a) 1.25%, or if the bank or The Bank of New York Mellon is not the servicer, 2.0% and (b) the weighted average (based on the outstanding dollar principal amount of the related Card series notes) of the following:

(i) for a tranche of Card series dollar interest-bearing notes without a derivative agreement for interest, the note interest rate for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche for that month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(ii) for a tranche of Card series notes with a performing derivative agreement for interest, the rate at which payments by COMET are made to the related derivative counterparty (prior to any netting of payments, if applicable) for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month; however, for a tranche of Card series notes with a performing derivative agreement for interest in which the rating on such tranche is not dependent upon the rating of the related derivative counterparty, the amount determined pursuant to this clause will be the higher of (1) the rate determined pursuant to this clause as described above and (2) the rate of interest for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche of Card series notes in such month to but excluding the Monthly Interest Accrual Date for that tranche of Card series notes in the next month; and

(iii) for a tranche of Card series notes with a non-Performing derivative agreement for interest, the rate specified for that date in the related terms document.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Richmond, Virginia or Falls Church, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

“Card series Defaulted Amount” means, for any month, an amount equal to the Floating Allocation Percentage for the Card series times the Default Amount for that month.

“Card series Finance Charge Amounts” means, for any month, the amounts to be treated as Card series Finance Charge Amounts as described in “Deposit and Application of Funds for Card Series Notes—Card Series Finance Charge Amounts” in this prospectus.

“Card series Principal Amounts” means, for any month, the sum of the Principal Amounts allocated to the Card series, dollar receipts for principal under any derivative agreements for tranches of notes of the Card series, any shared excess Principal Amounts allocated to the Card series, and any amounts of Card series Finance Charge Amounts available to cover Card series Defaulted Amounts or reimburse any deficits in the Nominal Liquidation Amount of the Card series notes.

“Class A Available Subordinated Amount of Class B notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class B notes minus the Class A Usage Amount of Class B notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class C notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class C notes minus the Class A Usage Amount of Class C notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class D notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class D notes minus the Class A Usage Amount of Class D notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Subordinated notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Subordinated notes minus the Class A Usage Amount of Subordinated notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Required Subordinated Amount of Class B notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Usage Amount of Class B notes” means, for any tranche of Class A notes, on any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class B notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the sum of the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes, in each case for that Distribution Date, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class C notes” means, for any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the Class A Required Subordinated Amount of Class D notes, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class D notes” means, for any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class D notes for such tranche of Class A notes, equal to the Class A Usage Amount of Subordinated notes.

“Class A Usage Amount of Subordinated notes” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class A Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class A Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•

an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class B notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class A Available Subordinated Amount of Class B notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class B notes at the end of the prior month; plus

•

an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes at the end of the prior month; plus

•

an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes at the end of the prior month; plus

•

the aggregate amount reallocated on that date from such tranche of Class A notes to the Class B notes, Class C notes or Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts allocated on that date to the interest funding sub-account of such tranche of Class A notes as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•

an amount equal to (i) an amount, not less than zero, equal to the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for the Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class A Servicing Fee Shortfalls” in this prospectus; plus

•

an amount equal to (i) an amount, not less than zero, equal to the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus, minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; minus

•

an amount (not to exceed the Class A Usage Amount of Class B notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class B notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class B notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class B notes; minus

•

an amount (not to exceed the Class A Usage Amount of Class C notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•

an amount (not to exceed the Class A Usage Amount of Class D notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class B Available Subordinated Amount of Class C notes” means, for any tranche of Class B notes, for any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class C notes minus the Class B Usage Amount of Class C notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Class D notes” means, for any tranche of Class B notes, for any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class D notes minus the Class B Usage Amount of Class D notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Subordinated notes” means, for any tranche of Class B notes, for any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Subordinated notes minus the Class B Usage Amount of Subordinated notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class B notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class B Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class B Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class B Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class B Usage Amount of Class C notes” means, for any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class B Usage Amount of Subordinated notes over the Class B Required Subordinated Amount of Class D notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Class D notes” means, for any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class D notes, equal to the Class B Usage Amount of Subordinated notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Subordinated notes” means, for any tranche of outstanding Class B notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class B Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class B Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•

an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from the Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal

Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

the aggregate amount of charge-offs reallocated from such tranche of Class B notes to the Class C notes or Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes— Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class C notes for Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class D notes for Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class B notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class B Interest Funding Account Shortfalls” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first five clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class C notes for Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first six clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class D notes for Class A notes with a Class A Required Subordinated Amount of Class B notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus greater than zero times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first six clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; plus

•

the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds for Card Series Notes— Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts paid to the servicer to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class B Servicing Fee Shortfalls” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first eleven clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; minus

•

an amount (not to exceed the Class B Usage Amount of Class C notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•

an amount (not to exceed the Class B Usage Amount of Class D notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class C Available Subordinated Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date, an amount equal to the Class C Required Subordinated Amount of Class D notes minus the Class C Usage Amount of Class D notes, each for that tranche of Class C notes as of that Distribution Date.

“Class C Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class C notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class C Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class C Usage Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date:

•

an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in

“Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

an amount equal to (i) the aggregate amount of charge-offs reallocated from the Class A notes or the Class B notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

the aggregate amount of charge-offs reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class C Notes” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus and (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•

an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class C notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class C Interest Funding Account Shortfalls” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus; plus

•

an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus; plus

•

an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class C Servicing Fee Shortfalls” in this prospectus; minus

•

an amount (not to exceed the Class C Usage Amount of Class D notes for such tranche of Class C notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class C Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class D Principal Allocation” means, for any month, an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class D Card series notes divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Default Amounts” means:

•

for credit card receivables held directly in COMET, the aggregate amount of principal receivables other than ineligible receivables in Defaulted Accounts during the month such account became a Defaulted Account for each day in the month; and

•

for any collateral certificate held by COMET, the aggregate default amount in the related master trust or securitization special purpose entity allocated to the holder of the collateral certificate for that month.

“Defaulted Accounts” means accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

“Defaulted Receivables” for any month are principal receivables that were charged off as uncollectible in such month in accordance with the bank’s (or its affiliates’) lending guidelines and the applicable servicer’s customary and usual servicing procedures for servicing credit card and other revolving credit account receivables comparable to the receivables other than due to any Adjustment Payment. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the day it is recorded as charged-off on such servicer’s computer master file of revolving credit accounts.

“Definitive Notes” means notes in definitive, fully registered form.

“Delinquency Trigger Rate” means, initially, 9.00%, which percentage will be reviewed and may be adjusted upon the occurrence of any of the following events:

•

the filing of a registration statement with the SEC relating to any notes or investor certificates to be offered and sold from time to time by the transferor, on behalf of the issuing entity or master trust; and

•

a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for cardholder payments on the credit card accounts designated to the master trust or the manner by which delinquencies are defined or determined;

provided, however, that, for so long as a delinquency trigger has occurred and is continuing, a review of the delinquency trigger rate that would otherwise be required as specified above will be delayed until the date on which the issuing entity first reports in its distribution report on Form 10-D that the delinquency trigger is no longer continuing.

“Distribution Date” means the 15th day of each calendar month (or, if such 15th day is not a Business Day, the next succeeding Business Day).

“Eligible Account” means a Mastercard or Visa revolving credit card account or other revolving credit account owned by the bank or an affiliate which:

•	is in existence and maintained by the bank or an affiliate;

•	is payable in United States dollars;

•	has not been identified as an account the credit cards or checks, if any, which have been lost or stolen;

•	the accountholder of which has provided, as his or her most recent billing address, an address located in the United States (or its territories or possessions or a military address);

•

has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the receivables purchase agreement or the pooling agreement);

•	except as provided below, does not have any receivables which are Defaulted Receivables;

•	does not have any receivables which have been identified as having been incurred as a result of the fraudulent use of any related credit card or check;

•	relates to an accountholder who is not identified by the bank or an affiliate or the transferor in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding;

•	is not an account which the accountholder has requested discontinuance of responsibility; and

•	does not have any receivables that give rise to any claim by any governmental authority;

in each case, as of its date of designation to the trustee under the pooling agreement. Eligible Accounts may include accounts, the receivables of which have been written off; provided that:

•	the balance of all receivables included in such accounts is reflected on the books and records of the transferor (and is treated for purposes of the pooling agreement) as “zero,” and

•

charging privileges with respect to all such accounts have been canceled in accordance with the bank’s or an affiliate’s lending guidelines and will not be reinstated by the bank or an affiliate or the servicer.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution (other than the bank or an affiliate), or

•

a segregated trust account with the corporate trust department of a depository institution (other than the bank or an affiliate) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each hired NRSRO, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each hired NRSRO in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” means either:

•

a depository institution (which may be the master trust trustee) organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which at all times:

—	has either (x) a long-term unsecured debt rating of A2 or better by Moody’s Investors Service, Inc. or (y) a certificate of deposit rating of P-1 by Moody’s;

—	has either (x) a long-term unsecured debt rating of AAA by S&P Global Ratings or (y) a certificate of deposit rating of A-1+ by S&P Global Ratings;

—	if rated by Fitch, Inc. has either (x) a long-term unsecured debt rating of A- or better by Fitch or (y) a certificate of deposit rating of F1 or better by Fitch; and

—	is a member of the FDIC; or

•	any other institution that is acceptable to each hired NRSRO.

“Eligible Investments” means:

•	obligations fully guaranteed by the United States,

•

demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the master trust’s or COMET’s, as applicable, investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category from each rating agency,

•

commercial paper or other short-term obligations having, at the time of the master trust’s or COMET’s, as applicable, investment or contractual commitment to invest therein, a rating in the highest rating category from each rating agency,

•

demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, with an entity the commercial paper of which has a credit rating from each rating agency in its highest rating category,

•	notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above,

•	investments in money market funds that have the highest rating from, or have otherwise been approved in writing by, each rating agency,

•

time deposits (having maturities of not more than 30 days) other than as referred to in the fourth clause above, with an entity the commercial paper of which has a credit rating from each rating agency in its highest rating category, or

•	any other investments approved in writing by each rating agency; provided that, with respect to COMET, Eligible Investments shall not include any obligation of the bank or an affiliate.

“Eligible Receivable” means each receivable:

•	which has arisen in an Eligible Account;

•

which was created in compliance in all material respects with the bank’s or an affiliate’s lending guidelines and all applicable requirements of law, the failure to comply with which would have a material adverse effect on investor certificateholders (including the noteholders as holder of the COMT collateral certificate), and pursuant to a lending agreement which complies with all requirements of law applicable to the bank or an affiliate, the failure to comply with which would have a material adverse effect on investor certificateholders (including the noteholders as holder of the COMT collateral certificate);

•

with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the bank or an affiliate in connection with the creation of such receivable or the execution, delivery and performance by the bank or an affiliate of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

•

as to which, at the time of its transfer to the master trust trustee, the transferor or the master trust will have good and marketable title, free and clear of all liens and security interests (including a prior lien or security interest of the bank or an affiliate, but other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

•	which has been the subject of either:

—	a valid transfer and assignment from the transferor to the master trust trustee of all its right, title and interest therein (including any proceeds thereof), or

—	the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the master trust;

•

which at and after the time of transfer to the master trust trustee is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions);

•	which constitutes an “account” under Article 9 of the New York UCC and the Virginia UCC;

•	which, at the time of its transfer to the master trust trustee, has not been waived or modified;

•

which, at the time of its transfer to the master trust trustee, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses;

•	as to which, at the time of its transfer to the master trust trustee, the transferor has satisfied all obligations on its part to be fulfilled; and

•

as to which, at the time of its transfer to the master trust trustee, the transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the master trust trustee, impair in any material respect the rights of the master trust or investor certificateholders therein.

“Excess Finance Charge Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess Finance Charge Amounts.

“Excess Finance Charges” has the meaning described in “The Master Trust—Sharing of Excess Finance Charges.”

“Excess Spread Amounts” means, for the Card series notes for any month, an amount equal to the Card series Finance Charge Amounts (exclusive of any shared excess Finance Charge Amounts allocated to the Card series), minus the aggregate amount required to be applied as described in the first seven applications of “Deposit and Application of Funds for Card Series Notes—Application of Card Series Finance Charge Amounts” in this prospectus.

“Excess Spread Percentage” means, for any month, an amount equal to the Portfolio Yield for that month minus the Base Rate for that month.

“Expected Principal Payment Date” means, regarding any series, class or tranche of notes, the scheduled due date of any payment of principal on those notes, as determined at the time of issuance of such series, class or tranche of notes, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Expected Principal Payment Date, unless otherwise determined at the time of issuance of such series, class or tranche of notes, will be the last Business Day of the current calendar month.

“Finance Charge Amounts” means, for any month,

•

for a collateral certificate included in COMET, the amount of Finance Charge Collections in the related master trust or other securitization special purpose entity allocated and paid to such collateral certificate for such month;

•	the Finance Charge Amounts for each collateral certificate in COMET for such month; and

•

for any series, class or tranche of notes in COMET, the portion of the Finance Charge Amounts allocated and paid to COMET which are then allocated and paid to such series, class or tranche, as applicable.

“Finance Charge Collections” means, for any month,

•

all collections received by the applicable servicer on behalf of COMET of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables and interchange on accounts designated to have their receivables transferred to COMET, plus amounts allocated to each collateral certificate in COMET that are to be treated as Finance Charge Collections; and

•

for a master trust or other securitization special purpose entity which has transferred a collateral certificate to COMET, all collections received by the applicable servicer on behalf of such master trust or other securitization special purpose entity of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables and interchange on accounts designated to have their receivables transferred to such master trust or other securitization special purpose entity.

“Floating Allocation Amount” means, for any month, for any class or tranche of Card series notes, the sum of:

•

the Nominal Liquidation Amount of such class or tranche of Card series notes as of the last day of the preceding month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•

the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche of notes or the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

The Floating Allocation Amount for the Card series for any month is the sum of the Floating Allocation Amounts for all tranches of Card series notes for that month.

“Floating Allocation Percentage” means, for any month,

•	for the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—	the numerator of which is the Invested Amount of the COMT collateral certificate as of the end of the last day of that month; and

—

the denominator of which is the sum of the numerators used to calculate the Floating Allocation Percentages for all series of notes in COMET on the last day of the prior month (treating any increases or decreases in the current month due to additions or removals of accounts as though they had occurred on the last day of the prior month); and

•	for each collateral certificate in COMET, except the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—	the numerator of which is the Invested Amount of such collateral certificate; and

—	the denominator of which is the Principal Balance of its master trust or securitization special purpose entity that issued the collateral certificate; and

•	for any series or class of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—	the numerator of which is the sum of the numerators used to calculate the Floating Allocation Percentage for each tranche of notes in that series or class; and

—	the denominator of which is equal to the sum of:

(i)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the floating allocation percentage for that collateral certificate; plus

(ii)	the Average Principal Balance for such month; and

•	for any tranche of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—

the numerator of which is the Nominal Liquidation Amount of such tranche on the last day of the preceding month, or for the first month for any tranche, the initial Nominal Liquidation Amount of such tranche, plus the aggregate amount of any increase in the Nominal Liquidation Amount of the tranche due to (x) the issuance of additional notes in such tranche or (y) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche from the principal funding subaccount for such tranche, in each case during such month, provided that for any tranche of notes that will be paid in full on the applicable payment date for those notes in such month and for any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month, the numerator will be zero; and

—	the denominator of which is equal to the sum of:

(i)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the floating allocation percentage for that collateral certificate; plus

(ii)	the Average Principal Balance for such month.

“Ineligible Receivables” means all receivables with respect to an affected account that have been reassigned to the transferor as a result of the transferor’s breach of certain representations, warranties and covenants described in “The Master Trust—Representations and Warranties.”

“Invested Amount” means, for any date of determination:

•

for the COMT collateral certificate, if the only asset in COMET is the COMT collateral certificate, the sum of the Nominal Liquidation Amounts for each series of notes secured by the assets in COMET outstanding as of such date (excluding any tranche of notes secured by the assets in COMET which will be paid in full on the applicable payment date for those notes in the related month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the related month) and, otherwise, such amount as may be consented to by the hired NRSROs;

•

for the COMT collateral certificate, if COMET includes assets in addition to the COMT collateral certificate, an amount (not less than zero) equal to the sum of the Nominal Liquidation Amounts for each series of notes secured by the assets in COMET outstanding at the end of such date (excluding any tranche of notes secured by the assets in COMET which will be paid in full on the applicable payment date for those notes in the related month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the related month), minus the sum of the Invested Amounts of each of the other collateral certificates in COMET;

•

for all other series of investor certificates, the initial outstanding principal amount of the investor interests of that series, less the amount of principal paid to the related holders of those interests and the amount of unreimbursed charge-offs from uncovered Default Amounts and reallocations of Principal Collections; and

•	for each collateral certificate (other than the COMT collateral certificate) included in COMET, the amount so designated by the administrator.

“Master Trust Cut-Off Date” means June 30, 1993.

“Master Trust Consumer Segment” means the consumer revolving credit card accounts selected from the Bank Consumer Segment the receivables in which have been designated to be included in the master trust as of the Master Trust Cut-Off Date, and, for additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the pooling agreement and which accounts have not been removed from the master trust.

“Master Trust Portfolio” means the credit card accounts selected from the Bank Portfolio, including the receivables in those accounts, that have been designated to the master trust as of the Master Trust Cut-Off Date and, for additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the pooling agreement and which accounts have not been removed from the master trust.

“Master Trust Required Principal Balance” means, as of any date of determination, an amount (not less than zero) equal to:

•

the sum of the initial Invested Amount, as defined in the relevant supplement to the pooling agreement, of the master trust investor certificates of each master trust series outstanding on such date plus, as of that date of determination, the aggregate amounts of any increases in the Invested Amounts of each prefunded master trust series outstanding (in each case, other than any master trust series or portion thereof which is excluded by the relevant master trust supplement), minus

•

the principal amount on deposit in the master trust excess funding account on such date; provided, however, if at any time the only master trust series outstanding are excluded and a Pay Out Event has occurred for one or more of such series, the Master Trust Required Principal Balance shall mean:

—	the sum of the Invested Amount (as defined in the relevant master trust supplement) of each excluded series as of the earliest date on which any such Pay Out Event is deemed to have occurred, minus

—	the principal amount on deposit in the master trust excess funding account.

“Master Trust Required Transferor Interest” means an amount equal to the product of the Master Trust Required Transferor Percentage and the aggregate amount of principal receivables in the master trust.

“Master Trust Required Transferor Percentage” is equal to 5%. However, the transferor may reduce the Master Trust Required Transferor Percentage to not less than 2% upon (i) 30 days prior notice to the master trust trustee, each hired NRSRO and certain providers of series enhancement, (ii) receipt of written notice from each hired NRSRO that such reduction will not result in the reduction or withdrawal of the respective ratings of each hired NRSRO for any investor certificates issued out of the master trust, (iii) delivery by the transferor of copies of each such written notice to the servicer and the master trust trustee, and (iv) delivery to the master trust trustee and certain providers of series enhancement of a certificate of an authorized officer of the transferor to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the transferor, such reduction will not, at the time of such certification, cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur for any series of investor certificates issued out of the master trust.

“Master Trust Small Business Segment” means the small business revolving credit card accounts selected from the Bank Small Business Segment the receivables in which have been designated to be included in the master trust as of the related date of their designation, based on the eligibility criteria set forth in the pooling agreement and which accounts have not been removed from the master trust.

“Master Trust Termination Date” means, unless the servicer and the holder of the Master Trust Transferor Interest instruct otherwise, the earliest of:

•	the day following the Distribution Date on which the aggregate Invested Amounts and enhancement invested amounts, if any, of all series of investor certificates issued by the master trust is zero,

•	September 1, 2051, or

•

if the receivables in the master trust are sold, disposed of or liquidated following the occurrence of an event of bankruptcy, insolvency, conservatorship or receivership of the transferor as described under “The Master Trust—Pay Out Events,” immediately following such sale, disposition or liquidation.

“Master Trust Transferor Interest” means the interest in a master trust or other securitization special purpose entity not represented by the investor certificates issued and outstanding under that master trust or securitization special purpose entity or the rights, if any, of any series enhancement providers to receive payments from the master trust.

“Master Trust Transferor Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by the related master trust or securitization special purpose entity that are then outstanding.

“Monthly Interest Accrual Date” means for any outstanding class or tranche of notes:

•	each interest payment date for such class or tranche, and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche of notes; but

—

for the first month in which a class or tranche of notes is issued, the date of issuance of such class or tranche of notes will be the first Monthly Interest Accrual Date for that month for such class or tranche of notes;

—

any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor or following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding account for such class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—	if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

—

if the numerically corresponding date in such month is not a Business Day for that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means for any outstanding class or tranche of notes:

•

for any month in which the Expected Principal Payment Date occurs for such class or tranche, such Expected Principal Payment Date, or if that day is not a Business Day, the next following Business Day; and

•

for any month in which no Expected Principal Payment Date occurs for such class or tranche, the date in that month corresponding numerically to the Expected Principal Payment Date for that tranche of notes (or for any month following the last Expected Principal Payment Date, the date in such month corresponding numerically to the preceding Expected Principal Payment Date for such tranche of notes); but

—	following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—

any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the Expected Principal Payment Date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—

any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor or following an event of default and acceleration of any class or tranche of notes are deposited into the principal funding account for such class or tranche of notes will be a Monthly Principal Accrual Date for such class or tranche of notes;

—	if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—

if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Monthly Servicing Fee” has the meaning described in “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

“Nominal Liquidation Amount” has the meaning described in “The Notes—Nominal Liquidation Amount.”

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the excess, if any, of the Adjusted Outstanding Dollar Principal Amount of the tranche minus the Nominal Liquidation Amount of the tranche.

“Pay Out Events” are the events described in “The Master Trust—Pay Out Events.”

“Performing” means, for any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—	Finance Charge Amounts allocated to the Card series notes for the related Distribution Date; plus

—	the net investment earnings, if any, in the interest funding sub-accounts for notes of the Card series notes on such Distribution Date; plus

—

any amounts to be treated as Card series Finance Charge Amounts remaining in interest funding sub-accounts after a sale of assets as described in “Deposit and Application of Funds for Card Series Notes—Sale of Assets” in this prospectus; plus

—	any shared excess finance charge amounts from any other series of notes; plus

—

the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding accounts for notes of the Card series to pay the interest payable on such amounts over the sum of (i) any withdrawals of amounts from the accumulation reserve subaccount and (ii) any additional finance charge collections allocable to the Card series notes, in each case, to cover such shortfalls as described under “Deposit and Application of Funds for Card Series Notes—Card Series Finance Charge Amounts”; minus

—	the Card series Defaulted Amounts for such month; and

•	the denominator of which is the Floating Allocation Amount for the Card series for such month.

“Pre-Allocated Amount” means an amount designated by the administrator, on behalf of COMET, for a tranche of notes as determined in connection with the issuance of such tranche of notes.

“Principal Allocation Amount” means, for any month, for any Card series notes:

•

for all classes or tranches of Card series notes in a period in which deposits are required to be made in the related principal funding account, the Nominal Liquidation Amount of such class or tranche prior to the start of the most recent of such periods for such class or tranche, and

•	for all other classes or tranches of outstanding Card series notes, the sum of:

—

the Nominal Liquidation Amount of such class or tranche of notes at the end of the prior month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

—

the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche of notes and the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

Because each tranche of notes is subject to being paired with a future tranche of notes, if an early redemption event occurs for a paired tranche of notes during a period in which deposits are required to be made in the related principal funding account for such tranche of notes, COMET may designate a different Principal Allocation Amount for the paired tranche of notes.

The Principal Allocation Amount for the Card series for any month is the sum of the Principal Allocation Amounts for all Card series notes for that month.

“Principal Allocation Percentage” means, for any month,

•	for the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—

the numerator of which is either (x), so long as the COMT collateral certificate is the only asset in COMET, the sum of (excluding any tranche of notes secured by the assets in COMET which will be paid in full on the applicable payment date for those notes in such month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month) (a) for all series, classes and tranches of notes secured by the assets in COMET in their revolving periods, the sum of the numerators used to calculate the Floating Allocation Percentage for such class or tranche of notes; and (b) for all other series, classes and tranches of notes secured by the assets in COMET, the sum of the Nominal Liquidation Amounts of such series, classes and tranches of notes at the end of the last day prior to the commencement of the period in which such deposits are required or (y) if COMET includes assets in addition to the COMT collateral certificate, an amount (not less than zero) equal to the amount determined pursuant to clause (x) above, minus the sum of the Invested Amounts of each other collateral certificate in COMET; and

—

the denominator of which is the sum of the numerators used to calculate the Principal Allocation Percentages for all series of notes in COMET on the last day of the prior month (treating any increases or decreases in the current month due to additions or removals of accounts as though they had occurred on the last day of the prior month); and

•	for any series or class of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—

the numerator of which is the sum of (a) the sum of the numerators used to calculate the Floating Allocation Percentage for such month for each tranche of notes in its revolving period in such series or class; and (b) the sum of the numerators used to calculate the Principal Allocation Percentage for such month for each tranche of notes in its amortization, accumulation or redemption period in such series or class; and

—	the denominator of which is equal to the sum of:

(1)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus

(2)	the Average Principal Balance for such month; and

•	for any tranche of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—

the numerator of which is (a) for a tranche of notes in its revolving period, the numerator used to calculate the Floating Allocation Percentage for such tranche for such month, minus for certain tranches of notes an amount equal to the Pre-Allocated Amount, if any; or (b) for a tranche of notes in its amortization, accumulation or redemption period, the Nominal Liquidation Amount of such tranche at the end of its revolving period, minus for certain tranches of notes an amount equal to the Pre-Allocated Amount, if any, or for the first month for any tranche of notes, the initial Nominal Liquidation Amount of such tranche, plus the aggregate amount of any increase in the Nominal Liquidation Amount of the tranche due to (x) the issuance of additional notes in the tranche or (y) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche from the principal funding subaccount for such tranche, in each case during such month, provided that for any tranche of notes that will be paid in full on the applicable payment date for those notes in such month and for any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month, the numerator will be zero; and

—	the denominator of which is equal to the sum of:

(1)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus

(2)	the Average Principal Balance for such month.

“Principal Amounts” means, for any month,

•

for a collateral certificate included in COMET, the amount of Principal Collections in the related master trust or securitization special purpose entity allocated and paid to such collateral certificate for such month;

•	the Principal Amounts for each collateral certificate in COMET for such month; and

•	for any series, class or tranche of notes, the portion of the Principal Amounts allocated and paid to COMET which are then allocated and paid to such series, class or tranche, as applicable.

“Principal Balance” means, as of any date, with respect to a master trust or other securitization special purpose entity which has transferred a collateral certificate to COMET, the aggregate amount of principal receivables in accounts designated to have their receivables transferred to COMET as of such date, plus the aggregate amount on deposit in an applicable excess funding account.

“Principal Collections” means, for any month,

•

the sum of all collections other than Finance Charge Collections received by the applicable servicer on behalf of COMET on accounts designated to have their receivables transferred to COMET, plus amounts allocated to each collateral certificate in COMET that are to be treated as Principal Collections; and

•

for a master trust or other securitization special purpose entity which has transferred a collateral certificate to COMET, all collections other than Finance Charge Collections received by the applicable servicer on behalf of such master trust or other securitization special purpose entity on accounts designated to have their receivables transferred to COMET, but not including Defaulted Receivables or amounts billed as membership fees.

“Principal Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess principal amounts.

“Required Excess Spread Amount” means, for any month, $0; provided, however, that this amount may be changed if COMET (i) receives the consent of the hired NRSROs and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Servicer Default” means any of the following events with respect to the master trust:

(i)

failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the master trust trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the pooling agreement or any series supplement, which is not cured within a 10 Business Day grace period;

(ii)

failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling agreement or any series supplement which has a material adverse effect on the investor certificateholders of any series or class (determined without regard to the availability of funds under any series enhancement) and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferor and the master trust trustee, or the servicer assigns or delegates its duties under the pooling agreement, except as specifically permitted thereunder;

(iii)

any representation, warranty or certification made by the servicer in the pooling agreement or any series supplement or in any certificate delivered pursuant to the pooling agreement or any series supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any series or class (determined without regard to the availability of funds under any series enhancement) issued and outstanding under the master trust, and which material adverse effect continues for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferor and the master trust trustee; or

(iv)	the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for an additional period of 5 Business Days or referred to under clause (ii) or (iii) above for an additional period of 60 days shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Substitution Date” means August 1, 2002.

“Transfer Deposit Amount” means any amount deposited into the master trust excess funding account or the master trust collection account in connection with the reassignment of an Ineligible Receivable.

“Transferor Interest” means the interest in COMET in excess of the interests securing the notes issued and outstanding under COMET.

“Transferor Percentage” means 100% minus the sum of the aggregate Floating Allocation Percentage or Principal Allocation Percentage, as applicable, of all series of notes outstanding.

Annex I

The information provided in this Annex I is an integral part of the prospectus and is incorporated by reference into the prospectus.

The Capital One Credit Card Portfolio

The portion of the Capital One credit card portfolio (referred to in this prospectus as the “Bank Portfolio”) from which credit card accounts owned by Capital One, National Association are currently designated to the master trust is primarily comprised of accounts the receivables of which arise from transactions that are processed on the Mastercard and Visa* networks, as well as a small portion of accounts the receivables of which arise from transactions that are processed on the Discover Network. In the future, the Bank Portfolio may include other revolving credit accounts owned by Capital One, National Association and its affiliates, as well as a larger number of credit card accounts the receivables of which arise from transactions that are processed on the Discover Network. See “The Bank—The Bank’s Credit Card and Lending Business—Business Overview” for more information about the integration of Discover.

The Bank Portfolio consists of two segments of accounts: (i) the Bank Consumer Segment, consisting of consumer revolving credit card accounts and (ii) the Bank Small Business Segment, consisting of small business revolving credit card accounts. We refer to each of the Bank Consumer Segment and the Bank Small Business Segment individually as a “Bank Segment” and collectively as the “Bank Segments.” The Master Trust Portfolio is comprised of receivables arising in accounts that have been selected from the Bank Consumer Segment and the Bank Small Business Segment.

For a description of the material characteristics of the bank’s consumer and small business credit card lending business, see “The Bank—The Bank’s Credit Card and Lending Business.”

The Originator

Capital One, National Association, a national banking association, is a subsidiary of Capital One Financial Corporation and succeeded to the role of originator of the assets included in the master trust on October 1, 2022, when Capital One Bank (USA), National Association was merged with and into Capital One, National Association. At June 30, 2026, Capital One, National Association had reported assets of approximately $662.2 billion and reported stockholders’ equity of approximately $98.7 billion.

For a more detailed description of Capital One, National Association, including its predecessors, see “The Bank” in this prospectus.

The Master Trust Portfolio

General

The Master Trust Portfolio consists of receivables arising from two segments of accounts, each of which has individual delinquency, loss, revenue and payment rate characteristics: (i) the Master Trust Consumer Segment, consisting of receivables arising in consumer revolving credit card accounts selected from the Bank Consumer Segment, and (ii) the Master Trust Small Business Segment, consisting of receivables arising in small business revolving credit card accounts selected from the Bank Small Business Segment. We refer to each of the Master Trust Consumer Segment and the Master Trust Small Business Segment individually as a “Master Trust Segment” and collectively as the “Master Trust Segments.” As of June 10, 2026, 92.20% of the receivables in the Master Trust Portfolio arose in accounts in the Bank Consumer Segment and 7.80% of receivables in the Master Trust Portfolio arose in accounts in the Bank Small Business Segment. There is no limitation on the percentage of the Master Trust Portfolio comprised by any Bank Segment and, as a result, the composition of the Master Trust Portfolio may change over time. See “The Bank—The Bank’s Credit Card and Lending Business” in this prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Master Trust Portfolio.

At June 30, 2026 and as of the years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021, the aggregate invested amount of the outstanding series of certificates

* Mastercard® is a registered trademark of Mastercard International Incorporated, and Visa® is a registered trademark of Visa Inc.

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issued by the master trust totaled approximately $8.041 billion, $9.567 billion, $14.320 billion, $18.361 billion, $17.351 billion, and $16.242 billion, respectively.

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Master Trust Cut-Off Date and subsequent additional cut-off dates. See “The Master Trust—Master Trust Assets,” “—Conveyance of Receivables” and “—Representations and Warranties.” Subject to those eligibility requirements and applicable regulatory guidelines, the decision regarding when and to what extent receivables will be added to the Master Trust Portfolio resides at the discretion of the transferor. Those eligibility criteria, as well as the process by which eligible accounts are identified and selected as additional accounts, are discussed in “The Master Trust—Addition of Master Trust Assets.”

Set forth in this Annex I is certain information with respect to each of the Master Trust Segments. Please note that amounts and percentages presented in the tables in this Annex  I may not add to the total or to 100.00%, as applicable, due to rounding.

Delinquency and Loss Experience

Because new accounts usually initially exhibit lower delinquency rates and credit losses, growth of receivables in the Master Trust Portfolio can have the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, if the proportion of new accounts to seasoned accounts decreases, this effect should be lessened. If seasoning occurs or if new account origination slows, the originator expects that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the originator’s collection efforts, the product mix of the Master Trust Segments, and general economic conditions.

Gross losses represent the arithmetic sum of all receivables in the Master Trust Segments that were charged off during the periods indicated in the tables below. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.” Recoveries are collections received in respect of charged-off accounts in the relevant Master Trust Segment during the periods indicated in the tables below. Recoveries are treated as Finance Charge Collections for each Master Trust Segment. See “The Master Trust—The Receivables.” Net losses are an amount equal to gross losses minus recoveries, each for the applicable period.

The following tables set forth the delinquency and loss experience for the Master Trust Segments for each of the periods shown. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below.

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Delinquencies by Receivables as a

Percentage of the

Master Trust Consumer Segment (1)(2)

(Dollars in Thousands)

	At June 30,		At Year End
	2026		2025		2024
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$ 21,885,009	100.00%	$ 22,881,738	100.00%	$ 23,717,555	100.00%
Receivables Delinquent:
30 - 59 days	$ 99,804	0.46%	$ 121,198	0.53%	$ 131,176	0.55%
60 - 89 days	74,003	0.34	89,369	0.39	100,419	0.42
90 - 119 days	62,406	0.29	81,307	0.36	91,057	0.38
120 - 149 days	65,445	0.30	75,154	0.33	85,892	0.36
150+ days	57,682	0.26	67,300	0.29	75,334	0.32

TOTAL	$ 359,340	1.64%	$ 434,327	1.90%	$ 483,878	2.04%

	At Year End
	2023		2022		2021
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$ 24,355,709	100.00%	$ 22,278,906	100.00%	$ 19,485,560	100.00%
Receivables Delinquent:
30 - 59 days	$ 140,841	0.58%	$94,277	0.42%	$58,462	0.30%
60 - 89 days	103,364	0.42	64,980	0.29	42,558	0.22
90 - 119 days	94,014	0.39	49,682	0.22	35,584	0.18
120 - 149 days	81,170	0.33	41,572	0.19	32,125	0.16
150+ days	70,119	0.29	35,736	0.16	27,733	0.14

TOTAL	$ 489,507	2.01%	$ 286,246	1.28%	$ 196,462	1.01%

(1)

The percentages are the result of dividing the delinquent amount by the end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of end of period delinquencies for the period.

(2)	Figures and percentages in this table are reported on a processing month basis.

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Delinquencies by Receivables as a

Percentage of the

Master Trust Small Business Segment (1)(2)

(Dollars in Thousands)

	At June 30,		At Year End
	2026		2025		2024
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$ 1,812,531	100.00%	$ 1,795,180	100.00%	$ 1,884,448	100.00%
Receivables Delinquent:
30 - 59 days	$ 4,687	0.26%	$ 5,505	0.31%	$ 5,257	0.28%
60 - 89 days	3,729	0.21	4,286	0.24	4,621	0.25
90 - 119 days	3,300	0.18	3,507	0.20	4,513	0.24
120 - 149 days	3,652	0.20	3,207	0.18	3,762	0.20
150+ days	2,881	0.16	3,144	0.18	3,504	0.19

TOTAL	$ 18,250	1.01%	$ 19,648	1.09%	$ 21,656	1.15%

	At Year End
	2023		2022		2021
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$ 2,013,959	100.00%	$ 2,050,513	100.00%	$ 2,032,671	100.00%
Receivables Delinquent:
30 - 59 days	$ 5,935	0.29%	$ 4,896	0.24%	$ 4,465	0.22%
60 - 89 days	4,596	0.23	3,678	0.18	2,886	0.14
90 - 119 days	4,026	0.20	3,187	0.16	2,955	0.15
120 - 149 days	3,687	0.18	2,651	0.13	2,698	0.13
150+ days	3,183	0.16	2,801	0.14	2,311	0.11

TOTAL	$ 21,427	1.06%	$ 17,212	0.84%	$ 15,315	0.75%

(1)

The percentages are the result of dividing the delinquent amount by the end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of end of period delinquencies for the period.

(2)	Figures and percentages in this table are reported on a processing month basis.

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Delinquencies by Accounts as a

Percentage of the

Master Trust Consumer Segment (1)(2)

	At June 30,		At Year End
	2026		2025		2024
	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts
Total Accounts	8,614,428	100.00%	8,871,655	100.00%	9,381,296	100.00%
Accounts Delinquent:
30 - 59 days	20,913	0.24%	25,319	0.29%	28,851	0.31%
60 - 89 days	14,808	0.17	17,740	0.20	20,858	0.22
90 - 119 days	11,725	0.14	15,533	0.18	17,766	0.19
120 - 149 days	11,271	0.13	12,920	0.15	14,943	0.16
150+ days	9,744	0.11	11,239	0.13	12,844	0.14

TOTAL	68,461	0.79%	82,751	0.93%	95,262	1.02%

	At Year End
	2023		2022		2021
	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts
Total Accounts	9,939,364	100.00%	9,927,355	100.00%	9,847,361	100.00%
Accounts Delinquent:
30 - 59 days	32,490	0.33%	25,189	0.25%	19,494	0.20%
60 - 89 days	22,703	0.23	16,833	0.17	12,821	0.13
90 - 119 days	19,355	0.19	12,550	0.13	10,207	0.10
120 - 149 days	14,844	0.15	8,895	0.09	7,364	0.07
150+ days	12,546	0.13	7,488	0.08	6,226	0.06

TOTAL	101,938	1.03%	70,955	0.71%	56,112	0.57%

(1)	The percentages are the result of dividing the number of delinquent accounts by the end of period accounts for the applicable period.
(2)	Figures and percentages in this table are reported on a processing month basis.

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Delinquencies by Accounts as a

Percentage of the

Master Trust Small Business Segment (1)(2)

	At June 30,		At Year End
	2026		2025		2024
	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts
Total Accounts	518,897	100.00%	538,718	100.00%	578,348	100.00%
Accounts Delinquent:
30 - 59 days	904	0.17%	1,115	0.21%	1,173	0.20%
60 - 89 days	676	0.13	780	0.14	867	0.15
90 - 119 days	566	0.11	619	0.11	742	0.13
120 - 149 days	529	0.10	496	0.09	599	0.10
150+ days	432	0.08	473	0.09	517	0.09

TOTAL	3,107	0.60%	3,483	0.65%	3,898	0.67%

	At Year End
	2023		2022		2021
	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts
Total Accounts	629,837	100.00%	707,958	100.00%	757,248	100.00%
Accounts Delinquent:
30 - 59 days	1,308	0.21%	1,274	0.18%	1,244	0.16%
60 - 89 days	987	0.16	802	0.11	715	0.09
90 - 119 days	728	0.12	594	0.08	622	0.08
120 - 149 days	586	0.09	463	0.07	449	0.06
150+ days	489	0.08	431	0.06	389	0.05

TOTAL	4,098	0.65%	3,564	0.50%	3,419	0.45%

(1)	The percentages are the result of dividing the number of delinquent accounts by the end of period accounts for the applicable period.
(2)	Figures and percentages in this table are reported on a processing month basis.

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Loss Experience for the Master Trust Consumer Segment (1)

	Six Months Ended June 30,	Year Ended
	2026	2025	2024	2023	2022	2021
Average Principal Receivables Outstanding(2)	$21,180,491	$21,687,756	$22,490,466	$21,970,253	$18,823,727	$18,126,888
Average Accounts	8,718,797	9,104,957	9,633,803	9,896,877	9,616,248	10,122,076
Gross Losses	$371,857	$788,568	$834,613	$599,469	$386,537	$430,951
Gross Losses as a Percentage of Average Principal Receivables Outstanding(3)	3.51%	3.64%	3.71%	2.73%	2.05%	2.38%
Recoveries	$123,640	$211,623	$162,093	$155,202	$184,490	$215,668
Net Losses	$248,217	$576,944	$672,520	$444,267	$202,047	$215,282
Net Losses as a Percentage of Average Principal Receivables Outstanding(3)	2.34%	2.66%	2.99%	2.02%	1.07%	1.19%
Accounts Experiencing a Loss	80,493	172,593	187,190	149,029	112,622	123,555
Accounts Experiencing a Loss as a Percentage of Average Accounts Outstanding(3)	1.85%	1.90%	1.94%	1.51%	1.17%	1.22%
Average Net Loss of Accounts with a Loss(1)	$3,084	$3,343	$3,593	$2,981	$1,794	$1,742

(1)	All dollar amounts in this table are expressed as dollars in thousands, except for Average Net Loss of Accounts with a Loss, which is expressed as actual dollars.
(2)	Calculated based on the daily average of Principal Receivables Outstanding.
(3)	The percentages reflected for the six months ended June 30, 2026 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

Loss Experience for the Master Trust Small Business Segment (1)

	Six Months Ended June 30,	Year Ended
	2026	2025	2024	2023	2022	2021
Average Principal Receivables Outstanding(2)	$1,793,651	$1,851,683	$1,951,631	$2,022,424	$2,051,944	$2,061,101
Average Accounts	527,005	556,409	600,788	654,522	730,844	785,458
Gross Losses	$20,620	$44,593	$45,642	$39,179	$33,367	$43,612
Gross Losses as a Percentage of Average Principal Receivables Outstanding(3)	2.30%	2.41%	2.34%	1.94%	1.63%	2.12%
Recoveries	$5,883	$11,037	$10,938	$12,394	$17,675	$21,100
Net Losses	$14,737	$33,555	$34,704	$26,785	$15,693	$22,513
Net Losses as a Percentage of Average Principal Receivables Outstanding(3)	1.64%	1.81%	1.78%	1.32%	0.76%	1.09%
Accounts Experiencing a Loss	3,928	8,338	8,951	7,959	7,508	8,895
Accounts Experiencing a Loss as a Percentage of Average Accounts Outstanding(3)	1.49%	1.50%	1.49%	1.22%	1.03%	1.13%
Average Net Loss of Accounts with a Loss(1)	$3,752	$4,024	$3,877	$3,365	$2,090	$2,531

(1)	All dollar amounts in this table are expressed as dollars in thousands, except for Average Net Loss of Accounts with a Loss, which is expressed as actual dollars.
(2)	Calculated based on the daily average of Principal Receivables Outstanding.
(3)	The percentages reflected for the six months ended June 30, 2026 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

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See “The Bank—The Bank’s Credit Card and Lending Business—Billing and Payments” in this prospectus for a discussion of the assessment of finance charges, annual membership fees and other charges.

Revenue Experience

The following tables set forth the revenues from finance charges and fees billed and interchange received with respect to the Master Trust Segments for each of the periods shown.

Revenue Experience for the Master Trust Consumer Segment (1)

(Dollars in Thousands)

	Six Months Ended June 30,	Year Ended
	2026	2025	2024	2023	2022	2021
Average Principal Receivables Outstanding(2)	$ 21,180,491	$ 21,687,756	$22,490,466	$ 21,970,253	$ 18,823,727	$ 18,126,888
Finance Charges and Fees(3)	$ 1,562,793	$ 3,328,042	$3,625,905	$ 3,486,009	$ 2,487,240	$ 2,347,965
Finance Charges and Fees as a Percentage of Average Principal Receivables Outstanding(4)	14.76%	15.35%	16.12%	15.87%	13.21%	12.95%
Interchange	$ 1,184,154	$ 2,416,340	$2,491,504	$ 2,437,169	$ 2,142,298	$ 1,939,618
Interchange as a Percentage of Average Principal Receivables Outstanding(4)	11.18%	11.14%	11.08%	11.09%	11.38%	10.70%

(1)	The percentages are calculated by dividing the amount of prior month billed finance charges and fees and interchange by the average principal receivables outstanding for the applicable period.
(2)	Calculated based on the daily average of Principal Receivables Outstanding.
(3)

Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.

(4)	The percentages reflected for the six months ended June 30, 2026 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

Revenue Experience for the Master Trust Small Business Segment (1)

(Dollars in Thousands)

	Six Months Ended June 30,	Year Ended
	2026	2025	2024	2023	2022	2021
Average Principal Receivables Outstanding(2)	$ 1,793,651	$ 1,851,683	$1,951,631	$ 2,022,424	$ 2,051,944	$ 2,061,101
Finance Charges and Fees(3)	$ 90,040	$ 191,961	$209,803	$ 207,610	$ 183,236	$ 186,442
Finance Charges and Fees as a Percentage of Average Principal Receivables Outstanding(4)	10.04%	10.37%	10.75%	10.27%	8.93%	9.05%
Interchange	$ 200,292	$ 402,519	$436,291	$ 475,402	$ 509,913	$ 486,265
Interchange as a Percentage of Average Principal Receivables Outstanding(4)	22.33%	21.74%	22.36%	23.51%	24.85%	23.59%

(1)	The percentages are calculated by dividing the amount of prior month billed finance charges and fees and interchange by the average principal receivables outstanding for the applicable period.
(2)	Calculated based on the daily average of Principal Receivables Outstanding.
(3)

Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.

(4)	The percentages reflected for the six months ended June 30, 2026 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

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There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in those fees and charges or by other factors. See “Risk Factors.”

The revenue from finance charges and fees for the Master Trust Segments shown in the above tables are comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. See “The Bank—The Bank’s Credit Card and Lending Business—Billing and Payments” in this prospectus for a discussion of the assessment of finance charges, annual membership fees and other charges. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

The Master Trust Segments may experience growth in receivables through the originator’s origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the originator may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Master Trust Segments’ yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

The following tables set forth the highest and lowest accountholder monthly payment rates for the Master Trust Segments during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the tables are based on amounts which would be payments of principal receivables on the accounts.

There can be no assurance that the accountholder monthly payment rates for the receivables in the future will be similar to the historical experience set forth below.

Accountholder Monthly Payment Rates

for the Master Trust Consumer Segment (1)

	Six Months Ended June 30,	Year Ended
	2026	2025	2024	2023	2022	2021
Lowest Month(2)	41.32%	40.65%	40.89%	40.73%	41.00%	35.60%
Highest Month(2)	46.08%	46.50%	44.63%	45.28%	46.12%	46.39%
Average Payment Rate for the Period	44.11%	43.50%	43.01%	43.16%	44.21%	42.57%

(1)	The monthly payment rates include amounts which are payments of principal receivables with respect to the accounts.
(2)

The monthly payment rate for any month is calculated as the total amount of principal payments received during such month divided by the sum of (i) the amount of principal receivables outstanding as of the beginning of such month and (ii) with respect to accounts added to the Master Trust Consumer Segment during such month, the amount of principal receivables outstanding in such accounts as of the related addition date. For each period presented, the payment rate is calculated as the average of the monthly principal payment rates during such period.

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Accountholder Monthly Payment Rates

for the Master Trust Small Business Segment (1)

	Six Months Ended June 30,	Year Ended
	2026	2025	2024	2023	2022	2021
Lowest Month(2)	66.04%	68.00%	71.36%	72.77%	74.40%	63.71%
Highest Month(2)	75.41%	80.24%	79.15%	80.46%	86.45%	89.23%
Average Payment Rate for the Period	71.43%	73.66%	74.52%	77.09%	80.60%	76.94%

(1)	The monthly payment rates include amounts which are payments of principal receivables with respect to the accounts.
(2)

The monthly payment rate for any month is calculated as the total amount of principal payments received during such month divided by the sum of (i) the amount of principal receivables outstanding as of the beginning of such month and (ii) with respect to accounts added to the Master Trust Small Business Segment during such month, the amount of principal receivables outstanding in such accounts as of the related addition date. For each period presented, the payment rate is calculated as the average of the monthly principal payment rates during such period.

The Receivables

For the Master Trust Consumer Segment as of June 10, 2026:

•	the accounts included $21,044,902,090 of principal receivables and $264,398,828 of finance charge receivables;

•	the accounts had an average principal receivable balance of $2,424 and an average credit limit of $11,129;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 22.06%;

•	the average age of the accounts was approximately 235.54 months; and

•	approximately 90.44% of the accounts were assessed a variable rate periodic finance charge and approximately 9.56% were assessed a fixed rate periodic finance charge.

For the Master Trust Consumer Segment as of June 10, 2026:

•	6.93% of the accounts made the minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment; and

•	42.28% of the accounts made at least full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance.

For the Master Trust Small Business Segment as of June 10, 2026:

•	the accounts included $1,790,178,493 of principal receivables and $11,493,518 of finance charge receivables;

•	the accounts had an average principal receivable balance of $3,408 and an average credit limit of $12,219;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 28.07%;

•	the average age of the accounts was approximately 257.72 months; and

•	approximately 87.22% of the accounts were assessed a variable rate periodic finance charge and approximately 12.78% were assessed a fixed rate periodic finance charge.

For the Master Trust Small Business Segment as of June 10, 2026:

•	4.20% of the accounts made the minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment; and

•	51.30% of the accounts made at least full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance.

The following tables summarize the Master Trust Consumer Segment and the Master Trust Small Business Segment by various criteria as of June 10, 2026. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition of the Master Trust Consumer Segment and the Master Trust Small Business Segment may change over time, these tables are not necessarily indicative of the composition of the Master Trust Consumer Segment and the Master Trust Small Business Segment at any specific time in the future.

A-I-10

Composition by Account Balance

Master Trust Consumer Segment

Account Balance Range	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Credit Balance(1)	138,892	1.60%	$(30,782,735)	(0.14)%
No Balance(2)	2,142,700	24.68	0	0.00
More than $0 and less than or equal to $1,500.00	3,077,949	35.46	1,495,738,177	7.02
$1,500.01-$5,000.00	1,913,244	22.04	5,674,527,543	26.63
$5,000.01-$10,000.00	921,070	10.61	6,492,281,499	30.47
Over $10,000.00	486,593	5.61	7,677,536,434	36.03

TOTAL	8,680,448	100.00%	$21,309,300,918	100.00%

(1)

Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to those accounts in the future.

(2)

Accounts which currently have no balance are included because receivables may be generated with respect to those accounts in the future. Zero balance accounts described in “The Master Trust—The Receivables” in this prospectus are not included in these figures.

Composition by Account Balance

Master Trust Small Business Segment

Account Balance Range	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Credit Balance(1)	9,102	1.73%	$(4,250,977)	(0.24)%
No Balance(2)	118,957	22.65	0	0.00
More than $0 and less than or equal to $1,500.00	184,840	35.19	90,976,013	5.05
$1,500.01-$5,000.00	108,729	20.70	320,758,969	17.80
$5,000.01-$10,000.00	55,411	10.55	395,256,177	21.94
Over $10,000.00	48,240	9.18	998,931,829	55.44

TOTAL	525,279	100.00%	$1,801,672,011	100.00%

(1)

Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to those accounts in the future.

(2)

Accounts which currently have no balance are included because receivables may be generated with respect to those accounts in the future. Zero balance accounts described in “The Master Trust—The Receivables” in this prospectus are not included in these figures.

A-I-11

Composition by Credit Limit (1)

Master Trust Consumer Segment

Credit Limit Range	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Less than or equal to $1,500.00	598,844	6.90%	$191,623,879	0.90%
$1,500.01-$5,000.00	2,337,201	26.92	2,220,536,325	10.42
$5,000.01-$10,000.00	2,481,004	28.58	4,626,805,707	21.71
Over $10,000.00	3,263,399	37.59	14,270,335,008	66.97

TOTAL	8,680,448	100.00%	$21,309,300,918	100.00%

(1)

References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

Composition by Credit Limit (1)

Master Trust Small Business Segment

Credit Limit Range	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Less than or equal to $1,500.00	46,567	8.87%	$8,441,874	0.47%
$1,500.01-$5,000.00	168,209	32.02	121,191,022	6.73
$5,000.01-$10,000.00	132,790	25.28	249,718,071	13.86
Over $10,000.00	177,713	33.83	1,422,321,043	78.94

TOTAL	525,279	100.00%	$1,801,672,011	100.00%

(1)

References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

A-I-12

Composition by Payment Status

Master Trust Consumer Segment

Payment Status	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Current to 29 days(1)	8,611,768	99.21%	$20,950,272,035	98.32%
Past due 30 – 59 days	20,795	0.24	97,990,269	0.46
Past due 60 – 89 days	13,796	0.16	68,903,778	0.32
Past due 90 – 119 days	12,762	0.15	67,609,624	0.32
Past due 120 – 149 days	11,251	0.13	65,227,332	0.31
Past due 150 days or more	10,076	0.12	59,297,880	0.28

TOTAL	8,680,448	100.00%	$21,309,300,918	100.00%

(1)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Payment Status

Master Trust Small Business Segment

Payment Status	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Current to 29 days(1)	522,164	99.41%	$1,783,169,265	98.97%
Past due 30 – 59 days	903	0.17	4,738,484	0.26
Past due 60 – 89 days	673	0.13	3,800,344	0.21
Past due 90 – 119 days	588	0.11	3,216,656	0.18
Past due 120 – 149 days	533	0.10	3,747,474	0.21
Past due 150 days or more	418	0.08	2,999,788	0.17

TOTAL	525,279	100.00%	$1,801,672,011	100.00%

(1)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

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Composition by Account Age

Master Trust Consumer Segment

Account Age	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Not More than 6 Months	0	0.00%	$0	0.00%
Over 6 Months to 12 Months	0	0.00	0	0.00
Over 12 Months to 24 Months	0	0.00	0	0.00
Over 24 Months to 36 Months	0	0.00	0	0.00
Over 36 Months to 48 Months	0	0.00	0	0.00
Over 48 Months to 60 Months	0	0.00	0	0.00
Over 60 Months	8,680,448	100.00	21,309,300,918	100.00

TOTAL	8,680,448	100.00%	$21,309,300,918	100.00%

Composition by Account Age

Master Trust Small Business Segment

Account Age	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
Not More than 6 Months	0	0.00%	$0	0.00%
Over 6 Months to 12 Months	0	0.00	0	0.00
Over 12 Months to 24 Months	0	0.00	0	0.00
Over 24 Months to 36 Months	0	0.00	0	0.00
Over 36 Months to 48 Months	0	0.00	0	0.00
Over 48 Months to 60 Months	0	0.00	0	0.00
Over 60 Months	525,279	100.00	1,801,672,011	100.00

TOTAL	525,279	100.00%	$1,801,672,011	100.00%

A-I-14

Composition by Accountholder Billing Address

Master Trust Consumer Segment

State or Territory	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
California	927,830	10.69%	$2,236,623,765	10.50%
Texas	647,992	7.46	1,625,928,232	7.63
Florida	626,927	7.22	1,423,348,471	6.68
New York	591,711	6.82	1,375,320,532	6.45
Pennsylvania	376,918	4.34	905,081,376	4.25
Illinois	347,080	4.00	840,081,902	3.94
New Jersey	309,734	3.57	734,286,980	3.45
Ohio	293,259	3.38	702,842,702	3.30
Virginia	270,053	3.11	696,901,875	3.27
Massachusetts	260,330	3.00	679,067,309	3.19
Others(1)	4,028,614	46.41	10,089,817,775	47.35

TOTAL	8,680,448	100.00%	$21,309,300,918	100.00%

(1)	No other state individually accounts for greater than or equal to 3.00% of the % of Total Number of Accounts in the Master Trust Consumer Segment.

Composition by Accountholder Billing Address

Master Trust Small Business Segment

State or Territory	Number of Accounts	% of Total Number of Accounts	Receivables Outstanding	% of Total Receivables Outstanding
California	60,529	11.52%	$205,315,707	11.40%
Florida	43,419	8.27	131,959,224	7.32
Texas	39,898	7.60	128,973,317	7.16
New York	28,699	5.46	100,167,631	5.56
Pennsylvania	20,975	3.99	77,336,197	4.29
Illinois	19,295	3.67	68,433,884	3.80
New Jersey	16,132	3.07	55,271,738	3.07
Michigan	15,276	2.91	53,467,272	2.97
Ohio	15,164	2.89	50,366,887	2.80
Massachusetts	14,552	2.77	57,831,935	3.21
Others(1)	251,340	47.85	872,548,220	48.43

TOTAL	525,279	100.00%	$1,801,672,011	100.00%

(1)	No other state individually accounts for greater than or equal to 2.77% of the % of Total Number of Accounts in the Master Trust Small Business Segment.

Since the largest number of accountholders (based on billing addresses) whose accounts were included in the master trust as of June 10, 2026 were in California, Texas, Florida, and New York, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Master Trust Portfolio. See “Risk Factors.”

A-I-15

FICO®*. The following two tables summarize the Master Trust Consumer Segment and the Master Trust Small Business Segment by FICO® score. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. The bank obtains, to the extent available, FICO® scores at the origination of each account and each month thereafter. In the following two tables, Receivables Outstanding are determined as of June 10, 2026, and FICO® scores are determined during the month of April 2026. References to “Receivables Outstanding” in the following two tables include both finance charge receivables and principal receivables. Because the future composition of the Master Trust Consumer Segment and the Master Trust Small Business Segment may change over time, these tables are not necessarily indicative of the composition of the Master Trust Consumer Segment and the Master Trust Small Business Segment at any specific time in the future. FICO® scores may change over time, depending on the conduct of the accountholder and changes in credit score technology.

*	FICO® is a federally registered service mark of Fair, Isaac & Company.

Composition by FICO® Score

Master Trust Consumer Segment

FICO® Score(1)	Receivables Outstanding	% of Total Receivables Outstanding
No score	$41,595,881	0.20%
Less than or equal to 600	1,195,773,490	5.61
601-660	1,668,407,808	7.83
661-720	4,967,559,370	23.31
Greater than 720	13,435,964,370	63.05

TOTAL	$21,309,300,918	100.00%

(1)	The FICO® score is the Equifax Enhanced Beacon 5.0 FICO® score.

Composition by FICO® Score

Master Trust Small Business Segment(1)

FICO® Score(2)	Receivables Outstanding	% of Total Receivables Outstanding
No score	$8,362,199	0.46%
Less than or equal to 600	62,380,752	3.46
601-660	97,405,461	5.41
661-720	348,648,531	19.35
Greater than 720	1,284,875,068	71.32

TOTAL	$1,801,672,011	100.00%

(1)

With respect to the receivables in the Master Trust Small Business Segment, although the business owner and the business are jointly and severally liable for account balances, only the FICO® scores of the business owners are reflected in this table.

(2)	The FICO® score is the Equifax Enhanced Beacon 5.0 FICO® score.

Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the bank in its credit scoring system to assess the credit risk associated with each applicant. See “The Bank—The Bank’s Credit Card and Lending Business—Underwriting Procedures.” Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables in the Master Trust Consumer Segment or the Master Trust Small Business Segment. For information regarding the historical performance of the receivables in the Master Trust Segments, see “—Delinquency and Loss Experience,” “—Revenue Experience” and “—Payment Rates” above.

A-I-16

Review of Receivables in Master Trust Portfolio

Under the Securities Act of 1933, as amended, the transferor is required to perform a review of the pool of receivables in the master trust and disclosure relating to those receivables included in this prospectus. The review, which is conducted by the transferor and its affiliates as described below, primarily consists of (i) the review of information relating to the underwriting process for the related accounts, (ii) the periodic review of internal controls over financial reporting, (iii) the review of information regarding the historical performance and current composition of the receivables presented in this prospectus and (iv) the review of qualitative or factual disclosure regarding the receivables presented in this prospectus.

The review has been designed and effected to provide reasonable assurance that the disclosure regarding the receivables included in this prospectus is accurate in all material respects.

Underwriting Process

For a description of the process by which the bank assesses the creditworthiness of prospective and existing customers, see “The Bank—The Bank’s Credit Card and Lending Business—Underwriting Procedures” in this prospectus.

The bank regularly monitors and measures compliance with established credit underwriting and authorization policies, including testing of its automated approval system. These activities are overseen by a credit policy committee (of which the chief credit and financial risk officer of the bank is a member) and its subcommittees. The credit policy committee is responsible for monitoring and oversight of the design and implementation of credit processes and credit risk controls, including in the areas of authorizations, new account approval, credit line management, risk modeling, identification, monitoring and measurement of risk, and escalation of risk issues. Among other functions, the credit policy committee and its subcommittees or delegates review and approve underwriting and customer management policies, monitor adherence to these policies and monitor performance and credit risk processes. The credit policy committee meets at least six times each year or more frequently, as required, and provides quarterly updates to the bank’s Board of Directors.

The credit policy committee has three subcommittees related to credit card receivables—known as divisional credit committees, each of which is aligned with one of the bank’s three credit card divisions (US Card, UK Card and Canada Card). The US Card divisional credit committee is responsible for monitoring and oversight of specific credit granting policies and strategies for the bank’s US credit card portfolio, including the accounts designated to the Master Trust Portfolio. This committee meets at least quarterly to review all major underwriting, credit policy, and procedural decisions made within the bank’s US credit card line of business. This committee or its delegates verify that decisions are being made in accordance with the bank’s credit policy, including any credit decisions that are routed for manual review and approval. This committee also provides updates and recommendations to specified division credit officers and to the credit policy committee.

In addition to oversight by the bank’s credit policy committee, all automated approval systems are reviewed and affirmed on an annual basis by the bank’s model validation process to review and validate the accuracy of the proprietary risk scoring systems used in the underwriting process.

Finally, the transferor relies on the bank’s internal audit and credit review departments, both of which perform periodic, independent reviews and testing of compliance with the bank’s risk management policies and standards, perform assessments of the design and operating effectiveness of these policies and standards, and validate that risk management controls are functioning as designed.

Internal Controls over Financial Reporting

The transferor’s review of the master trust accounts and receivables is supported by the bank’s extensive control processes used in the day-to-day operation of its credit card business. These controls include financial reporting controls, regular audits of key internal and third party business functions, including account origination, servicing and systems processing, and controls to verify compliance with procedures.

The bank has an integrated network of computer applications to verify that information about the master trust accounts and receivables is accurately entered, captured and maintained in its computer systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure the integrity of the bank’s information systems and the accuracy of disclosures in all material respects.

A-I-17

Information Regarding Historical Performance and Current Composition of Trust Assets

The transferor and its affiliates use information generated by the bank’s computer systems to create reports used to populate the tables included in this prospectus. The transferor, with the assistance of a third party, conducts a review of the quantitative data presented in those tables to compare the data presented with the reports generated by the bank’s computer systems and certain recalculations are performed. The transferor determined the nature, extent and timing of the review and the level of assistance provided by the third party. The transferor assumes responsibility for the review and attributes all findings and conclusions of the review to itself.

Review of Qualitative or Factual Disclosure

Disclosure in this prospectus consisting of qualitative or factual information regarding the receivables in the Master Trust Portfolio was reviewed and approved by those officers and employees of the transferor and its affiliates who are knowledgeable about such information.

Conclusion of Review

After undertaking the review described above, the transferor has concluded that it has reasonable assurance that the disclosure regarding the receivables in the Master Trust Portfolio included in this prospectus is accurate in all material respects.

Demands for Repurchases of Pool Receivables

The transaction documents contain covenants requiring the repurchase of receivables from the master trust for the breach of a related representation or warranty as described under “The Master Trust—Representations and Warranties” in this prospectus. None of the receivables securitized by the bank (the sponsor of the master trust and COMET) were the subject of a demand to repurchase or replace for a breach of the representations and warranties during the three-year period ending June 30, 2026. Capital One Funding, as securitizer, discloses all such demands for repurchase in its reports on Form ABS-15G filed with the SEC. Capital One Funding filed its most recent Form ABS-15G with the SEC on February 13, 2026. Capital One Funding’s Central Index Key (CIK) number is 0001162387.

Static Pool Information

Although static pool information (delinquency percentage, gross charge-off percentage, billed finance charge and fee yield percentage, and payment rate percentage) regarding the performance of the receivables in the Master Trust Consumer Segment and the Master Trust Small Business Segment has been included in past prospectuses, such information is not being included in this or other prospectuses relating to the notes at this time because the Master Trust Portfolio is currently a pool comprised entirely of seasoned accounts whose long-term performance attributes have stabilized and, consequently, the segmentation of the portfolio by vintage origination year would no longer provide insights into the portfolio’s performance and risk that are material and that are not otherwise evident from information relating to the pool’s performance that is presented elsewhere in this prospectus, including in this Annex I.

A-I-18

Annex II

Outstanding Series, Classes and Tranches of Notes

The information provided in this Annex II is an integral part of the prospectus and is incorporated by reference into the prospectus.

Card series

Class A	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class A(2021-2)	7/22/21	$1,400,000,000	$1,400,000,000	1.39%	July 2028	July 2030
Class A(2024-1)	9/24/24	$1,000,000,000	$1,000,000,000	3.92%	September 2027	September 2029
Class A(2025-1)	9/16/25	$750,000,000	$750,000,000	3.82%	September 2028	September 2030
Class A(2025-2)	9/16/25	$750,000,000	$750,000,000	4.02%	September 2030	September 2032
Class A(2025-3)	10/31/25	$1,000,000,000	$1,000,000,000	4.65%	October 2035	October 2037
Class A(2026-1)	7/16/26	$2,250,000,000	$2,250,000,000	4.48%	July 2029	July 2031
Class A(2026-2)	7/16/26	$1,600,000,000	$1,600,000,000	5.11%	July 2036	July 2038
Class A(2026-3)(1)	[●]/[●]/26	$500,000,000	$500,000,000	[●]%	September 2029	September 2031
Class A(2026-4)(1)	[●]/[●]/26	$500,000,000	$500,000,000	[●]%	September 2031	September 2033

Total		$9,750,000,000	$9,750,000,000

(1)  Expected issuance.

A-II-1

Card series

Class B	Issuance Date	Nominal Liquidation Amount		Outstanding Dollar Principal Amount		Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

Class B(2009-C)	10/9/09	$	Up to 3,500,000,000(1)	$	Up to 3,500,000,000(1)	Floating Rate	—	October 2029(2)

(1)	Subject to increase.
(2)	Subject to extension.

A-II-2

Card series

Class C	Issuance Date	Nominal Liquidation Amount		Outstanding Dollar Principal Amount		Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

Class C(2009-A)	12/14/09	$	Up to 3,500,000,000(1)	$	Up to 3,500,000,000(1)	Floating Rate	—	October 2029(2)

(1)	Subject to increase.
(2)	Subject to extension.

A-II-3

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$500,000,000 Class A(2026-4) Card series Notes

Capital One, National Association

Sponsor, Servicer and Originator of Assets

Capital One Funding, LLC

Depositor and Transferor

Capital One Multi-asset Execution Trust

Issuing Entity

PROSPECTUS

Underwriters Joint Bookrunners

J.P. Morgan	Morgan Stanley	Scotiabank

Co-Managers

[●]

[●]

[●]

[●]

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the notes will deliver a prospectus. Such delivery obligation may be satisfied by filing the prospectus with the Securities and Exchange Commission.